  Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-267509
PROSPECTUS
WESTROCK COFFEE COMPANY
19,900,000 Shares of Common Stock Issuable Upon Exercise of Warrants
95,937,824 Shares of Common Stock
This prospectus relates to the issuance by us of up to 19,900,000 shares of common stock, par value $0.01 per share (the “Common Shares”), of Westrock Coffee Company, a Delaware corporation (“Westrock”, “us”, “our”, “we”) that are issuable by us upon the exercise of the outstanding warrants (the “Warrants”), which were previously registered, including Warrants that are listed on the Nasdaq Stock Market (such Warrants, the “Public Warrants”).
This prospectus also relates to the potential offer and sale from time to time by the securityholders named in this prospectus or certain transferees (as described in this prospectus) (the “Holders”) of up to 95,937,824 Common Shares, consisting of (i) 20,240,000 Common Shares issued in the PIPE Financing (as defined herein), (ii) up to 7,400,000 Common Shares issuable upon exercise of the Warrants (the “Private Placement Warrants”) held by Riverview Sponsor Partners, LLC (“Riverview Sponsor”), (iii) 40,400,872 Common Shares held by our pre-Business Combination (as defined in this prospectus) equityholders, (iv) 4,309,000 Common Shares held by entities affiliated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing) and (v) up to 23,587,952 Common Shares issuable upon the conversion of the outstanding shares of Series A convertible preferred stock, par value $0.01 per share, of Westrock (the “Series A Preferred Shares”).
This prospectus is not offering any Warrants or Series A Preferred Shares.
The Holders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares. We will receive proceeds from the exercise of the Warrants in cash. The exercise price of our Warrants is $11.50 per Common Share. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Shares. If the trading price for our Common Shares is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, the Warrant holders are more likely to exercise their Warrants the higher the price of our Common Shares is above $11.50 per share. The closing price of our Common Shares on the Nasdaq Stock Market on December 15, 2022 was above the Warrant exercise price of $11.50 per share. The Warrants are exercisable on a cashless basis under certain circumstances specified in the amended and restated warrant agreement for the Warrants. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.
We will generally bear all costs, expenses and fees in connection with the registration of the securities being offered pursuant to this prospectus, including with regard to compliance with state securities or “blue sky” laws. The Holders will bear all commissions and discounts, if any, attributable to their sale of Common Shares. See “Use of Proceeds” and “Plan of Distribution.” The Common Shares and Public Warrants are listed on the Nasdaq Stock Market under the symbols “WEST” and “WESTW,” respectively. On December 15, 2022, the last reported sale price of our Common Shares was $14.12 per share and the last reported sale price of our Public Warrants was $2.43 per warrant. The Common Shares being offered by the Holders were or will be purchased by the Holders at the following prices: (i) $10.00 per share for the 20,240,000 Common Shares issued in the PIPE Financing; (ii) $11.50 per share (i.e., the exercise price of the Warrants) for the 7,400,000 Common Shares issuable upon exercise of the Warrants held by Riverview Sponsor; (iii) effective prices ranging from $1.71 – $10.00 per share for 39,272,593 Common Shares held by our pre-Business Combination equityholders (excluding 1,128,279 of the 40,400,872 Common Shares held by our pre-Business Combination equityholders being offered pursuant to this prospectus, which were obtained from the exercise or vesting of employee equity awards that were granted as compensation for services rendered, rather than purchased by the holders thereof), (iv) an effective average price of $0.004 per share for the 4,309,000 Common Shares held by entities affiliated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing), and (v) $11.50 per share (i.e. the current conversion price for the Series A Preferred Shares) for the 23,587,952 Common Shares issuable upon conversion of the outstanding Series A Preferred Shares held by our pre-Business Combination equityholders. The 23,587,952 Series A Preferred Shares held by our pre-Business Combination equityholders were purchased at effective average prices ranging from $9.21 – $10.88 per share. The sale or the possibility of sale of the Common Shares being offered pursuant to this prospectus may negatively impact the market price of the Common Shares and Public Warrants.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 21, 2022.

i

EXPLANATORY NOTE
On August 26, 2022, we converted from a Delaware limited liability company called “Westrock Coffee Holdings, LLC” to a Delaware corporation called “Westrock Coffee Company” in connection with the closing of our de-SPAC merger transaction with Riverview Acquisition Corp., a special purpose acquisition vehicle and a Delaware corporation. References to “Westrock,” “we,” “us,” “our,” and similar terms, prior to the effective time of the conversion, refer to the Company when it was a Delaware limited liability company called “Westrock Coffee Holdings, LLC” and such references, following the effective time of the conversion, refer to the Company in its current corporate form as a Delaware corporation called “Westrock Coffee Company.”
Prior to the conversion on August 26, 2022, when the Company was a Delaware limited liability company, the Company’s equity interests consisted of common units and two series of common equivalent preferred units. In connection with the conversion of the Company to a corporation, the Company’s outstanding common units and common equivalent preferred units were converted into Common Shares and Series A Preferred Shares, as described in the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information”. The number of outstanding units, weighted average number of outstanding units, loss per common unit, equity-based compensation and other financial amounts previously expressed on the basis on common units have been retroactively restated on the basis of common shares to reflect the conversion of common units to Common Shares.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Holders may, from time to time, sell the Common Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such Holders of the Common Shares offered by them described in this prospectus. This prospectus also relates to the issuance by us of the Common Shares issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Holders have authorized anyone to provide you with any information other than that provided in this prospectus, as well as any information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Holders can provide any assurance as to the reliability of any other information that others may give you. Neither we nor the Holders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

MARKET, INDUSTRY AND OTHER DATA
Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of Westrock’s management’s estimates presented herein are based upon Westrock’s management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. All the industry data, market data and related estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from these industry publications and surveys included in this prospectus is not reliable, we have not independently verified this information and cannot guarantee its accuracy or completeness. In addition, we believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which Westrock operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Westrock does not intend that use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us, by any other companies.

FREQUENTLY USED TERMS
“BBH” means Brown Brothers Harriman & Co.
“BBH Investors” means BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, and any controlled affiliate of BBH that becomes an owner of any Common Shares or the Series A Preferred Shares from another BBH Investor and becomes a party to the Investor Rights Agreement, so long as such person remains a controlled affiliate of BBH.
“Business Combination” means the business combination transaction between Riverview and Westrock pursuant to the Transaction Agreement, whereby, among other things, (i) Westrock converted from a Delaware limited liability company to a Delaware corporation, (ii) Merger Sub I merged with and into Riverview, with Riverview surviving the merger as a direct wholly owned subsidiary of Westrock, (iii) immediately following such merger, Riverview merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of Westrock and (iv) the other transactions contemplated by the Transaction Agreement.
“Credit Agreement” means that certain Credit Agreement, dated as of August 29, 2022, among Westrock Beverage, as the borrower, Westrock, Wells Fargo Bank, N.A., as administrative agent, as collateral agent, and as swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto.
“Credit Facility” means the $350.0 million credit facility under the Credit Agreement, which includes a $175.0 million senior secured first lien term loan facility and a $175.0 million senior secured first lien revolving credit facility.
“Closing” means the closing of the Business Combination, which occurred on August 26, 2022.
“Common Shares” means shares of common stock, par value $0.01 per share, of Westrock.
“Conversion” means the conversion of Westrock from a Delaware limited liability company to a Delaware corporation.
“Converting Company” means Westrock prior to the Conversion, when it was a Delaware limited liability company.
“DGCL” means the General Corporation Law of the State of Delaware.
“Escalation Event” means (i) any event of default for a failure to make payment when due under the principal credit facility of Westrock or (ii) the failure of Westrock to redeem all Series A Preferred Shares that the holders thereof have elected for redemption.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fundamental Change” means the consummation of (i) a sale of all or substantially all of the consolidated assets of Westrock (including by way of any reorganization, merger, consolidation or other similar transaction); (ii) a direct or indirect acquisition of beneficial ownership of more than fifty percent of the voting securities of Westrock by another person or group (other than an equityholder of Westrock immediately prior to the closing of the Business Combination or its affiliates or any “group” arising out of the Investor Rights Agreement) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction); (iii) a consolidation, merger, reorganization or other form of acquisition of or by Westrock or other transaction in which Westrock’s stockholders retain less than fifty percent of the voting securities of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns Westrock either directly or indirectly through one or more subsidiaries) upon consummation of such transaction; or (iv) the obtaining by any person or group (other than an equityholder of Westrock immediately prior to the closing of the Business Combination or its affiliates or any “group” arising out of the Investor Rights Agreement) of the power to elect a majority of the members of Westrock’s board of directors.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated April 4, 2022, by and among Westrock, Westrock Group, The Stephens Group, LLC, Sowell Westrock, L.P., BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC and Riverview Sponsor.
“IRS” means the U.S. Internal Revenue Service.
“Merger Sub I” means Origin Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Westrock. Merger Sub I was merged out of existence in the Business Combination and Merger Sub II is the successor entity to Merger Sub I.
“Merger Sub II” means Origin Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Westrock.
“Nasdaq” means The Nasdaq Stock Market LLC.
“PIPE Financing” means the sale and issuance of Common Shares and/or shares of common stock of Riverview in the PIPE financing that was conducted in connection with the Business Combination, and which resulted in gross proceeds of $230,900,000 to Westrock.
“PIPE Investors” means the investors who entered into the Subscription Agreements in connection with the PIPE Financing.
“Private Placement Warrants” means the 7,400,000 Warrants that are currently not listed for trading on any stock exchange, automated quotation system or other market.
“Public Warrants” means the Warrants which are currently listed for trading on Nasdaq under the symbol “WESTW”.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated April 4, 2022, by and among the Company and the equityholders of the Company party thereto, which includes all pre-Business Combination equityholders of the Company and Riverview Sponsor.
“Riverview” means Riverview Acquisition Corp., a Delaware corporation. Riverview was merged out of existence in the Business Combination and Merger Sub II is the successor entity to Riverview.
“Riverview Sponsor” means Riverview Sponsor Partners, LLC, a limited liability company organized under the state of Delaware.
“S&D” means S&D Coffee, Inc. (d/b/a S&D Coffee & Tea).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Preferred Shares” means the shares of Series A convertible preferred stock, par value $0.01 per share, of Westrock.
“Subscription Agreements” means the subscription agreements entered into by Riverview, Westrock and the PIPE Investors, pursuant to which such the PIPE Investors subscribed for and purchased, and Riverview and Westrock, as applicable, issued and sold to such investors, Common Shares or shares of common stock of Riverview, as applicable.
“SPAC IPO Price” means the price per unit at which Riverview offered its units in its initial public offering to public stockholders, which such price is equal to $10.00 per unit.
“Transaction Agreement” means the Transaction Agreement, dated as of April 4, 2022, by and among Riverview, Westrock, Merger Sub I and Merger Sub II.
“Warrant Agreement” means the Amended and Restated Warrant Agreement, dated August 25, 2022, by and among Westrock, Computershare Inc. and Computershare Trust Company, N.A.

v

“Warrants” means the warrants to purchase Common Shares, governed by the terms of the Warrant Agreement.
“WCC Investors” means Westrock Group, LLC, The Stephens Group, LLC, Sowell Westrock, L.P. and any affiliate of Joe T. Ford, Scott T. Ford, Witt Stephens, Jim Sowell or their respective families that becomes an owner of any Common Shares from another WCC Investor and becomes a party to the Investor Rights Agreement, so long as such person remains an affiliate of Joe T. Ford, Scott T. Ford, Witt Stephens, Jim Sowell or their families.
“Westrock” means Westrock Coffee Company, a Delaware corporation, together with its consolidated subsidiaries, as context requires.
“Westrock Beverage” means Westrock Beverage Solutions, LLC (f/k/a Westrock Coffee Company, LLC), a Delaware limited liability company and wholly owned subsidiary of the Company.
“Westrock Group” means Westrock Group, LLC, an Arkansas limited liability company.
“Wooster Capital” means Wooster Capital LLC, a Texas limited liability company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and statements regarding, but not limited to, our expectations, hopes, beliefs, intention or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
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our limited operating history;

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the fact that we have incurred net losses in the past, may incur net losses in the future, and may not achieve profitability;

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risks associated with operating a coffee trading business and a coffee-exporting business;

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a resurgence of the novel coronavirus, or COVID-19, and emergence of new variants of the virus could materially adversely affect our financial condition and results of operations;

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the volatility and increases in the cost of green coffee, tea and other ingredients and packaging, and our inability to pass these costs on to customers;

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our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain;

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deterioration in general macroeconomic conditions;

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disruption in operations at any of our production and distribution facilities;

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climate change, which may increase commodity costs, damage our facilities and disrupt our production capabilities and supply chain;

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failure to retain key personnel or recruit qualified personnel;

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consolidation among our distributors and customers or the loss of any key customer;

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complex and evolving U.S. and international laws and regulations, and noncompliance therewith subjecting us to criminal or civil liability;

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future acquisitions of businesses, which may divert our management’s attention, prove difficult to effectively integrate and fail to achieve their projected benefits;

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our failure to achieve the anticipated benefits from our acquisitions;

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our inability to effectively manage the growth and increased complexity of our business;

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our inability to maintain or grow market share through continued differentiation of our product and competitive pricing;

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our inability to secure the additional capital needed to operate and grow our business;

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future litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation;

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a material failure, inadequacy or interruption of our information technology systems;

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the unauthorized access, theft, use or destruction of personal, financial or other confidential information relating to our customers, suppliers, employees or business;

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our future level of indebtedness, which may reduce funds available for other business purposes and reduce our operational flexibility;

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the financial covenants in our credit agreement restricting our ability to operate our business;

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our inability to complete the construction of our new facility in Conway, Arkansas in time or incurring additional expenses in the process;

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our corporate structure and organization;

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the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our stock and will be able to exert significant control over matters subject to shareholder approval;

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the possibility that we may be adversely affected by other economic, business and/or competitive factors; and

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other risks and uncertainties, including those described under the heading “Risk Factors.”

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
Overview of the Company
We are a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the U.S., providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world.
Our mission is to build and efficiently operate the preeminent integrated coffee, tea, flavors, extracts, and ingredients solutions provider to the world’s most iconic brands. We do this to provide smallholder farmers and their families in developing countries the ability to advance their quality of life and economic well-being.
For the nine months ended September 30, 2022 and years ended December 31, 2021 and 2020, Westrock had total revenues of $640.1 million, $698.1 million and $550.8 million, respectively, and, for the same periods, net losses of $23.5 million, $21.3 million and $128.9 million, respectively.
On August 26, 2022, Westrock completed its de-SPAC merger transaction with Riverview, pursuant to which Westrock became a public company.
The Common Shares and Public Warrants are listed on the Nasdaq under the symbols “WEST” and “WESTW,” respectively.
Westrock’s principal executive office is located at 100 River Bluff Drive, Suite 210, Little Rock, Arkansas 72202.
Summary Risk Factors
Investments in our Common Shares involve substantial risk. The occurrence of one or more of the events or circumstances described in the section of this prospectus entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:
Risks Related to Our Business and Industry
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We have a limited operating history and we are subject to the risks associated with operating a coffee trading business and a coffee-exporting business.

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We have incurred net losses in the past, may incur net losses in the future, and may not achieve profitability.

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A resurgence of the novel coronavirus, or COVID-19, and emergence of new variants of the virus could materially adversely affect our financial condition and results of operations.

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The cost of green coffee, tea and other ingredients and packaging are subject to volatility and increases and we may be unable to pass these costs on to customers.

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The industry for coffee and liquid extract consumables is highly competitive, resulting in a high degree of competitive pressure on our products. Our inability to maintain or grow market share through continued differentiation of our products and competitive pricing could adversely affect our financial condition, operating results and cash flow.

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Increased competition in coffee or other beverage channels may adversely affect sales of our products. If we do not succeed in differentiating ourselves through our product offerings or if we are not effective in setting proper pricing, then our competitive position may be weakened, we could fail to retain our existing customer base, and our sales and profitability may decline.
•
Our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain, could result in increased costs and adversely affect our business.

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Disruption in operations at any of our production and distribution facilities could affect our ability to manufacture or distribute products and could adversely affect our business and sales.

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We may not be able to complete the construction of our new production facility in Conway, Arkansas in time or at all and may incur additional expenses in the process, which could hamper our ability to satisfy demand and meet revenue targets.

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Exercise of redemption rights by the holders of Series A Preferred Shares may adversely affect the cash that we have available for other purposes and our ability to execute our business strategy.

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Climate change, severe weather patterns and water scarcity could have a material adverse effect on our business and results of operations.

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Supply chain disruptions and cost increases related to inflation are having, and could continue to have, an adverse effect on our business, operating results and financial condition.

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The unauthorized access, theft, use or destruction of personal, financial or other confidential information relating to our customers, suppliers, employees or business could expose us to reputational damage and operational risk, negatively affect our business and expose us to potential liability.

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Our board of directors and management have significant control over our business.

Risks Related to Our Securities
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Sale by the Holders of all or a substantial portion of their securities may negatively impact the market price of our Common Shares and Public Warrants.

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The listing of our securities on Nasdaq did not benefit from the process undertaken in connection with an underwritten initial public offering.

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If our performance does not meet market expectations, the price of our securities may decline.

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We have and will continue to incur increased costs as a result of operating as a public company and our management has and will continue to devote a substantial amount of time to new compliance initiatives.

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Westrock has identified material weaknesses in its internal control over financial reporting, and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of Westrock’s consolidated financial statements or cause Westrock to fail to meet its periodic reporting obligations.

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Westrock is an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make the Common Shares less attractive to investors.

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Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on our business.

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There are provisions in Westrock’s certificate of incorporation and bylaws, the Investor Rights Agreement and of Delaware law that may prevent or delay attempts to acquire a controlling interest in Westrock, which could decrease the trading price of the Common Shares.

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Each of the WCC Investors and the BBH Investors has significant influence over Westrock, including control over decisions that require the approval of stockholders, which could limit your ability to influence the outcome of matters submitted to stockholders for a vote.

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The Series A Preferred Shares give the holders thereof liquidation preferences, voting rights, consent rights over specified non-ordinary course actions, and the ability to convert such shares into Common Shares, potentially causing dilution to existing holders of Common Shares.

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Westrock currently does not expect to pay dividends on the Common Shares.

Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:
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Presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” disclosure in this prospectus;

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Reduced disclosure about our executive compensation arrangements;

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Exemption from the requirements to hold nonbinding advisory votes on executive compensation and golden parachute payments; and

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Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions up until December 31, 2027 (the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.235 billion in annual revenue (as adjusted for inflation pursuant to SEC rules from time to time), we have more than $700 million in market value of our stock held by non-affiliates as of the last business day of our most recently completed second fiscal quarter (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K) or we issue more than $1 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting obligations in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.
Recent Developments
On November 14, 2022, Westrock Beverage acquired one hundred percent (100%) of the equity securities of Richmond, California-based Kohana Coffee, LLC (“Kohana Coffee”), a Texas limited liability company for aggregate consideration of 1,852,608 Common Shares, and approximately $15.5 million in cash, subject to customary adjustments.
Exercise of Warrants
The exercise price of our Warrants is $11.50 per Common Share. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Shares. If the trading price of our Common Shares is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, the Warrant holders are more likely to exercise their Warrants the higher the price of our Common Shares is above $11.50 per share. The closing price of our Common Shares on the Nasdaq on December 15, 2022 was above the $11.50 exercise price of the Warrants. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.

THE OFFERING
Issuer
Westrock Coffee Company, a Delaware corporation
Issuance of Common Shares and Resale of Common Shares
Common Shares Offered by the Company
Up to 19,900,000 Common Shares issuable upon exercise of the Warrants.
Common Shares Offered by the Holders
Up to 95,937,824 Common Shares, consisting of (i) 20,240,000 Common Shares issued in the PIPE Financing, (ii) 7,400,000 Common Shares issuable upon exercise of the Private Placement Warrants, (iii) 40,400,872 Common Shares held by our pre-Business Combination equityholders, (iv) 4,309,000 Common Shares held by entities associated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing), and (iv) up to 23,587,952 Common Shares issuable upon the conversion of the Series A Preferred Shares.
Common Shares Outstanding Prior to Exercise of All Warrants and Conversion of All Series A Preferred
Shares
75,402,805 Common Shares (as of December 12, 2022) (excluding Common Shares underlying restricted stock units, options or other equity units).
Common Shares Outstanding Assuming Exercise of All Warrants and Conversion of All Series A Preferred
Shares
118,876,971 Common Shares (based on the number of Common Shares outstanding as of December 12, 2022) (excluding Common Shares underlying restricted stock units, options or other equity units).
Use of Proceeds
We will receive up to an aggregate of approximately $228.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use any such net proceeds from the exercise of the Warrants for general corporate purposes.
The exercise price of our Warrants is $11.50 per Common Share. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Shares. If the trading price of our Common Shares is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, the Warrant holders are more likely to exercise their Warrants the higher the price of our Common Shares is above $11.50 per share. The closing price of our Common Shares on the Nasdaq on December 15, 2022 was above the $11.50 exercise price of the Warrants. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.
We will not receive any proceeds from the resale of the Common Shares by the Holders. See “Use of Proceeds.”
Market for Common Shares
The Common Shares are currently traded on the Nasdaq Global Market under the symbol “WEST”.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS
Our business involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing elsewhere in this prospectus, as well as the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us with the SEC. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the value of our securities could decline, and you could lose all or part of your investment.
Risks Related to Westrock’s Business
We have incurred net losses in the past, may incur net losses in the future, and may not achieve or maintain profitability in the future.
In the years ended December 31, 2021 and 2020, we incurred net losses of $21.3 million and $128.9 million, respectively. In the nine months ended September 30, 2022, we incurred net losses of $23.5 million. These losses could continue for the next several years as we expand our product offering and continue to scale our commercial operations. Even if we are able to increase sales of our products, there can be no assurance that we will ever be profitable.
We may incur significant net losses for the foreseeable future as we:
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continue to hire additional personnel to improve the operations of our business;

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increase our sales and marketing functions, including expansion of our manufacturing and distribution capabilities;

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hire additional personnel to support compliance requirements in connection with being a public company; and

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expand operations and manufacturing.

If our products do not achieve sufficient market acceptance, our revenue growth rate may be slower than we expect, we may not be able to increase revenue enough to offset the increase in operating expenses resulting from investments, and we will not become profitable. There can be no assurance that we will ever achieve or sustain profitability.
Any failure to retain key personnel or recruit qualified personnel could adversely impact our financial condition, results of operations and cash flow.
Our success depends on the contributions of key personnel and a consistent workforce, including production workers, support staff and executive team members. The competition for talent in the markets in which we compete is extremely high and candidates’ preferences and expectations are evolving. We must continue to recruit, retain, motivate and develop management and other employees sufficiently to maintain our current business and support our projected growth and strategic initiatives. This may require that we adapt to evolving labor conditions and make significant investments in our employees, including through coaching, training or other professional development activities. Activities related to identifying, recruiting, hiring and integrating qualified individuals require significant time and attention. We may also need to invest significant amounts of cash and equity to attract talented new employees, the returns on which we may never fully realize. In this competitive environment, our business could be adversely affected by increased labor costs, including wages and benefits, cost increases triggered by compensation-related regulatory actions concerning wages, worktime scheduling and benefits; increased healthcare and workers’ compensation insurance costs; increased wages and costs of other benefits necessary to attract and retain high quality employees with the appropriate skill sets and increased wages, benefits and costs related to any COVID-19 resurgence. In addition, our wages and benefits programs may be insufficient to attract and retain talented employees.
Our ability to achieve our key strategic objectives may be adversely affected if we are unable to successfully retain our talented employees, which may impact our financial condition and operating results.

For example, our founder, Mr. Scott T. Ford, is an important leader for the business and any loss of service resulting from his absence would disrupt our business and likely adversely impact our operating performance. Further, any unplanned turnover or failure to develop or implement an adequate succession plan for our senior management and other key employees, could deplete our institutional knowledge, erode our competitive advantage, and negatively affect our business, financial condition and operating results. We do not maintain key person life insurance policies on any of our executive officers.
We do not currently have written contracts with certain of our co-manufacturers. The loss of these co-manufacturers or the inability of these co-manufacturers to fulfill our orders would adversely affect our ability to make timely deliveries of our products and could have a material adverse effect on our business.
5.7% of our revenue for the nine months ended September 30, 2022 and 7.8% of our revenue for the year ended December 31, 2021 was derived from products manufactured at manufacturing facilities owned and operated by our co-manufacturers. We do not currently have written manufacturing contracts with co-manufacturers who represented 4.4% of our revenue for the nine months ended September 30, 2022 and 4.3% of our revenue for the year ended December 31, 2021. In the absence of a written contract, any of such co-manufacturers could seek to alter or terminate its relationship with us at any time, leaving us with periods during which we have limited or no ability to manufacture our products. If we need to replace a co-manufacturer, there can be no assurance that additional capacity will be available when required on acceptable terms, or at all.
An interruption in, or the loss of operations at, one or more of our co-manufacturing facilities, which may be caused by work stoppages, disease outbreaks or pandemics, acts of war, terrorism, fire, earthquakes, flooding or other natural disasters at one or more of these facilities, could delay, postpone or reduce production of some of our products, which could have a material adverse effect on our business, results of operations and financial condition until such time as such interruption is resolved or an alternate source of production is secured.
We believe there are a limited number of competent, high-quality co-manufacturers in the industry that meet our strict quality and control standards, and as we seek to obtain additional or alternative co-manufacturing arrangements in the future, there can be no assurance that we would be able to do so on satisfactory terms, in a timely manner, or at all. Therefore, the loss of one or more co-manufacturers, any disruption or delay at a co-manufacturer or any failure to identify and engage co-manufacturers for new products and product extensions could delay, postpone or reduce production of our products, which could have a material adverse effect on our business, results of operations and financial condition.
Further consolidation among our customers or the loss of any key customer could negatively affect our sales, profitability and future growth.
We have a number of large national account customers and the loss of or reduction in sales to one or more of them would likely have a material adverse effect on our operating results. For the nine months ended September 30, 2022 and for the fiscal year ended December 31, 2021, our top five customers accounted for approximately 47% and 35% respectively, of our net sales. To the extent that we do not have written contracts with customers, they can stop purchasing our products at any time without penalty and are free to purchase products from our competitors. There can be no assurance that our customers will continue to purchase our products in the same mix or quantities or on the same terms as they have in the past. Our customers may also take actions that we cannot control or anticipate, such as changing their business strategy or introducing products that may compete with ours.
Additionally, industry consolidation has generally led to our customers becoming larger and more sophisticated buyers of our products, leveraging their buying power and negotiating strength to improve their profitability through more favorable contractual terms. To the extent we provide contractual concessions such as lower prices or more favorable trade terms, our margins would be reduced. Over time, our inability to extend such concessions may negatively impact our sales revenue. Our customers may also face financial difficulties, bankruptcy or other business disruptions that may affect their ability to pay for our products, which could adversely affect our sales and profitability.

If we are unable to anticipate customer preferences and successfully develop new products, or if we fail to effectively manage the introduction of new products, our business will suffer.
Our business depends on our ability to satisfy our customers with our beverage products. In order for us to maintain or improve Westrock’s operating results and grow its revenue, it is important that our customers continue purchasing our products. Our customers generally have no obligation to continue or otherwise extend their purchasing, and there can be no assurance that our customers will continue or otherwise extend their purchasing for similar periods or for the same amount of our products.
The rate at which we retain our customers may decline or fluctuate as a result of a number of factors, including our end-use customers’ changing preferences, the shift among millennial coffee drinkers from hot brew towards cold brew and extracts (or any reversion thereof), satisfaction with our products and their prices, the prices of competing products, mergers and acquisitions affecting our direct customers, the effects of global economic conditions, and reductions in customers’ spending levels. If our customers do not continue purchasing our products, our revenues would decline, and we may not realize improved operating results from our customer base.
Our accounts receivable represents a significant portion of our current assets and a substantial portion of our trade accounts receivables relate principally to a limited number of customers, increasing our exposure to bad debts and counterparty risk, which could potentially have a material adverse result on our results of operations.
A significant portion of our trade accounts receivable are from five customers, which represented approximately 35% of our trade accounts receivable for the year ended December 31, 2021 and 46% of our trade accounts receivable for the nine months ended September 30, 2022. The concentration of our accounts receivable across a limited number of parties subjects us to individual counterparty and credit risk as these parties may breach our agreement, claim that we have breached the agreement, become insolvent and/or declare bankruptcy, thereby delaying or reducing our collection of receivables or rendering collection impossible altogether. Some of these parties use third-party distributors or do business through a network of affiliate entities which can make collection efforts more challenging and, at times collections may be economically unfeasible. Adverse changes in general economic conditions and/or contraction in global credit markets could lead to liquidity problems among our debtors. This could increase our exposure to losses from bad debts and have a materially adverse effect on our business, financial condition and results of operations.
Our estimated addressable market is subject to inherent challenges and uncertainties. If we have overestimated the size of our addressable market, our future growth opportunities may be limited.
Our total addressable market in the United States is calculated based on an estimated percentage of households that purchase coffee products at least once per year, which we generally estimate based on internal and third-party market research, historical surveys and interviews with market participants. As a result, our addressable market is subject to significant uncertainty and is based on assumptions that may not prove to be accurate. Our estimates are based, in part, on third-party reports and are subject to significant assumptions and estimates. These estimates, as well as the estimates relating to the size and expected growth of the markets in which we operate, and our penetration of those markets, may change or prove to be inaccurate. While we believe that the information on which we base our addressable market estimates is generally reliable, such information is inherently imprecise. In addition, our expectations, assumptions and estimates of future opportunities are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described herein. If third-party or internally generated data prove to be inaccurate or we make errors in our assumptions based on that data, our future growth opportunities may be affected. If our addressable market, or the size of any of the various ancillary markets in which we operate, proves to be inaccurate, our future growth opportunities may be limited, and there could be a material adverse effect on our business, financial condition and results of operations.
Our growth depends, in part, on our continued penetration and expansion into additional markets, and we may not be successful in doing so.
We believe that our future growth depends not only on serving existing customers, but also on continuing to get new customers and expanding our distribution base in the United States and internationally. In new geographic markets, we may face challenges that are different from those we currently encounter, including competitive, merchandising, distribution, hiring, legal and regulatory, and other difficulties. Although we continue to evaluate sales and marketing efforts and other strategies to expand our supplier, customer and distribution bases, there is no assurance that we will be successful. If we are not successful, this could have a material adverse effect on our business, financial condition and results of operations.
We are subject to U.S. and international laws and regulations that could adversely affect our business, including anti-corruption laws and trade controls laws, and noncompliance with such laws could subject us to criminal or civil liability.
We are subject to various federal, state, local and foreign laws that affect how we conduct our business, including the manufacturing, safety, sourcing, labeling, storing, transportation, marketing, advertising, distribution and sale of our products, our relations with distributors and retailers, and our employment, environmental, privacy, health and trade practices. These laws and regulations and interpretations thereof are subject to change as a result of political, economic or social events. Any new laws and regulations or changes in existing laws or their interpretations could result in increased compliance costs, capital expenditures, incremental investments and other financial obligations for us and our business partners, which could affect our profitability.
Additionally, our expanding international business will also expose us to additional regulatory regimes, which may be very different from the ones we are used to complying with domestically, and these foreign laws may occasionally conflict with domestic laws. Aside from the regulatory risks of doing business in foreign countries, our business in these countries is also subject to certain U.S. laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act, or “FCPA,” as well as trade control laws such as economic sanctions, customs and import laws, and export control laws and regulations. The FCPA generally prohibits companies from making direct or indirect improper payments to non-U.S. government officials for the purpose of obtaining or retaining business or obtaining an improper business advantage. Both the SEC and U.S. Department of Justice have aggressively enforced the FCPA in recent years. Our operations in foreign countries may place us in contact with persons who may be considered “foreign officials” under the FCPA, resulting in greater risk of potential violations of the FCPA (or other applicable public corruption regimes). We also have activities in jurisdictions that are perceived to present heightened risks of public corruption. The FCPA also requires that we keep accurate books and records and maintain a system of adequate internal controls. In addition to the FCPA’s prohibitions on public corruption, the UK Bribery Act 2010, the Malaysian Anti-Corruption Commission Act 2009, and other anti-corruption laws that could apply to our international activities also prohibit commercial bribery and requesting or accepting bribes. U.S. trade control laws prohibit certain transactions and dealings involving sanctioned countries, governments, persons, without a license or other appropriate authorization. As we increase our international sales and business, our risks of non-compliance with the FCPA and U.S. trade control laws may increase. Although we have implemented policies and procedures designed to ensure that we, our employees and our intermediaries comply with the FCPA, other applicable anti-corruption or anti-bribery laws, and applicable trade control laws, there is no assurance that such policies or procedures will prevent illegal acts by our employees or intermediaries, or protect us against liability under the FCPA, other anti-corruption regimes, or trade sanctions laws.
Our business must also be conducted in compliance with applicable economic and trade sanctions laws and regulations, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant sanctions authorities. Our global operations expose us to the risk of violating, or being accused of violating, economic and trade sanctions laws and regulations. Despite our compliance efforts and activities, we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, financial condition and results of operations.
Changes in international tax treaties or international trade policy, or the imposition of increased or new tariffs, quotas or trade barriers on key commodities, could also adversely affect our business.
Violations of these laws or regulations could have a material adverse effect on us, by imposing substantial financial penalties or significant operational limitations, diverting management’s attention and resources and incurring significant defense costs and other professional fees. Investigations of potential violations of these laws by local, state, federal or foreign authorities could also harm our reputation and have an adverse impact on our business, financial condition and results of operations.
We have in the past and may in the future acquire companies, which can divert our management’s attention and we may also be unable to integrate such businesses or identify and achieve their projected benefits.
Our future success will depend, in part, on our ability to grow in the face of changing customer demands and competition. A core part of our strategy is to grow through acquisitions. We successfully completed the acquisition of S&D in February 2020 and our de-SPAC merger transaction with Riverview in August 2022, and we expect to pursue additional acquisitions. However, we may be unable to identify and consummate additional acquisitions, and we may incur significant transaction costs for acquisitions that we do not complete. Furthermore, the identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not complete acquisitions on favorable terms, if at all. Such acquisitions may disrupt our ongoing business operations, divert management from their primary responsibilities, increase our expenses and subject us to increased regulatory requirements. Risks we face in connection with acquisitions include:
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incurrence of charges or assumption of debt or other liabilities that could result in adverse tax consequences that negatively affect our operating results;

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difficulties or unforeseen expenditures while integrating the business, products, and personnel of the acquired company;

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failure to realize anticipated synergies;

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disruption to our ongoing business through the diversion of resources or increased expenses;

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reduced cash liquidity in the business; and

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the dilution of then-existing stockholder and reduced earnings per share as a result of any issuance of equity securities.

In addition to the above risks, we may not successfully integrate and manage businesses that we acquire or fully achieve anticipated cost savings and synergies from acquisitions in the timeframe we anticipate or at all and projections of the anticipated benefits of any acquisition can be negatively affected by intervening events beyond our control. Projected growth opportunities could also require a greater-than-anticipated amount of trade and promotional spending. There can be no assurance that we will successfully or efficiently integrate any businesses that we may acquire in the future, and the failure to do so could have a material adverse effect on our business, financial condition and operating results.
If we continue to grow rapidly, we may not be able to effectively manage the growth and increased complexity of our business and, as a result, our business, financial condition and operating results could suffer.
Our rapid growth has placed, and may continue to place, significant demands on our organizational, administrative and operational infrastructure, including manufacturing operations, supply chain, quality control, regulatory support, customer service, sales force management and general and financial administration. Further, we have a limited history of operating our legacy business and the acquired S&D business as a combined company. As we continue to grow and potentially acquire other businesses, we will need to continue building our operational, financial and management controls as well as our reporting systems and procedures. Managing our planned growth effectively may require us to:
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enhance our facilities and purchase additional equipment at our facilities;

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upgrade or enhance our information technology systems;

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expand our inventory and packaging throughput; and

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successfully hire, train and motivate additional employees.

If our operations continue to grow rapidly, we may experience challenges in obtaining sufficient raw materials and manufacturing capacity to produce the products we sell, along with delays in production and shipments. We could also be required to continue to expand our sales and marketing, product development, and distribution capabilities or further expand our workforce. Any such expansion could strain our resources, expose us to new legal risks in new jurisdictions, and cause operating difficulties. If we are unable to manage our growth and increased complexity effectively, we may be unable to execute our business plan, which could lead to a material adverse effect on our business, financial condition and operating results.
Fluctuations in our operating results adversely affect our financial condition and cash flow, and may make it difficult to project future results and meet the earnings expectations of securities analysts or investors.
Our rapid growth makes it difficult for us to forecast our future operating results, which have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are beyond our control. In addition to the other risks described herein, such factors include changes in accounting principles, fluctuations in the selling prices of our products, research reports and changes in financial estimates by analysts about us, our competitors or our industry, strategic decisions by us or our competitors, such as acquisitions, capital investments or changes in business strategy, the depth and liquidity of the market for Common Shares, activism by any large stockholder or group of stockholders, speculation by the investment community regarding our business, actual or anticipated growth rates relative to our competitors, terrorist acts, natural disasters, pandemics (including COVID-19), perceptions of the investment opportunity associated with Common Shares relative to other investment alternatives, competition, changes in consumer preferences and market trends (including, for example, an acceleration in any shift from hot coffee to cold brews and extracts), seasonality, our ability to retain and attract customers, our ability to manage inventory and fulfillment operations and maintain gross margin. The effects of any of these and other factors could, either individually or in the aggregate, negatively impact our operating results and cause the market price of Common Shares to decline.
In addition, the stock markets are prone to price and volume volatility that affect the market price of equity securities. Accordingly, we believe that period-to-period comparisons of our operating results are not necessarily meaningful, and such comparisons should not be relied upon as indicators of future performance.
Disruption in operations at any of our production and distribution facilities could affect our ability to manufacture or distribute products and could adversely affect our business and sales.
Our sales and distribution network requires a large investment to maintain and operate, and we rely on a limited number of production and distribution facilities. Our production capacity is currently concentrated in our Concord, North Carolina and North Little Rock, Arkansas facilities, and will soon be supplemented by our new production facility in Johor Bahru, Malaysia and our planned production expansion at our new Conway, Arkansas facility. If we were to experience a prolonged disruption in the operation of these facilities due to damage from fire, natural disaster, power loss, labor shortages, or a failure of production equipment or information technology systems supporting our production processes, we may not have sufficient capacity at our other facilities to meet our customers’ demands. If demand increases more than we forecast, we will need to either expand our capabilities internally or acquire additional capacity. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more than existing facilities or may take a significant time to start production, which would have an adverse impact on our financial condition, results of operations and cash flows.
We also rely on the timely and free flow of goods through open and operational ports from our suppliers and manufacturers. Labor disputes or disruptions at ports, our common carriers, or our suppliers or manufacturers could create significant risks for our business, particularly if these disputes result in work slowdowns, lockouts, strikes, or other disruptions during periods of significant importing or manufacturing, potentially resulting in delayed or canceled orders by customers, unanticipated inventory accumulation or shortages, and harm to our business, results of operations, and financial condition. In addition, we rely upon independent freight carriers for product shipments from our distribution centers to our customers. We may not be able to obtain sufficient freight capacity on a timely basis or at favorable shipping rates and, therefore, may not be able to receive products from suppliers or deliver products to customers in a timely and cost-effective manner.

In addition, we use a significant amount of electricity, gasoline, diesel and oil, natural gas and other energy sources to operate our production and distribution facilities. An increase in the price, disruption of supply or shortage of fuel and other energy sources that may be caused by increased demand or by events such as climate change, natural disasters, power outages, cyberattacks or the like, could lead to higher electricity, transportation and other commodity costs, which could negatively impact our profitability, financial condition or results of operations.
We may not complete the construction of our new production facility in Conway, Arkansas in time or at all and may incur additional expenses in the process, which could hamper our ability to satisfy demand and meet revenue targets.
In 2021, we purchased a 524,000 square foot manufacturing facility in Conway, Arkansas with the intent to build out the capacity and capabilities needed to meet our customer demand. The facility is currently in the engineering and design phase, and we are in active discussions with prospective customers related to price, terms, volume and commitments. If the completion of this facility is delayed or otherwise not completed, or if we incur additional expenses in the process of opening this facility, it might hamper our ability to satisfy customer demand and meet revenue targets, which could cause our profitability to suffer.
Future litigation or disputes could lead us to incur significant liabilities or harm our reputation.
We have in the past and/or may in the future become subject to legal proceedings, disputes, claims, investigations, regulatory proceedings, or similar actions that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial matters, or employment claims brought by our employees. Further, state or federal regulators could make inquiries and/or conduct investigations with respect to one or more of our products.
We may become a defendant in class action litigation, including litigation regarding employment practices, product labeling, public statements and disclosures under securities laws, antitrust, advertising, consumer protection and wage and hour laws. Plaintiffs in class action litigation may seek to recover amounts that are large and may be indeterminable for some period of time. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. We will establish a reserve as appropriate based upon assessments and estimates in accordance with our accounting policies. We will base our assessments, estimates and disclosures on the information available to us at the time and rely on legal and management judgment. Actual outcomes or losses may differ materially from assessments and estimates.
Even if any such litigation or claims lack merit, the process of defending against these claims may result in substantial costs to the business and divert management’s attention and resources, which can harm our business, operating results and financial condition. Any adverse publicity resulting from allegations made in litigation claims or legal proceedings may also adversely affect our reputation, which in turn could adversely affect our operating results.
Our failure to comply with applicable transfer pricing and similar regulations may harm our business and financial results.
In many countries, including the United States, we are subject to transfer pricing and other tax regulations designed to ensure that appropriate levels of income are reported as earned and are taxed accordingly. Although we believe that we are in substantial compliance with all applicable regulations and restrictions, we are subject to the risk that governmental authorities could audit our transfer pricing and related practices and assert that additional taxes are owed. In the event that the audits or assessments are concluded adversely to our positions, we may be required to pay additional taxes, interest, and penalties and we may or may not be able to offset or mitigate the consolidated effect of foreign income tax assessments through the use of U.S. foreign tax credits. As a result, our operations may be negatively impacted, our effective tax rate may increase, and our cash flows may be materially adversely affected. Because the laws and regulations governing U.S. foreign tax credits are complex and subject to periodic legislative amendment, we cannot be sure that we will in fact be able to take advantage of any foreign tax credits in the future. We may not always be in compliance with all applicable tax laws, including transfer pricing laws, despite our efforts to be aware of and to comply with such laws. In such case, we may need to adjust our operating procedures and, as a result, our financial condition, results of operations, and cash flows could be materially adversely affected.
We are increasingly dependent on information technology and our ability to process data in order to operate and sell our products, and if we are unable to protect against software and hardware vulnerabilities, service interruptions, data corruption, cyber-based attacks, ransomware or security breaches, or if we fail to comply with our commitments and assurances regarding the privacy and security of such data, our operations could be disrupted, our ability to provide our products could be interrupted, our reputation may be harmed and we may be exposed to liability and loss of customers and business.
We rely on information technology networks and systems and data processing (some of which are managed by third-party service providers) to market, sell and deliver our products, to collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of and share personal information, confidential or proprietary information, financial information and other information, to manage a variety of business processes and activities, for financial reporting purposes, to operate our business, to process and fulfill orders, for legal and marketing purposes and to comply with regulatory, legal and tax requirements. These information technology networks and systems may be vulnerable to data security and privacy threats, cyber and otherwise. Moreover, the risk of unauthorized circumvention of our security measures or those of third parties on whom we rely has been heightened by advances in computer and software capabilities and the increasing sophistication of hackers who employ complex techniques, including, without limitation, “phishing” or social engineering incidents, ransomware, extortion, account takeover attacks, denial or degradation of service attacks and malware. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. We have technology security initiatives and disaster recovery plans in place to mitigate our risk to these vulnerabilities, but these measures may not be adequately designed or implemented to ensure that our operations are not disrupted or that data security breaches do not occur. If our information technology networks and systems or data processing suffer damage, security breaches, vulnerabilities, disruption or shutdown, and we do not effectively resolve the issues in a timely manner, they could cause a material adverse impact to our business, reputation and financial condition.
Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks, which may remain undetected until after they occur. Despite our efforts to protect our information technology networks, systems and information, we may not be able to anticipate or to implement effective preventive and remedial measures against all data security and privacy threats. Our security measures may not be adequate to prevent or detect service interruption, system failure data loss or theft, or other material adverse consequences. No security solution, strategy or measures can address all possible security threats. Our applications, systems, networks, software and physical facilities could have material vulnerabilities, be breached or personal or confidential information could be otherwise compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our personnel or our customers to disclose information or user names and/or passwords, or otherwise compromise the security of our applications, systems, networks, software and/or physical facilities. We cannot be certain that we will be able to address any such vulnerabilities, in whole or part, and there may be delays in developing and deploying patches and other remedial measures to adequately address vulnerabilities, and taking such remedial steps could adversely impact or disrupt our operations. We expect similar issues to arise in the future as our products are more widely adopted, we continue to expand the features of existing products and introduce new products and we process, store, and transmit increasingly large amounts of personal and/or sensitive data.
An actual or perceived breach of our security systems or those of our third-party service providers may require notification under applicable data privacy regulations or for customer relations or publicity purposes, which could result in reputational harm, costly litigation (including class action litigation), material contract breaches, liability, settlement costs, loss of sales, regulatory scrutiny, actions or investigations, loss of confidence in our business, diversion of management’s time and attention, and significant fines, penalties, assessments, fees and expenses.
The costs to respond to a security breach and/or to mitigate any security vulnerabilities that may be identified could be significant, and our efforts to address these problems may not be successful. These costs include, but are not limited to, retaining the services of cybersecurity providers; compliance costs arising out of existing and future cybersecurity, data protection and privacy laws and regulations; and costs related to maintaining redundant networks, data backups and other damage-mitigation measures. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. Additionally, most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach.
We may not have adequate insurance coverage for handling security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney’s fees and other impacts that arise out of incidents or breaches. The successful assertion of one or more large security incident or breach-related claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could harm our business. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. Moreover, our privacy risks are likely to increase as we continue to expand, grow our customer base, and process, store, and transmit increasingly large amounts of personal and/or sensitive data. In addition, our cybersecurity risk could be increased as a result of the ongoing military conflict between Russia and Ukraine and the related sanctions imposed against Russia. We utilize a third-party monitoring service that constantly surveils for developing threats as part of our normal security programs, including with respect to any new cybersecurity threats that may be presented by the unfolding conflict between Russia and Ukraine.
The unauthorized access, theft, use or destruction of personal, financial or other confidential information relating to our customers, suppliers, employees or business could expose us to reputational damage and operational risk, negatively affect our business and expose us to potential liability.
The protection of our customer, supplier, employee, and business data and confidential information is critical. We are subject to new and changing privacy and information security laws and standards that may require significant investments in technology and new operational processes. The use of electronic payment methods and collection of other personal information exposes us to increased risk of privacy and/or security breaches. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmitting, and storing personal information from individuals, including our customers, suppliers and employees, and our security measures may not effectively prohibit others from obtaining improper access to such information. We also rely on third-party, cloud-based technologies, which results in third-party access and storage of business data and confidential information. Employees or third parties with whom we do business or to whom we outsource certain information technology or administrative services may attempt to circumvent security measures in order to misappropriate such information, and may purposefully or inadvertently cause a breach involving such information. If we experience a data security breach of any kind or fail to respond appropriately to such incidents, we may experience a loss of or damage to critical data, suffer financial or reputational damage or penalties, or face exposure to negative publicity, government investigations and proceedings, private consumer or securities litigation, liability or costly response measures. In addition, our reputation within the business community and with our customers and suppliers may be affected, which could result in our customers and suppliers ceasing to do business with us, which could adversely affect our business and results of operations.
We may become subject to intellectual property disputes or be forced to defend our intellectual property rights, which can be costly and may subject us to significant liability and increase our costs of doing business.
Third parties may be able to successfully challenge, oppose, invalidate, render unenforceable, dilute, misappropriate or circumvent our trade secrets, trademarks, copyrights and other intellectual property rights. Our success depends, in part, on our ability to develop and commercialize our products and services without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products or services are infringing, misappropriating or otherwise violating third-party intellectual property rights, and such third parties may bring claims alleging such infringement, misappropriation or violation.
Actions we may take to enforce or defend our intellectual property rights may be expensive and divert management’s attention away from the ordinary operation of our business, and our inability to secure and protect our intellectual property rights could materially and adversely affect our brand and business, operating results, financial condition and prospects. Furthermore, such actions, even if successful, may not result in an adequate remedy or protection. In addition, many companies have the capability to dedicate greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. If a third party is able to obtain an injunction preventing us from selling allegedly infringing products or services, or if we cannot license or develop alternative technology for any infringing aspect of our business, we would be forced to limit or stop sales of our products or services or cease business activities related to such intellectual property.
We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Such claims could subject us to significant liability for damages and could result in our having to stop selling a product or service found to be in violation of a third party’s rights. Further, we might be required to seek a license for third-party intellectual property, which may not be available on reasonable royalty or other terms. Alternatively, we could be required to develop an alternative non-infringing product or service, which could require significant effort and expense. If we cannot license or develop an acceptable alternative for any infringing aspect of our business, we would be forced to limit our products or services, which could affect our ability to compete effectively. Any of these results would harm our business, operating results, financial condition and prospects.
Our future levels of indebtedness could materially and adversely affect our financial position, including reducing funds available for other business purposes and reducing our operational flexibility.
As of September 30, 2022, we had outstanding total indebtedness of $238.5 million, including $175.0 million of funded term loans under the Credit Facility.
Any subsequent additions to our indebtedness could impact our financial flexibility due to increased cash flows required to make required interest and principal payments. Greater demands on our funds may limit our ability to invest in our growth, including inhibiting our ability to meet working capital requirements, make capital expenditures or fund acquisitions. Increased indebtedness may also limit our ability to adjust to rapidly changing market conditions, making us more vulnerable to general adverse industry and economic conditions, which could create a competitive disadvantage relative to our competitors.
In addition, the Credit Facility bears interest at a variable rate, making us vulnerable to increases in the market rate of interest. If the market rate of interest increases substantially, we will have to pay additional interest on this indebtedness, which would reduce cash available for our other business needs.
Failure to make payments or comply with covenants under our applicable debt instruments could result in an event of default. If an event of default occurs and the lender accelerates the amounts due, we may need to seek additional financing, which may not be available on acceptable terms, in a timely manner or at all. In such event, we may not be able to make accelerated payments, and the lender could seek to enforce security interests in the collateral securing such indebtedness, which includes substantially all of our assets.
For additional information about the Credit Facility, see the section titled “Description of Certain Indebtedness”.
The Credit Facility contains covenants that may restrict our ability to operate our business.
The Credit Facility contains various affirmative and negative covenants that may, subject to specified significant exceptions, restrict our ability, including specified material subsidiaries, to incur debt and our ability, including specified material subsidiaries, to, among other things, have liens on our property, merge or consolidate with any other person or sell or convey assets above a specified minimum threshold to any one person, and engage in sale-and-leaseback transactions depending on the characterization of the proceeds. Our ability, including specified material subsidiaries, to comply with these provisions may be affected by events beyond our control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations.
For additional information about the Credit Facility, see the section titled “Description of Certain Indebtedness”.
If the financial institutions that are lenders under the Credit Facility fail to extend credit under the facility, our liquidity and results of operations may be adversely affected.
Each financial institution that is or becomes a lender under the Credit Facility will be responsible on a several but not joint basis for providing a portion of the loans to be made under the facility. If any participant or group of participants with a significant portion of the commitments under the Credit Facility fails to satisfy its or their respective obligations to extend credit under the facility and we are unable to find a replacement for such participant or participants on a timely basis (if at all), our liquidity may be adversely affected.
For additional information about the Credit Facility, see the section titled “Description of Certain Indebtedness”.
Operating and growing our business may require additional capital, and if capital is not available to us, our business, operating results, financial condition and prospects may suffer.
Operating and growing our business is expected to require further investments in our capabilities and operations. We may be presented with opportunities that we want to pursue, and unforeseen challenges may present themselves, any of which could cause us to require additional capital. If our cash needs exceed our expectations or we experience rapid growth, we could experience strain in our cash flow, which could adversely affect our operations in the event we are unable to obtain other sources of liquidity. If we seek to raise funds through equity or debt financing, those funds may prove to be unavailable, may only be available on terms that are not acceptable to us or may result in significant dilution to you or higher levels of leverage. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives, to grow both organically and through acquisitions, and to respond to business opportunities, challenges or unforeseen circumstances, could be significantly limited, and our business, operating results, financial condition and prospects could be materially and adversely affected.
Exercise of redemption rights by the holders of Series A Preferred Shares may adversely affect the cash that we have available for other purposes and our ability to execute our business strategy.
After February 26, 2028 (i.e. the five-and-half year anniversary of the Closing), any holder of Series A Preferred Shares may require Westrock to redeem all or any whole number of such holder’s Series A Preferred Shares in cash, subject to applicable law and the terms of any credit agreement or similar arrangement pursuant to which a third-party lender provides debt financing to Westrock or its subsidiaries, at a redemption price per share equal to the greater of (a) the liquidation preference and (b) the product of (i) the number of Common Shares that would have been obtained from converting one Series A Preferred Share on the redemption notice date and (ii) the simple average of the daily volume-weighted average price per Common Share for the ten (10) trading days ending on and including the trading day immediately preceding the redemption notice date. Assuming that the liquidation preference of the Series A Preferred Shares remains $11.50 per share and all 23,587,952 Series A Preferred Shares remain outstanding after February 26, 2028, we estimate an aggregate redemption payment of at least approximately $271.3 million. If Westrock was required by the holders to redeem a significant number of Series A Preferred Shares, Westrock may not have enough cash available (including through draws on its credit facility) for other purposes such as paying dividends on the Common Shares, repurchases of Common Shares, financing acquisitions or other expansions, paying employee incentives and executing its business strategy. An outflow of a significant amount of cash from Westrock as a result of redemptions of the Series A Preferred Shares may cause a deterioration in the financial condition of Westrock and our ability to pay our other obligations and/or execute our business strategy. The impact of such redemptions on Westrock will depend, among other things, on the financial condition of Westrock at the time of such redemptions, including the amount of available cash on hand and ability to draw on Westrock’s credit facilities or obtain other sources of financing, the business strategies and objectives of Westrock at that time and the magnitude of such redemptions. Additionally, we may reserve cash, refrain from pursuing other business objectives and/or direct cash away from other business objectives to ensure that we have sufficient available cash to satisfy holder redemptions and this may adversely affect our business, financial condition and ability to execute our business strategy.
A change in the assumptions used to value our goodwill or other intangible assets, or the impairment of our goodwill or intangible assets, could negatively impact our financial condition and operating results.
Goodwill represents the excess of cost over fair value of net assets acquired in a business combination. Impairment may result from significant changes in the manner of use of the acquired assets, negative industry, or economic trends, and/or any changes in key assumptions regarding our fair value. During 2020, the COVID-19 pandemic, and resulting measures instituted by governments and businesses to mitigate the spread of the COVID-19 virus, had an adverse impact on our business, which resulted in a goodwill impairment charge of $76.9 million. At September 30, 2022, we had $97.1 million of goodwill on our condensed consolidated balance sheet. Any further deterioration in our business related to the COVID-19 pandemic, rising costs due to persistent inflationary impacts, continued increases in interest rates, or other market, industry, or operational trends, could result in further impairment of our goodwill, which would negatively impact our financial conditions and results of operations.
Our insurance and reserves may be insufficient to cover future claims and liabilities.
The premiums associated with our insurance continue to increase. General liability, fire, workers’ compensation, directors’ and officers’ liability, life, employee medical, dental and vision, and automobile risks present a large potential liability. While we accrue for this liability based on historical claims experience, future claims may exceed claims we have incurred in the past. Should a different number of claims occur compared to what was estimated or the cost of the claims increase beyond what was anticipated, reserves recorded may not be sufficient, and the accruals may need to be adjusted accordingly in future periods. A successful claim against us that is not covered by insurance or is in excess of our reserves or available insurance limits could negatively affect our business, financial condition and results of operations.
We maintain finished goods product coverage in amounts we believe to be adequate. However, we cannot assure you that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. Moreover, claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. A product liability judgment against us or a product recall or the damage to our reputation resulting therefrom could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.
Exposure to additional income tax liabilities could negatively affect our future profitability.
We are subject to income taxes in the United States and in various jurisdictions outside the United States. Our effective tax rate and profitability could be subject to volatility or adversely affected by a number of factors, including:
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changes in applicable tax laws and regulations, or their interpretation and application, including the possibility of retroactive effect;

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changes in accounting and tax standards or practice;

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changes in the mix of earnings and losses in various jurisdictions with differing tax rates;

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changes in the valuation of deferred tax assets and liabilities; and

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our operating results before taxes.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state and local and non-U.S. taxing authorities. Outcomes from these audits could have a material and adverse effect on our operating results, financial condition and prospects.

Changes in tax laws may adversely affect us, and the IRS, other tax authorities, or a court may disagree with our tax positions, which may result in adverse effects on our financial condition or the value of our Common Shares.
Our tax position could be impacted by changes in U.S. federal, state and local and non-U.S. tax laws and changes in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions. Any of the foregoing changes may have a material adverse impact on our results of operations, cash flows, and financial condition.
For example, the Tax Cuts and Jobs Act (“TCJA”), enacted on December 22, 2017, significantly affected U.S. tax law, including by changing how the U.S. imposes tax on certain types of income of corporations and by reducing the U.S. federal corporate income tax rate to 21%. It also imposed new limitations on a number of tax benefits, including deductions for business interest, use of net operating loss carryforwards, taxation of foreign income, and the foreign tax credit, among others. The CARES Act, enacted on March 27, 2020, in response to the COVID-19 pandemic, further amended the Internal Revenue Code of 1986, as amended (the “Code”), including in respect of certain changes that were made by the TCJA, generally on a temporary basis. The Inflation Reduction Act of 2022, enacted on August 16, 2022, further modified the Code, including by imposing a new alternative minimum tax determined by reference to certain financial statements of a corporation.
There can be no assurance that future tax law changes will not increase the rate of the corporate income tax significantly, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance. The likelihood of such changes being enacted or implemented is unclear. Any of these developments or changes in federal, state and local and non-U.S. tax laws could adversely affect our effective tax rate and our operating results. In addition, the administrative interpretations, decisions, policies and positions of the IRS and various other taxing authorities may be subject to significant change. For example, regulatory guidance under the TCJA, the CARES Act and the Inflation Reduction Act is and continues to be forthcoming, and such guidance could ultimately increase or lessen impact of these laws on our business and financial condition. In the absence of such guidance, we will take positions with respect to a number of unsettled issues. There is no assurance that the IRS, any other tax authorities, or a court will agree with the positions taken by us, in which case tax penalties and interest may be imposed that could adversely affect our business, cash flows or financial performance.
As a holding company, we depend on distributions from our operating subsidiaries to meet our obligations.
We are a holding company with no material assets other than our ownership of equity interests in our operating subsidiaries. Our ability to pay dividends and to pay taxes and cover other expenses will depend on the financial results and cash flows of the operating subsidiaries. We intend to cause our operating subsidiaries to make distributions to us in amounts sufficient to meet our obligations. Certain laws and regulations, however, may result in restrictions on our operating subsidiaries’ ability to make distributions to us. To the extent that we need funds and the operating subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any of its financing arrangements, we may not be able to obtain such funds on terms acceptable to us or at all and as a result could suffer an adverse effect on our liquidity and financial condition.
Westrock has identified material weaknesses in its internal control over financial reporting, which may result in material misstatements of Westrock’s consolidated financial statements or cause Westrock to fail to meet its periodic reporting obligations.
Westrock has identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.
Westrock did not design and maintain effective controls in response to the risks of material misstatement as changes to existing controls or the implementation of new controls were not sufficient to respond to changes to the risks of material misstatement to financial reporting. This material weakness in risk assessment contributed to the following material weaknesses:
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Westrock did not design and maintain effective controls to address the identification of and accounting for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP to such transactions. Specifically, Westrock did not design and maintain effective controls to timely identify and account for issuances of redeemable common equivalent preferred units, the S&D acquisition transaction, a disposal transaction, and arrangements with forward repurchase obligations which resulted in material audit adjustments to shareholders’ deficit; intangible assets, net; goodwill; acquisition, restructuring and integration expense; and impairment charges; within the consolidated financial statements as of and for the year ended December 31, 2020 and in immaterial misstatements to revenue; costs of sales; interest expense; inventory; accrued expenses and other current liabilities; and the cash flow presentation between operating and financing activities within the consolidated financial statements as of and for the years ended December 31, 2021 and 2020.

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Westrock did not design and maintain effective controls over the period-end financial reporting process to achieve complete and accurate financial accounting, reporting and disclosures, including the presentation and classification of various accounts in the financial statements, which resulted in immaterial adjustments to product revenues; product costs of sales; selling, general and administrative expense; loss on disposal of property, plant and equipment; other (income) expense, net; accounts receivable, net, inventories; derivative assets, net; prepaid expenses and other current assets; property, plant, and equipment, net; goodwill; intangible assets, net; other long-term assets; accounts payable; accrued expenses and other current liabilities and the cash flow presentation of debt payments and proceeds within financing activities within the consolidated financial statements as of and for the year ended December 31, 2020.

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Westrock did not design and maintain effective controls related to ensuring appropriate segregation of duties as it relates to the preparation and review of journal entries and account reconciliations, which did not result in adjustments to the consolidated financial statements.

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Westrock did not design and maintain effective controls over certain information technology (“IT”) or general computer controls for information systems that are relevant to the preparation of the consolidated financial statements. Specifically, Westrock did not design and maintain: (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and adequate restricted user and privileged access to financial applications, data and programs to the appropriate personnel; (iii) computer operations controls to ensure that data backups are authorized and monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. These IT deficiencies did not result in adjustments to the consolidated financial statements. However, the deficiencies, when aggregated, could impact Westrock’s ability to maintain effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Accordingly, it was determined these deficiencies in the aggregate constitute a material weakness.

Additionally, each of these material weaknesses could result in a misstatement of substantially all of Westrock’s accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
Westrock has taken and is taking certain measures to remediate the material weaknesses described above, including the following:
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Hiring additional accounting and IT personnel, including a new chief accounting officer hired in May 2021 and a new technical accounting resource hired in April 2022, with the appropriate level of knowledge, training, and experience to improve our internal control over financial reporting and IT capabilities.

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Developing and formalizing a risk assessment process across the organization to identify risks and design new controls or enhance existing controls responsive to such risks to ensure timely and accurate financial reporting.

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Formally assessing non-routine, unusual and complex accounting transactions, as well as other technical accounting and financial reporting matters including controls over the preparation and review of accounting memoranda addressing these matters. During the quarter ended June 30, 2022, we implemented controls to identify non-routine, unusual and complex accounting transactions and require that the accounting implications of such transactions are formally assessed, documented and reviewed by a relevant senior member of our accounting team in a timely manner. In addition, we have engaged third party subject matter experts to advise us with respect to certain complex non-routine transactions in addition to management’s review of such transactions, where appropriate.

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Engaged a third party to assist in designing and implementing controls related to period-end financial reporting, segregation of duties and IT general controls.

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Designing and implementing controls to formalize roles and review responsibilities to align with Westrock’s team’s skills and experience and designing and implementing controls over segregation of duties.

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Designing and implementing formal accounting procedures and controls supporting Westrock’s period-end financial reporting process, including controls over the preparation and review of account reconciliations and journal entries.

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Enhancing policies and procedures related to the management and approval of (i) changes in our IT environment, including procedures to review changes in IT data and the configuration of systems, (ii) system implementations and projects to ensure adequate governance, development, change management, and implementation controls, (iii) security access, including policies and procedures to set up or remove users to our IT systems, (iv) periodic security access reviews of our key financial systems’ users to ensure the appropriateness of their roles and security access levels, and (v) review of service organization reports and related end-user control considerations.

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Designing and implementing IT general controls, including controls over change management, the review and update of user access rights and privileges, controls over batch jobs and data backups, and program development approvals and testing.

Notwithstanding these measures or efforts, there is no assurance that any remediation efforts will ultimately have the intended effects. Additionally, these remediation measures will be time consuming, will result in Westrock incurring significant costs, and will place significant demands on our financial and operational resources.
Westrock may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of Westrock’s consolidated financial statements. As a result, investors may lose confidence in the accuracy of our financial reports, which would harm our business and the trading price of our common stock.
To comply with the requirements of being a public company, Westrock has undertaken various actions, and will take additional actions, such as remediating the material weaknesses described above, implementing additional internal controls and procedures and hiring internal audit staff or consultants. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating internal controls over financial reporting, Westrock may identify additional material weaknesses that it may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If Westrock identifies any additional material weaknesses in its internal control over financial reporting or is unable to remediate the material weakness described above or comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or if Westrock’s independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting once it is no longer an emerging growth company, or if Westrock is unable to conclude in our quarterly and annual reports that our disclosure controls and procedures are effective, investors may lose confidence in the accuracy and completeness of Westrock’s financial reports and the market price of our common stock could be negatively affected, and Westrock could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources. In addition, if Westrock fails to remediate any material weakness, including the material weakness described above, our financial statements could be inaccurate and Westrock could face restricted access to capital markets.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Westrock’s business, investments and results of operations.
Westrock is subject to laws and regulations enacted by national, regional and local governments. In particular, it is required to comply with SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Westrock’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Westrock’s business and results of operations.
The accuracy of Westrock’s financial statements and related disclosures could be adversely affected if the judgments, assumptions or estimates used in Westrock’s critical accounting policies are inaccurate.
The preparation of financial statements and related disclosure in conformity with GAAP requires us to make judgments, assumptions and estimates that affect the amounts reported in Westrock’s consolidated financial statements and related notes. Westrock’s critical accounting policies, which are included in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, describe those significant accounting policies and methods used in the preparation of Westrock’s consolidated financial statements that Westrock considers “critical” because they require judgments, assumptions and estimates that materially affect Westrock’s consolidated financial statements and related disclosures. As a result, if future events differ significantly from the judgments, assumptions and estimates in Westrock’s critical accounting policies, those events or assumptions could have a material impact on Westrock’s consolidated financial statements and related disclosures.
In addition, changes in accounting interpretations or assumptions could impact Westrock’s financial statements and Westrock’s ability to timely prepare Westrock’s financial statements. Westrock’s inability to timely prepare Westrock’s financial statements in the future could materially and adversely affect Westrock’s share price.
Westrock is an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make the Common Shares less attractive to investors.
Westrock is an “emerging growth company,” as defined in the JOBS Act. Westrock could continue to be considered an emerging growth company for up to five years, although Westrock would lose that status sooner if Westrock’s gross revenues exceed $1.235 billion, if it issues more than $1 billion in nonconvertible debt in a three-year period, or if the fair value of Common Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter (and Westrock has been a public company for at least 12 months and has filed one annual report on Form 10-K). For as long as Westrock continues to be an emerging growth company, Westrock may take advantage of exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including reduced disclosure obligations regarding executive compensation in Westrock’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. It is unclear whether investors will find Common Shares less attractive because Westrock may rely on these exemptions. If some investors find Common Shares less attractive as a result, there may be a less active trading market for Common Shares, and Westrock’s stock price may be more volatile.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Westrock has elected to avail itself of this exemption from new or revised accounting standards and, therefore, while Westrock is an emerging growth company, Westrock will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result, Westrock’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates, and Westrock will incur additional costs in connection with complying with the accounting standards applicable to public companies at such time or times as they become applicable to Westrock.
Any proceeds that we may receive from the exercise of the Warrants is highly dependent on the price of our Common Shares.
As of December 12, 2022, we had 19,886,194 outstanding Warrants, which expire on the earliest to occur of August 26, 2027 (i.e. the five year anniversary of the Closing), redemption or liquidation. The exercise of Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Shares and the spread between the exercise price of the Warrant and the price of our Common Shares at the time of exercise. For example, to the extent that the price of our Common Shares exceeds $11.50 per share, it is more likely that holders of our Warrants will exercise their Warrants. If the price of our Common Shares less than $11.50 per share, it is unlikely that such holders will exercise their Warrants. As of December 15, 2022, the closing price of our Common Shares was $14.12 per share, which is greater than the Warrant exercise price of $11.50. Even if our Warrants are in the money, there can be no assurance that Warrant holders will exercise their Warrants prior to their expiration. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.
Our Public Warrants under certain conditions, as described in the Warrant Agreement, are redeemable by the Company at a price of $0.01 per warrant or exercised on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by Riverview Sponsor or its permitted transferees (except as otherwise set forth herein). As such, it is possible that we may never generate any or only very limited cash proceeds from the exercise of our Warrants.
Risks Related to Westrock’s Industry
Increases in the cost of green coffee may not be able to be passed-through to customers, which could adversely impact our gross margins and profitability.
Our primary raw material green coffee is an exchange-traded agricultural commodity that is subject to price fluctuations, depending on a variety of factors, including outside speculative influences such as indexed and algorithmic commodity funds, climate patterns in coffee-producing countries, economic and political conditions affecting coffee-producing countries such as unrest and armed conflict, foreign currency fluctuations, real or perceived supply shortages, crop disease (such as coffee rust) and pests, general increase in farm inputs and costs of production, an increase in green coffee purchased and sold on a negotiated basis rather than directly on commodity markets in response to higher production costs relative to “C” market prices, acts of terrorism, pandemics or other disease outbreaks (including the COVID-19 pandemic), government actions and trade barriers or tariffs, and the actions of producer organizations that have historically attempted to influence green coffee prices through agreements establishing export quotas or by otherwise limiting coffee supplies. Additionally, specialty green coffees tend to trade on a negotiated basis at a premium above the “C” market price. Such premium, depending on the supply and demand at the time of purchase, may be significant.
Depending on contractual limitations, we may be unable to pass these costs on to our customers by increasing the price of products. If we are unable to increase prices sufficiently to offset increased input costs, or if our sales volume decreases as a result of price increases, our operating results and financial condition may be adversely affected. Additionally, if we are unable to purchase sufficient quantities of green coffee due to any of the factors described herein or a worldwide or regional shortage, we may not be able to fulfill the demand for our products, which could have an adverse impact on our business and financial results.

We have historically utilized, and expect to continue to utilize, various types of derivative instruments, including forward contracts, futures contracts, and option contracts to hedge our exposure to the commodities price variability of green coffee. Our hedging strategy is an important part of our business model as it allows us to fix raw materials costs for inventory needed to grow our business, while minimizing the margin volatility associated with fluctuations in the prices of green coffee. As part of that strategy, we track the spread between sales price and material costs as a means of determining the efficiency of our pricing strategy. While our derivatives strategy may mitigate the impacts of volatile green coffee prices, no strategy can eliminate all pricing risks, and we generally remain exposed to supply risk in the event of nonperformance by the counterparties in any one of our physical contracts. Failure to properly execute an effective hedging strategy with respect to the price of green coffee may materially adversely affect our business and operating results.
Recently, there has been heightened volatility in the “C” market price that has driven prices, at times, to five-year highs. This volatility has been driven by uncertainty over several factors, including the impact of weather patterns in coffee producing regions, global supply chain constraints and shipping shortages, and speculative trading. Specifically, severe frosts and drought in Brazil threaten to negatively impact crop yields for multiple harvests, which could reduce supply and increase costs. As noted above, while these derivative instruments allow us to hedge the “C” market price volatility for a portion of our green coffee supply, our hedging strategy cannot completely mitigate our exposure to the “C” market price risk.
Fluctuations in other commodity prices and in the availability of certain of our ingredients and packaging materials could negatively affect our margins and profitability.
In addition to green coffee, our other commodity inputs are also exposed to the risk of cost fluctuations. These inputs include tea, spices, and the materials used in our packaging, such as carton board and plastic. Although these commodities are available from a number of sources, we have very little control over the factors that can influence the prices we pay, including economic and political conditions, foreign currency fluctuations, transportation and storage costs, export restrictions, weather conditions and global climate patterns, and natural disasters (including floods, droughts, frosts, earthquakes and hurricanes). Changes in the prices we pay may take place on a monthly, quarterly or annual basis depending on the product and supplier. We do not purchase any derivative instruments to hedge cost fluctuations in these other commodities like we do with respect to green coffee. As a result, to the extent we are unable to pass along such costs through price increases, our margins and profitability will decrease. High and volatile commodity prices can also place more pressures on short-term working capital funding. Additionally, if as a result of these factors, we are unable to obtain these commodities, we may not be able to fulfill the demand for our products, which could have an adverse impact on our business and financial results.
We are subject to risks associated with operating a coffee trading business and a coffee exporting business, including those associated with the availability and prices of green coffee.
We own a coffee trading business headquartered in the United Kingdom, Falcon Coffees Limited, or Falcon, which operates as a separate subsidiary, and we maintain a coffee exporting business in Peru. We also own a coffee exporting business headquartered in Rwanda, Rwanda Trading Company SA, or “RTC,” which is operated as a separate subsidiary. As a purchaser and reseller of coffee, Falcon engages in commodity hedging and is reliant on third-party logistics suppliers to fulfill its commitments. Disruptions in Falcon’s supply chain could result in the failure to deliver on commitments, which could adversely impact Falcon’s business, cash flows and financial performance. Both RTC and Falcon rely on third party financing sources to purchase coffee for resale, and in each case, the failure to maintain an adequate source of working capital would have a material adverse impact on their respective businesses, cash flows and financial performance. The availability and prices of green coffee are subject to wide fluctuations, including impacts from factors outside of our control such as changes in weather conditions, climate change, rising sea levels, crop disease, plantings, government programs and policies, competition, and changes in global demand. These price fluctuations can adversely affect the business of each of Falcon and RTC.
We are exposed to risks associated with the interruption of supply and increased costs as a result of our reliance on third-party transportation carriers for shipment of our products.
Our ability to maintain our high-quality coffee product offering depends in part on our ability to acquire ingredients that meet our specifications from reliable suppliers. To date, notwithstanding the current supply chain disruptions which we believe have contributed to increased costs, deliveries have been consistent and not a source of material disruption to our business. However, shortages or interruptions in the supply of ingredients caused by unanticipated demand, problems in production or distribution, coffee bean contamination, inclement weather or other conditions could adversely affect the availability and quality of our ingredients in the future, which could harm our business, financial condition or results of operations. If any of our distributors or suppliers performs inadequately, or our distribution or supply relationships are materially disrupted for any reason, our business, financial condition or results of operations could be adversely affected. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause coffee shortages, which could cause a customer to purchase less of our coffee products. If that were to happen, affected customers could experience significant reductions in sales during the shortage or thereafter, if coffee drinkers change their habits as a result. This reduction in sales could materially adversely affect our business, financial condition or results of operations.
In addition, our approach to competing in the beverage industry depends in large part on our continued ability to provide coffee products that are sustainably sourced. As we increase our use of these ingredients, the ability of our suppliers to expand output or otherwise increase their supplies to meet our needs may be constrained. We could face difficulties to obtain a sufficient and consistent supply of these ingredients on a cost-effective basis.
The industry for coffee and liquid extract consumables is highly competitive, resulting in a high degree of competitive pressure on our products. Our inability to maintain or grow market share through continued differentiation of our products and competitive pricing could adversely affect our financial condition, operating results and cash flow.
Our industry is highly competitive, including with respect to price, product quality and sourcing techniques, and competition could become increasingly intense due to the relatively low barriers to entry and industry consolidation. We face competition from many sources that vary in size and sophistication, including institutional foodservice divisions of multinational manufacturers of retail products, wholesale foodservice distributors, regional and national coffee roasters, specialty coffee suppliers, and retail brand beverage manufacturers, many of which have greater financial and other resources than we do and may have lower fixed costs and/or are substantially less leveraged than our company.
Competitive pressures can, among other things, restrict our ability to increase prices and maintain price increases in response to commodity and other cost increases. Our inability to effectively assess, timely adapt and properly set pricing may negatively affect our ability to achieve the objectives of such price increases.
We consider our roasting and blending methods essential to the flavor and richness of our coffees. Because our roasting methods cannot be patented, we would be unable to prevent competitors from copying these methods if such methods became known. In addition, competitors may be able to develop roasting or blending methods that are more advanced than our production methods, which may also harm our competitive position.
Increased competition in coffee or other beverage channels may adversely affect sales of our products. If we do not succeed in differentiating ourselves through our product offerings or if we are not effective in setting proper pricing, then our competitive position may be weakened, we could fail to retain our existing customer base, and our sales and profitability may decline. Our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain, could result in increased costs and adversely affect our business.
Our business depends on our relations with key suppliers to maintain a steady supply of green coffee and tea. If any of these supply relationships deteriorate or we are unable to renegotiate contracts with suppliers (with similar or more favorable terms) or find alternative sources for supply, we may be unable to procure a sufficient quantity of high-quality coffee beans, tea and other raw materials at prices acceptable to us or at all which could negatively affect our results of operations. Further, nonperformance by suppliers could expose us to supply risk under coffee purchase commitments for delivery in the future. Additionally, supply is affected by many factors in the coffee-growing countries including weather, pest damage, economic conditions, acts of terrorism, as well as efforts by coffee growers to expand or form cartels or associations.

Our operations are also exposed to the political and social environment of the emerging and less developed markets from which we source coffee beans, including Africa, Indonesia, and Central and South America. These regions have the potential for civil and political unrest, and such instability could affect our ability to purchase coffee from those regions. If green coffee beans from a region become unavailable or prohibitively expensive, we could be forced to use alternative coffee beans or discontinue certain blends, which could adversely impact our sales. Any material interruption in our supply chain, such as material interruption of roasted coffee supply due to the casualty loss at any of our roasting plants or suppliers, interruptions in service by our third-party logistic service providers or common carriers that ship goods within our distribution channels, trade restrictions, such as increased tariffs or quotas, embargoes or customs restrictions, pandemics, social or labor unrest, natural disasters or political disputes and military conflicts that cause a material disruption in our supply chain could have a negative impact on our business and our profitability. Product shortages could result in disruptions in our ability to deliver products to our customers, a deterioration of our relationship with our customers, decreased revenues or an inability to expand our business.
Quality control problems or food safety issues could adversely affect our sales and brand reputation, lead to product recalls or result in product liability claims.
Selling products for human consumption involves inherent legal risks. Our success depends on our ability to provide customers with high-quality products and service. Although we take measures to ensure that we sell only fresh products, we have no control over our products once they are purchased by our customers. Additionally, clean water is critical to the preparation of coffee, tea and other beverages, and we have no ability to ensure that our customers use a clean water supply to prepare these beverages. Instances or reports of food safety issues involving our products, whether or not accurate, such as unclean water supply, food or beverage-borne illnesses, tampering, contamination, mislabeling, or other food or beverage safety issues, including due to the failure of our third-party co-packers to maintain the quality of our products and to comply with our product specifications, could damage the value of our brands, negatively impact sales of our products, and potentially lead to product recalls, production interruptions, product liability claims, litigation or damages. A significant product liability claim against us, whether or not successful, or a widespread product recall, may reduce our sales and harm our business.
Climate change, severe weather patterns, and water scarcity could have a material adverse effect on our business and results of operations.
Increasing concentrations of carbon dioxide and other greenhouse gases in the atmosphere will continue to have an adverse effect on global temperatures, weather patterns, and the frequency and severity of extreme weather events and natural disasters. Coffee growing countries have been dramatically affected by these climate changes. The rainy and dry seasons are becoming unpredictable in their start and length, which is affecting the development of coffee cherries. These weather pattern changes, by reducing agricultural productivity in certain regions, may reduce the supply and quality of important agricultural ingredients for our products and drive up their costs, and this could have a material adverse effect on our business, financial condition, or results of operations. Water is used throughout the production of coffee from growing at the farm, cooling the beans after roasting, and brewing products for consumption. Scarcity of water sources in our supply chain could also constrain our supply and increase costs. In addition to these impacts, more frequently occurring or longer-duration extreme weather events or increased severity of such conditions could disrupt our supply chain, damage our production capabilities and reduce demand for our products. As a result, the changing global climate could adversely affect our long-term performance.
Our business may fluctuate as a result of seasonality.
The coffee and tea market is subject to some seasonal variations. Sales of hot coffee products are typically higher during the winter months compared to the summer months. Most of our customers define “coffee season” as mid-September through April. Our quarterly operating results may fluctuate as a result of these seasonal trends. If we are unable to adjust our production to these seasonal variations, we may not be able to fulfill demand for our products or we may overproduce our products, either of which could adversely affect our performance.

Risks Related to General Economic Conditions
A resurgence of the novel coronavirus, or COVID-19, and emergence of new variants of the virus could materially adversely affect our financial condition and results of operations.
In fiscal years 2020 and 2021, the COVID-19 pandemic had a material impact on our financial condition and results of operations. The measures taken around the country to contain the spread of the virus adversely affected our business and those of our customers. The outbreak led to the implementation of restrictive measures by federal, state and local government authorities in an effort to contain COVID-19. These measures included travel bans and restrictions, quarantines, shelter-in-place orders, and shutdowns and constrained our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers. A substantial portion of the restrictions have eased in many places; however, emergence of new variants or sub-variants of COVID-19 (some of which may be more transmissible, such as the Omicron sub-variants) may result in the reinstitution of certain of the restrictions and increased economic uncertainty, which could have a material adverse effect on our financial condition and results of operations.
The effects of the COVID-19 pandemic that we have experienced and may experience in case of further increases of COVID-19 infections, including the emergence of additional variants, include but are not limited to:
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disruption to our green coffee supplier partners and vendors, including through facility closures, reduced operating hours, labor shortages, and modified operating procedures;

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transportation and supply chain disruptions, including ocean freight and trucking shortages, which may result in delays of raw materials and adversely affect our ability to timely deliver coffee to our customers;

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disruption to our own distribution and general office facilities and operations, including through facility closures, reduced operating hours, labor shortages, and modified operating procedures;

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closure or reduced operations of restaurants, convenience stores, and reductions in consumer traffic, which may adversely affect demand for our coffee through retail channels;

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low economic performance by customers, which may result in reduction or cancellation of future orders; and

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reductions in consumer spending due to macroeconomic conditions caused by the COVID-19 pandemic, including decreased disposable income and increased unemployment, which may result in decreased sales across all of our channels.

Our success in navigating these challenges will depend on our ability and effectiveness in identifying and addressing our customers’ future needs in light of the development of COVID-19, its variants and responsive measures.
The degree to which the COVID-19 outbreak or the appearance of new and more contagious and/or lethal variants, may impact our results will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including, but not limited to, the duration and spread of any outbreak, the actions to contain or treat the effects of the virus, the degree to which normal economic and operating conditions are able to resume and our effectiveness in serving our customer base and acquiring new customers.
While we have developed and continue to develop plans to help mitigate the potential negative impact of the COVID-19 outbreak, these efforts may not be effective, and any protracted economic downturn will likely limit the effectiveness of our efforts. Accordingly, it is not possible for us to predict the duration and extent to which this will affect our business at this time.
Our revenue and profits depend on the level of customer spending for discretionary items, which is sensitive to general economic conditions and other factors.
Our products are discretionary items for end-use customers. Therefore, the success of our business depends significantly on economic factors and trends in consumer spending. There are a number of factors that influence consumer spending, including actual and perceived economic conditions, consumer confidence, disposable consumer income, consumer credit availability, unemployment, and tax rates in the markets where our products are sold to end-use customers. Consumers also have discretion as to where to spend their disposable income and may choose to purchase other items. As global economic conditions continue to be volatile, and economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to declines. Any of these factors could harm discretionary consumer spending, resulting in a reduction in demand for our products, decreased prices, increased costs to make sales, and harm to our business and results of operations.
Our business and the businesses of our suppliers are subject to macroeconomic conditions that, in the event of deterioration, could adversely affect our financial condition, operating results and cash flow.
Global economic forces and conditions beyond our control affect our business both directly and indirectly through the business of our suppliers. We depend on developing and maintaining close relationships with our suppliers to sell us quality products on favorable terms. These relationships can be harmed by macro-economic factors beyond our control, including a general decline in the economy and economic conditions, the ongoing war between Russia and Ukraine, and inflation in the costs for goods and services. These events could negatively influence our suppliers, making it more difficult for them to meet their delivery and product-quality obligations to us.
The Westrock board of directors is responsible for overseeing the risks to Westrock related to the ongoing conflict between Russia and Ukraine. The Westrock board of directors has been routinely evaluating with Westrock’s management and its financial advisor the possible impact of such conflict on Westrock, including increased risk of cybersecurity attacks, supply chain disruptions and commodity price increases. As Westrock does not have direct operations or material direct customers in Russia or Ukraine, the direct impact of the ongoing conflict on Westrock is likely to be limited. Nonetheless, global macro-economic effects of the conflict, such as reduced fertilizer availability and higher coffee commodity prices may increase our costs, which we may not be able to pass on to our customers.
These financial and operational difficulties faced by both us and our suppliers could also increase the cost of the products we purchase, the timing of settlement for our obligations to the suppliers, or our ability to source products from them. We might not be able to pass on our increased costs to our customers and, to the extent these difficulties impact the timing of settlement for our obligation to the supplier, we may have a decrease in our cash flow from operations and may have to use our various financing arrangements for short-term liquidity needs.
Supply chain disruptions and cost increases related to inflation are having, and could continue to have, an adverse effect on our business, operating results and financial condition.
In 2021, we experienced inflationary cost increases in our underlying expenses, including commodity prices, transportation costs and labor. We have also been impacted by global supply chain disruption, which has increased lead times and freight costs. While we have taken steps to minimize the impact of these increased costs by working closely with our suppliers and customers, global supply chain disruption may deteriorate and inflationary pressures may increase further in 2022, which could adversely affect our business, financial condition, results of operations and cash flows.
In 2021, the global supply chain disruptions increased lead times for obtaining raw materials coming from outside of the U.S. for use in our Beverage Solutions segment. Overall, we saw ocean freight voyage time increase by upwards of 15 days, with unexpected transshipment stops related to container delays. In addition, these disruptions led to an increase in ocean freight costs as well as over-the-road haulage domestically, that impacted both our Beverage Solutions and Sustainable Sourcing & Traceability segments. To mitigate these disruptions, we worked with vendors to increase the amount of on-hand inventory in U.S. warehouses from 3 weeks to 10 weeks of stock levels. In addition, we continued to purchase on a forward basis, sufficient volumes needed to compensate for ocean freight delays. At the beginning of 2021, we signed a 3-year agreement with our largest U.S. warehouse and over the road haulage vendor that allowed for a fuel surcharge in exchange for a dedicated fleet. While our inbound over-the-road freight rates increased in the first nine months of 2022 compared to the first nine months of 2021, due to fuel price increases, we have not experienced any lack of available trucking assets. We may not be able to pass all of the impact onto our customers, which will negatively impact our results.
Westrock attempts to mitigate the impacts of inflation and supply chain disruptions, wherever possible. Our mitigation strategies, including working with our warehouse and over the road haulage vendors, have provided us the necessary flexibility to respond to the risks, and have ensured that we have adequate access to raw materials to reliably provide our customers with the high-quality products they expect. In addition, where possible, we seek to recover inflation impacted costs by passing these costs onto our customers through periodic pricing increases. However, our pricing increases often lag our cost increases, including increases in commodity costs. At this time, it is too early to determine what impact these inflationary pressures and supply chain disruptions will have on our long-term growth strategies, as there is uncertainty in how long these risks may persist, and to what extent we will be successful in passing these increased costs to our customers.
While we do not have any supply chains that are directly impacted by the Russia/Ukraine conflict, it is impacting fertilizer imports in Brazil, the largest coffee producing country in the world, as approximately one-fifth of its needed fertilizer supply comes from Russia. If the Russia/Ukraine conflict is prolonged, fertilizer availability could threaten supply volumes for coffee for future years, putting upward pressure on coffee commodity price, which we may not be able to pass on to our customers and may thus reduce our profits.
Risks Related to Our Securities
Sale by the Holders of all or a substantial portion of their securities may negatively impact the market price of our Common Shares and Public Warrants.
Approximately 86% of our issued and outstanding Common Shares (as of December 12, 2022) is being registered for offer and sale pursuant to the registration statement of which this prospectus forms a part. In particular, 11,509,000 Common Shares (including Common Shares obtained from the exercise of the Private Placement Warrants), representing approximately 15% of our issued and outstanding Common Shares (as of December 12, 2022), may be sold by Riverview Sponsor, an entity affiliated with R. Brad Martin, pursuant to this prospectus following the end of its lock-up period, which expires August 26, 2023 (i.e. 365 days after the Closing), subject to certain early termination triggers, including terminating on the date that the last sale price of Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-day trading day period commencing January 23, 2023 (i.e. 150 days after the Closing). See the section titled “Restrictions on Resale of Securities — Lock-Up Provisions”. Subject to the expiration of any lock-up periods, sale by the Holders, including entities affiliated with R. Brad Martin, of all or a substantial portion of their Common Shares or the perception thereof may materially and adversely affect the prevailing market price of our Common Shares and Public Warrants and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Holders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.
The Common Shares being offered by the Holders pursuant to this prospectus were or will be purchased by the Holders at the following prices: (i) $10.00 per share for the 20,240,000 Common Shares issued in the PIPE Financing; (ii) $11.50 per share (i.e. the exercise price of the Warrants) for the 7,400,000 Common Shares issuable upon exercise of the Warrants held by Riverview Sponsor; (iii) effective prices ranging from $1.71 – $10.00 per share for 39,272,593 Common Shares held by our pre-Business Combination equityholders (excluding 1,128,279 of the 40,400,872 Common Shares held by our pre-Business Combination equityholders being offered pursuant to this prospectus, which were obtained from the exercise or vesting of employee equity awards that were granted as compensation for services rendered, rather than purchased by the holders thereof), (iv) an effective average price of $0.004 per share for the 4,309,000 Common Shares held by entities affiliated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing), and (v) $11.50 per share (i.e. the current conversion price for the Series A Preferred Shares) for the 23,587,952

Common Shares issuable upon conversion of the outstanding Series A Preferred Shares held by our pre-Business Combination equityholders. The 23,587,952 Series A Preferred Shares held by our pre-Business Combination equityholders were purchased at effective average prices ranging from $9.21 – $10.88 per share. See the section titled “Purchase Price Paid by the Holders”.
40,915,781 Common Shares being offered pursuant to this prospectus and representing 54% of our issued and outstanding Common Shares (as of December 12, 2022) were acquired at an effective purchase price that is less than $9.34, the lowest trading price recorded on the Nasdaq for the Common Shares or shares of common stock of Riverview (which were converted into Common Shares in the Business Combination on a one-to-one basis). These Holders include Riverview Sponsor and certain of our pre-Business Combination equityholders. While these Holders may experience a positive rate of return from the sale of their Common Shares, our public stockholders who acquired their Common Shares at prices significantly above the prices paid by these Holders may not experience a similar rate of return from the sale of their Common Shares due to differences in their purchase prices and the current trading price of the Common Shares. Additionally, while the closing price of our Common Share on the Nasdaq as of December 15, 2022 was above the SPAC IPO Price, even if the price of our Common Shares falls below the SPAC IPO Price, the Riverview Sponsor and our pre-Business Combination equityholders who acquired their Common Shares at a price below the SPAC IPO Price may have an incentive to sell their Common Shares because they may be able to profit from such sales. In fact, because the Riverview Sponsor and RBM Acquisition LLC acquired their Common Shares at a nominal price, they will have an incentive to sell even if the market price of our Common Shares declines significantly, realize a significant profit from the sale of their Common Shares that other stockholders cannot realize, and are likely to earn a positive return on their investments even if other holders of our Common Shares, including our public shareholders, experience a negative return on their investment in the Company’s securities. See also the section titled “Purchase Price Paid by the Holders”.
The listing of our securities on Nasdaq did not benefit from the process undertaken in connection with an underwritten initial public offering.
Our Common Shares and our Warrants are listed on the Nasdaq under the symbols “WEST” and “WESTW,” respectively. Unlike an underwritten initial public offering of our securities, the initial listing of our securities as a result of the Business Combination did not benefit from the following:
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the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed securities;

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underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing; and

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potential underwriter liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by the underwriters’ securities analysts or other personnel.

The lack of such a process in connection with the listing of our securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities in the near future than in connection with an underwritten initial public offering.
Westrock’s operating results and other operating metrics may fluctuate significantly from period to period, which could lead to a decline in the trading price of Common Shares.
Westrock’s operating results and other operating metrics have fluctuated in the past and may fluctuate in the future as a result of a number of factors, including variations in Westrock’s operating performance or the performance of Westrock’s competitors, changes in accounting principles, fluctuations in the price and supply of green coffee, fluctuations in the selling prices of Westrock’s products, the success of Westrock’s hedging strategy, research analyst reports about Westrock, Westrock’s competitors or Westrock’s industry, Westrock’s inability to meet analysts’ projections or guidance, strategic decisions by Westrock or Westrock’s competitors, such as acquisitions, capital investments or changes in business strategy, adverse outcomes of litigation, changes in or uncertainty about economic conditions, industry trends, geographies, or customers, activism by any large stockholder or group of stockholders, speculation by the investment community regarding Westrock’s business, actual or anticipated growth rates relative to Westrock’s competitors, acts of terrorism, natural disasters, changes in consumer preferences and market trends, seasonality, Westrock’s ability to retain and attract customers, Westrock’s ability to manage inventory and fulfillment operations, and other factors described elsewhere in this risk factors section. Fluctuations in Westrock’s operating results due to these factors or for any other reason could cause the market price of Common Shares to decline. In addition, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market price of equity securities issued by many companies. In the past, some companies that have had volatile market prices for their securities have been subject to class action or derivative lawsuits. The filing of a lawsuit against Westrock, regardless of the outcome, could have a negative effect on Westrock’s business, financial condition and results of operations, as it could result in substantial legal costs and a diversion of management’s attention and resources, and require Westrock to make substantial payments to satisfy judgments or to settle litigation.
Certain provisions in Westrock’s certificate of incorporation and bylaws, the Investor Rights Agreement and of Delaware law may prevent or delay attempts to acquire a controlling interest in Westrock, which could decrease the trading price of Common Shares.
Westrock’s certificate of incorporation and bylaws contain, and Delaware law contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others, those establishing:
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the division of our board of directors until the 2028 meeting of our stockholders into three classes of directors, with each class serving a staggered three-year term, and this classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult;

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the inability of our stockholders to call a special meeting;

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rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

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the right of our board of directors to issue preferred stock without stockholder approval;

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the inability of stockholders to remove directors without cause until the class to which such directors belong is declassified;

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the ability of our directors, not our stockholders, to fill vacancies on the board of directors; and

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certain terms of the Series A Preferred Shares, including the (i) rights of the holders of the Series A Preferred Shares to vote as a separate class with respect to certain matters, including amendments to the certificate of incorporation and bylaws of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares and, for so long as the BBH Investors own at least sixty percent (60%) of the Series A Preferred Shares that they owned as of August 26, 2022, any Fundamental Change in which the holders of Series A Preferred Shares would receive less than $18.50 per share (subject to customary adjustments), and (ii) the rights of the Preferred Shares in a Fundamental Change to receive at least a specified amount. See the section titled “Description of Securities — Preferred Stock” for more information.

The Investor Rights Agreement also contains certain provisions that may prevent or delay attempts to acquire a controlling interest in Westrock. These include the following provisions:
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The board of directors is required to consist of ten directors and each of the WCC Investors, the BBH Investors and Riverview Sponsor are entitled to nominate for inclusion in Westrock’s slate of individuals for election to the board of directors two directors if they (or, in the case of Riverview Sponsor, a specified reference group) own at least 10% of the outstanding stock of Westrock and one director if they (or, in the case of Riverview Sponsor, a specified reference group) own at least 5% but less 10% of the outstanding stock of Westrock.

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Any increase or decrease of the size of the Westrock board of directors above or below ten directors requires the consent of each of the WCC Investors, the BBH Investors and Riverview Sponsor, so long as they have the right to designate at least one director.

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If an Escalation Event is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to the Investor Rights Agreement, Westrock may not take specified actions, that would require lender consent under the Credit Facility, without the consent of the BBH Investors.

See the section titled “Investor Rights Agreement” for more information.
In addition, because Westrock does not elect to be exempt from Section 203 of the DGCL, this provision could also delay or prevent a change of control that you may favor. Section 203 of the DGCL provides that, subject to limited exceptions, a person that acquires, or is affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation (an “interested stockholder”) must not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.
Westrock’s board of directors and management have significant control over Westrock’s business.
As of December 12, 2022, Westrock’s directors and executive officers beneficially owned, directly or indirectly, in the aggregate, approximately 41,753,543 shares of Common Shares and no shares of Series A Preferred Shares, representing an aggregate of approximately 42.0% of the combined voting power of Westrock’s outstanding capital stock (excluding any Warrants, options or other securities exercisable for Common Shares). As a result, in addition to their day-to-day management roles, Westrock’s executive officers and directors are able to exercise significant influence on Westrock’s business as stockholders, including influence over election of members of the board of directors and the authorization of other corporate actions requiring stockholder approval.
Each of the WCC Investors and the BBH Investors will continue to have significant influence over the Company after this offering, including control over decisions that require the approval of stockholders, which could limit your ability to influence the outcome of matters submitted to stockholders for a vote.
As of December 12, 2022, the WCC Investors owned approximately 39.1% of the outstanding Common Shares (including Series A Preferred Shares on an as-converted basis and excluding any Warrants, options or other securities exercisable for Common Shares) and the BBH Investors owned approximately 19.5% of the outstanding Common Shares (including Series A Preferred Shares on an as-converted basis and excluding any Warrants, options or other securities exercisable for Common Shares). As long as these groups own or control a significant portion of outstanding voting power, they will have the ability to exercise substantial control over all corporate actions requiring stockholder approval, including:
•
the election and removal of directors and the size of Westrock’s board of directors;

•
any amendment of Westrock’s certificate of incorporation or bylaws; or

•
the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets.

Moreover, ownership of Westrock’s shares by such investor group may also adversely affect the trading price for Common Shares to the extent investors perceive disadvantages in owning shares of a company with large stockholder groups. For example, the concentration of ownership held by these two investor groups could delay, defer, or prevent a change in control of Westrock or impede a merger, takeover, or other business combination that may otherwise be favorable for us.
Additionally, the Investor Rights Agreement provides additional governance rights to these investor groups. The Westrock board of directors is required to consist of ten directors and each of the WCC Investors and the BBH Investors are entitled to nominate for inclusion in Westrock’s slate of individuals for election to the board of directors two directors if they own at least 10% of the outstanding stock of Westrock and one director if they own at least 5% but less 10% of the outstanding stock of Westrock. Any increase or decrease of the size of the Westrock board of directors above or below ten directors will require the consent of each of the WCC Investors and the BBH Investors, so long as they have the right to designate at least one director. The Investor Rights Agreement also provides that if an Escalation Event is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to the Investor Rights Agreement, Westrock may not take specified actions, that would require lender consent under the Credit Facility, without the consent of the BBH Investors. See the section titled “Investor Rights Agreement” for more information.
As of December 12, 2022, the WCC Investors owned approximately 12.5% of the outstanding Series A Preferred Shares and the BBH Investors own approximately 81.9% of the outstanding Series A Preferred Shares. So long as any Series A Preferred Shares are outstanding, Westrock may not, without the affirmative vote or consent of the holders of record of at least a majority in voting power of the Series A Preferred Shares, voting together as a single, separate class: (a) amend, alter or repeal any provision of the certificate of incorporation, the by-laws or any other such organizational document of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares, (b) amend, alter, or supplement the certificate of incorporation, the by-laws or any other such organizational document of Westrock or any provision thereof, or take any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of capital stock of Westrock, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Shares as to dividend rights or distribution rights upon Westrock’s liquidation, winding-up or dissolution (such stock “Senior Stock”) or any class or series of capital stock of Westrock, the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Shares as to dividend rights and distribution rights upon Westrock’s liquidation, winding-up or dissolution (such stock “Parity Stock”), (c) increase or decrease the authorized number of Series A Preferred Shares or issue Series A Preferred Shares or Senior Stock or Parity Stock, and (d) for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investors owned at the Closing, consummate any Fundamental Change in which the holders of the Series A Preferred Shares would receive less than $18.50 per share (subject to customary adjustments).
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our shares, the price of our shares could decline.
The trading market for Westrock’s securities is influenced by the research and reports that industry or securities analysts may publish about Westrock, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Westrock. If no securities or industry analysts commence coverage of Westrock, Westrock’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Westrock change their recommendation regarding Common Shares adversely, or provide more favorable relative recommendations about its competitors, the price of Common Shares would likely decline. If any analyst who may cover Westrock were to cease coverage or fail to regularly publish reports, Westrock could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.
Westrock’s existing equityholders and Riverview Sponsor are subject to lock-ups and as a result, there may be limited liquidity for Common Shares.
Westrock’s pre-Business Combination equityholders and Riverview Sponsor who are subject to lock-ups held approximately 59.0% of Common Shares as of December 12, 2022 (excluding any Warrants, options or other securities exercisable for Common Shares). Such stockholders are subject to the lock-ups described elsewhere in this prospectus, and as a result there may initially be limited liquidity in the trading market for Common Shares. In addition, even once the applicable lock-up periods expire, the liquidity for Common Shares may remain limited given the substantial holdings of such stockholders, which could make the price of Common Shares more volatile and may make it more difficult for investors to buy or sell large amounts of Common Shares.
Because there are no current plans to pay cash dividends on Common Shares for the foreseeable future, you may not receive any return on investment unless you sell Common Shares for a price greater than that which you paid for it.
Westrock may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of Westrock’s board of directors and will depend on, among other things, Westrock’s results of operations, financial condition, cash requirements, contractual restrictions, applicable law and other factors that Westrock’s board of directors may deem relevant. In addition, Westrock’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in Common Shares unless you sell your shares for a price greater than that which you paid for it.
Future resales of the Common Shares may cause the market price of Common Shares to drop significantly, even if Westrock’s business is doing well.
Westrock’s pre-Business Combination equityholders and Riverview Sponsor, who are subject to lock-ups, held approximately 59.0% of Common Shares as of December 12, 2022 (excluding Warrants, options or other securities exercisable for Common Shares). Upon expiration of the applicable lock-up period for these stockholders and upon the effectiveness of the registration statement of which this prospectus forms a part, in a registered offering of securities pursuant to the Securities Act or otherwise in accordance with Rule 144 under the Securities Act, such Westrock stockholders may sell Common Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of the Common Shares or putting significant downward pressure on the price of the Common Shares. Further, sales of Common Shares upon expiration of the applicable lock-up period could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As such, short sales of Common Shares could have a tendency to depress the price of the Common Shares, which could further increase the potential for short sales.
Westrock cannot predict the size of future issuances or sales of Common Shares or the effect, if any, that future issuances and sales of Common Shares will have on the market price of the Common Shares. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of Common Shares.
The market price for Common Shares may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volumes, prices and times desired.
The market price of Common Shares may be highly volatile, which may make it difficult for you to sell your shares at the volumes, prices and times desired. Some factors that may have a significant effect on the market price of Common Shares include:
•
actual or anticipated fluctuations in our operating results or those of our competitors;

•
changes in economic or business conditions;

•
changes in governmental regulation; and

•
publication of research reports about us, our competitors, or our industry, or changes in, or failure to meet, estimates made by securities analysts or ratings agencies of our financial and operating performance, or lack of research reports by industry analysts or ceasing of analyst coverage.

Westrock’s issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise would dilute all other stockholders.
Westrock may issue additional capital stock in the future. Any such issuance would result in dilution to all other stockholders. In the future, Westrock may issue additional stock, including as a grant of equity awards to employees, directors and consultants under our equity incentive plans, to raise capital through equity financings or to acquire or make investments in companies, products or technologies for which we may issue equity securities to pay for such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of Common Shares to decline.
Westrock’s certificate of incorporation contains an exclusive forum provision that may discourage lawsuits against Westrock and its directors and officers.
Westrock’s certificate of incorporation provides that, unless the Westrock board of directors consents in writing to the selection of an alternative forum, the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any state or federal court within the District of Delaware, will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former directors or officers or other employee to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against us or any of our current or former directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine under Delaware law and any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (collectively, the “covered actions”). Section 27 of the Exchange Act provides that the district courts of the United States shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. As a result, this forum selection provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. This forum selection provision also does not apply to any other claim for which the federal courts have exclusive jurisdiction. In addition, Westrock’s certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage such lawsuits against us and our directors and officers. As such, stockholders of Westrock seeking to bring a claim regarding the specified types of actions or proceedings described above may be subject to increased costs associated with litigating in Delaware as opposed to their home state or other forum, precluded from bringing such a claim in a forum they otherwise consider to be more favorable, and discouraged from bringing such claims as a result of the foregoing or other factors related to forum selection. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions or forums, which could materially and adversely affect our business, financial condition or results of operations.
Westrock’s board of directors has the ability to issue blank check preferred stock, which may discourage or impede acquisition efforts or other transactions.
Westrock’s board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt, including the Preferred Shares. For instance, subject to applicable law, a series of preferred stock may impede a business combination by including class voting rights, which would enable the holder or holders of such series to block a proposed transaction. Westrock’s board of directors will make any determination to issue shares of preferred stock based on its judgment as to our and our stockholders’ best interests. Westrock’s board of directors, in so acting, could issue shares of preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders may believe to be in their best interests or in which stockholders would have received a premium for their stock over the then-prevailing market price of the stock.
The Series A Preferred Shares give the holders thereof liquidation preferences, voting rights, certain consent rights, and the ability to convert such shares into Common Shares, potentially causing dilution to existing holders of Common Shares.
We had approximately 23.6 million Series A Preferred Shares issued and outstanding as of December 12, 2022. In the event of our liquidation, winding-up or dissolution, the holders of the Series A Preferred Shares would have the right to receive proceeds from any such transaction before the holders of the Common Shares. The payment of the liquidation preference could result in holders of Common Shares not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Additionally, the existence of the liquidation preference may reduce the value of the Common Shares, make it harder for us to sell Common Shares in offerings in the future, or prevent or delay a change of control.
Our certificate of incorporation provides holders of the Series A Preferred Shares with the right to vote on an as-converted basis with holders of Common Shares on matters submitted to a stockholder vote. Additionally, so long as any Series A Preferred Shares are outstanding, Westrock may not, without the affirmative vote or consent of the holders of record of at least a majority in voting power of the Series A Preferred Shares, voting together as a single, separate class: (a) amend, alter or repeal any provision of the certificate of incorporation, the by-laws or any other such organizational document of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares, (b) amend, alter, or supplement the certificate of incorporation, the by-laws or any other such organizational document of Westrock or any provision thereof, or take any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of Senior Stock or Parity Stock, (c) increase or decrease the authorized number of the Series A Preferred Shares or issue Series A Preferred Shares or Senior Stock or Parity Stock, and (d) for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investors owned at the Closing, consummate any Fundamental Change in which the holders of the Series A Preferred Shares would receive less than $18.50 per share (subject to customary adjustments).
These restrictions may adversely affect our ability to engage in business activities.
The Series A Preferred Shares are convertible into Common Shares at any time at the option of the holder. Such conversion may cause substantial dilution to holders of Common Shares. See the section titled “Description of Securities — Preferred Stock” for more information. Additionally, because our board of directors is entitled to designate the powers and preferences of preferred stock without a vote of our stockholders, subject to Nasdaq rules and regulations, our stockholders will have no control over what designations and preferences our future preferred stock, if any, will have.

USE OF PROCEEDS
Any sales of Common Shares by the Holders pursuant to this prospectus will be solely for the Holders’ respective accounts. The Company will not receive any proceeds from any such sales.
The Company will receive up to an aggregate of approximately $228.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use any such net proceeds from the exercise of the Warrants for general corporate purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants for cash.
The exercise price of our Warrants is $11.50 per Common Share. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Shares. If the trading price of our Common Shares is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, the Warrant holders are more likely to exercise their Warrants the higher the price of our Common Shares is above $11.50 per share. The closing price of our Common Shares on the Nasdaq on December 15, 2022 was above the $11.50 exercise price of the Warrants. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.
The Holders will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by such Holders in connection with any sale of their Common Shares. The Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the Common Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of Company counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
The offering price of the Common Shares underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on The Nasdaq Global Market under the symbol “WESTW.”
We cannot currently determine the price or prices at which Common Shares may be sold by the Holders under this prospectus.

PURCHASE PRICE PAID BY THE HOLDERS
With respect to the Holders, this prospectus relates to the potential offer and sale from time to time by the Holders of Common Shares. This prospectus is not offering Warrants or Series A Preferred Shares.
(i)   Common Shares issued in the PIPE Financing
Each of the 20,240,000 Common Shares that were issued in the PIPE Financing and are being offered by the Holders under this prospectus were purchased by the applicable Holders at a price of $10.00 per share, which is the same as SPAC IPO Price. Notwithstanding any restrictions on the transferability of such Common Shares, if the holders of such Common Shares were to sell their shares at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022, such Holders would each experience a gross profit of $4.12 per share and an aggregate gross profit across all such Holders of $83,388,800.
(ii)   Common Shares issuable upon exercise of the Private Placement Warrants held by Riverview Sponsor
Under the terms of the Warrant Agreement, 7,400,000 Common Shares are issuable upon exercise of the Private Placement Warrants held by Riverview Sponsor and the exercise price of the Warrants is currently $11.50 per share, which is $1.50 higher than the SPAC IPO Price. Notwithstanding any restrictions on the exercise of such Warrants and the transferability of the Common Shares obtained from the exercise thereof, if Riverview Sponsor were to exercise such Warrants for an exercise price of $11.50 per share and sell the resulting Common Shares at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022, Riverview Sponsor would experience a gross profit of $1.62 per share and an aggregate gross profit of $11,988,000, after accounting for the price paid for the Private Placement Warrants.
The Private Placement Warrants were acquired by Riverview Sponsor for an effective purchase price of $1.00 per Warrant. In connection with the initial public offering of Riverview, Riverview Sponsor purchased private placement warrants of Riverview at a purchase price of $1.00 per warrant. In the Business Combination, these warrants were assumed by Westrock and became the Private Placement Warrants on a one-to-one basis.
(iii)   Common Shares held by our pre-Business Combination equityholders
Of the 40,400,872 Common Shares held by our pre-Business Combination equityholders being offered pursuant to this prospectus, 39,272,593 Common Shares were purchased at effective prices ranging from $1.71 – $10.00 per share and 1,128,279 Common Shares were obtained from the exercise or vesting of employee equity awards that were granted as compensation for services rendered, rather than purchased by the holders thereof. Additionally, other than 2,850,000 Common Shares (all of which were purchased in the PIPE Financing), all Common Shares being offered pursuant to this prospectus by our pre-Business Combination equityholders were acquired at an average effective purchase price that is less than the SPAC IPO Price.
The below table states the average effective purchase price for the Common Shares held by our pre-Business Combination being offered pursuant to this prospectus (including Common Shares obtained from the exercise or vesting of employee equity awards that were granted as compensation for services rendered) and, notwithstanding any restrictions on the transferability of such Common Shares, the gross profit per Common Share and aggregate gross profit if all such Common Shares were sold at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022.
Other than the common units of the Converting Company (the “Common Unit”) that were obtained from the exercise or vesting of employee equity awards and were granted as compensation for services rendered, rather than purchased by the holders thereof, our pre-Business Combination equityholders acquired their Common Units at an average effective purchase price of $2.74 per unit. Our pre-Business Combination equityholders acquired their common equivalent preferred units of the Converting Company (the “Preferred Unit”) at a purchase price of $1.00 per unit.

Pursuant to the Transaction Agreement, on the Closing date (a) each issued and outstanding Common Unit was automatically converted into 0.1049203474320 Common Shares, (b) each issued and outstanding Preferred Unit for which the holder had not elected to convert such unit into shares of Series A Preferred Shares, automatically converted into 0.1086138208640 Common Shares if such Preferred Unit was designated a Series A common equivalent preferred unit of the Converting Company (the “Series A Preferred Units”) or 0.1049203474320 Common Shares if such Preferred Unit was designated a Series B common equivalent preferred unit of the Converting Company (the “Series B Preferred Units”) and (c) each outstanding Preferred Unit, for which the holder thereof had made an election to convert such unit into Series A Preferred Shares, converted into 0.1086138208740 Series A Preferred Shares if such Preferred Unit was a Series A Preferred Unit or 0.0919280171940 Series A Preferred Shares if such Preferred Unit was a Series B Preferred Unit. The effective average purchase price per share below has been computed by dividing the total effective purchase price for the Common Units and Preferred Units from which such Common Shares were obtained by the number of such Common Shares.
Beginning in 2009, Joe and Scott Ford, individually and through family investment entities, began making equity investments in the predecessor holding entities that became the Company. In 2013, they consolidated their ownership in these entities in Westrock Group and Wooster, Capital, LLC. In January 2017, The Stephens Group, LLC and Sowell Westrock, L.P. joined as early stage investors in the predecessor holding entity to the Company. The effective average purchase prices below for Westrock Group, Wooster, Capital, LLC, The Stephens Group, LLC, and Sowell Westrock, L.P reflect the prices these Holders paid to acquire their economic interests in the predecessor holding entities through which we conducted our business. See note 1 to our audited consolidated financial statements, included elsewhere in this prospectus.
Name of Holders(1)	Number of Common Shares Offered	Effective Average Purchase Price Per Share	Gross Profit Per Share	Aggregate Gross Profit
Westrock Group, LLC	23,163,104	$1.94	$12.18	$282,126,607
The Stephens Group, LLC	5,860,670	$1.71	$12.41	$72,730,915
Sowell Westrock, L.P.	6,038,505	$1.94	$12.18	$73,548,991
Elizabeth McLaughlin	585,846	$0.32**	$4.59	$2,689,033
T. Christopher Pledger	215,493	$0.69**	$13.43	$2,894,071
Jennifer E. Pledger	80,904	$0.00*	$14.12	$1,142,364
Matthew C. Smith	290,834	$0.31**	$13.81	$4,016,418
Wooster Capital LLC	3,267,976	$9.73	$4.39	$14,346,415
F&F Group Invest 2020-01 LLC	6,368	$9.53	$4.59	$29,229
Sheldon M. Fox	319	$9.53	$4.59	$1,464
Wallace Scott Davis Revocable Trust	637	$9.53	$4.59	$2,924
Holly L. Larkin	318	$9.53	$4.59	$1,460
John J. Lammers	159	$9.53	$4.59	$730
Haley Revocable Trust	319	$9.53	$4.59	$1,464
Demesne Capital, LLC	55,899	$9.22	$4.90	$273,905
William A. Ford	55,899	$9.22	$4.90	$273,905
Clarence J. Duvall, Jr.	54,307	$9.21	$4.91	$266,647
John Augustine Ebner, Trustee, John Augustine Ebner Revocable Trust dated the 18th day of July, 2017	1,592	$9.53	$4.59	$7,307
Eddie Everett	21,723	$9.21	$4.91	$106,660
Emon A. Mahony Jr. Revocable Trust	100,000	$10.00	$4.12	$412,000
Matthew K. Rose	250,000	$10.00	$4.12	$1,030,000
Jo Ellen Ford	350,000	$10.00	$4.12	$1,442,000

(1)
Does not include any Series A Preferred Shares held by the listed Holder.

*
All Common Shares held by this Holder originated from the vesting of restricted equity units that were granted as compensation for services rendered, rather than equity interests that were purchased.

**
Some of the Common Shares held by this Holder originated from the vesting of restricted equity units that were granted as compensation for services rendered, rather than equity interests that were purchased.

(iv)   Common Shares held by entities affiliated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing)
The 4,109,000 Common Shares held by Riverview Sponsor and 200,000 Common Shares held by RBM Acquisition LLC were purchased at an effective average price of $0.004 per share, which is significantly less than the SPAC IPO Price. Notwithstanding any restrictions on the transferability of the Common Shares held by it, if Riverview Sponsor were to sell such Common Shares at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022, Riverview Sponsor would experience a gross profit of $14.12 per share and an aggregate gross profit of $58,002,644. Notwithstanding any restrictions on the transferability of the Common Shares held by it, if RBM Acquisition LLC were to sell such Common Shares at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022, RBM Acquisition LLC would experience a gross profit of $14.12 per share and an aggregate gross profit of $2,823,200.
Riverview Sponsor and RBM Acquisition LLC acquired shares of Class B common stock of Riverview at an average effective purchase price of $0.004 per share. In the Business Combination, these shares were converted into Common Shares on a one-to-one basis.
(v)   Common Shares issuable upon conversion of the outstanding Series A Preferred Shares
The purchase price for the 23,587,952 Common Shares issuable upon conversion of the outstanding Series A Preferred Shares held by our pre-Business Combination equityholders is the conversion price of the Series A Preferred Shares, which is currently $11.50 per share and $1.50 higher than the SPAC IPO Price. Notwithstanding any restrictions on the conversion of such Series A Preferred Shares and the transferability of the Common Shares obtained from the conversion thereof, if our pre-Business Combination equityholders were to convert their Series A Preferred Shares into Common Shares at the current conversion price of $11.50 per share and sell the resulting Common Shares at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022, they would experience a gross profit of $2.62 per share and an aggregate gross profit of $61,800,434.
The 23,587,952 Series A Preferred Shares held by our pre-Business Combination equityholders were purchased at effective prices ranging from $9.21 – $10.88 per share. 22,852,351 Series A Preferred Shares were acquired at an average effective purchase price that is less than the SPAC IPO Price.
The below table states the average effective purchase price for the Series A Preferred Shares held by our pre-Business Combination and, notwithstanding any restrictions on the transferability of the Common Shares obtained from the conversion of such Series A Preferred Shares, the gross profit per Common Share obtained from the conversion of such Series A Preferred Share and aggregate gross profit if all such Series A Preferred Shares were converted into Common Shares (at the current conversion ratio of one Common Share for each Series A Preferred Share) and sold at a price of $14.12 per share, which was the closing price of our Common Shares on December 15, 2022. The effective average purchase price per share below has been computed by dividing the total purchase price for the Preferred Units from which such Series A Preferred Shares were obtained by the number of such Series A Preferred Shares.

Name of Holders	Number of Series A Preferred Shares	Effective Average Purchase Price Per Share	Gross Profit Per Share	Aggregate Gross Profit
The Stephens Group, LLC	155,814	$10.88	$3.24	$504,837
S-G Coffee, LLC	2,785,082	$10.04	$4.08	$11,363,135
Meaningful Partners Dedicated Capital Vehicle I LP	504,883	$10.04	$4.08	$2,059,923
Meaningful Partners Dedicated Capital Vehicle I-QPLP	386,344	$10.04	$4.08	$1,576,284
F&F Group Invest 2020-01 LLC	217,228	$9.21	$4.91	$1,066,589
Columbia WCH, LLC	111,404	$10.04	$4.08	$454,528
Sheldon M. Fox	10,862	$9.21	$4.91	$53,332
Wallace Scott Davis Revocable Trust	21,723	$9.21	$4.91	$106,660
Holly L. Larkin	10,860	$9.21	$4.91	$53,323
John J. Lammers	5,431	$9.21	$4.91	$26,666
Haley Revocable Trust	10,862	$9.21	$4.91	$53,332
Clarence J. Duvall, Jr.	1,395	$10.88	$3.24	$4,520
John Augustine Ebner, Trustee, John Augustine Ebner Revocable Trust dated the 18th day of July, 2017	54,307	$9.21	$4.91	$266,647
BBH Capital Partners V, L.P.	10,919,673	$10.04	$4.08	$44,552,266
BBH Capital Partners V-A, L.P.	220,654	$10.04	$4.08	$900,268
BBH CPV WCC Co-Investment LLC	8,171,430	$10.04	$4.08	$33,339,434

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
The Common Shares and Public Warrants are currently listed on the Nasdaq Global Market under the symbols “WEST” and “WESTW,” respectively. As of December 12, 2022, there were 72 holders of record of our Common Shares and one holder of record of our Public Warrants.
Dividend Policy
We have not declared or paid any dividends on our Common Shares to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On August 26, 2022, Westrock completed its previously announced Business Combination pursuant to the terms of the Transaction Agreement.
Prior to the Closing, holders of shares of class A common stock of Riverview (the “Riverview Class A Shares”) had the right to redeem all or a portion of their Riverview Class A Shares for a per share price calculated in accordance with Riverview’s governing documents. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Westrock and Riverview after giving effect to the Business Combination and reflects the actual redemption of 18,381,849 Riverview Class A Shares.
Furthermore, unaudited pro forma condensed combined financial information includes the following:
•
issuance of 6,618,151 Common Shares to shareholders of Riverview Class A Shares that did not exercise their redemption rights with respect their Riverview Class A Shares;

•
issuance of 6,250,000 Common Shares to shareholders of shares of Class B common stock of Riverview (the “Riverview Class B Shares”, and together with the Riverview Class A Shares, the “Riverview Shares”), which were automatically converted into Riverview Class A Shares and then into Common Shares at Closing;

•
issuance of 23,090,000 Common Shares pursuant to the PIPE Financing, which includes 2,500,000 Common Shares that were issued in exchange for the retirement of $25.0 million of subordinated debt that was outstanding immediately prior to the Closing; and

•
entry into a $350.0 million Credit Agreement with Wells Fargo Bank, N.A., which includes a $175.0 million Term Loan Facility and a $175.0 million Revolving Credit Facility.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021, give effect to the Business Combination as if it had occurred on January 1, 2021. An unaudited pro forma condensed combined balance sheet as of September 30, 2022 has not been presented as the Business Combination has already been fully reflected in the condensed consolidated balance sheet of Westrock for the quarter ended September 30, 2022, included elsewhere in this prospectus.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
•
the related notes to the unaudited pro forma condensed combined financial statements;

•
the historical unaudited financial statements of Westrock as of and for the nine months ended September 30, 2022 and the related notes, included elsewhere in this prospectus;

•
the historical audited financial statements of Westrock as of and for the year ended December 31, 2021 and the related notes, included elsewhere in this prospectus;

•
the historical unaudited financial statements of Riverview as of and for the six months ended June 30, 2022 and the related notes, included elsewhere in this prospectus;

•
the historical audited financial statements of Riverview as of and for the year ended December 31, 2021 and the related notes, included elsewhere in this prospectus; and

•
the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information relating to Westrock and Riverview included in this prospectus.

The Business Combination is a capital transaction in substance and not a business combination under ASC 805. As a result, Westrock is treated as the accounting acquirer and Riverview is treated as the acquired company for financial reporting purposes per ASC 805. Accordingly, for accounting purposes, the Business Combination is treated similar to an equity contribution in exchange for the issuance of Common Shares.

The net assets of Riverview, which are primarily comprised of cash and cash equivalents, are stated at historical cost with no goodwill or other intangible assets recorded. This determination was primarily based on the following:
•
Westrock’s pre-Business Combination equityholders considered in the aggregate have a majority interest of voting power in the combined entity;

•
Westrock’s senior management continues to comprise the senior management of the combined company;

•
The relative size and valuation of Westrock compared to Riverview; and

•
Westrock’s business comprises the ongoing operations of the combined company immediately following the consummation of the Business Combination.

Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Westrock, and the net assets of Riverview will be stated at historical cost, with no goodwill or other intangible assets recorded.
On April 4, 2022, Riverview entered into the Transaction Agreement with Westrock, Merger Sub I and Merger Sub II, pursuant to which, among other things, on August 26, 2022: (i) Westrock converted from a Delaware limited liability company to a Delaware corporation, (ii) Merger Sub I merged with and into Riverview, with Riverview surviving the merger as a direct wholly owned subsidiary of Westrock (such merger, the “SPAC Merger”) and (iii) immediately following the consummation of the SPAC Merger, Riverview merged with and into Merger Sub II, with Merger Sub II surviving the merger as a direct wholly owned subsidiary of Westrock (together with the SPAC Merger, the “Mergers”).
Pursuant to the Transaction Agreement, (a) each issued and outstanding Common Unit was automatically converted into 0.1049203474320 Common Shares, (b) each issued and outstanding Preferred Unit for which the holder had not elected to convert such unit into shares of Series A Preferred Shares, automatically converted into 0.1086138208640 Common Shares if such Preferred Unit was designated a Series A Preferred Unit or 0.1049203474320 Common Shares if such Preferred Unit was designated a Series B Preferred Unit and (c) each outstanding Preferred Unit, for which the holder thereof had made an election to convert such unit into Series A Preferred Shares, converted into 0.1086138208740 Series A Preferred Shares if such Preferred Unit was a Series A Preferred Unit or 0.0919280171940 Series A Preferred Shares if such Preferred Unit was a Series B Preferred Unit.
In addition, at Closing, (i) each outstanding Riverview Class B Share (other than the Riverview Class B Shares held as treasury stock, which were automatically cancelled and extinguished at the Closing), automatically converted into one Riverview Class A Share, (ii) each outstanding Riverview Class A Share (including the Riverview Class A Shares resulting from the conversion of Riverview Class B Shares at Closing but excluding any Riverview Class A Shares held as treasury stock, which were automatically cancelled and extinguished at Closing) were exchanged for one Common Share, (iii) each outstanding warrant to purchase Riverview Class A Shares (the “Riverview Warrants”) was, by its terms, automatically converted into a comparable Warrant to purchase Common Shares on the terms and subject to the conditions set forth in the warrant agreement for the Riverview Warrants and the Warrant Agreement, (iv) each Riverview Share held immediately prior to Closing by Riverview as treasury stock was automatically canceled and extinguished and (v) each share of capital stock of Merger Sub I issued and outstanding immediately prior to Closing was automatically canceled and extinguished and converted into one share of common stock, par value $0.01, of the surviving corporation in the SPAC Merger, and in connection with obtaining the approval of the Mergers by Riverview’s stockholders, Riverview provided an opportunity for its stockholders to redeem all or a portion of their outstanding Riverview Class A Shares as set forth therein.
Concurrently with the execution of the Transaction Agreement, Westrock and Riverview each entered into Subscription Agreements with 35 PIPE Investors, pursuant to which, the PIPE Investors agreed to subscribe for and purchase, an aggregate of 2,850,000 shares of Common Shares and 22,150,000 Riverview Class A Shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $250.0 million, on the terms and subject to the conditions set forth in the Subscription Agreements. The Subscription Agreements with Riverview provided, subject to customary conditions, that if the subscriber held any Riverview Class A Shares acquired after the date of the subscriber’s Subscription Agreement and did not exercise any redemption rights with respect thereto (such shares, the “offset shares”), then such subscriber could elect to reduce the number of Riverview Class A Shares it was required to purchase in the PIPE Financing by the number of such offset shares. At Closing, there were 1,910,000 offset shares, which reduced the proceeds of the PIPE Financing by $19.1 million.
The following summarizes the pro forma Common Shares outstanding as presented in the unaudited pro forma condensed combined financial statements, excluding the potentially dilutive impact of Warrants, options to purchase Common Shares, restricted stock unit awards, and 23,587,952 Series A Preferred Shares, on an as-converted basis to Common Shares:
(in thousands)
Equityholders of Westrock prior to the Business Combination	37,076
PIPE investors	23,090
Riverview public stockholders	6,618
Riverview Sponsor and holders of other Riverview Class B Shares	6,250
Total	73,034
The unaudited pro forma condensed combined financial information is for illustrative purposes only and does not necessarily reflect what Westrock’s financial condition or results of operations would have been had the Business Combination, PIPE Financing and Credit Agreement occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. See also the section titled “Cautionary Note Regarding Forward-Looking Statements”.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
(in thousands, except per share data)
	Westrock (Historical)	Riverview (Historical – Six Months Ended Jun 30, 2022)	Riverview (Historical – July 1, 2022 to August 26, 2022) Transaction Accounting Adjustments			Pro Forma Combined
Net sales	$640,149	$—	$—	$—		$640,149
Costs of sales	521,681	—	—	—		521,681
Gross profit	118,468	—	—	—		118,468
Selling, general and administrative expense	101,332	—	—	—		101,332
Acquisition, restructuring and integration expense	8,746	—	—	—		8,746
Operating and formation costs	—	1,984	6,887	—		8,871
Loss on disposal of property, plant and equipment	748	—	—	—		748
Total operating expenses	110,826	1,984	6,887	—		119,697
Income (loss) from operations	7,642	(1,984)	(6,887)	—		(1,229)
Other (income) expense
Interest expense	30,265	—	—	(17,559)	(AA)	12,706
Interest earned on marketable securities held in Trust Account	—	(404)	(493)	897	(BB)	—
Change in fair value of warrant liabilities	5,215	8,771	7,784	—		21,770
Other, net	(785)	—	—	—		(785)
(Loss) income before income taxes	(27,053)	(10,351)	$(14,178)	16,662		(34,920)
Income tax (benefit) expense	(3,511)	35	—	4,166	(CC)	690
Net (loss) income	$(23,542)	$(10,386)	$(14,178)	$12,496		$(35,610)
Net income attributable to noncontrolling interest	43	—	—	—		43
Net (loss) income attributable to shareholders	(23,585)	(10,386)	(14,178)	12,496		(35,653)
Loss on extinguishment of redeemable common equivalent preferred units, net	(2,870)	—	—	2,870	(DD)	—
Common equivalent preferred dividends	(4,380)	—	—	4,380	(DD)	—
Accumulating preferred dividends	(13,882)	—	—	13,882	(DD)	—
Net (loss) income attributable to common shareholders	$(44,717)	$(10,386)	$(14,178)	$33,628		$(35,653)

	Westrock (Historical)	Riverview (Historical – Six Months Ended Jun 30, 2022)	Riverview (Historical – July 1, 2022 to August 26, 2022) Transaction Accounting Adjustments	Pro Forma Combined
Loss per Westrock Common Share:
Basic and diluted	$(1.12)	$—
Weighted-average number of Westrock shares outstanding
Basic and diluted	39,819	—
Earnings per Riverview Class A Share:
Basic and diluted	$—	$(0.33)
Weighted-average number of Riverview Class A Shares outstanding
Basic and diluted	—	25,000
Earnings per Riverview Class B Share:
Basic and diluted	$—	$(0.33)
Weighted-average number of Riverview Class B Shares outstanding
Basic and diluted	—	6,250
Loss per Westrock Common Share:
Basic				$(0.49)	(EE)
Diluted				$(0.49)	(EE)
Weighted-average number of Westrock shares outstanding
Basic				73,034	(EE)
Diluted				73,034	(EE)

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except per share data)
	Westrock (Historical)	Riverview (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues, net:
Product revenues	$551,013	$—	$—		$551,013
Forward contract and other revenues	147,131	—	—		147,131
Total revenues, net	698,144	—	—		698,144
Costs of sales:
Product costs of sales	423,314	—	—		423,314
Forward contract and other costs of sales	129,407	—	—		129,407
Total costs of sales	552,721	—	—		552,721
Gross profit	145,423	—	—		145,423
Selling, general and administrative expense	128,506	—	—		128,506
Acquisition, restructuring and integration expense	8,835	—	8,615	(KK)	17,450
Operating and formation costs	—	885	—		885
Loss on disposal of property, plant and equipment	243	—	—		243
Total operating expenses	137,584	885	8,615		147,084
Income (loss) from operations	7,839	(885)	(8,615)		(1,661)
Other (income) expense, net	(34)	—	—		(34)
Interest expense	32,549	—	(17,533)	(FF)	15,016
Interest earned on marketable securities held in Trust Account	—	(36)	36	(GG)	—
Unrealized loss on marketable securities held in Trust Account	—	0	(0)	(GG)	—
Change in fair value of warrant liabilities	—	(7,694)	—		(7,694)
Change in fair value of over-allotment liability	—	(106)	—		(106)
Transaction costs	—	1,284	—		1,284
(Loss) income before income taxes	(24,676)	5,667	8,882		(10,127)
Income tax (benefit) expense	(3,368)	—	2,220	(HH)	(1,148)
Net (loss) income	$(21,308)	$5,667	$6,662		$(8,979)
Net income attributable to noncontrolling interest	639	—	—		639
Net (loss) income attributable to shareholders	(21,947)	5,667	6,662		(9,618)
Accumulating preferred dividends	(24,208)	—	24,208	(II)	—
Net (loss) income attributable to common shareholders	$(46,155)	$5,667	$30,870		$(9,618)

	Westrock (Historical)	Riverview (Historical)	Transaction Accounting Adjustments	Pro Forma Combined
Net Loss per Westrock Common Share:
Basic and diluted	$(1.34)	$—
Weighted-average number of Westrock shares outstanding
Basic and diluted	34,472	—
Earnings per Riverview Class A Share:
Basic and diluted	$—	$0.32
Weighted-average number of Riverview Class A Shares outstanding
Basic and diluted	—	11,392
Earnings per Riverview Class B Share:
Basic and diluted	$—	$0.32
Weighted-average number of Riverview Class B Shares outstanding
Basic and diluted	—	6,250
Net Loss per Westrock Common Share:
Basic				$(0.13)	(JJ)
Diluted				$(0.13)	(JJ)
Weighted-average number of Westrock shares outstanding:
Basic				73,034	(JJ)
Diluted				73,034	(JJ)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Basis of Presentation
The Business Combination was accounted for as a capital transaction in substance and not as a business combination under ASC 805 for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Westrock, and the net assets of Riverview are stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 gives pro forma effect of the Business Combination as if it had occurred on January 1, 2021.
Prior to the Closing, holders of Riverview Class A Shares had the right to redeem all or a portion of their Riverview Class A Shares for a per share price calculated in accordance with Riverview’s governing documents. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Westrock and Riverview after giving effect to the Business Combination and reflects the actual redemption of 18,381,849 Riverview Class A Shares.
On August 26, 2022, Westrock converted from a Delaware corporation to a Delaware limited liability company. Prior to the conversion, the outstanding equity interests of Westrock consisted of Common Units and two series of Preferred Units. In connection with the conversion, the outstanding equity interests of Westrock were converted into Common Shares and Series A Preferred Shares. The weighted average number of units outstanding and net loss per unit attributable to common equityholders of the Company for the pre-conversion period have been retroactively restated to give effect to the Common Unit conversion to Common Shares.
The unaudited pro forma condensed combined financial information is for illustrative purposes only and does not necessarily reflect what Westrock’s financial condition or results of operations would have been had the Business Combination, PIPE Financing and Credit Agreement occurred on the date indicated. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.
Note 2.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” to depict the accounting for the Business Combination (“Transaction Accounting Adjustments”). The information has been prepared to illustrate the effect of the Business Combination, including the PIPE Financing and the Credit Agreement and is for informational purposes only.
Adjustments to the Unaudited Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 are as follows:
(AA)
Reflects the net interest expense impact from the retirement of Westrock debt and the Credit Agreement, which includes the reversal of approximately $14.7 million of interest expense on the existing term loan, $2.4 million of interest expense on the existing asset-based lending facility, $0.4 million of interest on subordinated related party debt, $0.3 million of paid-in-kind interest, and $1.3 million of the amortization of deferred financing fees. In addition, the adjustment reflects the reversal of $4.3 million of interest expense related to the write-off of unamortized deferred financing fees on the existing term loan and asset-based lending facility, and $1.6 million of early termination fees associated with the existing term loan. These reversals are offset by $7.1 million of interest expense on the new Term Loan Facility, determined using the effective interest rate method, and $0.4 million of interest expense related to the new Revolving Credit Facility, representing the commitment fee of 0.35%, as the Revolving Credit Facility is assumed to be undrawn. For the purposes of the pro forma condensed combined financial statements, the Term Loan Facility and Revolving Credit Facility under the Credit Agreement bear interest at a rate of 5.7%, which represents the Adjusted Term SOFR Rate, as defined in the Credit Agreement, plus 2.50% in accordance with the terms of the Credit Agreement. The Adjusted Term SOFR Rate is based on the 6-month SOFR rate of 3.25% as of August 25, 2022. A hypothetical 10% change in the 6-month SOFR rate would have a $0.4 million impact on the pro forma interest expense.
(BB)
Reflects elimination of interest income earned on marketable securities held in the trust account of Riverview (the “Trust Account”).

(CC)
Reflects the net tax expense of all adjustments impacting the pro forma statement of operations, based on a blended statutory rate of 25%. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns for the periods presented.

(DD)
Reflects the reversal of accumulating preferred dividends, declared dividends, and loss on extinguishment of the Preferred Units.

(EE)
Represents the earnings per share calculation using the weighted-average common shares outstanding assuming the Business Combination occurred on January 1, 2021. The calculation of weighted-average common shares outstanding excludes the impact of Series A Preferred Shares on an as-converted basis, as including them would be anti-dilutive, and excludes the impact of the Warrants as the warrants are not dilutive based on their exercise price.

(in thousands)
Numerator
Net loss attributable to holders of Common Shares	$(35,653)
Denominator
Number of Common Shares held by holders who were equityholders of Westrock prior to the Business Combination	37,076
Number of Common Shares held by PIPE Investors	23,090
Number of Common Shares held by Riverview public stockholders	6,618
Number of Common Shares held by Riverview Sponsor and holders of other Riverview Class B Shares	6,250
Total Common Shares – Basic	73,034
Number of Series A Preferred Shares, on an as-converted basis to Common Shares	—
Total Common Shares – Diluted	73,034
Loss per Common Share
Basic	$(0.49)
Diluted	$(0.49)
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:
(FF)
Reflects the net interest expense impact from the retirement of Westrock debt and the Credit Agreement, which includes the reversal of $23.0 million of interest expense on the existing term loan, $2.0 million of interest expense on the existing asset-based lending facility, $0.8 million of interest on subordinated related party debt, $1.8 million of paid-in-kind interest, and $1.8 million of the amortization of deferred financing fees. These reversals are offset by $11.2 million of interest expense on the new Term Loan Facility, determined using the effective interest rate method, and $0.6 million of interest expense related to the new Revolving Credit Facility, representing the commitment fee of 0.35%, as the Revolving Credit Facility is assumed to be undrawn. For the purposes of the pro forma condensed combined financial statements, the Term Loan Facility and Revolving Credit Facility under the Credit Agreement bear interest at a rate of 5.7%, which represents the Adjusted Term SOFR Rate, as defined in the Credit Agreement, plus 2.50% in accordance with the terms of the Credit Agreement. The Adjusted Term SOFR Rate is based on the 6-month SOFR rate of 3.25% as of August 25, 2022. A hypothetical 10% change in the 6-month SOFR rate would have a $0.6 million impact on the pro forma interest expense.
(GG)
Reflects elimination of interest income and unrealized loss on marketable securities held in the Trust Account.

(HH)
Reflects the net tax expense of all adjustments impacting the pro forma statement of operations, based on a blended statutory rate of 25%. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns for the periods presented.

(II)
Reflects the reversal of accumulating preferred dividends on the Preferred Units.

(JJ)
Represents the earnings per share calculation using the weighted-average common shares outstanding assuming the Business Combination occurred on January 1, 2021. The calculation of weighted-average common shares outstanding excludes the impact of Series A Preferred Shares on an as-converted basis, as including them would be anti-dilutive, and excludes the impact of the Warrants as the warrants are not dilutive based on their exercise price.

(in thousands)
Numerator
Net loss attributable to holders of Common Shares	$(9,618)
Denominator
Number of Common Shares held by holders who were equityholders of Westrock prior to the Business Combination	37,076
Number of Common Shares held by PIPE Investors	23,090
Number of Common Shares held by Riverview public stockholders	6,618
Number of Common Shares held by Riverview Sponsor and holders of other Riverview Class B Shares	6,250
Total Common Shares – Basic	73,034
Number of Series A Preferred Shares, on an as-converted basis to Common Shares	—
Total Common Shares – Diluted	73,034
Loss per Common Share
Basic	$(0.13)
Diluted	$(0.13)

(KK)
Represents one-time non-capitalizable costs incurred by Riverview for the Business Combination, including advisory, banking, legal and accounting services.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to highlight and supplement data and information presented elsewhere in this prospectus and should be read in conjunction with the September 30, 2022 unaudited condensed consolidated financial statements and related notes and the December 31, 2021 audited consolidated financial statements and related notes included in this prospectus. The following discussion includes forward-looking statements that reflect our plans, estimates and assumptions and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.” Future results could differ significantly from the historical results presented in this section.
Overview
Westrock is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. We supply the world’s most iconic brands with the world’s most innovative coffee, tea, flavors, extracts, and ingredients products.
In connection with the closing of our previously announced Business Combination with Riverview, the Company converted from a Delaware limited liability company to a Delaware corporation and changed its name from “Westrock Coffee Holdings, LLC” to “Westrock Coffee Company.”
Our platform is built upon four fundamental pillars that enable us to positively impact the coffee, tea, flavors, extracts, and ingredients ecosystems from crop to cup: (i) we operate a fully transparent supply chain, (ii) we develop innovative beverage solutions tailored to our customers’ specific needs, (iii) we deliver a high quality and comprehensive set of products to our customers, and (iv) we leverage our scaled international presence to serve our blue-chip customer base. These four tenets comprise the backbone of our platform and position us as a leading provider of value-added beverage solutions. By partnering with Westrock, our customers also benefit from the benchmark-setting responsible sourcing policies and strong Environmental, Social, and Governance (“ESG”) focus surrounding our products, top tier consumer insights, and a differentiated product ideation process. Leading brands choose us because we are singularly positioned to meet their needs, while simultaneously driving a new standard for sustainably and responsibly sourced products.
We operate our business in two segments: Beverage Solutions and Sustainable Sourcing & Traceability (“SS&T”).
Beverage Solutions:   Through this segment, we combine our product innovation and customer insights to provide value-added beverage solutions, including coffee, tea, juices, flavors, extracts, and ingredients. We provide products in a variety of packaging, including branded and private label coffee in bags, fractional packs, and single serve cups, as well as extract solutions to be used in products such as cold brew and ready-to-drink offerings. Currently, we serve customers in the United States, Europe, and Asia through the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG and hospitality industries.
Sustainable Sourcing & Traceability:   Through this segment, we utilize our proprietary technology and digitally traceable supply chain to directly impact and improve the lives of our farming partners, tangible economic empowerment and an emphasis on environmental accountability and farmer literacy. Revenues primarily relate to the physical delivery and settlement of forward sales contracts for green coffee.
Key Business Metrics
We use Adjusted EBITDA to evaluate our performance, identify trends, formulate financial projections, and to make strategic decisions.

Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. Additionally, we use these non-GAAP financial measures in evaluating the performance of our segments, to make operational and financial decisions and in our budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D, impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.
Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.
The reconciliation of our net loss to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021, and for the years ended December 31, 2021 and 2020 is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
(Thousands)	2022	2021	2022	2021	2021	2020
Net loss	$(13,018)	$(3,890)	$(23,542)	$(16,082)	$(21,308)	$(128,865)
Interest expense	13,404	8,614	30,265	24,283	32,549	25,229
Income tax benefit	(428)	(796)	(3,511)	(2,239)	(3,368)	(17,545)
Depreciation and amortization	5,816	6,072	17,782	18,386	25,501	23,838
EBITDA	5,774	10,000	20,994	24,348	33,374	(97,343)
Acquisition, restructuring and integration expense	3,959	1,829	8,746	3,772	8,835	22,355
Change in fair value of warrant liabilities	5,215	—	5,215	—	—	—
Management and consulting fees (S&D acquisition)	834	1,591	3,035	4,791	6,382	5,317
Equity-based compensation	705	306	1,184	918	1,223	1,553
Impairment charges	—	—	—	—	—	82,083
Inventory write-offs	—	—	—	—	—	5,432

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
(Thousands)	2022	2021	2022	2021	2021	2020
Loss (gain) on disposal of property, plant and equipment	459	(390)	748	(147)	243	7,750
Mark-to-market adjustments	543	(4)	793	(1,979)	(3,585)	(217)
Other	424	147	1,885	1,268	702	6,665(1)
Adjusted EBITDA	$17,913	$13,479	$42,600	$32,971	$47,174	$33,595
Beverage Solutions	15,885	11,462	38,776	29,924	41,468	28,802
Sustainable Sourcing & Traceability	2,028	2,017	3,824	3,047	5,706	4,793
Total of Reportable Segments	$17,913	$13,479	$42,600	$32,971	$47,174	$33,595

(1)
$6.3 million relates to net unrealized gains, representing the effective portion of cash-flow hedges, that were recorded in accumulated other comprehensive income of S&D immediately prior to its acquisition by Westrock, which were to be reclassified into earnings over the next twelve months when inventory was sold. Although these unrealized gains were written-off in purchase accounting, the Company’s debt agreements explicitly allowed for the recognition of these gains in the Company’s determination of Adjusted EBITDA for covenant compliance calculations.

Key Factors Affecting Our Performance
We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section titled “Risk Factors  —  Risks Related to Westrock’s Business” and “Risk Factors  —  Risks Related to Westrock’s Industry.”
Expand and Enhance Product Offerings Through Innovation
We have cultivated deeply entrenched blue-chip customer relationships through strategically led collaboration of our consumer insights and product development teams, which has allowed us to continuously improve our product portfolio. Changes in consumer behaviors, specifically by younger consumers, have shifted the product landscape towards more customized beverage solutions, such as cold coffees, premium flavors, and extracts. If we are unable to provide innovative products to our customers, we may not be able to grow our revenues.
Adjusted EBITDA Margin Expansion
We intend to expand our Adjusted EBITDA margins through a combination of an increased mix of FE&I products, driven by product innovation and customer and geographic expansion, leveraging our fixed cost infrastructure through increased volumes, and improving our operating efficiency. As a scalable provider, we are well positioned to drive Adjusted EBITDA margin expansion; however, if we are unable to provide innovative products, or if we are unable to geographically expand to meet our customers’ needs, we may not be able to grow Adjusted EBITDA margins. Furthermore, our ability to achieve our production-efficiency objectives could be negatively impacted by a variety of factors including, among other things, lower-than-expected facility utilization rates, manufacturing and production cost overruns, increased purchased material costs and unexpected supply chain quality issues or interruptions. Our inability to achieve our goals may negatively impact our Adjusted EBITDA margins.
Sustainable Sourcing & Traceability
Rising consumer awareness has resulted in increased demand for sustainably sourced and traceable coffee, and we believe that this trend will continue to have meaningful impact on our industry. Through our digitally traceable supply chain, our customers and end consumers can see their product’s journey from crop to cup. Furthermore, we have committed to responsibly source 100% of our coffee by 2025, and during the second quarter of 2022, we successfully achieved our previously stated goal to responsibly source 100%

of our tea products. However, if we are unable to provide this level of transparency to our customers, demand for our products may fall, negatively impacting our revenues.
Significant Developments
Merger with Riverview Acquisition Corp.
On August 26, 2022, the Company completed the Business Combination with Riverview. The Company issued 12,868,151 Common Shares, to public and Class B shareholders of Riverview, receiving $49.8 million of the cash held in the trust account of Riverview, which is net of $17.1 million of Riverview transaction expenses offset against proceeds received by the Company. The 12,868,151 Common Shares include 1,910,000 Common Shares issued to PIPE Investors who elected to satisfy their PIPE Financing commitments through the purchase of Riverview’s Class A Shares on the public market, pursuant to the terms of their respective Subscription Agreements. As a part of the Business Combination, Westrock converted from a Delaware limited liability company to a Delaware corporation and the Company changed its corporate name from “Westrock Coffee Holdings, LLC” to “Westrock Coffee Company.” Substantially concurrently with the closing of the Business Combination, the Company received $205.9 million in cash proceeds (which amount excludes contribution to the Company of certain related party notes) from the PIPE Financing at $10.00 per share, issued 20,590,000 Common Shares to PIPE Investors (which share amount excludes the conversion of the related party notes), and entered into the Credit Agreement that includes (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of $175.0 million (the “Revolving Credit Facility”), and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of $175.0 million (the “Term Loan Facility”). Proceeds from the Business Combination and the Term Loan Facility were used to pay off and terminate our then existing term loan and asset-based lending facility and to pay expenses related to the Business Combination and Credit Agreement. In addition, $25.0 million of the Company’s outstanding related party subordinated debt (including $13.3 million outstanding at June 30, 2022) was converted to equity in satisfaction of such related parties’ obligations under their subscription agreements, as described below in “PIPE Pre-Funding” and “Liquidity and Capital Resources — Subordinated Related Party Debt.”
PIPE Pre-Funding
In connection with the Business Combination, the Company and Riverview had entered into Subscription Agreements with the PIPE Investors. Pursuant to the terms of its Subscription Agreement, on July 14, 2022, Wooster Capital pre-funded $11.7 million of its committed PIPE Financing (the “Wooster Pre-fund”) and in exchange was issued a subordinated convertible note by Westrock (the “Convertible Note”). The Convertible Note had a principal amount of $11.7 million, a maturity of one year (July 13, 2023) and an interest rate of 8% per annum that was payable quarterly on the last business day of each quarter. Upon closing of the Business Combination, the Convertible Note automatically converted into 1,170,000 Common Shares, which is equal to the quotient of the principal amount of the Convertible Note, then outstanding, divided by $10.00.
Sixth Amendment to the Prior Term Loan Agreement
On July 13, 2022, the Company entered into Amendment No. 6 to the Prior Term Loan Agreement (the “Sixth Term Loan Amendment”) in order to permit the Wooster Pre-fund. The Sixth Term Loan Amendment included the following modifications: (i) permitting the incurrence of subordinated debt from Wooster Capital in the form of the Convertible Note; (ii) extending the PIK interest period to December 31, 2022; (iii) amending the definitions of EBITDA, Fixed Charge Coverage Ratio and Total Debt (which excludes the Convertible Note); and (iv) amending the level of the Minimum Liquidity covenant that the Company is required to comply with. The definition of EBITDA was modified to increase the cap on add-backs for the quarter ended June 30, 2022 and the quarter ended September 30, 2022 from 15% of EBITDA to 20% of EBITDA. The Wooster Pre-fund, together with the Sixth Term Loan Amendment, allowed the Company to meet increased capital expenditure and working capital needs of the business and to remain in compliance with its financial covenants as of June 30, 2022.
In connection with the closing of the Business Combination, all loans outstanding under the Prior Term Loan Facility (defined below) were repaid, and the associated Prior Term Loan Agreement was terminated.

Fourth Amendment to the Prior ABL Credit Agreement
On July 13, 2022, the Company entered into Amendment No. 4 to the Prior ABL Credit Agreement (defined below), which included the following modifications: (i) permitting the incurrence of subordinated debt from Wooster Capital in the form of the Convertible Note and (ii) amending the definitions of EBITDA, Fixed Charge Coverage Ratio and Total Debt (which excludes the Convertible Note). The definition of EBITDA was modified to increase the cap on add-backs for the quarter ended June 30, 2022 and the quarter ended September 30, 2022 from 15% of EBITDA to 20% of EBITDA.
In connection with the closing of the Business Combination, all loans outstanding under the Prior ABL Facility (defined below) were repaid, and the associated Prior ABL Credit Agreement was terminated.
Acquisition of Kohana Coffee, LLC
On November 14, 2022, Westrock Beverage acquired one hundred percent (100%) of the equity securities of Richmond, California-based Kohana Coffee. The acquisition of Kohana Coffee allows Westrock to accelerate the development, production and distribution of ready-to-drink products in cans and multi-serve bottles to meet increasing customer demand and expands the Company’s extraction and packaging capabilities.
Key Components of Results of Operations
Net Sales
Net Sales represents sales of value-added beverage solutions, including coffee, tea, juices, flavors, extracts, and ingredients which are reported within our Beverage Solutions segment. Shipping and handling costs paid by the customer are included within revenues. We expect the sales of our beverage solutions products to continue to increase as we expand our product offerings, customer base, and geographic footprint into new markets.
Sales within our SS&T segment primarily represents the physical delivery and settlement of forward sales contracts for green coffee. These forward sales contracts are accounted for as derivatives. We expect to grow coffee and tea volumes that underlie our forward contracts; however, revenue associated with these contracts is primarily dependent upon movements in commodities prices. We expect revenues and sales to increase in line with increases in volume, and to increase or decrease based on the fluctuations in commodities prices.
Costs of Sales
Costs of sales within our Beverage Solutions segment are primarily driven by raw materials costs, including the cost of green coffee and tea, production costs, including manufacturing labor and overhead, depreciation expense related to our manufacturing equipment, and shipping costs incurred to deliver raw materials to our production facilities. We expect our costs of sales to increase as revenues increase; however, we expect to reduce costs of sales as a percent of revenues as we improve operating efficiencies and leverage our fixed cost infrastructure.
Costs of sales within our Sustainable Sourcing & Traceability segment primarily represent the cost of forward purchase contracts for green coffee and unrealized gains and losses on our forward sales and forward purchase contracts prior to settlement. We expect SS&T costs of sales to increase in-line with increases in volume, and to increase or decrease based on the fluctuations in commodities prices.
Selling, General and Administrative Expense
Costs that are not charged to costs of sales, or those which do not meet the definition of acquisition, restructuring and integration expenses, are reported within selling, general and administrative expenses. Such costs include, but are not limited to, selling and sales support expenses, including compensation of sales personnel, shipping and handling costs to deliver product to our customers, marketing and advertising costs, and costs associated with our administrative functions. We expect to leverage our fixed cost infrastructure, and decrease selling, general and administrative costs, as a percentage of revenue, over time.

Acquisition, Restructuring and Integration Expense
Acquisition costs represent incremental, non-capitalizable, transaction pursuit and unsuccessful pursuit costs, including professional services (legal, accounting, advisory, etc.), finder’s fees and other direct expenses associated with an acquisition. Restructuring and integration costs include direct costs related to restructuring activities, and costs necessary to integrate an acquired business, including professional services, systems and data conversions, and severance and retention bonuses to employees of an acquired business. The amount of acquisition, restructuring and integration expense will primarily be dependent upon the timing of mergers and acquisitions activities.
Change in Fair Value of Warrant Liabilities
Change in fair value of warrant liabilities represents the change in the fair value of Public Warrants, based on changes in the trading price of the Public Warrants, and the change in the fair value of Private Placement Warrants, based on independent third-party valuation studies.
Impairment Charges
Impairment charges represent non-cash, non-recurring expenses related to the impairment of goodwill and intangible assets.
Loss (Gain) on Disposal of Property, Plant and Equipment
Loss (Gain) on disposal of property, plant and equipment represents the difference between the carrying value of property, plant and equipment and any proceeds received upon its disposal, either by sale or abandonment.
Interest Expense
Interest expense primarily consists of interest on our debt obligations, including non-cash payment-in-kind interest and the amortization of deferred financing costs.
Income Tax Expense (Benefit)
Income tax expense (benefit) represents federal, state, local and foreign tax obligations in the jurisdictions in which we operate. Over time, we would expect to pay cash taxes in the taxing jurisdictions in which we make a profit; however, in the near term, we expect to utilize historical net operating losses to shield us from federal and state income taxes in our Beverage Solutions segment.
Results of Operations
Comparison of the Three Months Ended September 30, 2022 and 2021
The following table sets forth our results of operations expressed as dollars and as a percentage of total revenues for the periods indicated:
(Thousands, except per share data)	Three Months Ended September 30, 2022	% of Revenues	Three Months Ended September 30, 2021	% of Revenues
Net sales	$230,308	100.0%	$181,277	100.0%
Costs of sales	189,169	82.1%	142,993	78.9%
Gross profit	41,139	17.9%	38,284	21.1%
Selling, general and administrative expense	31,223	13.6%	32,803	18.1%
Acquisition, restructuring and integration expense	3,959	1.7%	1,829	1.0%

(Thousands, except per share data)	Three Months Ended September 30, 2022	% of Revenues	Three Months Ended September 30, 2021	% of Revenues
Loss (gain) on disposal of property, plant and equipment	459	0.2%	(390)	(0.2)%
Total operating expenses	35,641	15.5%	34,242	18.9%
Income from operations	5,498	2.4%	4,042	2.2%
Other (income) expense
Interest expense	13,404	5.8%	8,614	4.8%
Change in fair value of warrant liabilities	5,215	2.3%	—	0.0%
Other, net	325	0.1%	114	0.1%
Loss before income taxes	(13,446)	(5.8)%	(4,686)	(2.6)%
Income tax benefit	(428)	(0.2)%	(796)	(0.4)%
Net loss	$(13,018)	(5.7)%	$(3,890)	(2.1)%
Net (loss) income attributable to non-controlling interest	(22)	(0.0)%	97	0.1%
Net loss attributable to shareholders	(12,996)	(5.6)%	(3,987)	(2.2)%
Loss on extinguishment of redeemable common equivalent preferred units, net	(2,870)	(1.2)%	—	0.0%
Common equivalent preferred dividends	(4,380)	(1.9)%	—	0.0%
Accumulating preferred dividends	—	0.0%	(6,109)	(3.4)%
Net loss attributable to common shareholders	$(20,246)	(8.8)%	$(10,096)	(5.6)%

The following table sets forth selected financial information of our reportable segments for the three months ended September 30, 2022 and 2021:
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues(1)	Total of Reportable Segments
Segment Revenues:
2022	$173,486	$62,809	$(5,987)	$230,308
2021	138,838	47,529	(5,090)	181,277
Segment Costs of Sales:
2022	136,366	52,803	n/a	189,169
2021	104,835	38,158	n/a	142,993
Segment Gross Profit:
2022	37,120	4,019	n/a	41,139
2021	34,003	4,281	n/a	38,284
Segment Adjusted EBITDA:
2022	15,885	2,028	n/a	17,913
2021	11,462	2,017	n/a	13,479
Segment Adjusted EBITDA Margin:
2022	9.2%	3.6%	n/a	7.8%
2021	8.3%	4.8%	n/a	7.4%

(1)
Intersegment revenues represent sales of green coffee from our SS&T segment to our Beverage Solutions Segment.

Net Sales
Net Sales from our Beverage Solutions segment were $173.5 million for the three months ended September 30, 2022, compared to $138.8 million for the three months ended September 30, 2021, an increase of approximately 25%. The increase was due to a $34.7 million increase in the sale coffee & tea products, driven by a 59% increase in single serve cup volumes compared to the three months ended September 30, 2021, and an increase in underlying green coffee prices quarter over quarter. These increases were partially offset by a 9% decrease in roast and ground coffee products, driven in part by higher inflation impacting end-consumer demand.
Net Sales from our SS&T segment totaled $56.8 million, net of intersegment revenues, during the three months ended September 30, 2022, increasing 34% compared to $42.4 million during the three months ended September 30, 2021. The increase is driven by an increase in the average sales price per pound, which increased 36% for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. The increase in the average sales price per pound is directly correlated to the global commodities price. SS&T sales volume decreased approximately 3% for the three months ended September 30, 2022 compared to the three months ended September 30, 2021.
Costs of Sales
In our Beverage Solutions segment, costs of sales increased to $136.4 million for the three months ended September 30, 2022, from $104.8 million for the three months ended September 30, 2021. The increase in costs of sales was driven by an increase in materials costs of approximately $29.5 million driven by increased sales volume, specifically in single serve cups, an increase in underlying commodities pricing impacting the cost of green coffee, inflationary increases on other material costs, as well as a $2.0 million increase in manufacturing costs for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, primarily due to wage inflation.
In our SS&T segment, costs of sales increased $14.6 million to $52.8 million for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. This increase is primarily due to an increase in green coffee costs driven by an increase in underlying commodities pricings. Costs of sales for the three months ended September 30, 2022 included $0.5 million of net unrealized losses on forward sales and purchase contracts and mark-to-market adjustment on green coffee inventory compared to no such costs for the three months ended September 30, 2021.
Selling, General and Administrative Expense
	Three Months Ended September 30,
	2022		2021
(Thousands)	Amount	% of Segment Revenues	Amount	% of Segment Revenues
Beverage Solutions	$28,823	16.6%	$30,559	22.0%
Sustainable Sourcing & Traceability	2,400	4.2%	2,244	5.3%
Total selling, general and administrative expense	$31,223	13.6%	$32,803	18.1%
Total selling, general and administrative expenses in our Beverage Solutions segment decreased $1.7 million to $28.8 million for the three months ended September 30, 2022, compared to the three months ended September 30, 2021. The decrease is primarily due to an approximately $2.2 million decrease in personnel-related expenses, a $0.9 million decrease in equipment and service costs and a $0.5 million decrease in insurance costs, partially offset by a $1.0 million increase in depreciation expense and a $0.9 million increase in legal and professional fees for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. In our SS&T segment, selling, general and administrative costs increased $0.1 million due to increased personnel costs.

Acquisition, Restructuring and Integration Expense
Acquisition, restructuring and integration expenses for the three months ended September 30, 2022 were $4.0 million, $1.3 million of which related to the integration of our new enterprise resource planning system, $1.2 million of which related to public-company preparedness costs and $0.9 million of which related to startup costs for our Conway, Arkansas manufacturing facility. During the three months ended September 30, 2021, we incurred $1.8 million of acquisition, restructuring and integration expenses, approximately $1.2 million of which relates to salesforce restructuring and $0.5 million of which related to integration costs related to the acquired S&D business.
Interest Expense
	Three Months Ended September 30,
(Thousands)	2022	2021
Interest expense, net
Cash:
Term loan facility	$1,020	$—
Prior term loan facility	3,215	6,057
Prior term loan facility early termination fee	1,580	—
Prior ABL facility	966	533
Short-term related party debt	—	358
Subordinated related party debt	241	304
International trade finance lines	1,065	230
International notes payable	260	146
Other	455	67
Total cash interest	8,802	7,695
Non-cash:
Amortization of deferred financing costs	304	458
Write-off of deferred financing costs	4,296	—
Payments-in-kind interest	2	461
Total non-cash interest	4,602	919
Total interest expense, net	$13,404	$8,614
Interest expense for the three months ended September 30, 2022 was $13.4 million compared to $8.6 million for the three months ended September 30, 2021. The increase is primarily due to the write off of $4.3 million of unamortized deferred financing fees associated with the termination of the Prior Term Loan Facility and Prior ABL Facility, and $1.6 million of early termination payments associated with the Prior Term Loan Facility. No such costs were incurred in the three months ended September 30, 2021. These increases were partially offset by approximately $1.4 million of cash interest savings as a result of the entry into the Credit Agreement.
Income Tax Benefit
Income tax benefit for the three months ended September 30, 2022 was $0.4 million, resulting in an effective tax rate of 3.2%, compared to an income tax benefit for the three months ended September 30, 2021 of $0.8 million, resulting in an effective tax rate of 17.0%. The effective tax rates differ primarily due to the increase in discrete items, namely the write-off of unamortized deferred financing costs associated with the termination of the Prior Term Loan Facility and Prior ABL Facility.
Comparison of the Nine Months Ended September 30, 2022 and 2021
The following table sets forth our results of operations expressed as dollars and as a percentage of total revenues for the periods indicated:

(Thousands, except per share data)	Nine Months Ended September 30, 2022	% of Revenues	Nine Months Ended September 30, 2021	% of Revenues
Net sales	$640,149	100.0%	$507,752	100.0%
Costs of sales	521,681	81.5%	401,980	79.2%
Gross profit	118,468	18.5%	105,772	20.8%
Selling, general and administrative expense	101,332	15.8%	96,309	19.0%
Acquisition, restructuring and integration expense	8,746	1.4%	3,772	0.7%
Loss (gain) on disposal of property, plant and equipment	748	0.1%	(147)	(0.0)%
Total operating expenses	110,826	17.3%	99,934	19.7%
Income from operations	7,642	1.2%	5,838	1.1%
Other (income) expense
Interest expense	30,265	4.7%	24,283	4.8%
Change in fair value of warrant liabilities	5,215	0.8%	—	0.0%
Other, net	(785)	(0.1)%	(124)	(0.0)%
Loss before income taxes	(27,053)	(4.2)%	(18,321)	(3.6)%
Income tax (benefit)	(3,511)	(0.5)%	(2,239)	(0.4)%
Net loss	$(23,542)	(3.7)%	$(16,082)	(3.2)%
Net income attributable to noncontrolling interest	43	0.0%	433	0.1%
Net loss attributable to shareholders	(23,585)	(3.7)%	(16,515)	(3.3)%
Loss on extinguishment of redeemable common equivalent preferred units, net	(2,870)	(0.4)%	—	0.0%
Common equivalent preferred dividends	(4,380)	(0.7)%	—	0.0%
Accumulating preferred dividends	(13,882)	(2.2)%	(17,957)	(3.5)%
Net loss attributable to common shareholders	$(44,717)	(7.0)%	$(34,472)	(6.8)%
The following table sets forth selected financial information of our reportable segments for the nine months ended September 30, 2022 and 2021.
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues(1)	Total of Reportable Segments
Segment Revenues:
2022	$492,712	169,041	(21,604)	$640,149
2021	400,506	121,550	(14,304)	507,752
Segment Costs of Sales:
2022	384,317	137,364	n/a	521,681
2021	305,978	96,002	n/a	401,980
Segment Gross Profit:
2022	108,395	10,073	n/a	118,468
2021	94,528	11,244	n/a	105,772
Segment Adjusted EBITDA:
2022	38,776	3,824	n/a	42,600
2021	29,924	3,047	n/a	32,971

(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues(1)	Total of Reportable Segments
Segment Adjusted EBITDA Margin:
2022	7.9%	2.6%	n/a	6.7%
2021	7.5%	2.8%	n/a	6.5%

(1)
Intersegment revenues represent sales of green coffee from our SS&T segment to our Beverage Solutions segment.

Net Sales
Net sales from our Beverage Solutions segment for the nine months ended September 30, 2022 were $492.7 million, compared to $400.5 million for the nine months ended September 30, 2021, an increase of approximately 23%. The increase is due to a $85.4 million increase in the sale of coffee and tea products, driven by a 48% increase in single serve cup volumes, partially offset by a 7% decrease in roast and ground coffee products, driven in part by higher inflation impacting end-consumer demand, and an increase in underlying green coffee prices compared to the nine months ended September 30, 2021. In addition, flavors, extracts and ingredients volumes increased 9%, contributing $9.0 million of the increase in sales year over year.
Net sales from our SS&T segment totaled $147.4 million, net of intersegment revenues, for the nine months ended September 30, 2022, increasing 37% compared to $107.2 million for the nine months ended September 30, 2021. The increase is driven by an increase in the average sales price per pound, which increased 37% for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The increase in the average sales price per pound is directly correlated to the global commodities price. SS&T sales volume decreased approximately 2% for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021.
Costs of Sales
In our Beverage Solutions segment, costs of sales increased to $384.3 million for the nine months ended September 30, 2022, compared to $306.0 million for the nine months ended September 30, 2021. The increase in costs of sales is primarily due to a $78.9 million increase in green coffee, tea and liquid extracts costs, driven by higher single serve cup sales volumes and commodity price increases, specifically related to green coffee.
In our SS&T segment, costs of sales were $137.4 million for the nine months ended September 30, 2022, an increase of $41.4 million compared to the nine months ended September 30, 2021. This increase is primarily due to an increase in green coffee cost driven by an increase in underlying commodities pricings, as volume of green coffee sold was essentially flat year-over-year. Costs of sales for the nine months ended September 30, 2022 included $0.8 million of net unrealized losses on forward sales and purchase contracts and mark-to-market adjustment on green coffee inventory compared to $2.0 million of net unrealized gains on forward sales and purchase contracts and mark-to-market adjustment on green coffee inventory for the nine months ended September 30, 2021.
Selling, General and Administrative Expense
	Nine Months Ended September 30,
	2022		2021
(Thousands)	Amount	% of Segment Revenues	Amount	% of Segment Revenues
Beverage Solutions	$93,754	19.0%	$89,928	22.5%
Sustainable Sourcing & Traceability	7,578	5.1%	6,381	5.9%
Total selling, general and administrative expense	$101,332	15.8%	$96,309	19.0%
Total selling, general and administrative expenses in our Beverage Solutions segment increased $3.8 million to $93.8 million for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021. The increase is primarily due to an approximately $2.5 million increase in legal and professional fees, a $1.9 million increase in freight costs and a $1.3 million increase in bad debt expense, partially offset by an approximately $1.1 million decrease in equipment, service and fleet costs and a $0.7 million decrease in depreciation expense. In our SS&T segment, selling, general and administrative costs increased $1.2 for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, approximately $0.6 million of which related to increased personnel costs.
Acquisition, Restructuring and Integration Expense
Acquisition, restructuring and integration expense totaled $8.7 million for the nine months ended September 30, 2022, approximately $3.7 million of which related to public-company preparedness costs, $2.9 million of which related to the integration of our new enterprise resource planning system and $1.6 million of which related to equity-funded startup costs. During the nine months ended September 30, 2021, we incurred $3.8 million of acquisition, restructuring and integration expenses, approximately $1.2 million of which were related to salesforce restructuring and $1.0 million of which were integration costs related to the acquired S&D business.
Interest Expense
	Nine Months Ended September 30,
(Thousands)	2022	2021
Interest expense, net
Cash:
Term loan facility	$1,020	$—
Prior term loan facility	14,735	17,057
Prior term loan facility early termination fee	1,580	—
Prior ABL facility	2,414	1,429
Short-term related party debt	428	936
Subordinated related party debt	642	899
International trade finance lines	2,253	480
International notes payable	468	398
Other	784	271
Total cash interest	24,324	21,470
Non-cash:
Amortization of deferred financing costs	1,350	1,361
Write-off of deferred financing costs	4,296	—
Payments-in-kind interest	295	1,452
Total non-cash interest	5,941	2,813
Total interest expense, net	$30,265	$24,283
Interest expense for the nine months ended September 30, 2022 increased by $6.0 million to $30.3 million. The increase is primarily due to the write off of $4.3 million of unamortized deferred financing fees associated with the termination of the Prior Term Loan Facility and Prior ABL Facility, and $1.6 million of early termination payments associated with the Prior Term Loan Facility. No such costs were incurred in the nine months ended September 30, 2021. In addition, cash interest related to our international trade finance lines increased due to increased utilization of Falcon’s working capital trade finance facility during the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021.
Income Tax Benefit
Income tax benefit for the nine months ended September 30, 2022 was $3.5 million, resulting in an effective tax rate of 13.8%, compared to an income tax benefit for the nine months ended September 30,

2021 of $2.2 million, resulting in an effective tax rate of 12.2%. The effective tax rates differ primarily due to the increase in discrete items, namely the write-off of unamortized deferred financing costs associated with the termination of the Prior Term Loan Facility and Prior ABL Facility.
Comparison of the Years Ended December 31, 2021 and 2020
The following table sets forth, for the periods indicated, our results of operations expressed as dollars and as a percentage of total revenues:
(Thousands)	Year Ended December 31, 2021	% of Revenues	Year Ended December 31, 2020	% of Revenues
Net Sales	$698,144	100.0%	$550,846	100.0%
Costs of sales	552,721	79.2%	443,644	80.5%
Gross profit	145,423	20.8%	107,202	19.5%
Selling, general and administrative expense	128,506	18.4%	115,648	21.0%
Acquisition, restructuring and integration expense	8,835	1.3%	22,355	4.1%
Impairment charges	—	0.0%	82,083	14.9%
Loss on disposal of property, plant and equipment	243	0.0%	7,750	1.4%
Total operating expenses	137,584	19.7%	227,836	41.4%
Income (loss) from operations	7,839	1.1%	(120,634)	(21.9)%
Other (income) expense, net	(34)	(0.0)%	547	0.1%
Interest expense	32,549	4.7%	25,229	4.6%
Loss before income taxes	(24,676)	(3.5)%	(146,410)	(26.6)%
Income tax benefit	(3,368)	(0.5)%	(17,545)	(3.2)%
Net loss	$(21,308)	(3.1)%	$(128,865)	(23.4)%
Net income attributable to noncontrolling interest	639	0.1%	306	0.1%
Net loss attributable to shareholders	(21,947)	(3.1)%	(129,171)	(23.4)%
Accumulating preferred dividends	(24,208)	(3.5)%	(18,513)	(3.4)%
Net loss attributable to common shareholders	$(46,155)	(6.6)%	$(147,684)	(26.8)%
Please note that our 2020 financial results reflect our ownership of S&D for 10 months in fiscal year 2020, while our 2021 financial results reflect our ownership of S&D for the entire fiscal year. As such, comparability of our financial results on a year-over-year basis might be impacted by these reporting differences. A more detailed explanation and reconciliation is provided below.
The following table sets forth, for the years ended December 31, 2021 and 2020, selected financial information of our reportable segments.
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues(1)	Total of Reportable Segments
Segment Revenues:
2021	$551,013	$170,035	$(22,904)	$698,144
2020	$424,906	$150,577	$(24,637)	$550,846
Segment Costs of Sales:
2021	$423,314	$129,407	n/a	$552,721
2020	$330,310	$113,334	n/a	$443,644
Segment Gross Profit:
2021	$127,699	$17,724	n/a	$145,423
2020	$94,596	$12,606	n/a	$107,202

(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues(1)	Total of Reportable Segments
Segment Adjusted EBITDA:
2021	$41,468	$5,706	n/a	$47,174
2020	$28,802	$4,793	n/a	$33,595
Segment Adjusted EBITDA Margin:
2021	7.5%	3.9%	n/a	6.8%
2020	6.8%	3.8%	n/a	6.1%
Segment Capital Expenditures:
2021	$22,665	$614	n/a	$23,279
2020	$19,019	$528	n/a	$19,547

(1)
Intersegment revenues represent sales of green coffee from our SS&T segment to our Beverage Solutions segment.

Net Sales
Net sales from our Beverage Solutions segment for the year ended December 31, 2021 were $551.0 million, compared to $424.9 million for the year ended December 31, 2020. $62.6 million of the increase was due to the inclusion of revenues from the acquired S&D business for the full year 2021, compared to only ten months of activity in 2020. The remaining increase is the result of increased volumes of single serve cups sold (up 36%) and increased liquid extract gallons sold (up 13%) compared to the prior year.
SS&T net sales totaled $147.1 million, net of intersegment revenues, during the year ended December 31, 2021 compared to $125.9 million during the year ended December 31, 2020, primarily due to increases in underlying commodities pricing, as the volume of green coffee sold was essentially flat year-over-year.
Costs of Sales
In our Beverage Solutions segment, costs of sales increased to $423.3 million for the year ended December 31, 2021, compared to $330.3 million for the year ended December 31, 2020. The increase is primarily due to a $67.5 million increase in green coffee, tea and liquid extracts costs, driven by higher volumes and commodity price increases, specifically related to green coffee. In addition, manufacturing labor costs increased approximately $11.5 million as a result of increased labor rates and staffing level to meet production requirements. However, costs of sales as a percent of segment revenues decreased to 77% for the year ended December 31, 2021, from 78% for the year ended December 31, 2020, primarily due to leveraging our manufacturing costs on higher volumes.
In our SS&T segment, costs of sales were $129.4 million for the year ended December 31, 2021, an increase of $16.1 million compared to the year ended December 31, 2020. This increase is primarily due to an approximately $14.0 million increase in green coffee cost driven by an increase in underlying commodities pricings, as volume of green coffee sold was essentially flat year-over-year. Costs of sales as a percent of segment revenues, excluding intersegment revenues, was 88% for the year ended December 31, 2021, compared to 90% for the year ended December 31, 2020, primarily due to a net increase of $3.6 million in unrealized gains resulting from changes in the fair value of our forward purchase and sales contracts and related green coffee commodity inventory.
Selling, General and Administrative Expense
	Year Ended December 31,
	2021		2020
(Thousands)	Amount	% of Segment Revenues	Amount	% of Segment Revenues
Beverage Solutions	$119,787	21.7%	$107,720	25.4%
Sustainable Sourcing & Traceability	8,719	5.9%	7,928	6.3%
Total selling, general and administrative expense	$128,506	18.4%	$115,648	21.0%

Total selling, general and administrative expenses increased $12.9 million year-over-year, primarily due to a $12.1 million increase in costs in our Beverage Solutions segment. This increase is the result of two additional months, or $13.9 million, of costs associated with the acquired S&D business that were incurred in the year ended December 31, 2021 compared to the year ended December 31, 2020, as S&D was acquired on February 28, 2020. In addition, during the year ended December 31, 2021, we incurred approximately $4.0 million of incremental freight costs as a result of higher shipping volumes and increased freight prices compared to the prior year. These increases were partially offset by a decrease in personnel related expenses incurred during the year ended December 31, 2021, compared to the year ended December 31, 2020 primarily due to a reduction in average headcount of approximately 250 FTEs year-over-year.
Acquisition, Restructuring and Integration Expense
Acquisition, restructuring and integration expense decreased $13.5 million to $8.8 million during the year ended December 31, 2021. The reduction is primarily due to transaction costs associated with the acquired S&D business ($8.5 million), and restructuring costs associated with the shut-down of the acquired S&D Direct-to-Store Delivery (“DSD”) distribution business ($13.9 million) in 2020, which were not incurred in 2021. During the year ended December 31, 2021, we incurred $1.7 million of costs associated with the integration of our enterprise resource planning system, which will be completed in 2022, $2.0 million of integration costs related to the acquired S&D business, which were delayed due to COVID-19, $3.2 million of restructuring costs, primarily attributable to optimizing our sales organization, and $1.0 million of public-company preparedness costs.
Impairment Charges
Due to the negative economic impact that COVID-19 had on our business, we performed a goodwill impairment analysis during the second quarter of 2020, resulting in a $76.9 million goodwill impairment charge recorded in our Beverage Solutions segment.
Following the acquisition of S&D, and due to the implications of COVID-19 and its related impact on our distribution operations, we assessed the acquired DSD distribution business and determined to close the DSD distribution business in June 2020. As a result of exiting the business and lost revenues supporting the acquired S&D trademark, we fully impaired the trademark, recording a $5.2 million impairment charge for the year ended December 31, 2020.
Loss on Disposal of Property, Plant and Equipment
During the year ended December 31, 2020, we incurred losses on the disposal of property, plant and equipment of $7.8 million, of which $5.8 million related to the disposal of equipment associated with the DSD business, which was closed in June 2020.
Interest Expense
	Year Ended December 31,
(Thousands)	2021	2020
Interest expense
Cash:
Prior term loan facility	$22,959	$16,823
Prior ABL facility	1,980	1,708
Short-term related party debt	1,393	1,509
Subordinated related party debt	1,237	1,136
International trade finance lines	568	958
International notes payable	316	279
Other	479	760
Total cash interest	28,932	23,173

	Year Ended December 31,
(Thousands)	2021	2020
Non-cash:
Amortization of deferred financing costs	1,840	1,266
Paid-in-kind interest	1,777	790
Total non-cash interest	3,617	2,056
Total interest expense	$32,549	$25,229

Interest expense for the year ended December 31, 2021 increased by $7.3 million to $32.5 million. The increase is primarily driven by an increase in interest associated with the Prior Term Loan Facility and the Prior ABL Facility, and the amortization of associated deferred financing costs, which were outstanding for the full year ended December 31, 2021, compared to being outstanding for ten months during the year ended December 31, 2020.
Income Tax Benefit
Income tax benefit for the year ended December 31, 2021 was $3.4 million, resulting in an effective tax rate of 13.6%. Our income tax benefit for the year ended December 31, 2021 is primarily comprised of federal and state benefits, at statutory rates of $6.0 million, partially offset by $1.2 million of negative impacts related to the impact of changes in foreign tax rates on our tax benefit.
Income tax benefit for the year ended December 31, 2020 was $17.5 million, resulting in an effective tax rate of 12.0%. Our income tax benefit for the year ended December 31, 2020 is primarily comprised of federal and state benefits, at statutory rates, of $33.6 million, offset by a $16.6 million permanent difference related to the goodwill impairment charge recorded during the year.
Critical Accounting Policies and Estimates
We make certain judgements and use certain estimates and assumptions when applying accounting principles in the preparation of our financial statements. The nature of those estimates and assumptions are material due to the levels of subjectivity and judgment necessary to account for highly uncertain factors or the susceptibility of such factors to change.
We believe the current assumptions and other considerations used to estimate amounts reflected in our financial statements are appropriate. However, if actual experience differs from the assumptions and other considerations used in estimating amounts reflected in our financial statements, the resulting changes could have a material adverse effect on our results of operations and, in certain situations, could have a material adverse effect on our financial condition.
Change in Accounting Principle
In 2021, the Company changed its accounting principle for goodwill by unwinding its previous election of applying the private company alternative accounting for the subsequent measurement of goodwill and applied Accounting Standards Codification (“ASC”) 350-20, Intangibles-Goodwill and Other (“ASC 350”). The private company alternative permits companies to amortize goodwill and to test goodwill for an impairment at an enterprise level. The Company applied ASC 350 retrospectively beginning January 1, 2020, which resulted in the Company unwinding the accumulated amortization of goodwill recognized through January 1, 2020 of $6.6 million. Accordingly, this change resulted in an increase in goodwill and a decrease in accumulated deficit of $6.6 million as of January 1, 2020.
Revenue Recognition
Revenue from Contracts with Customers (ASC 606)
We measure revenue based on the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. Our principal source of revenue is from the procurement, trade, manufacture, and distribution of coffee, tea, flavors, extracts, and ingredients to customers in the United States, Europe, and Asia.
The transaction price of a contract, net of discounts and expected returns, is allocated to each distinct performance obligation based on the relative standalone selling price of the obligation and is recognized as revenue when the performance obligation is satisfied. The standalone selling price is the estimated price we would charge for the good or service in a separate transaction with similar customers in similar circumstances. Identifying distinct performance obligations and determining the standalone selling price for each performance obligation within a contract requires management judgment.
Substantially all of our client contracts require that we be compensated for services performed to date. This is upon shipment of goods or upon delivery to the customer, depending on contractual terms. Shipping and handling costs paid by the customer to us are included in revenue and costs incurred by us for shipping and handling activities that are performed after a customer obtains control of the product are accounted for as fulfillment costs. In addition, we exclude from net revenue and cost of sales taxes assessed by governmental authorities on revenue-producing transactions. Although we occasionally receive returns of products from our customers, historically returns have not been material.
Revenue from Forward Contracts (ASC 815)
A portion of the Company’s revenues relate to the physical delivery and settlement of forward sales commodity contracts for green coffee that are accounted for under ASC 815. These forward sales contracts meet the definition of a derivative under ASC 815 as they have an underlying, notional amount, no initial net investment and can be net settled since the commodity is readily converted to cash. The Company does not apply the normal purchase and normal sale exception under ASC 815 to these contracts.
Revenues from forward sales contracts are recognized in revenues for the contractually stated amount when the contracts are settled. Settlement generally occurs upon shipment or delivery of the product when title and risks and rewards of ownership transfers to the customer. Prior to settlement, these forward sales contracts are recognized at fair value with the unrealized gains or losses recorded within costs of sales in our Consolidated Statements of Operations. For the years ended December 31, 2021 and 2020, we recorded $4.8 million of net unrealized losses and $2.2 million of net unrealized gains, respectively, within costs of sales. For the nine months ended September 30, 2022 and 2021, we recorded $7.3 million of net unrealized gains and $3.9 million of net unrealized losses, respectively, within costs of sales.
Inventories
Green coffee associated with our forward contracts is recorded at net realizable value, which approximates market price, within our SS&T segment, consistent with our forward purchase contracts recorded at fair value in accordance with ASC 815 Derivatives and Hedging (“ASC 815”). Green coffee is a commodity with quoted market prices in active markets, may be sold without significant further processing, has predictable and insignificant disposal costs, and is available for immediate delivery. We estimate the fair value of green coffee based on the quoted market price at the end of each reporting period, with changes in fair value being reported as a component of cost of sales in our Consolidated Statements of Operations. At September 30, 2022 and December 31, 2021, a 10% change in the price of coffee would have had an approximately $5.1 million and $5.0 million impact, respectively, on the value of our green coffee inventory.
Business Combinations
The Company accounts for business combinations under the acquisition method of accounting. The purchase price of each business acquired is allocated to the tangible and intangible assets acquired and the liabilities assumed based on information regarding their respective fair values on the date of acquisition. Any excess of the purchase price over the fair value of the separately identifiable assets acquired and the liabilities assumed is allocated to goodwill. The fair value of the acquired assets and liabilities are estimated using the income, market and/or cost approach. The income approach utilizes the present value of estimated future cash flows that a business or asset can be expected to generate, while under the market approach, the fair value of an asset or business reflects the price at which comparable assets are purchased under similar circumstances. Inherent in our preparation of cash flow projections are significant assumptions and estimates derived from a review of operating results, business plans, expected growth rates, capital expenditure plans, cost of capital and tax rates. We also make certain forecasts about future economic conditions, interest rates and other market data. Many of the factors used in assessing fair value are outside the control of management. Small changes in these assumptions or estimates could materially affect the estimated fair value. Additional information, which existed as of the acquisition date but unknown to the Company at that time, may become known during the remainder of the measurement period, a period not to exceed twelve months from the acquisition date. Adjustments in the purchase price allocation may require a recasting of the amounts allocated to goodwill and intangible assets. If such an adjustment is required, the Company will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment, including the effect on earnings of any amounts it would have recorded in previous periods if the accounting had been completed at the acquisition date. The results of operations of businesses acquired are included in the Company’s Consolidated Financial Statements from their dates of acquisition.
Goodwill and Intangible Assets
Goodwill
Goodwill represents the excess purchase price of acquired businesses over the fair value of the net assets acquired. Goodwill is reviewed for impairment at least annually. In accordance with ASC 350, we evaluate goodwill for impairment between annual impairment tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Application of the goodwill impairment test requires significant judgement, including the identification of reporting units; assignment of assets and liabilities to reporting units; and assignment of goodwill to reporting units. In accordance with authoritative guidance, goodwill is tested for impairment at least annually, or sooner when circumstances indicate an impairment may exist, using a consistent measurement date, which for us is October 1st of each year. Effective February 28, 2020, for the purposes of impairment testing, the Company assigned goodwill of $14.6 million and $159.3 million to two reporting units, Westrock and S&D, respectively, both of which are reported within our Beverage Solutions segment.
We estimate the fair value of our reporting units using a combination of an income approach based on the present value of estimated future cash flows, and a market approach based on market data of comparable businesses and acquisitions multiples paid in recent transactions. We evaluate the appropriateness of each valuation methodology in determining the weighting applied to each in the determination of the concluded fair value. If the carrying value of a reporting unit’s net assets is less than its fair value, no indication of impairment exists. If the carrying amount of the reporting unit is greater than the fair value of the reporting unit, an impairment loss must be recognized for the excess and recorded in the Consolidated Statement of Operations not to exceed the carrying value of goodwill.
Due to the negative economic impacts that COVID-19 had on our business, we determined it was more-likely-than-not that the estimated fair value of our goodwill reporting units was less than its carrying value. Accordingly, we performed a quantitative assessment to determine whether a goodwill impairment existed during the second quarter of 2020. The discounted cash flow model reflects our assumptions regarding revenue growth rates, including estimated implications of COVID-19 to our revenues, cost structure, economic and market trends and other expectations around the anticipated operating results of our business. We discounted the estimated cash flows for the entity using rates that represent a market participant’s weighted average cost of capital commensurate with the underlying business operations. The market approach develops an indication of fair value by calculating average market pricing multiples of revenues and EBITDA for selected peer publicly traded companies, as well as multiples for relevant transactions that have taken place. As a result of changes in consumer behaviors caused by mitigation strategies enacted to combat the spread of COVID-19, we experienced a short term decrease in the demand for our products, which resulted in an impairment charge of $76.9 million in the second quarter of 2020 to our S&D reporting unit, which is reported within our Beverage Solutions segment. There was no impairment in our Westrock reporting unit, as the indicated fair value of the reporting unit exceeding its carrying value by over 160%.
Fair value determinations of the business require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for the purposes of the quantitative goodwill impairment test will prove to be an accurate prediction of future results. Key assumptions include our expected revenue and expense growth rates, levels of capital expenditures, and cost of capital. In determining these assumptions, we considered our ability to execute on our plans, future economic conditions, interest rates, and other market data. Many factors are outside the control of management, and these assumptions and estimates may change in future periods. Small changes in these assumptions or estimates could materially affect our cash flow projections; and therefore, could affect the likelihood and amount of potential impairment in future periods. Accordingly, if our current cash flow assumptions are not realized, it is possible that an impairment charge may be recorded in the future.
We performed our annual goodwill impairment test in the fourth quarter of 2021, noting that the estimated fair value of our reporting units exceeded their carrying values by over 50%. We could increase our weighted average cost of capital by 100 basis points and decrease our terminal growth rate by 100 basis points and the estimated fair value of our reporting units would still exceed their carrying values by over 40%.
Intangible Assets
As of September 30, 2022 and December 31, 2021, our intangible assets subject to amortization, net of accumulated amortization were $120.9 million and $125.9 million, respectively, consisting primarily of net customer relationship intangible assets of $120.5 million and $125.4 million, respectively, that were acquired in the acquisition of S&D.
Finite-lived intangible assets are tested for impairment with the applicable asset group and evaluated for impairment along with property, plant and equipment in accordance with ASC 360, Property, Plant and Equipment. Impairment testing is required when events or changes in circumstances exist that indicate that an asset may not be recoverable. An asset is tested for recoverability by comparing the net carrying value of the asset to the entity-specific, undiscounted net cash flows to be generated from the use and eventual disposition of that asset group. If the carrying amount of an asset group is not recoverable, an impairment loss is recognized in the amount of the excess of the carrying value of the asset group over its fair value.
Due to the negative economic impacts that COVID-19 had on our business, during the year ended December 31, 2020, we evaluated the recoverability of our asset groups, which include the Company’s goodwill reporting units and its SS&T segment. Cash flows used in the recoverability tests were based on the entity-specific, undiscounted cash flows expected to result from the use and eventual disposition of the asset group. The undiscounted cash flow model reflects our assumptions regarding revenue growth rates, including estimated implications of COVID-19 on our revenues, cost structure, economic and market trends, other expectations around our operating results, as well as estimated cash flows from the eventual disposition of the asset group. Key assumptions include our revenue and expense growth assumptions, capital expenditure assumptions necessary to obtain the projected cash flows, and the estimated cash flows from the eventual disposition of the asset group. As a result of our analysis, we concluded that our asset groups were recoverable; therefore, no impairment was recognized during the year ended December 31, 2020. During the year ended December 31, 2021, there were no events or changes in circumstances indicating that the carrying amount of any of our asset groups were not recoverable from future undiscounted cash flows we expect each asset group to generate. Accordingly, no impairment loss was recognized.
Estimating cash flows for the purposes of the recoverability test is subjective and requires significant judgement and are sensitive to changes in the underlying assumptions. As a result, there can be no assurance that the estimates and assumptions made for the purpose of the recoverability test prove to be an accurate prediction of future results. Accordingly, if our current estimates of undiscounted cash flows are not realized, it is possible that an impairment charge may be recorded in the future.
Income Taxes
We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amount of assets and liabilities and their respective tax bases, using currently enacted income tax rates. The Company’s foreign subsidiaries file income tax returns and are subject to tax provisions in their respective foreign tax jurisdictions.
A valuation allowance is established to reduce deferred income tax assets if, on the basis of available evidence, it is not more likely than not that all or a portion of any deferred tax assets will be realized. The consideration of available evidence requires significant management judgment including an assessment of the future periods in which the deferred tax assets and liabilities are expected to be realized and projections of future taxable income. Specifically, in assessing the need for a valuation allowance, we consider the reversal of taxable temporary differences, future taxable income, the ability to carryback certain attributes and tax-planning strategies. The ultimate realization of the deferred tax assets, including net operating losses, is dependent upon the generation of future taxable income during the periods prior to their expiration. If our estimates and assumptions about future taxable income are not appropriate, the value of our deferred tax assets may not be recoverable, which may result in an increase to our valuation allowance that will impact current earnings. We re-evaluate our need for a valuation allowance on a quarterly basis.
Derivatives
We use derivative financial instruments to manage our exposure to movements in certain commodity prices, primarily green coffee. All derivative instruments are valued at fair value in the Consolidated Balance Sheets. We do not use derivative instruments for speculative purposes.
For coffee-related derivative instruments designated as cash flow hedges, the change in fair value of the derivative is reported as accumulated other comprehensive income (loss) (“AOCI”) and subsequently reclassified into costs of sales in the period or periods when the hedged transaction affects earnings. Due to the high degree of effectiveness between the hedging instruments and the underlying exposures being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair values of the cash flows of the underlying exposures being hedged.
Warrant Liabilities
We account for warrants assumed in connection with the Transaction in accordance with the guidance contained in ASC 815, Derivatives and Hedging, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.
The Company remeasures the fair value of the Public Warrants based on the quoted market price of the Public Warrants. The Private Placement Warrants are valued using a binomial lattice valuation model. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the stock price, which is determined by use of an option pricing model. A 10% increase to the volatility input at September 30, 2022 would increase the fair value of the Private Placement Warrants by approximately $1.1 million. For the three and nine months ended September 30, 2022, the Company recognized $5.2 million of losses related to the change in fair value of warrant liabilities.
Estimated Fair Value  —  Westrock Common Units Underlying Options
Our equity compensation programs are designed to attract and retain key employees while also aligning employees’ interests with the interests of our unitholders. Unit options were granted to employees under the Westrock 2020 Unit Option Incentive Plan (the “2020 Option Plan”), whereby option holders had the right to purchase common units of Westrock. In connection with the Conversion, options granted under the 2020 Option Plan converted into options to purchase common stock of Westrock of substantially equal value. We do not intend to grant any further awards under the 2020 Option Plan.
The fair value of the Westrock common units underlying the stock options granted under the 2020 Option Plan had been determined by the Westrock board of directors, with input from management and corroboration from contemporaneous, independent third-party valuations. Given the absence of a public trading market for the Westrock common units when the options were granted under the 2020 Option Plan, and in accordance with the American Institute of Certified Public Accountants Accounting and Valuation Guide: Valuation of Privately Held Company Equity Securities Issued as Compensation (the “AICPA Practice Guide”), the Westrock board exercised reasonable judgement and considered a number of objective and subjective factors to determine the best estimate of the fair value of the Westrock common units at each grant date, including obtaining independent third-party valuations.

Independent third-party valuations that we utilized to estimate the fair value of the Westrock common units underlying the unit options under the 2020 Option Plan included a combination of an income approach, based on the present value of estimated future cash flows, and a market approach based on market data of comparable businesses and acquisition multiples paid in recent transactions. The discounted cash flow model reflected our assumptions regarding revenue growth rates, cost structure, economic and market trends, and other expectations around the anticipated operating results of our business. We discounted the estimated cash flows for the entity using rates that represented a market participant’s weighted average cost of capital commensurate with the underlying business operations. The market approach developed an indication of fair value by calculating average market pricing multiples of revenues and EBITDA for selected peer publicly traded companies, as well as multiples for relevant transactions that have taken place. We evaluated the weighting applied to each valuation methodology in the determination of the concluded fair value.
Fair value determinations of the Westrock common units underlying the unit options granted under the 2020 Option Plan required considerable judgement and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for the purposes of valuing the Westrock common units underlying the unit options when they were granted will prove to be accurate predictions of future results. Key assumptions included our expected revenue and expense growth rates, levels of capital expenditures, and cost of capital. In determining these assumptions, we considered our ability to execute on our plans, future economic conditions, interest rates, and other market data. Many factors are outside the control of management, and these assumptions and estimates may change in future periods.
The most recent independent third-party valuation report obtained in support of the Westrock board of directors’ valuation determination was based on a February 1, 2022 valuation date (the “February Valuation”), which was used to determine the fair value of unit options granted on January 1, 2022 and February 1, 2022, the Company’s most recent grant of unit options under the 2020 Option Plan. Prior to the January 1, 2022 grant, no other material option grants were made subsequent to July 30, 2021.
The methodologies used in the February Valuation to determine the fair value of the unit options and the underlying Westrock common units, was consistent with the methodologies described above and was based upon information available as of that date. The concluded business enterprise value of the Company noted in the February Valuation was weighted 50% based on the income approach and 50% on the market comparable approach, which was within 15% of the $1.086 billion valuation of Westrock implied by the Transaction Agreement. Additionally, the income approach yielded an estimated business enterprise of the Company which was within 5% of the valuation implied by the Transaction Agreement. There are no material differences between the valuation used to determine the fair value of the unit options granted under the 2020 Option Plan on February 1, 2022, relative to the fair value implied by the Business Combination.
Liquidity and Capital Resources
Our principal liquidity needs are to fund operating expenses, meet debt service obligations, and fund investment activities, which include capital expenditures. Our primary sources of liquidity and capital resources are cash on hand, cash provided by operating activities, and available borrowings under our Revolving Credit Facility.
	Nine Months Ended September 30,		Year Ended December 31,
(Thousands)	2022	2021	2021	2020
Net cash provided by (used in) operating activities	$(59,534)	$(8,182)	$2,877	$(13,450)
Net cash used in investing activities	(19,801)	(11,729)	(22,647)	(411,822)
Net cash provided by financing activities	152,190	15,340	23,839	442,579
As of September 30, 2022, we had unrestricted cash and cash equivalents of $91.0 million and $175.0 million of undrawn borrowings available under our Revolving Credit Facility (other than $2.6 million of standby letters of credit outstanding described below). Subsequent to September 30, 2022, there have been no material outlays of funds outside of our budgeted capital expenditures. We used proceeds from the Business

Combination and the Term Loan Facility to pay off and terminate our then existing term loan and asset-based lending arrangements, and to pay expenses related to the Business Combination and the Credit Agreement. We believe we have sufficient liquidity to fund our operations for the foreseeable future, meet our debt obligations, and to comply with our new debt covenants; however, if there was a sudden or prolonged negative change in our expectations regarding our liquidity, we may be forced to cease investments in our growth.
For the nine months ended September 30, 2022, net cash used in operating activities was $59.5 million compared to $8.2 million for the nine months ended September 30, 2021. The change is primarily attributable to increased working capital needs, primarily related to increases in inventory levels to meet anticipated customer demand.
Net cash provided by operating activities was $2.9 million and net cash used in operating activities was $13.5 million for the years ended December 31, 2021 and 2020, respectively. The change was primarily driven by improvements in income from operations, excluding the impact of non-cash impairment charges and losses on the disposal of property, plant and equipment, of approximately $39.0 million, partially offset by changes in operating assets and liabilities of approximately $6.5 million.
Net cash used in investing activities was $19.8 million for the nine months ended September 30, 2022, compared to $11.7 million for the nine months ended September 30, 2021. The increase was primarily driven by an increase of $10.4 million in growth capital expenditures for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021.
Net cash used in investing activities was $22.6 million for the year ended December 31, 2021, and was primarily comprised of capital expenditures of $25.1 million, offset by $2.8 million of proceeds from the sale of property, plant, and equipment. For the year ended December 31, 2020, net cash used in investing activities was $411.8 million, driven by the cash used to acquire S&D of $393.3 million, and capital expenditures of $19.5 million.
For the nine months ended September 30, 2022, net cash provided by financing activities was $152.2 million, compared to $15.3 million for the nine months ended September 30, 2021. The increase is primarily related to an increase in net proceeds received from the de-SPAC merger and PIPE financing of approximately $255.7 million, partially offset by an increase in debt repayments, net of increases in debt proceeds of approximately $92.7 million.
Net cash provided by financing activities was $23.8 million for the year ended December 31, 2021, and was primarily comprised of $17.0 million of proceeds from the issuance of 17 million series B common equivalent preferred units in December 2021, and net proceeds from debt of $8.4 million. For the year ended December 31, 2020, cash provided by financing activities was $442.6 million, driven by $240.0 million of proceeds from the issuance of a term loan, and $222.2 million of proceeds from the issuance of series A common equivalent preferred units, which were used to fund the acquisition of S&D.
Prior Term Loan Facility
On February 28, 2020, Westrock Beverage, a Delaware limited liability company and wholly owned subsidiary of the Company, as borrower, borrowed $240.0 million of term loans from various financial institutions pursuant to a loan and security agreement (the “Prior Term Loan Agreement”) (such term loans, the “Prior Term Loan Facility”). The Prior Term Loan Facility accrued interest quarterly, at the borrower’s option, at the LIBOR or Prime Rate plus an Applicable Margin, as such terms were defined in the Prior Term Loan Agreement, that corresponded to our total leverage ratio at the end of each quarter. All outstanding loans accrued interest in the second quarter of 2022 at the LIBOR Rate, and the interest rate on the Prior Term Loan Facility was 9.75% on June 30, 2022.
On July 13, 2022, the Company entered into the Sixth Term Loan Amendment in order to permit the Wooster Pre-fund. The Sixth Term Loan Amendment included the following modifications: (i) permitting the incurrence of subordinated debt from Wooster Capital in the form of the Convertible Note; (ii) extending the PIK interest period to December 31, 2022; (iii) amending the definitions of EBITDA, Fixed Charge Coverage Ratio and Total Debt (which excludes the Convertible Note); and (iv) amending the level of the Minimum Liquidity covenant that the Company is required to comply with. The definition of EBITDA was modified to increase the cap on add-backs for the quarter ended June 30, 2022 and the quarter ended September 30, 2022 from 15% of EBITDA to 20% of EBITDA. The Wooster Pre-fund, together with the Sixth Term Loan Amendment, allowed the Company to meet increased capital expenditure and working capital needs of the business and to remain in compliance with its financial covenants as of June 30, 2022.
The Prior Term Loan Facility was repaid with proceeds from the Business Combination, and the Prior Term Loan Agreement was terminated and replaced by the Credit Agreement described below under the heading “Credit Agreement”.
Prior ABL Facility
On February 28, 2020, Westrock Beverage, as borrower, entered into a credit agreement with Bank of America as administrative agent (the “Prior ABL Credit Agreement”) that created an asset-based loan of $90.0 million (the “Prior ABL Facility”). Proceeds from the Prior ABL Facility could be used for any lawful corporate purposes, including working capital. Depending on the loan type, interest accrued, at the borrower’s option, at the LIBOR or Base Rate plus an Applicable Margin, as such terms were defined in the Prior ABL Credit Agreement. The Applicable Margin ranged from 1.50% to 3.00% for LIBOR Rate loans and 0.50% to 2.00% for Base Rate loans.
As of June 30, 2022, our total availability under the Prior ABL Facility was $14.5 million, which was based on our borrowing base (accounts receivables and inventory as of May 31, 2022). As of June 30, 2022, we had $72.8 million of outstanding borrowings under the Prior ABL Facility and $2.7 million of letters of credit. The Prior ABL Facility carried a commitment fee on any of the unused commitment of 0.375% per annum. The weighted average effective interest rate on our outstanding borrowings was 5.8% on June 30, 2022.
On July 13, 2022, the Company entered into Amendment No. 4 to the Prior ABL Credit Agreement, which included the following modifications: (i) permitting the incurrence of subordinated debt from Wooster Capital in the form of the Convertible Note and (ii) amending the definitions of EBITDA, Fixed Charge Coverage Ratio and Total Debt (which excludes the Convertible Note). The definition of EBITDA was modified to increase the cap on add-backs for the quarter ended June 30, 2022 and the quarter ended September 30, 2022 from 15% of EBITDA to 20% of EBITDA.
The Prior ABL Facility was repaid with the proceeds from the Business Combination, and the Prior ABL Facility was terminated and replaced by the Credit Agreement described below under the heading “Credit Agreement”.
Convertible Note
In connection with the Business Combination, on July 14, 2022, pursuant to the terms of the Subscription Agreement entered into between the Company and Wooster Capital, in which Wooster Capital agreed to subscribe for and purchase, and the Company agreed to issue and sell to Wooster Capital, prior to and substantially concurrently with the closing of the Business Combination, an aggregate of 2,150,000 Common Shares at a purchase price of $10.00 per share, for aggregate gross proceeds of $21,500,000 to the Company, Wooster pre-funded $11.7 million of its commitment and in exchange thereof was issued the Convertible Note. The Convertible Note had a principal amount of $11.7 million, a one-year maturity, and an interest rate of 8% per annum, which was payable quarterly on the last business day of each quarter. On August 26, 2022, in connection with the closing of the Business Combination, the Convertible Note was automatically converted into 1.17 million Common Shares.
Credit Agreement
On August 29, 2022, in connection with the Business Combination, the Company entered into the Credit Agreement among the Company, Westrock Beverage, as the borrower, Wells Fargo Bank, N.A., as administrative agent, as collateral agent, and as swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The Credit Agreement includes (a) the Revolving Credit Facility in an initial aggregate principal amount of $175.0 million and (b) the Term Loan Facility in an initial aggregate principal amount of $175.0 million. The proceeds from the Term Loan Facility were used for paying off existing indebtedness. The Credit Agreement matures on August 29, 2027. All obligations under the Credit Agreement are guaranteed by the Company and each of Westrock Beverage’s domestic subsidiaries, which comprise our Beverage Solutions segment, and are secured by substantially all of the Company’s assets.
Borrowings under the Revolving Credit Facility and the Term Loan Facility will bear interest, at the borrower’s option, initially at an annual rate equal to (a) Term SOFR (as defined in the Credit Agreement) plus a credit spread adjustment of 0.10% for loans with an interest period of one month, 0.15% for loans with an interest period of three months and 0.25% for loans with an interest period of six months, as applicable, (the “Adjusted Term SOFR Rate”) or (b) the base rate (determined by reference to the greatest of (i) the rate of interest last quoted by The Wall Street Journal in the U.S. as the prime rate in effect, (ii) the NYFRB Rate (as defined in the Credit Agreement) from time to time plus 0.50% and (iii) the Adjusted Term SOFR Rate for a one month interest period plus 1.00%, (the “Base Rate”)), in each case plus the applicable margin. The applicable margin for the Revolving Credit Facility and the Term Loan Facility ranges from 1.50% to 2.50% for Adjusted Term SOFR Rate loans and from 0.50% to 1.50% for Base Rate loans, in each case depending on the total net leverage ratio.
Commitment fees on the daily unused amount of commitments under the Revolving Credit Facility range from 0.20% to 0.35% depending on the total net leverage ratio. At September 30, 2022, the Revolving Credit Facility was undrawn (other than the standby letters of credit outstanding described below) and the interest rate applicable to our Term Loan Facility was 5.7%.
The Term Loan Facility requires quarterly principal payments during the first three years of approximately $2.2 million (1.25% of the original principal balance beginning December 31, 2022). Quarterly payments increase to approximately $3.3 million and $4.4 million (1.875% and 2.5% of the original principal balance) during the fourth and fifth years, respectively.
We incurred $6.0 million of financing fees in connection with the Credit Agreement. $3.0 million of the fees were allocated to the Term Loan Facility and are being amortized utilizing the frozen effective yield method based on the interest rate in place at the issuance of the Term Loan Facility. $3.0 million of the fees were allocated to the Revolving Credit Facility, are reported within other long-term assets on our condensed consolidated balance sheet as of September 30, 2022 and are being amortized ratably over the term of the Revolving Credit Facility.
We had $2.6 million of standby letters of credit outstanding at September 30, 2022.
The Credit Agreement contains two financial covenants requiring maintenance of a total net leverage ratio not to exceed 4.50 to 1.00, with a stepdown to 4.00 to 1.00 on the 18-month anniversary of the closing date of the Credit Agreement (with an option to increase to 4.50 to 1.00 following certain permitted acquisitions), and an interest coverage ratio of at least 1.50 to 1.00. Westrock was in compliance with these covenants for the quarter ended September 30, 2022.
International Debt and Lending Facilities
At September 30, 2022, Westrock Coffee International, LLC, an Arkansas limited liability company and wholly owned subsidiary of Westrock (“Westrock International”), through its subsidiary Falcon Coffees Limited (“Falcon”) had a $0.7 million promissory note payable with responsAbility SICAV (Lux). Proceeds from the note are restricted for the sole purpose of financing Falcon’s trading activities. Borrowings on the note bear interest at a fixed rate of 9.5% and mature on December 31, 2022. Westrock International, through its subsidiary Rwanda Trading Company, maintains two mortgage-backed lending facilities with a local bank in Rwanda: a short-term trade finance facility with a balance of $9.1 million at September 30, 2022 and a long-term note payable with a balance of $1.9 million at September 30, 2022. The short-term trade finance facility and the long-term note payable bear interest at a rate of 6.5% and 7.0%, respectively.
Falcon maintains a working capital trade finance facility with multiple financial institutions, which prior to March 16, 2022, was agented by BBH, a related party of the Company through its equity interests in the Company, and was reported as short-term related party debt on the consolidated balance sheet of the Company as of December 31, 2021, included in this prospectus. On March 16, 2022, Falcon refinanced its working capital trade finance facility, and the facility was transferred to different lenders with the same terms as the previous facility. At the time of refinance, there was $49.3 million outstanding under the facility. The new facility is uncommitted, repayable on demand and secured by Falcon’s assets. The facility is renewable on an annual basis beginning in March 2023. On April 29, 2022, the facility size increased from $50 million to $55 million and, subsequently, on June 16, 2022, the facility size increased to $62.5 million. At September 30, 2022, there was $49.6 million outstanding under the facility, which is recorded in short-term debt in the condensed consolidated balance sheet of the Company as of September 30, 2022, included in this prospectus. Interest is payable monthly at the U.S. Prime Rate plus 1.50%, subject to a minimum rate of 5.00%. The facility carries an agent fee of 0.25% of total available capital. Availability under the facility is subject to a borrowing base calculation. The credit facility is secured by substantially all liquid assets of Falcon. Falcon’s facility contains certain restrictive financial covenants which require Falcon to maintain certain levels of working capital, debt, and net worth. Falcon was in compliance with these financial covenants as of September 30, 2022.
Subordinated Related Party Debt
On February 28, 2020, we issued $13.3 million of subordinated debt (the “Subordinated Notes”) to Wooster Capital and Jo Ellen Ford, related parties of Westrock through their equity ownership and relation with Joe Ford, the chairman of our board of directors. The Subordinated Notes provided for maturity on the earlier of (i) six months after the Prior Term Loan Facility due in 2025 was paid in full or (ii) 10 years from the date of issuance (February 2030). Substantially concurrently with the closing of the Business Combination and pursuant to the terms of their respective Subscription Agreements with the Company, Wooster Capital and Jo Ellen Ford contributed their respective Subordinated Notes to the Company and in exchange for such contribution, the Company issued Common Shares to Wooster Capital and Jo Ellen Ford. The Company issued a total of 1,330,000 Common Shares in exchange for the contribution of the Subordinated Notes, which were subsequently extinguished.
Current and Long-Term Liquidity
Our liquidity needs are to fund operating expenses, meet debt service obligations, and fund both current and long-term investment activities, which include capital expenditures. Proceeds from the Business Combination and the Term Loan Facility were used to repay outstanding borrowings under our Prior Term Loan Facility and Prior ABL Facility. In addition, we expect to use proceeds to fund our near-term growth strategies, which include, (i) extending and enhancing product offerings through innovation, (ii) expanding our customer base, (iii) expanding geographically, (iv) funding accretive acquisitions, and (v) continuing to drive margin expansion. As of September 30, 2022, we had no borrowings outstanding under our Revolving Credit Facility.
A key component of our long-term growth strategy will be to complete the build-out of our extracts and ready-to-drink manufacturing facility in Conway, Arkansas, which will utilize state-of-the-art equipment specifically designed to efficiently manufacture and package a wide range of beverages, such as canned or bottled cold brew coffees, lattes, assorted teas, and juice-based products. We initially planned to complete the buildout in phases: however, Westrock is accelerating capital spending that was originally slated for Phase II of the project into Phase I. Westrock will now be adding a state-of-the-art extraction technology system, a multi-serve bottling line, a specialty canning line and Bag-in-a-Box packaging lines to its Phase I projects that previously included a standard extraction system and high-speed glass bottling and canning lines. Westrock now expects to incur approximately $275.0 million of capital expenditures over the next three (3) years to complete the enhanced build-out of Phase I and Phase II.
We believe proceeds from the Business Combination and available borrowings under our Revolving Credit Facility, and more efficient use of our working capital will provide sufficient cash on-hand to complete the build-out. However, the Company will continuously evaluate its liquidity needs, and may seek to opportunistically access additional liquidity, including through either the debt or equity capital markets. If it is determined that we have insufficient liquidity to fund the Conway build-out or fund our acquisition strategy, we may delay the build-out of the Conway facility and/or modify the scope of the build-out and we may reprioritize our strategy to focus on organic growth opportunities, which may have an adverse impact on our ability to achieve our growth objectives.

Warrant Proceeds
As of December 12, 2022, we have 19,886,194 outstanding Warrants to purchase 19,886,194 Common Shares, exercisable at an exercise price of $11.50 per share, which expire on the earliest to occur of August 26, 2027 (i.e. the five year anniversary of the Closing), redemption or liquidation. The exercise of warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Shares and the spread between the exercise price of the Warrant and the price of our Common Shares at the time of exercise. For example, to the extent that the price of our Common Shares exceeds $11.50 per share, it is more likely that holders of our Warrants will exercise their Warrants. If the price of our Common Shares is less than $11.50 per share, it is unlikely that such holders will exercise their Warrants. As of December 15, 2022, the closing price of our Common Shares was $14.12 per share, which is greater than the Warrant exercise price of $11.50. Even if our Warrants are in the money, there can be no assurance that Warrant holders will exercise their Warrants prior to their expiration. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease. Our Public Warrants under certain conditions, as described in the Warrant Agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by Riverview Sponsor or its permitted transferees (except as otherwise set forth herein). As such, it is possible that we may never generate any or only very limited cash proceeds from the exercise of our Warrants.
As of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity sources or capital resource planning. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our Warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of Warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.
To the extent such Warrants are exercised, additional Common Shares will be issued, which will result in dilution to the holders of our Common Shares and increase the number of Common Shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Shares, which increases the likelihood of periods when our Warrants will not be in the money prior to their expiration.
Business Performance
A primary source of the Company’s liquidity is cash provided by operating activities. Our ability to generate cash provided by operating activities is dependent on several factors, including our ability to generate net sales and manage costs in-line with our expectations. See the section titled “Risk Factors —  Risks Related to Westrock’s Business”. Westrock’s net sales for the nine months ended September 30, 2022 was approximately $640.1 million and was negatively affected by a decrease in roast and ground coffee products, driven in part by higher inflation impacting end-consumer demand. Westrock’s cost of sales for the nine months ended September 30, 2022 was approximately $521.7 million and was negatively impacted by an increase in green coffee, tea and liquid extracts costs, driven by higher single serve cup sales volumes and commodity price increases. Westrock is impacted by the negative effects of inflation on both its customer volume demand and manufacturing costs, including price increases in fuel, food, materials and labor. The negative impact of these inflationary pressures was felt most strongly during the three months ended September 30, 2022. We attempt to mitigate the impacts of inflation wherever possible. Our mitigation strategies, including working with our vendors and suppliers to ensure that we have adequate access to raw materials to reliably provide our customers with the high-quality products they expect. In addition, where possible, we seek to recover inflation-impacted costs by passing these costs onto our customers through periodic pricing increases. However, our pricing increases often lag our cost increases, including increases in commodity costs. The persistence of these negative effects on our business could adversely impact our ability to reach our revenue and other financial targets. Failure to meet our financial targets may restrict our liquidity and capital resources and may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.
Additional Capital Requirements
Our primary sources of liquidity and capital resources are cash on hand, cash provided by operating activities, and available borrowings under our Revolving Credit Facility. In connection with the closing of the Business Combination, the Company received $49.8 million of the cash held in the trust account of Riverview, which was net of $17.1 million of Riverview transaction expenses offset against proceeds received by the Company, and $205.9 million in cash proceeds (which amount excludes the contribution to the Company of certain related party notes) from the PIPE Financing. The Company also entered into the Revolving Credit Facility in an initial aggregate principal amount of $175.0 million and the Term Loan Facility in an initial aggregate principal amount of $175.0 million. Management believes that, as of the date of this prospectus, notwithstanding the number of redemptions of Riverview’s public stock, our current sources of liquidity are sufficient to fund our liquidity needs, which consists principally of funding operating expenses, meeting debt service obligations, and funding investment activities, which include capital expenditures. As noted above, we do not expect to rely on the cash exercise of Warrants to fund our operations. However, the Company will continuously evaluate its liquidity needs, and may seek to opportunistically access additional liquidity, including through either the debt or equity capital markets.
If management were to determine that it is advisable for Westrock to raise additional capital through an equity offering, the ability of the Holders to sell Common Shares pursuant to this prospectus may restrict our ability to raise additional capital through an equity offering. Approximately 86% of our issued and outstanding Common Shares (as of December 12, 2022) are being registered for offer and sale by the Holders pursuant to this prospectus. In particular, 11,509,000 Common Shares (including Common Shares obtained from the exercise of the Private Placement Warrants), representing approximately 15% of our issued and outstanding Common Shares (as of December 12, 2022), may be sold by Riverview Sponsor, an entity affiliated with R. Brad Martin, pursuant to this prospectus following the end of its lock-up period, which expires August 26, 2023 (i.e. 365 days after the Closing), subject to certain early termination triggers, including terminating on the date that the last sale price of Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-day trading day period commencing January 23, 2023 (i.e. 150 days after the Closing). See the section titled “Restrictions on Resale of Securities — Lock-Up Provisions”. Subject to the expiration of any lock-up periods, the sale by the Holders, including entities affiliated with R. Brad Martin, of all or a substantial portion of their Common Shares or the perception thereof may materially and adversely affect the prevailing market price of our Common Shares and thus restrict the amount we are able to raise in a Common Share offering or require us to issue and sell more Common Shares to generate the same amount of gross proceeds than we would otherwise have had to, which would result in greater dilution to our existing stockholders. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Holders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures and constraint on our ability to raise additional capital resulting from an offering pursuant to the registration statement may continue for an extended period of time.
Redemptions of Series A Preferred Shares
After February 26, 2028 (i.e. the five-and-half year anniversary of the Closing), any holder of Series A Preferred Shares may require Westrock to redeem all or any whole number of such holder’s Series A Preferred Shares in cash, subject to applicable law and the terms of any credit agreement or similar arrangement pursuant to which a third-party lender provides debt financing to Westrock or its subsidiaries, at a redemption price per share equal to the greater of (a) the liquidation preference and (b) the product of (i) the number of Common Shares that would have been obtained from converting one Series A Preferred Share on the redemption notice date and (ii) the simple average of the daily volume-weighted average price per Common Share for the ten (10) trading days ending on and including the trading day immediately preceding the redemption notice date. Assuming that the liquidation preference of the Series A Preferred Shares remains

$11.50 per share and all 23,587,952 Series A Preferred Shares remain outstanding after February 26, 2028, we estimate an aggregate redemption payment of at least approximately $271.3 million. If Westrock was required by the holders to redeem a significant number of Series A Preferred Shares, Westrock may not have enough cash available (including through draws on its credit facility) for other purposes such as paying dividends on the Common Shares, repurchases of Common Shares, financing acquisitions or other expansions, paying employee incentives and executing its business strategy. An outflow of a significant amount of cash from Westrock as a result of redemptions of the Series A Preferred Shares may cause a deterioration in the financial condition of Westrock and our ability to pay our other obligations and/or execute our business strategy. The impact of such redemptions on Westrock will depend, among other things, on the financial condition of Westrock at the time of such redemptions, including the amount of available cash on hand and ability to draw on Westrock’s credit facilities or obtain other sources of financing, the business strategies and objectives of Westrock at that time and the magnitude of such redemptions. Additionally, we may reserve cash, refrain from pursuing other business objectives and/or direct cash away from other business objectives to ensure that we have sufficient available cash to satisfy holder redemptions and this may adversely affect our business and financial condition and ability to execute on our business strategy.
Contractual Obligations
Our material contractual obligations include the payment of principal and interest under our debt obligations. Our Term Loan Facility requires quarterly principal payments during the first three years of approximately $2.2 million (1.25% of the original principal balance beginning December 31, 2022). Quarterly payments increase to approximately $3.3 million and $4.4 million (1.875% and 2.5% of the original principal balance) during the fourth and fifth years, respectively. We have no other material obligations to pay principal amounts of our long-term debt obligations prior to their maturity.
Future purchase obligations of $284.6 million as of September 30, 2022 consist of commitments for the purchase of inventory over the next 12 months. These obligations represent the minimum contractual obligations expected under the normal course of business. There are no material purchase obligations beyond 12 months.
Capital Expenditures
We categorize our capital expenditures as (i) growth, (ii) maintenance, (iii) customer beverage equipment or (iv) other.
We define growth capital expenditures as investments in our manufacturing facilities that will contribute to revenue growth by increasing production capacity, improving production efficiencies, or related to production of new products. Maintenance capital expenditures are those necessary to keep our existing manufacturing equipment fully operational. Customer beverage equipment represents Company-owned equipment that is deployed in our customers’ locations.
Capital expenditures for the nine months ended September 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020 were as follows:
(Thousands)	Growth	Maintenance	Customer Beverage Equipment	Other	Total
Nine months ended September 30, 2022	$15,779	$2,099	$3,544	$1,544	$22,966
Nine months ended September 30, 2021	$6,870	$833	$1,704	$3,138	$12,545
Year ended December 31, 2021	$19,784	$1,682	$1,577	$2,072	$25,115
Year ended December 31, 2020	$14,949	$1,718	$2,342	$463	$19,472
We expect to invest to expand our extracts and ready-to-drink product manufacturing capacity in Conway, Arkansas, for which we currently expect to spend approximately $275 million over the next 3 years.
If circumstances warrant, we may need to take measures to conserve cash, which may include a suspension, delay, or reduction in growth and/or maintenance capital expenditures. We continually assess our capital expenditure plans in light of developments impacting our business, including the needs of our customers.

Off-Balance Sheet Arrangements
As of the date of this prospectus, we do not have any off-balance sheet arrangements.
Quantitative and Qualitative Disclosures About Market Risk
Commodities Price Risk
We are exposed to commodities prices related to changes in the market price of green coffee. We have historically utilized, and expect to continue to utilize, various types of derivative instruments, including forward contracts, futures contracts, and option contracts to hedge our exposure to the market price variability of green coffee. For most, but not all, of our customers, increases in the cost of green coffee can be passed onto our customers in the form of higher prices. See Note 20 of the Notes to our Consolidated Financial Statements for the year ended December 31, 2021 included in this prospectus, for further discussion of our derivative instruments.
Interest Rate Risk
We are exposed to interest rate volatility with respect to the variable rate facilities under the Credit Agreement, entered into on August 29, 2022. Assuming that the new $175.0 million Term Loan Facility had been in place at December 31, 2021 at an interest rate of 5.7%, which represents the interest rate in place at the inception of the Term Loan Facility a hypothetical 10% change in interest rates would have had a $0.6 million impact on the Company’s results of operations for the year ended December 31, 2021, and a $0.4 million impact on the Company’s results of operations for the nine months ended September 30, 2022.
An increase in interest rates could impact our ability to secure financing to fund growth initiatives, such as growth capital expenditures and acquisitions. In addition, rising interest rates could also limit our ability to refinance our existing debt obligations as they come due or result in us paying higher interest rates upon refinancing our existing debt obligations.
Inflation and Supply Chain Disruption Risk
During 2021 we were impacted by global supply chain disruptions that increased lead times for obtaining raw materials coming from outside of the U.S. for use in our Beverage Solutions segment. Overall, we saw ocean freight voyage time increase by upwards of 15 days, with unexpected transshipment stops related to container delays. In addition, these disruptions led to an increase in ocean freight costs as well as over the road haulage domestically, that impacted both our Beverage Solutions and Sustainable Sourcing & Traceability segment. To mitigate these disruptions, we worked with vendors to increase the amount of on-hand inventory in U.S. warehouses from 3 weeks to 10 weeks stock levels. In addition, we continued to purchase on a forward basis sufficient volumes to compensate for ocean freight delays. At the beginning of 2021 we signed a 3-year agreement with our largest U.S. warehouse and over the road haulage vendor that allowed for a fuel surcharge in exchange for a dedicated fleet. While our inbound over-the-road freight rates increased during the first nine months of 2022 compared to the first nine months of 2021, due to fuel price increases, we have not experienced any lack of available trucking assets. We may not be able to pass all of the impact onto our customers, which will negatively impact our results.
During 2022, we have been impacted by negative effects of inflation on both our customers and our costs, including materials and labor costs. Westrock attempts to mitigate the impacts of inflation and supply chain disruptions, wherever possible. Our mitigation strategies, including working with our warehouse and over the road haulage vendors, have provided us the necessary flexibility to respond to the risks, and have ensured that we have adequate access to raw materials to reliably provide our customers with the high-quality products they expect. In addition, where possible, we seek to recover inflation impacted costs by passing these costs onto our customers through periodic pricing increases. However, our pricing increases often lag our cost increases, including increases in commodity costs. At this time, it is too early to determine what impact these inflationary pressures and supply chain disruptions will have on our long-term growth strategies, as there is uncertainty in how long these risks may persist, and to what extent we will be successful in passing these increased costs to our customers.

Risk Associated with the Russia/Ukraine Conflict
While we do not have any supply chains that are directly impacted by the Russia/Ukraine conflict, it is impacting fertilizer imports in Brazil, the largest coffee producing country in the world, as approximately one-fifth of its needed fertilizer supply comes from Russia. If the Russia/Ukraine conflict is prolonged, fertilizer availability could threaten supply volumes for coffee for future years, putting upward pressure on coffee commodity prices, and we may not be able to pass all of the impact onto our customers, which will negatively impact our results.

BUSINESS
Our Mission
Our mission is to build and efficiently operate the preeminent integrated coffee, tea, flavors, extracts, and ingredients solutions provider to the world’s most iconic brands. We do this to provide smallholder farmers and their families in developing countries the ability to advance their quality of life and economic well-being.
Our Vision
We seek to be the leading company to our partners, providing end-to-end solutions and offering product innovation, traceability, transparency, and scalability for coffee, tea, flavors, extracts, and ingredients globally.
About Westrock
We are a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world.
We supply the world’s most iconic brands with the world’s most innovative coffee, tea, flavors, extracts, and ingredients products.
Our platform is built upon four fundamental pillars that enable us to positively impact the coffee, tea, flavors, extracts, and ingredients ecosystems from crop to cup: (i) we operate a fully transparent supply chain, (ii) develop innovative beverage solutions tailored to our customers’ specific needs, (iii) deliver a high quality and comprehensive set of products to our customers, and (iv) leverage our scaled international presence to serve our blue-chip customer base. These four tenets comprise the backbone of our platform and position us as a leading provider of value-added beverage solutions. By partnering with Westrock, our customers also benefit from the benchmark-setting responsible sourcing policies and strong ESG focus surrounding our products, top-tier consumer insights, and a differentiated product ideation process. Leading brands choose us because we are singularly positioned to meet their needs, while simultaneously driving for a new standard for sustainably and responsibly sourced products.
We are transforming the global coffee, tea, flavors, extracts, and ingredients industry by setting the new standard for innovation and transparent supply chains. We are proud that we are the only scaled coffee, tea, flavors, extracts, and ingredients company in the United States who can digitally trace our product from crop to cup and positively measure economic impact through the entire supply chain. We utilize our proprietary technology and digitally traceable supply chain to directly improve the lives of the smallholder farmers from whom we source our coffee and tea and their families, through tangible economic empowerment and an emphasis on environmental accountability and farmer literacy. Our commitment to transparency and accountability manifests at every stage of our supply chain.
The global coffee, tea, flavors, extracts, and ingredients industry has historically sourced products via two primary supply chains: Conventional and Third Party Verified. Conventional and Third Party Verified supply chains often favor economic value for the roaster at the expense of others at the opposite end of the supply chain. Conventional supply chains can identify the country of origin for products but are generally unable to: (i) track product at critical stages of the supply chain, including down to the farmer level or into the finished good package, (ii) determine if farmers receive fair market prices and (iii) provide certainty in measuring economic, social, and environmental impacts. Third Party Verified is similar to the Conventional supply chain in that it can typically only trace product back to the country of origin and not the farmer level. The difference with Third Party Verified is that the products are verified by a third party for a specific certification (e.g., Fair Trade, Rainforest Alliance). This certification relies on a select sample of the total number of farmers that meet standards for a specific certification on a specific day. The disadvantages of this supply chain are its inability to trace product through the entire supply chain and its reliance on a select sample of farmers. We have developed a new third category of supply chain: Digitally Traceable.

We believe our digitally traceable supply chain is the only completely transparent method that allows our brand partners and end consumers to see their product’s journey from farm to cup with the scan of a QR Code. Our digitally traceable technology allows us to collect and analyze data points from our farmer partners and understand exactly what they are paid, where they farm, and the greatest risks to their specific communities. The focus of our program is for 100% of farmers to be treated and compensated fairly, every day. Today, we can digitally trace product throughout the entire supply chain back to 7 countries of origin, which produce approximately 70% of the world’s coffee. Our approach and business practices have been validated through both our financial performance and our impactful presence where, for example, in Rwanda, we increased revenue per farmer, based on our estimates, by over 250% from 2014 to 2018 in certain study groups, trained more than one hundred thousand farmers in the last decade, and we are currently on track to plant over 5 million trees by 2026.
As the “brand-behind-the-brands,” we have cultivated deeply entrenched blue-chip customer relationships through strategically-led collaboration that starts with consumer insights, moves to research and development, to new product ideation and development, scaled manufacturing and on to operational excellence across the counter or in the store aisle. Our proven innovation process enables not only the continuous improvement of our product portfolio comprised of over 1,800 stock keeping units (“SKUs”) in 2021, but also the creation of new brand categories. We are keenly focused on product development for our liquid extracts segment in order to meet strong consumer demand. As of September 30, 2022, we had over 25 highly experienced food scientists, product developers, and engineers dedicated to testing and creating the desired product and taste quality for our customers. We have 30 Q-graders within our team who ensure our products are of the highest quality and consistency.
Our loyal and growing customer base has fueled the expansion of our presence across the retail, restaurant and food service, convenience store and travel center, non-commercial account, CPG, and hospitality industries. As of September 30, 2022, we offer hundreds of retail SKUs through a multi-channel distribution network across the globe that allows our coffee to fill nearly 20 million cups per day.
Our commitment to transparency and sustainability has helped create a company focused on popular, ethically sourced products delivered from a “brand-behind-the-brand” business strategy. Our trusted, ethically sourced products and sustainability-oriented business model have resulted in significant growth of our platform. We increased net revenue from $551 million in fiscal year 2020, which included the results of the acquired S&D business for 10 months, to $698 million in fiscal 2021, which included the results of the acquired S&D business for 12 months, representing an approximately 27% growth rate.
In the future, we expect the consumer movement away from opaque sourcing practices toward sustainable, transparent products will continue to fuel demand for ethically sourced and produced beverage solutions. Transformational opportunities exist for immediate, accelerated growth within the coffee industry — particularly for organizations with beverage innovation expertise, complete supply chain control, and demonstrable traceability and sustainability. According to a 2020 survey of 18,980 international consumers, 77% said that it is at least moderately important that brands are sustainable and environmentally responsible. We believe these demands extend to sustainably-raised coffee, tea, flavors, extracts, and ingredients products. We are committed to ensuring our values remain aligned with those of our consumers while delivering stockholder value.
We measure our success by the relative business success of our customers and the farmers we serve. We embrace the fact that we are stewards of the financial, social, and environmental resources we have been entrusted to shepherd. It is our belief that these measures of success also provide the appropriate foundation upon which we can be effective stewards of our investors’ trust.
Our History
Our origin dates back to 2009, when Scott T. Ford and his father, Joe, started Westrock to help Rwandan smallholder coffee farmers improve their lives and earn the value they deserved for their premium product. During trips to Rwanda in the early-2000s, they witnessed the hardships that Rwandan families face every day due to the low price available for their crop. The Fords resolved to seek a change for the betterment of the Rwandan people. In 2009, we commenced operations in Rwanda with a mission to create a new and improved business structure that appropriately benefits each participant throughout the value chain — and to be there every step of the way to execute and measure the results. In building the business, Scott supported a direct trade model, paying farmers as much as possible while enabling Westrock to profit enough so that it could return each year with enough money to buy that year’s crop. We launched Rwanda Trading Company SA (“RTC”), a Westrock subsidiary that operates at the origin source and works directly with local farmers to buy, mill, process, sell and export Rwandan coffee worldwide.
Since our inception in 2009, we have been committed to the growth of Rwanda’s coffee industry. In just over a decade, we supported the creation of a 100,000-person supply chain, became one of the largest exporters of Rwandan coffee by volume, and established the two-year Agribusiness Training Program focused on helping the farmers with whom we source increase their yields and enhance their revenue. In 2021, we launched an ambitious initiative in Rwanda to establish nurseries that will distribute 5 million coffee and shade trees to farmers within our supply chain over the next five years. Our mission to support coffee farmers in Rwanda enabled us to pursue efforts in countries across the globe.
• 2010 →	Westrock Coffee Roasting opened in Little Rock, Arkansas, where we roast, package and deliver our coffee beans to our customers.
• 2014 →	We acquired Falcon Coffees which expanded sustainable sourcing into more than 20 distinct countries of origin and enabled us to gain new customers.
• 2016 →	We established transformative, transparent supply chains from Latin America.
• 2018 →	We shipped our first digitally traceable coffee container.
• 2020 →	We publicly launched our traceability program, Farmer Direct Verified, and acquired S&D, which significantly expanded our blue-chip customer base and product capabilities.

Westrock Coffee's History

2009
Westrock Coffee opens operations in Rwanda

2010
Westrock Coffee Roasting opens in Little Rock, AR

2014
Westrock Coffee acquires Falcon Coffees to expand sustainability into 20+ origins

FALCON COFFEES

FARMER DIRECT VERIFIED

2016
Westrock Coffee establishes transparent supply chain from Latin America

2018
First digitally traceable coffee container ships

2019
Westrock Coffee expands packaging facilities in Little Rock, AR

First digital transaction on IBM Food Trust®

2020
Westrock Coffee publicly launches traceable technology platform – Farmer Direct Verified®

Westrock Coffee acquires S&D Coffee & Tea, founded in 1927, to expand blue-chip customer base and social impact

2021
Westrock Coffee expands operations in Malaysia

2022
Westrock Coffee launches the nation's largest roasting to Ready-To-Drink packaging facility

Market Opportunity
The wholesale global coffee and tea industry was $318 billion in 2021 and is expected to grow 6.3% between 2021 and 2025, according to Global Data1. That number continues to grow, but the driving force behind that growth is shifting as the preferences of younger generations evolve. Millennials and Generation Z consumers are turning to cold coffee options far more than prior generations and consuming them during a broader range of occasions outside of the morning routine, further accelerating growth potential and gaining share from other beverage categories.2
Leveraging our capabilities in both hot and cold coffee solutions, alongside our strong, blue-chip customer relationships with key global operators, puts us in an excellent position to target the estimated $37 billion revenue opportunity around the world.3
The rising consumer awareness of sustainable sourcing options has resulted in increased demand for ethically produced and responsibly sourced food and beverages. We believe this trend has had a meaningful impact on the growth of the industry in which we operate, and that consumers will continue to seek products focused on transparency, sustainability, and ethical values. Additionally, the generational shift in the United States, and worldwide, plays a significant role. Today, 131 million people, or approximately 40% of the U.S. population, fall under the Millennial and Generation Z demographics which show a higher preference for Cold / RTD Coffee consumption compared to older generations4. The Millennial population, in particular, is large, entering its prime spending age and driving major change within the coffee industry. Millennials have shifted away from consuming traditional, hot coffee beverages in favor of cold coffee, liquid extracts, and premium away-from-home beverages. These trends continue to migrate into Generation Z as well.5 These consumers are willing to pay more for these types of beverages versus the cost of a hot cup of coffee.

1
Source: Global Data, Consumer Intelligence Center, Market Analyzers, Core Market Sizing: Segment Insights Report 2021.

2
Source: Mintel Group, Coffee and RTD Coffee US 2021, LightSpeed Consumer Data May 2021.

3
Source: Global Data, Consumer Intelligence Center, Market Analyzers, Core Market Sizing: Segment Insights Report 2021.

4
Source: Mintel Group, Coffee and RTD Coffee US 2021, LightSpeed Consumer Data May 2021.

5
Source: Mintel Group, Coffee and RTD Coffee US 2021, LightSpeed Consumer Data May 2021.

As traditional fast food restaurants and convenience stores compete to win back share from multinational coffeehouse chains, these companies need a partner to innovate and fulfill growing demand for cold brew and other forms of liquid coffee extracts. In addition, as traditional fast food restaurants and convenience stores develop additional private brand offerings and address the growing off-premise market, we believe they are looking for a partner to serve their needs. We are a leading player capable of fulfilling these innovation requirements and scaling quickly enough to meet that demand.
Competitive Strengths
Exceptional and highly experienced management team
Our experienced and passionate executive team has helmed the acceleration of our growth and set our strategic direction, all underpinned by a purpose to become the world’s most competitive and innovative provider of beverage solutions in order to provide smallholder farmers and their families in developing countries the ability to advance their quality of life and economic well-being.
At the helm of the strategic growth, vision, and success of Westrock is our founder and Chief Executive Officer, Scott T. Ford. Prior to founding the Westrock family of companies, Scott served in a number of leadership roles at Alltel Corporation, including President and Chief Operating Officer (1998 to 2002), and President and Chief Executive Officer (2002 to 2009). During his tenure, Scott led Alltel’s rural wireless roll-up strategy, growing Alltel from 0.6 million wireless subscribers and $0.4 billion in wireless revenues to 12.8 million wireless subscribers and $8.8 billion in revenue, and navigated Alltel through a successful sale to TPG Capital and Goldman Sachs for $27.5 billion. Scott and his team at Alltel delivered 19% compounded annual return for shareholders versus 9% for the S&P 500 over that same timeframe.
Scott has surrounded himself with a team of experienced industry veterans. Our C-level team has occupied senior level operating, sales, legal, and finance positions in global companies spanning decades, accumulating knowledge that will help sustain our social and economic impact through the entire supply chain.
Our executive leadership brings scaled platform, high growth, acquisition integration, and sector-specific operating expertise. The strength of our team extends far beyond our executives. We seek to ensure continuity in the execution of our strategy by training a pipeline of future leaders who are familiar with our mission and community-focused culture and values, but who also understand that we earn the right to be helpful to those in the developing world by being effective for our customers and investors here at home every day. We seek to develop mature leaders who have a passion to serve those in need and who also understand that exacting price premiums or soliciting charity from others is an unsustainable business model.
Purpose-driven mission that delivers measurable impact
We started Westrock with the belief that growth is an inevitable byproduct of investments in infrastructure, farmer development, supply chain and product innovation, and technological advancement, when coupled with exceptional personal service. We transform anonymous, disjointed supply chains into transparent, connected systems. Through economic empowerment and environmental accountability, we directly improve the lives of the people who bring our products to life.
Paying fair prices, training farmers, and connecting them to customers with full transparency leads to reinvestment in more sustainable, profitable farms. We believe this cycle will transform this estimated $318 billion industry into one that fosters farmer livelihood, reforestation, carbon sequestration, cleaner water, and thriving communities. The value we create to improve lives accelerates symbiotically with our revenue and profits.
Simply put, we have a mission to do well by doing good.
Proprietary, digitally traceable technology
We are capable of tracing individual lots from the farm, through the roaster, to the finished good. We combine IBM Food Trust® blockchain, Oracle NetSuite®, and other technologies to create traceability and connectivity on a global scale. We collect 50 unique data points and monitor them from farmer to finished product, tracking across 32 separate and distinct transactions to create a seamless connection of data coming from approximately 138,000 farmers in 7 countries.
Beginning with the farmer transactions, the data is captured at every stage of the supply chain. We then collect data as it relates to exporting and importing the coffee beans, including coffee milling, ocean freight, import clearing and delivery to the final warehouse. We then obtain the roasting data, as well as information about our purchase orders and packaging. Upon delivery to our customers, the traceability data is uploaded to their portals for finished goods. Our technology and commitment to responsible sourcing enables us to transform anonymous, disjointed supply chains into transparent, connected systems. Traceability is a fundamental pillar of our value proposition that we are proud to uniquely offer to our customers.
Innovative, value-added, and scalable beverage solutions provider
Our market leadership, comprehensive solutions offering, and strategic partnership approach make us a unique brand-behind-the-brand, which allow us to deliver value-added beverage solutions across multiple product categories and platforms to our customers. Our collaborative product development process starts with custom consumer insights targeted to our customers’ channel and consumer profiles and makes us a critical partner to foodservice and private label retail operators seeking new and innovative products. The unique ability to serve global foodservice operators through our scaled international presence, best-in-class sustainable sourcing capabilities, and vertically integrated supply chain positions us as a global full-menu beverage solutions provider.
Our extensive line of products allows us to create any product platform in a multitude of packaging sizes and formats. Our skilled team has over 380 years, in aggregate, of success working in blend matching and taste profiling, which demonstrates our ability to match any coffee or tea blend or ready-to-drink (“RTD”) beverage desired and ensure consistency in every cup. This, along with our unique partnership approach, enhances our ability to drive beverage program profitability. The capacity to deliver an ethically sourced bespoke product, around the world, in a timely manner differentiates us from our competition.
High growth and compelling liquid extract business
As Millennials and Generation Z enter their prime spending age, they will continue to drive major change within the coffee industry. Millennials have shifted away from consuming traditional, hot coffee beverages in favor of cold coffee, liquid extracts, and premium away-from-home beverages. These trends are trickling down into Generation Z as well. As a result, Cold Brew Coffee and Iced Coffee menu penetration reached 10.2% and 15.7% in 2021 in the United States from 2.6% and 12.8% in 2016, respectively.6 Across all non-alcoholic beverage categories, measured in total ounces consumed by the US population, cold and ready-to-drink coffee is projected to increase at the fastest rate over the next five years with an 8% five-year CAGR.7 Hot Coffee also ranks in the top five fastest growing consumption categories. As traditional fast food restaurants and convenience stores compete to win back share from current industry leaders, these restaurants and convenience stores need a partner to innovate and fulfill growing demand for cold coffee and other forms of liquid extracts globally.
As a leading partner to these restaurants and convenience stores, we firmly believe we are capable of fulfilling innovation requirements and scaling quickly enough to meet demand. We are uniquely positioned to support innovation demand from extract development through RTD fulfillment. Liquid Extracts is our highest growth product category that includes iced coffees, cold brew coffee, and RTD mixes, with cold coffee products experiencing the most significant growth. The segment comes with a significant channel diversification opportunity within the varied ingredients and cross-selling options, with tailwinds driven by cold brew and RTD beverages.
Unparalleled customer value proposition
Our value proposition enables us to develop successful beverage solutions roadmaps, to provide product innovation, and to grow with our customers. Consumer and market insights comprise the foundation

6
Source: Global Data, Datassentials SNAP 2022, MenuTrends.

7
Source: Global Data Consumer Intelligence Center, Quarterly Beverage Forecast, US Non-Alcoholic Beverage Consumption, Volume in 8oz Servings.

of our product innovation process and customer program recommendations. As a research-driven organization, we utilize our industry and consumer insights across our product development and sales processes. Our end-to-end solutions are based on a cross-functional sales team approach that starts with insights and innovation, leads to product and taste profile development, on to sourcing and risk management, production, final packaging and logistics delivery, and is supported with marketing and continued process and program refinement.
Culture of commitment
We have a highly experienced leadership team anchored by a growth-oriented culture and a deep bench of talent with strong business and operational experience. Our employees at all levels of our organization are passionate about addressing the needs of our stakeholders — from our farmer partners to our stockholders. Our company is full of people looking to make a difference in countless lives around the world. We consider everyone who touches Westrock coffee — from crop to cup — to be an equal contributor in our mission to produce great coffee and improve the industry as a whole. Across our product categories, Westrock team members share an unwavering commitment and accountability to our guiding principle of supplying the world’s most iconic brands with the world’s most innovative coffee, tea, flavors, extracts, and ingredients products.
Robust financial growth and performance underpinned by on-the-ground operating initiatives
Our strong topline growth combined with more streamlined operations have delivered continued improvement in our financial profile. In response to the pandemic, Westrock reduced the expense structure of its core manufacturing business by restructuring an unprofitable business unit and realizing synergies related to the acquisition of S&D. We also executed on our plan to transform the route delivery distribution business and convert customers to coffee delivery through more efficient methods. As a result, we realized significant production facility efficiencies and reduced operating costs. These transformational changes to the business underpin an accelerated growth opportunity for operating income, Adjusted EBITDA and continued margin expansion.
Our Growth Strategies
We expect to drive continued, sustainable growth, and strong financial performance by executing on the following strategies:
Extend and enhance product offerings through innovation
We are relentlessly focused on product innovation as it is paramount to our success. As the brand-behind-the-brand, we expect to continue to create new categories while innovating current products and formats at scale. We believe the liquid extracts category is the best near-term product expansion opportunity as customer tastes continue to shift to cold brew and RTD offerings. Since 2020, we have developed — through our insights-based approach — more than 50 industry-leading products.
Expand our customer base
While we take the privilege of serving our current customers very seriously, we are actively and aggressively working to expand our blue-chip customer base to further penetrate our existing channels. Our new customer pipeline is organized and quantified through a detailed process that engages our cross-functional team to ensure we are always working to grow our customer base. Since 2020, we have added over 25 new customers, and as of September 30, 2022, we have more than 100 new targets in our blue-chip customer pipeline.
Following our customers with geographic expansion
Many of our blue-chip customers operate restaurants, hotels, convenience stores, and retail stores globally. Based on our estimates, while we serve 88% of our customers’ stores in the United States, we only serve 1% of our customers’ stores in their international markets. This creates a significant opportunity to increase our sales within our existing customer base by “going with” our customers where they currently operate.

A notable example of this is the establishment earlier in fiscal year 2022 of our new manufacturing facility in Malaysia. We had historically supplied one of our major quick-service restaurant (QSR) customers in Malaysia via a co-manufacturing contract with a third-party producer. At our customer’s request, we established a roast and ground coffee manufacturing operation in Johor Bahru, Malaysia. From this plant, we believe we can meet the growing roast and ground coffee needs of our QSR customer as an anchor customer and expand our sales efforts in Southeast Asia with existing U.S.-based customers and new customers in the region. We will also be able to source and sell flavors, extracts, and ingredients products for these customers, initially from our U.S. facilities and, over time, from our Malaysia facility.
As of September 30, 2022, we supplied customers in the United States, Canada, the Virgin Islands, Saudi Arabia, Australia, Vietnam, Singapore, Pakistan, South Korea, Malaysia, Austria, the United Kingdom, Ireland, and Mexico in our beverage solutions segment. Over time we intend to expand the markets we serve and to access China, Japan, United Kingdom, the European Union, the Middle East and North Africa. We believe this will increase our participation in the $318 billion coffee and tea market that grew 23% since 2016.
Proven M&A platform with a highly accretive actionable pipeline of acquisition targets
Our management team has a proven track record of identifying, executing, and integrating acquisitions. Most recently, the current management team executed the integration of S&D. The acquisition occurred three weeks before COVID shuttered the United States. Our management team quickly escalated our integration plan and, in 2021, recognized 27% revenue growth of the combined business while reducing our net loss by 83% and recording 40% Adjusted EBITDA growth year-over-year in that area of our business. We intend to leverage our proven value creation playbook to accelerate growth and realize synergies. Acquisitions will allow us to increase our customers, products, and geographies.
We maintain a database of highly attractive and actionable add-on acquisition targets that offer complementary product categories, channel expansion opportunities, compelling sales and cost synergies in North America, Europe, the United Kingdom, Asia Pacific, and Middle East and North Africa. We believe our disciplined approach and deep bench of tenured industry professionals supporting our M&A effort will enable us to successfully grow our revenues and profitability as proven by the successful acquisition of S&D in 2020.
Continue to drive margin expansion
We have developed a vertically integrated infrastructure that allows for scalability and adaptability. We will continue to increase our scale in order to promote cost of goods sold efficiencies and improve our ability to leverage our fixed cost infrastructure. We will also continue to seek to improve gross profit, through driving sales growth in the high-margin liquid extracts segment. We expect to add additional capacity to support our expansion and supply chain over the long term by investing in additional manufacturing facilities.
Our Products
Since our inception, we have been focused on building a brand-behind-the-brand platform supported by an organization with the capabilities to provide comprehensive value-added beverage solutions. Capitalizing on growing beverage categories and innovation, we offer an array of on-trend, highly differentiated and innovative products that allow our customers to satisfy their customers changing tastes and preferences.
Our diversified product offering combines a strong earnings foundation in roast and ground food service coffee with high-growth product offerings in single service cups, food service iced tea, retail and food service hot tea, extract-based products, and our RTD beverage platform. These products reside in the Beverage Solutions portion of our business.
From an innovation perspective, we recently launched multiple cold brew coffee and tea concentrate product lines, chai tea and other functional health beverage concentrates, an infused-beverages platform for agua frescas and other blended juice-based products, coffee extracts designed for indulgent dairy-based products, and further expanded into core RTD products. We collaborate with customers from the consumer insights and product design phase of development through extract manufacture to end of the line packaging that enables Westrock to capture profitability at every stage of the value chain. This turnkey approach makes us an indispensable partner for our global customers to feed a constant pipeline of innovation into their business planning process. Using this same platform, we are able to toll produce for our customers, too. Our ability to be flexible is unique in the market.
One element of Westrock’s platform is to integrate our consumer insights, omni-channel product marketing and product development resources into the strategic planning process of our key global accounts, providing us with a multi-year stream of product innovation and new product introductions far ahead of the product launch cycle. This yields repeatable, forecastable, and consistent growth and the platform enables us to more efficiently deploy human resources and capital expenditures as compared to our competition due to our integration with the growth and product innovation plans of our key global customers.
As consumer preferences change and we integrate further as a key partner to our global customer base, we will continue to create new categories, innovate current products and formats at scale, and deliver the craft appeal across our offerings, with a baseline of the sustainable and better-for-you products that our customers are demanding.
Customer Channels
Westrock Coffee supplies the world’s most iconic brands with the world’s most innovative coffee, tea, flavors, extracts, and ingredients products. As the brand-behind-the brands, our long-tenured customers include blue-chip market leaders across the retail, restaurant and food service, convenience store and travel center, non-commercial account, CPG, and hospitality industries.
As of September 30, 2022, the average customer tenure for our top 20 customers is 19+ years, and no customer represents more than 10% of net sales.
The mix of industries we serve provides a balance of in-home and out-of-home consumption. This diversification brings opportunities to leverage various products across industries and ensure that, regardless of shifting consumer patterns driving consumption at home or away, we remain stable and balanced as a provider of the brand-behind-the-brands. To this end, we serve three of the top five retailers in the United States, 13 of the top 25 quick serve restaurants in the United States, 13 of the top 25 convenience stores and travel centers in the United States, and three of the top ten food distributors in the United States.
Supply Chain Traceability and Community Impact
We differentiate ourselves by situating our businesses at each point of aggregation in the supply chain, including coffee exporting through our wholly-owned subsidiary RTC, coffee importing and trading through

Falcon, in which we have an 85% ownership interest, and coffee roasting. These strategic holdings provide exceptional insight into each segment of the supply chain that allows us to better understand and manage risk. Although we do not own any farms, we source our coffee and tea from over 1.5 million farmer partners spread across 35 different countries, spreading our supply risk across multiple importers and exporters and countries of origin.
We are focused on delivering a fully traceable and transparent supply chain for our customers. We have multiple programs and strategies designed to meet customers’ varying needs, including the following:
Responsible Sourcing Strategy — We define responsible sourcing as the purchase and processing of coffee and tea in a manner that is fair to the people who grow and handle it, their employees, peers, and environments. As of September 30, 2022, approximately 65% of our coffee and tea is responsibly sourced across 35 farming origins. By 2025, we are committed to responsibly sourcing 100% of our coffee and tea by building a global supplier assurance framework in partnership with assurance experts, and we will audit our entire supplier network for compliance with our Responsible Sourcing Policy. Additionally, we plan to deploy more personnel in key supply chains to further quantify the social, environmental, and entrepreneurial impact of coffee and tea in the country of origin.
Farmer Direct Verified® — Westrock is the largest private label service provider in the world to enable digital traceability at scale from farm gate to the finished products across all beverage offerings. Our transparent sourcing program, Farmer Direct Verified® (“FDV”), provides unprecedented transactional data in real time. This, combined with multi-year trade relationships enables deeper collaboration, enforces ethical practices in the supply chain, and lays the foundation to solve the sustainability issues of tomorrow. Communicating supply chain realities allows our customers to make the informed decisions for their brands and leads to reinvestment in sustainable farms.
Raíz Sustainability — Raíz Sustainability is a proprietary third party-verified sustainable farming program. Raíz farmers receive training, services, and a $0.05 guaranteed premium that makes their farms more environmentally sustainable and profitable. Raíz farmers also comply with internationally recognized standards for labor conditions, human rights, and environmental protection. Supply chain programs like Raíz show just how imbedded we are with many of our unrelated supply partners, which allows us to spread sourcing risk across multiple partners, origins, quality types and farmer groups without giving up influence over matters material to our sourcing goals such as farmer livelihoods, yield improvements, and transparent data.
Raw Materials
Our primary raw materials are green coffee and tea. Green coffee is an exchange-traded commodity subject to price fluctuations. Over the last three years, the average price of green coffee per pound, or the C-Price, ranged from $0.90 to $2.60.
There are certain instances when specific types of green coffee are not traded on a commodities exchange, and instead are traded on a negotiated flat-price basis.
The most common flat-priced coffee in our portfolio is Fairtrade-certified coffees. The pricing structure set up by Fairtrade offers the exporter price floor on an FOB Origin basis of $1.60 per pound for Washed processed coffees and $1.55 per pound for Natural processed coffees. Therefore, when the C-Price plus the differential for the conventional quality in question is below the Fairtrade minimum pricing, then we pay a flat price equal to the Fairtrade minimum price. When the C-Price plus the differential for the conventional quality in question is higher than the Fairtrade minimum pricing, then we revert to a differential based pricing mechanism against the C-Price that mirrors our normal purchasing process.
Due to significant demand and limited supply, some origins, such as Sumatra and Ethiopia, will price their top grades of export beans on a flat price that is mostly divorced from the C-Price.
We purchase raw materials through importers who source green coffee and tea from multiple countries of origin around the world. For the year ended December 31, 2021, approximately 10% of our green coffee and none of our tea was sourced from Falcon and RTC and for the quarter ended September 30, 2022, approximately 11% of our green coffee and none of our tea was sourced from Falcon and RTC. No other importer accounted for more than 12% of our raw materials purchases.
The supply and price of green coffee and tea are subject to volatility and are influenced by numerous factors which are beyond our control and can be affected by factors such as weather, politics, currency fluctuations and economics within the countries that export coffee. For most, but not all our customers, increases in the cost of raw materials can be passed on to our customers in the form of higher prices.
Our hedging strategy is a vital element of our business model as it allows us to fix raw materials costs for inventory needed to serve our customers and grow our business, while minimizing the margin volatility associated with fluctuations in commodities prices. While our derivatives strategy is designed to mitigate the impacts of changing prices, no strategy can eliminate pricing risks, and we would generally remain exposed to supply risk in the event of non-performance by the counterparties in any one of our physical contracts. Failure to properly execute an effective hedging strategy may materially adversely affect our business and operating results.
We have a rigorous Quality Assurance protocol to ensure that our raw materials meet both Company and customer specifications and therefore do not inhibit our ability to meet the finished goods specifications of our clients. Prior to taking ownership, we validate physical and sensory compliance of green coffee. We also check finished goods for packaging, labeling, physical, and sensory compliance with our internal and external specifications prior to shipment.
We maintain long-term partnerships with our vendors that include rigorous and integrated quality and transparency programs. We procure only the highest quality ingredients. Our supplier approval and monitoring programs ensure that we can consistently deliver and exceed our customers’ expectations.
Competition
The coffee, tea, flavors, extracts, and ingredients industry is highly competitive. As a scaled global beverage solutions provider with capabilities across several product categories and industries served, we generally view our competition based on product lines and geography.
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In the U.S. coffee and tea industry, our products compete with Keurig Dr. Pepper Inc., Mother Parkers, Trilliant Food and Nutrition, TreeHouse Foods, Finlays, and Harris Tea Company.

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In the flavors, extracts, and ingredients industry, our products compete with Kerry Foods, Finlays Givaudan, Symrise, International Flavors & Fragrances, Inc., and Treatt.

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In the international coffee and tea industry, our products compete with JDE Peet’s, Massimo Zanetti, and UCC Uesheima Coffee Corporation.

We believe we are the only beverage solutions provider with innovative and traceable capabilities at scale across both the away-from-home and private label retail channels. We differentiate ourselves from other providers by (i) sourcing coffee via traceable and transparent supply chains, (ii) providing our customers best in class product development and consumer insights across broad product offerings, and (iii) maintaining a large manufacturing footprint in varied geographic locations both in the U.S. and abroad which drives cost efficiencies due to scale and customer proximity to our products.
Intellectual Property
We own several U.S. trademarks and service marks that have been registered with the United States Patent and Trademark Office. We also own other trademarks and service marks for which we have filed applications for U.S. registration. We believe our trademarks and service marks are integral to customer identification of our products. It is not possible to assess the impact of the loss of such identification. In addition, we own numerous registered domain names, and copyrights, trade secrets, proprietary technology, know-how, and other proprietary rights that are not registered.
Seasonality
The coffee and tea market is subject to some seasonal variations. Sales of hot coffee products are typically higher during the winter months compared to the summer months. Most of our customers define

“coffee season” as mid-September through April. However, sales of cold brew, iced tea and extract products during the summer months helps mitigate the impact of this seasonality. In addition, the growing trend to “more than hot black coffee” is regulating seasonal variances.
Human Capital Management
As of September 30, 2022, we had approximately 1,200 employees located around the globe, of which approximately 900 employees were located in the United States, with approximately 500 hourly production employees. Our non-US workforce of approximately 300 employees was employed in the United Kingdom, Rwanda, Malaysia, Ethiopia, Germany, Colombia, Peru, and South Korea.
Total Compensation and Rewards
We provide competitive compensation and benefits which include market-based pay that is competitive for our geographies and our industry. We offer a full complement of health and welfare benefits such as health, dental, vision, life insurance, AD&D and other provisions comparable to most manufacturing companies in our space. A 401(k)-retirement plan is offered. All employees participate in a formulaic annual bonus program tied to achievement to Adjusted EBITDA goals set by executive management and approved at the beginning of each fiscal year by the Board of Directors.
Workforce Culture
We focus on building a workforce that is responsive to customer needs, attentive to being efficient and cost conscious for our financial stakeholders, and innovative in seeking to create new products and services in the industry. We actively recruit for diverse talent and seek to build a culture reflective of the desires and the needs of the customers we partner with and serve. We actively support equal opportunity employment, enjoy stable labor relations, and provide a working environment of equity and inclusion for all members of our workforce.
Employee Health and Safety
We maintain a qualified staff of professionals to oversee, manage and apply all standards related to food safety, environment safety, and workplace safety standards by agencies that audit our facilities throughout the United States.
COVID Mitigation
We have a COVID response committee that monitors the impact of COVID on the workforce health and on company production. We responded to the pandemic by following generally accepted COVID mitigation guidelines intended to ensure that personal protective equipment and distancing protocols are used in our production facilities across the entire enterprise. As a result, we have has not experienced a material impact in workforce attendance, nor have we experienced a material impact on our ability to safely manufacture and deliver products to our customers.
To abate the spread of COVID when individual cases are identified, employees are required to quarantine at home if there is contact, positive testing, and/or confirmed infection. To meet our production needs we schedule unaffected healthy employees to work overtime to cover staffing needs. Overtime is used primarily to cover increased product orders.
We believe we are prepared to address and follow government mandates that might become law in the future.
Facilities
We currently operate seven manufacturing facilities, three of which are located in Concord, North Carolina, two in North Little Rock, Arkansas, one in Kigali, Rwanda, and one in Johor Bahru, Malaysia. Our core coffee and tea products, consisting primarily of bagged coffee and filter tea packs, are manufactured at our Concord-Main and our Concord-West Winds facilities. These facilities are fully integrated operations where the green coffee beans are roasted, ground, and packaged according to the customers’ specifications. The Concord-Main facility consists of approximately 256,000 square feet, which includes a state-of-the-art product development laboratory in addition to roasting operations. The Concord-West Winds facility consists of approximately 49,000 square feet of manufacturing space.
Our third primary facility in Concord, North Carolina, which we refer to as our Commercial Park location, consists of approximately 110,000 square feet of manufacturing space. This facility is dedicated to our manufacture of flavors, extracts and ingredients. We are in the process of expanding the Concord-Commercial Park facility in response to our burgeoning customer demand for extract products by significantly increasing the overall capacity of liquid brewing and coffee extracts processing in that facility.
Our single serve coffee capsules are manufactured at our North Little Rock facility, which consists of approximately 86,000 square feet of manufacturing space. We are currently optimizing this space to improve throughput by means of automation and expanded shifts. Additionally, we lease another 29,000 square feet manufacturing facility in North Little Rock.
In Rwanda, our primary headquarters and dry mill are in Kigali where the majority of our full-time and seasonal employees work. We service roaster clients throughout the United States, Europe, and Asia.
We recently began roast and ground operations in our new 92,000 square-foot, two-building facility in Johor Bahru, Malaysia. The new facility will enhance our roasting capacity to accommodate increased demand for coffee and extract solutions across Southeast Asia and the Middle East.
In December 2021, we purchased a 524,000 square-foot facility in Conway, Arkansas, which will be our eighth manufacturing facility, and one of the largest of its type, in the United States. This facility will provide us with ample space for the development, production, finished packaging, and distribution of coffee, tea, flavors, extracts and ingredients products. The Conway location will utilize state-of-the-art equipment, including advanced robotics specifically designed to efficiently manufacture and package a wide range of beverages, such as canned or bottled cold brew coffees, lattes, assorted teas, and juice-based products, as well as single serve coffee capsules. This facility will also incorporate a premiere product development laboratory, enabling us to test and produce new beverage solutions.
Regulatory Environment
As a leading manufacturer of coffee, tea, flavors, extracts, and ingredients, we comply with the Good Manufacturing Practices promulgated by the FDA as part of our commitment to produce safe and high-quality beverage products. We are registered with the FDA, and we satisfy all legal and compliance requirements under the Food Safety Modernization Act (FSMA) and applicable state regulations. Our facilities are certified under the GFSI schemes and operate under a Quality Management System to assure that we comply with all regulatory and customer requirements. Our quality management systems are periodically reviewed using an internal audit system to assure that our employees understand our commitment to food safety and high quality. We are also subject to the general industry requirements applicable to manufacturers, including the safety standards of the Occupational Safety and Health Administration and the environmental standards of the Environmental Protection Agency.
In addition to regulatory compliance, our comprehensive compliance program is designed to assure that our business is conducted in accordance with the highest ethical standards. We regularly conduct training on such matters as the Foreign Corrupt Practices Act so that our employees understand what is expected of them and how to raise issues of concern.
Legal Proceedings
We are, and from time to time may become, involved in legal and regulatory proceedings or subject to claims arising in the ordinary course of our business. We are not presently a party to any legal or regulatory proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations and financial condition.

MANAGEMENT
Executive Officers and Directors
The following table lists the names, ages and positions of the individuals who currently serve as our executive officers and directors. For biographical information concerning the executive officers and directors, see below.
Name	Age	Position
Executive Officers
Scott T. Ford	60	Chief Executive Officer
T. Christopher Pledger	49	Chief Financial Officer
William A. Ford	28	Group President, Operations
Robert P. McKinney	59	Chief Legal Officer
Blake Schuhmacher	44	Chief Accounting Officer
Directors
Joe T. Ford	85	Chairman of the Board, Director
Scott T. Ford	60	Director
R. Patrick Kruczek	58	Director
Hugh McColl, III	62	Director
R. Brad Martin	71	Director
Mark Edmunds	65	Director
Josie C. Natori	75	Director
Leslie Starr Keating	62	Director
Oluwatoyin Umesiri	40	Director
Jeffrey H. Fox	60	Director
Executive Officers
Scott T. Ford is a co-founder of Westrock, and has served as Chief Executive Officer of Westrock since 2009. Mr. Ford also co-founded Westrock Group, an investment firm and holder of more than 5% of Westrock’s voting securities, where he has served as Chief Executive Officer since 2013, and Westrock Asset Management, LLC, a global alternative investment firm, where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford also serves as Chief Executive Officer of various subsidiaries of Westrock. Previously, Mr. Ford served as President and Chief Executive Officer of Alltel Corporation, a provider of wireless voice and data communication services, from 2002 to 2009. Prior to that, Mr. Ford served as President and Chief Operating Officer of Alltel Corporation from 1998 to 2002. He has served on the board of directors of AT&T Inc., a telecommunications company and provider of mobile telephone services, since 2012, and Agaciro Development Fund, the sovereign wealth fund for the Republic of Rwanda, since 2014, and Special Advisor to The Stephens Group, LLC, since 2017. He previously served as a director of Bear State Financial, Inc., a bank holding company, from 2011 to 2018 and a director of Tyson Foods, a company that operates in the food industry, from 2005 to 2007. Mr. Ford holds a B.S.B.A in Finance from the University of Arkansas. We believe Mr. Ford is qualified to serve as a member of our board of directors because of his extensive business, finance, sales and leadership experience, including leadership of Westrock.
T. Christopher Pledger has served as the Chief Financial Officer of Westrock and Westrock Beverage since January 2021 and President of Westrock Coffee International, LLC, a subsidiary of Westrock, since November 2017. In these roles, Mr. Pledger oversees all finance, accounting, and tax functions of Westrock worldwide, leads the sourcing, negotiating, structuring and execution of strategic acquisitions/investments across Westrock’s businesses, and manages the global expansion of Westrock’s trading and export operations. Previously, Mr. Pledger served as Chief Legal Officer and Head of Corporate Development of Westrock from February 2020 to January 2021, and as General Counsel of Westrock from October 2013 to

February 2020. Mr. Pledger currently serves on the board of directors of Falcon and RTC, subsidiaries of Westrock. Mr. Pledger is also the general counsel of Westrock Group. Mr. Pledger has a B.A. in Economics from Centenary College of Louisiana and a Juris Doctorate from the Paul M. Hebert Law Center at Louisiana State University.
William A. Ford has served as Group President of Operations of Westrock and Westrock Beverage since 2020. Since starting with Westrock in 2016, Mr. Ford has worked with several Westrock entities around the world focusing on multiple aspects of the coffee trade. Currently, Mr. Ford oversees production, operations, supply chain and distribution logistics for all of Westrock’s facilities within the Beverage Solutions segment. Mr. Ford also serves on the boards of the National Coffee Association (NCA) and the Greater Little Rock Chamber of Commerce. Mr. Ford holds a master’s degree in Coffee Economics and Science from Illy Universtatá del Caffé in Trieste, Italy. He received his B.A. in Communications from Baylor University in Waco, Texas.
Robert P. McKinney has served as Chief Legal Officer of Westrock since January 2021. Previously, Mr. McKinney served as Senior Vice President and General Counsel of S. & D. Coffee, Inc., a subsidiary of Westrock, from January 2020 to January 2021. Prior to joining Westrock, Mr. McKinney first served as Deputy General Counsel, then as Vice President and Deputy General Counsel, and finally as Senior Vice President, General Counsel and Corporate Secretary for Babcock & Wilcox Enterprises, Inc., a renewable, environmental and thermal energy technologies and service provider, from January 2015 through December 2019. From 2002 until 2014, Mr. McKinney held several roles of increasing responsibility at EnPro Industries, Inc., an industrial technology company, first as Deputy General Counsel and later as Vice President-Human Resources. Having served in several public companies, Mr. McKinney has a broad background in mergers, acquisitions, securities and corporate governance. Mr. McKinney started his legal career as an associate with Smith Helms Mulliss & Moore. Mr. McKinney earned a B.A. in Economics and a B.A. in Political Science from the University of North Carolina at Chapel Hill, a Juris Doctorate from Vanderbilt University and an MBA from Queens University.
Blake Schuhmacher has served as Chief Accounting Officer of Westrock since May 2021. Mr. Schuhmacher also serves as Chief Accounting Officer of several of Westrock’s subsidiaries, including Westrock Beverage, Westrock Coffee Roasting, LLC, S. & D. Coffee, Inc., and Westrock Beverage Company. Previously, Mr. Schuhmacher served as Chief Accounting Officer of Uniti Group Inc., a real estate investment trust, from October 2014 through May 2021. Prior to that, Mr. Schuhmacher served as Senior Manager — Financial Planning and Analysis at Wright Medical Technology, an orthopedic medical device company, from May 2012 through October 2014. Mr. Schuhmacher began his career in the assurance practice of PricewaterhouseCoopers LLP, and subsequently joined Ernst & Young LLP, where he served as Senior Manager, Assurance at the time of his departure in May 2012. Mr. Schuhmacher is a licensed CPA in the state of Tennessee and holds a B.A. in Business Administration and a M.S. in Accounting from Rhodes College.
Directors
Joe T. Ford is a co-founder of Westrock and has served as Chairman of Westrock since 2009. Mr. Ford also co-founded Westrock Group, where he has served as Chairman since 2013, and Westrock Asset Management, LLC, a global alternative investment firm, where he has served as Chairman since 2009. Previously, Mr. Ford served as President of Allied Telephone Company, a provider of wireless voice and data communications services, from 1977 to 1983, President and Chief Operating Officer of Alltel Corporation from 1983 to 1987, President and Chief Executive Officer of Alltel Corporation from 1987 to 1991, and Chief Executive Officer and Chairman of Alltel Corporation from 1991 to 2002. Previously, he has served on the board of directors of Dial Corporation, Duke Energy Company, Eltek Ltd., Beverly Enterprises Company, EnPro Industries, Inc. and Textron Inc. Mr. Ford holds a B.A. in Business Administration from the University of Arkansas. We believe Mr. Ford is qualified to serve as a member of our board of directors because of his extensive business, finance and leadership experience, including leadership of Westrock.
Scott T. Ford For biographical information, please see the section titled “— Executive Officers” above.
R. Patrick Kruczek has served as a director of Westrock since February 2020. Mr. Kruczek has served as Managing Director, Co-Manager and Principal of BBH Capital Partners since 2016, where he focuses on investment activities and providing post-investment oversight to portfolio companies, as well as day-to-day management. Prior to joining BBH in 2016, Mr. Kruczek spent 20 years at Morgan Keegan & Company, a full-service investment firm, where he served in various roles in investment banking and equity capital markets, as well as President and Chief Operating Officer and a member of the firm’s Executive Committee. Mr. Kruczek has served as Vice Chairman — Investor of Pacific Global Investment Management since September 2015. He has also served on the boards of directors of APP Holdco, LLC (dba American Physician Partners) since December 2016, Utility Pipeline, Ltd since April 2017, Sunstar Insurance Group, LLC since June 2020, Tower Ventures, LLC since July 2020, GIFTED Healthcare since June 2021 and Synnex Holdings since February 2022. Mr. Kruczek holds a B.B.A. in Accountancy from the University of Notre Dame and an MBA from University of Tennessee Knoxville. We believe Mr. Kruczek is qualified to serve as a member of our board of directors because of his extensive business, leadership and finance experience.
Hugh McColl, III joined the board of directors of Westrock upon the Closing. Mr. McColl has served as Co-Managing Member of Collwick Capital LLC, a fund of funds, since 2010 and Managing Member of McColl Brothers Lockwood, a family investment office, since 2006. Mr. McColl has also served as a Senior Advisor of BBH Capital Partners, a holder of 5% or more of Westrock’s voting securities, since 2015. Mr. McColl has served on the boards of directors of Heritage Brands Inc. since 2019, Mira 1a therapeutics since 2021 and Fintag Holdings Inc. since 2022. Mr. McColl holds a B.S.B.A. in Finance from the University of North Carolina and an MBA from the Darden School of Business. We believe Mr. McColl is qualified to serve as a member of our board of directors because of his extensive business and finance experience.
R. Brad Martin joined the board of directors of Westrock upon the Closing. Mr. Martin serves as Chairman of Riverview’s board of directors and Riverview’s Chief Executive Officer. In addition, Mr. Martin has served as Chairman of RBM Ventures, a private investment company, since 2007. Mr. Martin is a member of the Board of Directors of FedEx Corporation where he chairs its Audit Committee and of Pilot Company. Mr. Martin was Chairman and Chief Executive Officer of Saks Incorporated from 1989 – 2006 and Executive Chairman of Saks from 2006 until his retirement in 2007. He served as Non-Executive Chairman of the Board of Chesapeake Energy Corporation from October, 2015 to February, 2021. He has previously served as a director of lululemon athletica, Inc., where he served as its Lead Director, First Horizon National Corporation where he chaired its Executive Committee, Caesars Entertainment Corporation, Dillard’s Inc. where he chaired its Audit Committee, Gaylord Entertainment Company where he chaired its Audit Committee, and Ruby Tuesday, Inc. He is former Interim President of the University of Memphis, a position he held from July, 2013 until May, 2014. Mr. Martin served five terms as a member of the Tennessee House of Representatives and holds the distinction of being the youngest person ever elected to the Tennessee legislature. He is involved in a number of civic and philanthropic activities and chairs the Martin Family Foundation. Mr. Martin graduated from the University of Memphis where he served as President of the student body and earned a Master’s in business administration from Owen Graduate School of Management at Vanderbilt University. We believe Mr. Martin is qualified to serve as a member of our board of directors because of his extensive business, finance and leadership experience.
Mark Edmunds joined the board of directors of Westrock upon the Closing. Mr. Edmunds serves as an independent director of Riverview. Mr. Edmunds retired from Deloitte in 2019 as Partner and Vice Chairman. Now based in Austin, he is a leadership coach for executives around the world. During his 38-year tenure at Deloitte, Mr. Edmunds has held several leadership roles within the firm, including US leader of Energy/Utilities, West Region Managing Partner, US Board of Directors and Chair of Global Committee. He has also led the Americas and Asia Pacific Oil and Gas sectors from San Francisco and Singapore respectively. Mr. Edmunds has served as lead and advisory partner for a number of Deloitte’s strategic clients, including public and private companies in the U.S. Mr. Edmunds’ primary industry focus has been energy & utilities throughout his career, including a short sabbatical from the firm to serve the Independent Petroleum Association of America in Washington, D.C. Mr. Edmunds served on the Audit and Compensation Committees of Chesapeake Energy Corporation from August 2018 until February 2021. He participated in the Executive Committee of the California Chamber of Commerce from 2001 to 2007, and from 2006 to 2011 in the Executive Committee of the Bay Area Council. Mr. Edmunds graduated from The University of Texas at Austin with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant and a member of the AICPA and the Texas CPA Society. Mr. Edmunds will qualify as an audit committee financial expert. We believe Mr. Edmunds is qualified to serve as a member of our board of directors because of his extensive accounting, finance and leadership experience.
Josie C. Natori has served as a director of Westrock since 2020. Ms. Natori has served as the Founder and Chief Executive Officer of The Natori Company, a global fashion lifestyle company, since 1977. Prior to 1977, she spent 9 years on Wall Street and became the first woman Vice President of investment banking at Merrill Lynch. Ms. Natori currently serves on the boards of the Asian Cultural Council, Orchestra of St. Luke’s and the Statute of Liberty Ellis Island Foundation. Previously, Ms. Natori served as a director of Alltel Corporation. We believe Ms. Natori is qualified to serve as a member of our board of directors because of her extensive business, finance and leadership experience.
Leslie Starr Keating joined the board of directors of Westrock upon the Closing. Ms. Keating serves as an independent director of Riverview. Ms. Keating has 35 years of leadership experience in the consumer products industry. Ms. Keating served as EVP Supply Strategy and Transformation for Advance Auto Parts from March 2017 until her retirement in December 2018. Prior to joining Advance, Ms. Keating was with PepsiCo for over 31 years and served as the SVP PepsiCo Supply Chain from 2008 until her retirement in 2017 with responsibility for Frito Lay’s North American Supply Chain. Previous to her role as SVP Supply Chain, Ms. Keating served as SVP of Commercialization and Supply Chain. Before joining PepsiCo Ms. Keating started her career with Procter and Gamble. Ms. Keating has advised boards in compliance, organizational effectiveness and governance, and she has served on the board of directors of SunOpta, Inc. since July 2019. She served on the board of directors of Chesapeake Energy Corporation from September 2017 to February 2021. Ms. Keating earned her bachelors in science in Mechanical Engineering from Virginia Tech and her master’s in business administration from Georgia State University. We believe Ms. Keating is qualified to serve as a member of our board of directors because of her extensive operational and leadership experience.
Oluwatoyin Umesiri joined the board of directors of Westrock upon the Closing. Ms. Umesiri founded and has served as Chief Executive Officer of Nazaru LLC, a business services company that advances trade with Africa, since 2017. In 2022, Ms. Umesiri was appointed by the U.S. Secretary of Commerce to serve as a member on the Illinois District Export Council. Previously, Ms. Umesiri served in various portfolio management roles at Walmart Inc. from 2013 to 2017 and various senior analyst roles at Whirlpool Corporation from 2006 to 2012. Additionally, Ms. Umesiri served as Ambassador for Intra-African Trade Fair by appointment of the African Export-Import Bank (Afreximbank) and the African Union (AU). Ms. Umesiri holds a B.S. in Mathematical Sciences with a focus on Computer Science from the University of Agriculture, Abeokuta, Nigeria and a M.S. in Information Systems from Central Michigan University. Since 2006, as a Certified SAP Expert and Technologist, Ms. Umesiri has led the implementation of Global Supply Chain solutions and Enterprise Resource Planning (ERP) Systems in both Manufacturing and Retail Industries. We believe Ms. Umesiri is qualified to serve as a member of our board of directors because of her extensive business and leadership experience.
Jeffrey H. Fox has served as a director of Westrock since 2020. Mr. Fox founded Circumference Group LLC, an investment firm, in 2009 and currently serves as the Chief Executive Officer. From 2017 to 2021, Mr. Fox served as President, Chief Executive Officer and a director of Endurance International Group Holdings, Inc., a provider of cloud-based platform solutions, where he led the focused transformation of the Endurance multi-brand portfolio into a successful organic growth platform and the sale of the company to Clearlake Capital Group in 2021. Prior to joining Endurance, Mr. Fox served as Chief Executive Officer and then Chairman of the Board of Convergys Corporation, a customer management company, from 2010 through its acquisition by Synnex Corporation in 2018. Prior to Convergys, Mr. Fox held multiple positions at Alltel Corporation from 1996 to 2009, including Chief Operating Officer. Previously, Mr. Fox served on the board of directors of Avis Budget Group, Inc., a global provider of mobility solutions, from July 2013 to May 2020 and Blackhawk Network Holdings, Inc., a gift card and payments company, from April 2017 to October 2017. Mr. Fox holds a B.A. in Economics from Duke University. We believe Mr. Fox is qualified to serve as a member of our board of directors because of his extensive finance, operations and leadership experience.
Family Relationships
Joe T. Ford is Scott T. Ford’s father, and Scott T. Ford is William A. Ford’s father. Other than the foregoing, there are no family relationships between our board of directors and our executive officers.

Board of Directors
Our business and affairs is managed under the direction of our board of directors. The board of directors consists of ten (10) members. Our certificate of incorporation provides for a classified board of directors divided into three classes serving staggered three-year terms as follows:
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Class I directors are Joe T. Ford, Mark Edmunds and Oluwatoyin Umesiri, and they will serve until our annual meeting of shareholders in 2023;

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Class II directors are R. Patrick Kruczek, R. Brad Martin and Josie Natori, and they will serve until our annual meeting of shareholders in 2024; and

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Class III directors are Scott T. Ford, Hugh McColl, III, Jeffrey H. Fox and Leslie Starr Keating, and they will serve until our annual meeting of shareholders in 2025.

Beginning at the first annual meeting of stockholders in 2026, the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The Westrock board of directors will be fully declassified following the annual meeting in 2028 with all directors standing for election for one-year terms.
Arrangements for Election of Directors
Pursuant to the Investor Rights Agreement, the WCC Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class III) for so long as the initial WCC Investors collectively beneficially own at least 10% of the sum of the outstanding Common Shares and the outstanding Series A Preferred Shares on an as-converted basis to Common Shares (the “Outstanding Stock”) and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the WCC Investors collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock. Pursuant to the Investor Rights Agreement, the BBH Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class II and one director will be for Class III) for so long as the BBH Investors collectively beneficially own at least 10% of the Outstanding Stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the BBH Investors collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock; provided that, such designated directors must satisfy the independence requirements under the Nasdaq listing standards. Riverview Sponsor has the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class II) for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and the PIPE Investors who invested by purchasing Riverview shares collectively beneficially own at least 10% of the Outstanding Stock and (b) one director (of which, so long as the Westrock board of directors is classified, will be for Class I), for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and such PIPE Investors collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock; provided that, such designated directors must satisfy independence requirements under the Nasdaq listing standards. The remaining directors will be designated for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock by the Nominating and Corporate Governance Committee of the Westrock board of directors and must satisfy independence requirements under the Nasdaq listing standards.
Director Independence
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of R. Patrick Kruczek, Hugh McColl, III, R. Brad Martin, Mark A. Edmunds, Josie C. Natori, Leslie Starr Keating, Oluwatoyin Umesiri and Jeffrey H. Fox are “independent” as defined under the rules of Nasdaq. Our board of directors has also determined that each of Mark A. Edmunds, Jeffrey H. Fox and R. Patrick Kruczek, who serve on our audit committee, satisfy the independence standards for that committee established by the SEC and the Nasdaq listing rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with Westrock and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.
Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. From time to time, the board of directors may establish other committees to facilitate the management of our business.
Audit Committee
The audit committee’s primary responsibilities include:
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overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

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reviewing the effectiveness of our legal and regulatory compliance programs;

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overseeing our financial reporting process, including the filing of financial reports; and

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selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.

The members of our audit committee are Mark Edmunds, Jeffrey H. Fox and R. Patrick Kruczek. The Westrock board of directors has determined that Mark Edmunds is an “audit committee financial expert” as defined by applicable SEC rules.
Compensation Committee
The compensation committee’s responsibilities include:
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ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage;

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evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers; and

•
overseeing the implementation and administration of our compensation plans.

The members of our compensation committee are R. Brad Martin, Leslie Starr Keating, R. Patrick Kruczek and Josie C. Natori. None of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or a committee of our board of directors.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:
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recommending nominees for our board of directors and its committees;

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recommending the size and composition of our board of directors and its committees;

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reviewing our corporate governance guidelines and proposed amendments to our certificate of incorporation and bylaws; and

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reviewing and making recommendations to address stockholder proposals.

The members of our nominating and corporate governance committee are Leslie Starr Keating, Hugh McColl, III and Oluwatoyin Umesiri.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
Our board of directors has adopted a code of business conduct and ethics, or “Code of Ethics,” which apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The board of directors also adopted the Westrock Coffee Company Supplemental Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “Supplemental Code of Ethics”). The Supplemental Code of Ethics applies to the Company’s chief executive officer, president, if any, chief financial officer and principal accounting officer. The Code of Ethics and Supplemental Code of Ethics are available on our website at westrockcoffee.com. If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers or Supplemental Code, we will publicly disclose such amendment or waiver as required by applicable law.
Compensation Committee Interlocks and Insider Participation
None of our directors who serve as a member of our compensation committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.
Director Compensation
See the section titled “Executive and Director Compensation” for information regarding compensation paid to our directors.

EXECUTIVE AND DIRECTOR COMPENSATION
Director Compensation
Our board of directors has adopted a non-employee director compensation program, which provides each non-employee director with an annual cash retainer of $60,000 and an annual equity retainer of $90,000. In addition, the chair of each of the Audit Committee, Compensation Committee, and Nomination and Governance Committee will receive an additional annual cash fee of $20,000, $15,000, and $15,000, respectively. In setting compensation for the members of the board of directors, the board of directors considered the significant time commitment and the skills and experience level necessary for directors to fulfill their duties.
Executive Compensation
This section contains an overview of Westrock’s executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the table below with respect to our named executive officers, or NEOs, for the fiscal year ended December 31, 2021, which are the following individuals:
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Scott T. Ford, Chief Executive Officer and Co-Founder

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T. Christopher Pledger, Chief Financial Officer

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William A. Ford, Group President, Operations

Prior to the Conversion on August 26, 2022, when the Company was a Delaware limited liability company, the Company’s equity interests consisted of Common Units. In connection with the conversion of the Company to a corporation, the Company’s outstanding Common Units were converted into Common Shares. The descriptions of the equity-based awards described throughout this section reflect a retroactive restatement to present the options as options to acquire Common Shares and restricted Common Units as restricted Common Shares.
Summary Compensation Table
The information included in the Summary Compensation Table below reflects compensation awarded to or earned by Westrock named executive officers during the fiscal year ended December 31, 2021.
Name And Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Scott T. Ford CEO and Co-Founder	2021	1,000,000	500,000	—	—	423,000	—	2,308	1,925,308

T. Christopher Pledger CFO	2021	437,077	178,925	—	63,875	158,202	—	3,820	841,899

William A. Ford Group President, Operations	2021	284,615	85,000	—	25,550	107,865	—	5,587	508,617

(1)
Represents base salaries earned by the named executive officers during 2021.

(2)
Due to the disruption and uncertainty to Westrock’s business caused by the COVID-19 pandemic in 2020, Westrock did not pay annual cash incentive awards to its named executive officers for 2020. In December 2021, in recognition of Westrock’s performance and the contributions of the named executive officers in guiding Westrock through the COVID-19 pandemic, Westrock granted each of the named executive officers a special bonus in an amount equal to the annual cash incentives they did not receive for 2020.

(3)
The amounts reported in this column represent the aggregate grant date fair value of awards of options granted to each named executive officer during fiscal 2021 under the Westrock 2020 Unit Option

Incentive Plan. Westrock accounts for employee options under the fair value method using the Black Scholes valuation model. The fair value for each award may differ based on the applicable data, assumptions, and estimates used in the model. For more information, see Note 7 — Equity-Based Compensation found in the consolidated financial statements for the year ended December 31, 2021 and 2020.
(4)
Represents 2021 performance-based annual incentive cash bonuses earned by the named executive officers and paid in 2022.

(5)
Represents 401(k) matching contributions paid to the named executive officers during 2021.

Narrative to the Summary Compensation Table
During the fiscal year ended December 31, 2021, the principal components of compensation for Westrock named executive officers were base salary, annual cash incentive awards and long-term equity incentive awards. Westrock named executive offices were also eligible for specified health, welfare and retirement arrangements, and other benefits, as described below.
Base Salaries
Base salary is a fixed component of an executive compensation program that is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities and other factors determined relevant by the Westrock board of directors. During 2021, the annual base salaries for Westrock named executive officers were set at the following levels: $1,000,000 for Mr. Scott T. Ford; $437,077 for Mr. Pledger and $284,615 for Mr. William A. Ford.
Annual Cash Incentive Awards
During 2021, Westrock’s named executive officers were eligible for annual bonuses based on Westrock’s performance relative to specified EBITDA goals, provided that the final bonus amount was determined in the discretion of Westrock’s board of directors. The annual bonus calculation is determined, in part, by reference to a predetermined, executive-specific numerical factor (100% for Mr. Scott T. Ford, 85% for Mr. Pledger, and 85% for Mr. William A. Ford, each, a “Personal Factor”). The annual bonus opportunity for each NEO was as follows:
Minimum Threshold.   50% of the product of the Personal Factor multiplied by the executive’s annual base salary;
Target Opportunity.   100% of the product of the Personal Factor multiplied by the executive’s annual base salary; and
Maximum Opportunity.   150% of the product of the Personal Factor multiplied by the executive’s annual base salary.
If performance exceeds the maximum opportunity, 10% of the excess EBITDA is to be allocated to an executive bonus plan to be allocated by the Chief Executive Officer (the “Stretch Pool”), provided that if the Chief Executive Officer participates in the Stretch Pool, allocations to him will be subject to the approval of the board of directors, or its compensation committee, in consultation with the Chief Executive Officer.
Bonus
Due to the disruption and uncertainty to Westrock’s business caused by the COVID-19 pandemic in 2020, Westrock did not pay annual cash incentive awards to its named executive officers for 2020. In December 2021, in recognition of Westrock’s performance and the contributions of the named executive officers in guiding Westrock through the COVID-19 pandemic, Westrock granted each of the named executive officers a special bonus in an amount equal to the annual cash incentives they did not receive for 2020.
Long-Term Equity Incentive Compensation
Each of Westrock’s named executive officers, other than Scott T. Ford, holds equity incentive awards in respect of Westrock. During 2021, Westrock granted Mr. Pledger and William A. Ford options to purchase 131,150 and 52,460 Common Shares at an exercise price of $9.54.

Retirement Plans
Westrock maintains a 401(k) plan for the benefit of its employees, including the NEOs. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Each participant may defer eligible compensation subject to the statutory limit and participants that are 50 years or older can also make additional “catch-up” contributions above the statutory limit. Employees’ pre-tax and Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately fully vested in both their contributions and Westrock’s matching contributions. For 2021, Westrock matched 100% of each participant’s contributions up to 1% of such participant’s related eligible compensation, and then 50% of each participant’s contributions up to the next 5% of such participant’s related eligible compensation.
Other Employee Benefits
All Westrock full-time employees, including the Westrock NEOs, are eligible to participate in Westrock health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.
Westrock does not provide perquisites or postretirement welfare benefits to the NEOs. During employment, the NEOs participate in the broad-based employee health insurance plans available to employees of Westrock generally.
Westrock does not provide gross-ups of excise taxes under Section 4999 of the Code to Westrock NEOs.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2021.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($ )(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott T. Ford	—	—	—	—	—	—	—	—	—	—
T. Christopher Pledger	2/28/20	—	—	—	—	—	237,516	792,321	—	—
	4/28/20	22,951	68,854	91,805	$9.54	4/28/2030	—	—	—	—
	4/30/21	—	39,345	39,345	$9.54	4/30/2031	—	—	—	—
	7/30/21	—	26,230	26,230	$9.54	7/30/2031	—	—	—	—
William A. Ford	4/28/20	32,788	98,363	131,150	$9.54	4/28/2030	—	—	—	—
	7/30/21	—	26,230	26,230	$9.54	7/30/2031	—	—	—	—

(1)
Represents time-based option awards granted on April 28, 2020, April 30, 2021 and July 30, 2021, and which vest over four years, subject to the executive’s continued service.

(2)
Represents MOIC-based option awards granted on April 28, 2020, April 30, 2021 and July 30, 2021, and which vest upon the realization of cash proceeds on all shares issued on February 28, 2020 equal to 2.0x of the cost of such Common Shares, provided that the recipient is either still working for Westrock on the date of such realization event or that the performance goals are achieved within one year following a qualified termination of the recipient’s employment.

(3)
Represents restricted Common Shares granted in February 28, 2020 that will vest in three installments on each anniversary of the grant date, subject to continued employment.

(4)
The market value of restricted Common Shares for Mr. Pledger is equal to the sum of the number of his unvested restricted Common Shares multiplied by the per share price of $3.34, which represents the fair market value of a Common Shares as of December 31, 2021.

Employment Agreements
Scott T. Ford
On February 28, 2020, Westrock entered into an employment agreement with Mr. Ford pursuant to which he serves as Chief Executive Officer and a member of the board of directors of Westrock. The term of the agreement is scheduled to expire on February 28, 2025, subject to automatic annual two-year extensions beginning on February 28, 2024, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the agreement, Mr. Ford is entitled to an annual base salary of $1,000,000 and to participate in an annual bonus plan in accordance with the term described above under “Narrative to the Summary Compensation Table — Annual Cash Incentive Awards”. Mr. Ford is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. Ford’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the sum of his annual base salary and target annual incentive opportunity and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for one year following his termination. In the event of Mr. Ford’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Ford.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.
T. Christopher Pledger
On February 9, 2021, Westrock entered into an employment agreement with Mr. Pledger pursuant to which he serves as Chief Financial Officer. The term of the agreement is scheduled to expire on February 9, 2024, subject to automatic annual one-year extensions beginning on February 9, 2023, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the agreement, Mr. Pledger is entitled to an annual base salary of $440,000 and to participate in an annual bonus plan in accordance with the term described above under “Narrative to the Summary Compensation Table — Annual Cash Incentive Awards”. Mr. Pledger is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock. In recognition of his additional responsibilities as Chief Financial Officer, Mr. Pledger was granted options under Westrock’s 2020 Option Plan to purchase 78,690 Common Shares with an exercise price equal to $9.54.

In the event of Mr. Pledger’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the agreement provides for (a) a prorated target annual incentive award, (b) a severance payment equal to the sum of his annual base salary and target annual incentive opportunity and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for one year following his termination. In the event of Mr. Pledger’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Pledger.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning noncompetition and nonsolicitation of customers and employees, which apply for one year post-termination.
William A. Ford
On February 9, 2021, Westrock entered into an employment agreement with Mr. Ford pursuant to which he serves as Group President, Operations. The term of the agreement is scheduled to expire on February 9, 2024, subject to automatic annual one-year extensions beginning on February 9, 2023, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the agreement, Mr. Ford is entitled to an annual base salary of $300,000 and to participate in an annual bonus plan in accordance with the term described above under “Narrative to the Summary Compensation Table — Annual Cash Incentive Awards”. Mr. Ford is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. Ford’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the agreement provides for (a) a prorated target annual incentive award, (b) a severance payment equal to the sum of his annual base salary and target annual incentive opportunity and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for one year following his termination. In the event of Mr. Ford’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Ford.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning noncompetition and nonsolicitation of customers and employees, which apply for one year post-termination.
Equity Compensation Arrangements
Westrock Coffee Holdings, LLC 2020 Option Plan
In February 2020, Westrock Coffee Holdings, LLC adopted the 2020 Unit Option Incentive Plan (the “2020 Option Plan”). The 2020 Option Plan provides for the grant of nonqualified options to purchase up to 3,761,836 Common Shares. As of December 31, 2021, options to purchase 3,200,071 Common Shares of Westrock Coffee Holdings, LLC were outstanding under the 2020 Option Plan. In 2021, Westrock Coffee Holdings, LLC granted Mr. Pledger and William A. Ford options to purchase 131,150 and 52,460 Common Shares, as described above in “Narrative to the Summary Compensation Table — Long-Term Equity Incentive Compensation.”
Westrock Coffee Holdings, LLC Restricted Share Awards
On February 28, 2020, Mr. Pledger was granted 356,274 restricted Common Shares, which vest in three equal installments on each of the first three anniversaries of the grant date. If a cash dividend is paid on the Common Shares, Mr. Pledger would be entitled to the dividend on his restricted Common Shares, subject to vesting of the corresponding restricted Common Shares. Under the terms of Mr. Pledger’s award agreement, in the event of a termination of his employment without cause or due to death or disability, subject to his execution of a release of claims in favor of Westrock, the restricted Common Shares would vest in full. In the event of a change in control of Westrock, Mr. Pledger’s restricted Common Shares would vest in full.
Post-Business Combination Executive Compensation Arrangements of Westrock
The executive compensation arrangements that Westrock adopted in connection with the Business Combination are described below.
Westrock Coffee Company 2022 Equity Incentive Plan
The Westrock board of directors and Westrock’s equityholders have approved and adopted the Westrock Coffee Company 2022 Equity Incentive Plan (the “2022 EIP”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the 2022 EIP, and is qualified in its entirety by the text of the 2022 EIP, a form of which is filed as an exhibit to this prospectus.
Purpose of the 2022 EIP.   The purpose of the 2022 EIP is to (a) promote the long-term financial interests and growth of Westrock, and its affiliates by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Westrock; (b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (c) further the alignment of interests of plan participants with those of the stockholders of Westrock through opportunities for increased equity, or equity-based ownership, in Westrock.
Eligibility for Awards.   Awards may be granted under the 2022 EIP to directors, officers, employees and consultants of Westrock and its subsidiaries and affiliates. Awards may also be granted to prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from Westrock or its subsidiaries or affiliates.
Administration.   The 2022 EIP is administered by the Westrock board of directors directly or, if the Westrock board of directors elects, the compensation committee of the Westrock board of directors or such other committee of the Westrock board of directors as the Westrock board of directors may from time to time designate (such administering body, the “Committee”). Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.
Subject to the terms and conditions of the 2022 EIP, the Committee has authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of Common Shares to be covered by each award, and to determine the terms and conditions of any such awards.
Shares Available; Adjustments.   The aggregate number of Common Shares available for issuance under the 2022 EIP is 4,574,765 (the “EIP Share Reserve”); provided that on January 1, 2024 and on each January 1 thereafter until January 1, 2031, the EIP Share Reserve will automatically increase in an amount equal to 2% of the total number of Common Shares outstanding on December 31 of the preceding calendar year (or such lesser number as determined by the Committee). The maximum number of shares that may be granted pursuant to stock options intended to be incentive stock option is equal to the EIP Share Reserve. No participant who is a non-employee director of Westrock may be granted awards covering shares with a grant date fair market value in excess of $500,000 during any single calendar year.
To the extent that an award under the 2022 EIP, is forfeited, expires, or is settled for cash, the Common Shares subject to such award not delivered as a result thereof will again be available for awards under the 2022 EIP. If the exercise price of any stock option or stock appreciation right and/or the tax withholding obligations relating to any award are satisfied by delivering Common Shares (either actually or through a signed document affirming the participant’s ownership and delivery of such Common Shares) or withholding Common Shares relating to such award, the gross number of Common Shares subject to the award will nonetheless be deemed to have been granted for purposes of the EIP Share Reserve.

The 2022 EIP provides that in the event of specified extraordinary corporate transactions or events affecting Westrock, the Committee will or may make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2022 EIP, (b) the various maximum limitations set forth in the 2022 EIP, (c) the number and kind of shares or other securities subject to outstanding awards, (d) the number of shares considered delivered based on the type of award granted and (e) the exercise price of outstanding options and stock appreciation rights. In the event of a corporate transaction such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the Common Shares subject to outstanding awards.
Stock Options and Stock Appreciation Rights.   Stock options granted under the 2022 EIP may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or non-qualified stock options, which do not qualify for this favorable tax treatment. Each grant of stock options or stock appreciation rights under the 2022 EIP will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of Common Shares to which the award pertains, and such additional limitations, terms, and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or non-qualified stock options. The 2022 EIP provides that the exercise price of stock options and stock appreciation rights is determined by the Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant. Award holders may pay the exercise price in cash or, if approved by the Committee, in Common Shares (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding Common Shares otherwise receivable on exercise. The term of stock options and stock appreciation rights will be determined by the Committee, but may not exceed ten years from the date of grant. The Committee will determine the vesting and exercise schedule of stock options and stock appreciation rights. Dividends (whether paid in cash or Common Shares) and dividend equivalents may not be paid or accrued on stock options or stock appreciation rights. The effect of a participant’s termination of service on any award of stock options or stock appreciation rights then held by such participant will be set forth in the applicable award agreement or any other document approved by the Committee and applicable to such award.
Restricted Stock.   Restricted stock may be granted under the 2022 EIP with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the 2022 EIP or by the Committee, upon the grant of restricted stock under the 2022 EIP, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement. The award agreement may also provide for vesting upon specified qualifying terminations of employment.
Restricted Stock Units.   The Committee may grant restricted stock units payable in cash, Common Shares, or both, conditioned upon continued service and/or the attainment of applicable performance goals determined by the Committee. Westrock is not required to set aside a fund for the payment of any restricted stock units, and the award agreement for restricted stock units will specify whether, to what extent, and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units. The award agreement may also provide for vesting upon specified qualifying terminations of employment.
Other Stock-Based Awards.   The Committee may grant awards of Common Shares or related to Common Shares not otherwise described in this summary in such amounts and subject to such terms and conditions consistent with the terms of this 2022 EIP as the Committee determines. Without limiting the generality of the preceding sentence, each such other stock-based award may (a) involve the transfer of actual Common Shares to participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Common Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Common Shares that is specified at the time of the grant of such award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States.
Cash Awards.   The Committee may grant awards that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this 2022 EIP as the Committee determines. Without limiting the generality of the preceding sentence, such cash awards may be subject to performance-based and/or service-based conditions.
Performance Goals.   The Committee may establish any performance objectives to be achieved during the applicable performance period when granting performance awards. Performance goals may be established with reference to one or more of the following metrics (or such other metrics as are determined by the Committee), in each case with respect to Westrock or any one or more subsidiaries, divisions, business units, or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies): stock price, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to Westrock or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
Effect of Change in Control.   The 2022 EIP provides that, unless otherwise set forth in an award agreement, in the event of a change in control and to the extent that an award is not replaced by a replacement award (as described below), (a) each then-outstanding stock option and stock appreciation right will become fully vested and exercisable, and each other award (other than a performance-based award) will vest, be free of restrictions, and be deemed to be earned and payable; and (b) each then-outstanding performance-based award will be deemed to be earned and payable, with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Committee, through the latest date practicable preceding the date of the change in control.
A replacement award is an award that is the same type as the replaced award with a value equal to the value of the replaced award as of the date of the change in control, as determined by the Committee and if the underlying replaced award was an equity-based award, the replacement award relates to publicly traded equity securities of Westrock or the entity surviving Westrock following the change in control and contains terms relating to vesting that are substantially identical to those of the replaced award and other terms and conditions are not less favorable than the terms and conditions of the replaced award.
Unless otherwise determined by the Committee and set forth in the applicable award agreement, upon termination of service within 24 months following a change in control (other than for cause), (a) all replacement awards held will vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed to in connection with the change in control, at the greater of (x) the applicable target level and (y) actual performance, as determined by the Committee, through the latest date practicable preceding the termination of service) and (b) any outstanding stock option or stock appreciation right as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of its stated full term.
Amendment and Termination of the 2022 EIP.   The Westrock board of directors or the Committee may amend, alter or discontinue the 2022 EIP, but no amendment, alteration or discontinuation will be made that would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment will be made without the approval of Westrock’s shareholders to the extent that such approval is required by applicable law or the listing standards of the Applicable Exchange. The 2022 EIP, if not terminated earlier, will expire on the tenth anniversary thereof.
Federal Income Tax Consequences Relating to Awards Granted under the 2022 EIP
The U.S. federal income tax consequences to Westrock and participants of awards under the 2022 EIP are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to the 2022 EIP as of this prospectus, is not intended to constitute tax advice or be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.
Non-Qualified Options and Stock Appreciation Rights.   In general, in the case of a non-qualified stock option or stock appreciation right, the participant has no taxable income at the time of grant, but realizes income in connection with exercise of the option or stock appreciation right in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to Westrock. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which Westrock is not entitled to a deduction.
Incentive Stock Options.   In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant. With customary exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for Westrock) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Westrock is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Westrock is not entitled to a deduction.
Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and Westrock will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Shares as of that date, less any amount paid for the stock, and Westrock will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the Common Shares as of that date, less any amount the participant paid for the Common Shares, and Westrock will be allowed a corresponding tax deduction at that time. Any future appreciation in the Common Shares will be taxable to the participant at capital gains rates. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.
Restricted Stock Units, Cash Awards.   A participant generally does not recognize income, and Westrock is generally not allowed a tax deduction, at the time a restricted stock unit or cash award is granted. When the restricted stock unit or cash award vests and is settled, the participant generally will be required to recognize as income an amount equal to the fair market value of the Common Shares on the date of settlement or the amount of cash paid. Any gain or loss recognized upon a subsequent sale or exchange of the Common Shares (if settled in Common Shares) is treated as capital gain or loss for which Westrock is not entitled to a deduction.
Amended and Restated Westrock Coffee Holdings, LLC 2020 Option Plan
In connection with the conversion of the Company to a Delaware corporation, the 2020 Option Plan was amended and restated as the Westrock Coffee Company 2020 Stock Option Incentive Plan (the “A&R 2020 Option Plan”). The A&R 2020 Option Plan has the same material terms as the 2020

Option Plan, except that the A&R 2020 Option Plan provides that 3,390,992 Common Shares will be available for awards under the plan.
Annual Cash Incentive Plan
The Westrock board of directors has approved and adopted the Westrock Coffee Company Annual Cash Incentive Plan (the “Annual Incentive Plan”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the Annual Incentive Plan, and is qualified in its entirety by the text of the Annual Incentive Plan, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Purpose of the Annual Incentive Plan.   The purpose of the Annual Incentive Plan is to provide an incentive for superior work and to motivate eligible employees of Westrock and its affiliates toward ever higher achievement and business results, to tie their goals and interests to those of Westrock and its stockholders, and to enable Westrock to attract and retain highly qualified employees.
Eligibility for Awards.   The Committee may select certain employees of Westrock or its affiliates, including its executive officers, to be participants in the Annual Incentive Plan.
Administration.   The Annual Incentive Plan is administered by the Westrock board of directors directly or the Committee. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it. Subject to the terms and conditions of the Annual Incentive Plan, the Committee has authority to select individuals to whom awards may be granted, to determine the form of any incentive award opportunity as well as the amount of each award, and to determine the terms and conditions of any such awards.
Incentive Award Opportunities.   Westrock may establish incentive award opportunities and pay incentive awards to participants under the Annual Incentive Plan based upon such terms and conditions as the Committee determines in its discretion, including the achievement of performance goals. Incentive award opportunities may be based on a percentage of the participant’s annual base salary or a fixed dollar amount. The Committee may establish different levels of achievement for performance goals, including threshold, target, maximum and stretch, and may vary the amount of an incentive award to be earned based on the level of achievement. In determining the amount of an incentive award to be paid, the Committee may take into account such factors as it determines to be appropriate, including the participant’s individual performance.
Incentive Award Payment.   Each participant’s Incentive Award is payable by Westrock in cash at such time as determined by the Committee and in no event later than two and one-half months following the last day of the calendar year in which the incentive award was earned. The payment of an incentive award to a participant with respect to a given performance period is conditioned upon the participant’s continued employment through the end of the applicable performance period or, if determined by the Committee at the time the incentive award opportunity is established, the date on which the incentive award is paid; provided, however, that the Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a participant’s termination of employment, retirement, death, or disability, or as may be required by or contemplated in an individual employment, severance, change in control or similar agreement, or upon a change in control of the Westrock.
Performance Goals.   The Committee may establish any performance objectives to be achieved during the applicable performance period when granting performance awards. Performance goals may be established with reference to one or more of the following metrics (or such other metrics as are determined by the Committee), in each case with respect to Westrock or any one or more subsidiaries, divisions, business units, or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies): stock price, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to Westrock or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
Amendment and Termination of the Annual Incentive Plan.   The Committee may amend, alter or discontinue the Annual Incentive Plan at any time in its sole discretion.
Employment Agreement with Scott T. Ford
Westrock and Mr. Ford have entered into an employment agreement (the “Ford Employment Agreement”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the Ford Employment Agreement, and is qualified in its entirety by the text of the Ford Employment Agreement, a form of which is filed as an exhibit to this prospectus.
The Ford Employment Agreement provides that Mr. Ford will serve as Chief Executive Officer and a member of the board of directors of Westrock. The term of the Ford Employment Agreement is five years from the effective date of the agreement, subject to automatic annual one-year extensions beginning on the first anniversary of the effective date of the agreement, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the Ford Employment Agreement, Mr. Ford is entitled to an annual base salary of $1,200,000 and to participate in an annual bonus plan with a target annual bonus opportunity of 100% of his annual base salary. Mr. Ford is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. Ford’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the Ford Employment Agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the product of two (or, if the termination occurs within one year following a change in control of Westrock, three) multiplied by each of his annual base salary and target annual incentive opportunity in effect for the fiscal year of Westrock in which the termination occurs and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for two years (or, if the termination occurs within one year following a change in control of Westrock, three years) following his termination. In the event of Mr. Ford’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the Ford Employment Agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Ford.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.
Employment Agreement with T. Christopher Pledger
Westrock and Mr. Pledger have entered into an employment agreement (the “Pledger Employment Agreement”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the Pledger Employment Agreement, and is qualified in its entirety by the text of the Pledger Employment Agreement, a form of which is filed as an exhibit to this prospectus.
The Pledger Employment Agreement provides that Mr. Pledger will serve as Chief Financial Officer. The term of the Pledger Employment Agreement is four years from the effective date of the agreement, subject to automatic annual one-year extensions beginning on the first anniversary of the effective date of the agreement, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the Pledger Employment Agreement, Mr. Pledger is entitled to an annual base salary of $550,000 and to participate in an annual bonus plan with a target annual bonus opportunity of 85% of his annual base salary. Mr. Pledger is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. Pledger’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the Pledger Employment Agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the product of two (or, if the termination occurs within one year following a change in control of Westrock, three) multiplied by each of his annual base salary and target annual incentive opportunity in effect for the fiscal year of Westrock in which the termination occurs and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for two years (or, if the termination occurs within one year following a change in control of Westrock, three years). In the event of Mr. Pledger’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the Pledger Employment Agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. Pledger.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.
Employment Agreement with William A. Ford
Westrock and Mr. William A. Ford have entered into a new employment agreement (the “William A. Ford Employment Agreement”), effective as of August 26, 2022. The following sets forth a summary of certain material features of the William A. Ford Employment Agreement, and is qualified in its entirety by the text of the William A. Ford Employment Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The William A. Ford Employment Agreement provides that Mr. William A. Ford will serve as Group President — Operations. The term of the William A. Ford Employment Agreement is four years from the effective date of the agreement, subject to automatic annual one-year extensions beginning on the first anniversary of the effective date of the agreement, unless either party provides the other at least 180 days advance written notice of nonrenewal. Under the terms of the William A. Ford Employment Agreement, Mr. William A. Ford is entitled to an annual base salary of $350,000 and to participate in an annual bonus plan with a target annual bonus opportunity of 85% of his annual base salary. William A. Ford is also eligible for long-term incentive equity awards and to participate in the employee benefit plans generally available to other senior executives of Westrock.
In the event of Mr. William A. Ford’s termination of employment without cause or for good reason, subject to his execution of a release of claims, the William A. Ford Employment Agreement provides for (a) a prorated target annual incentive award, payable in a lump sum, (b) a lump sum cash severance payment equal to the product of two (or, if the termination occurs within one year following a change in control of Westrock, three) multiplied by each of his annual base salary and target annual incentive opportunity in effect for the fiscal year of Westrock in which the termination occurs and (c) a cash payment equal to 125% of the full amount of premiums for health insurance continuation for two years (or, if the termination occurs within one year following a change in control of Westrock, three years) In the event of Mr. William A. Ford’s termination of employment due to death, disability or retirement (when the sum of his age and years of service equal at least 70, provided that he has attained at least age 55 with at least 10 years of service), he would be entitled to a prorated target annual incentive award for the year of termination. To the extent payments under the William A. Ford Employment Agreement would be subject to Section 280G of the Code, they will be reduced if such reduction would result in a greater after-tax payment to Mr. William A. Ford.
The agreement contains an inventions and patent assignment covenant, perpetual confidentiality and non-disparagement covenants and covenants concerning non-competition and non-solicitation of customers and employees, which apply for two years post-termination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our executive officers and directors which are described elsewhere in this prospectus, below we describe transactions since January 1, 2021 to which we were or will be a participant and in which:
•
The amounts involved exceeded or will exceed $120,000; and

•
Any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest (such persons, the “Related Parties”).

Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. See the section titled “Description of Securities — Limitations on Liability, Indemnification of Officers and Directors and Insurance.”
Related-Party Trade Finance Facility
Westrock Coffee International, LLC, through its subsidiary, Falcon, maintained a working capital trade finance facility with multiple financial institutions agented by BBH, an affiliate of the BBH Investors, who are holders of more than 5% of our outstanding voting securities. Interest was payable monthly at the U.S. Prime Rate plus 1.50%, subject to a minimum rate of 5.00%. The facility carried an agent fee of 0.25% of total available capital. Availability under the facility was subject to a borrowing base calculation and secured by substantially all liquid assets of Falcon. On March 16, 2022, the facility was transferred to different lenders with substantially similar terms and ceased to be a facility with a Related Party. The new facility is uncommitted, repayable on demand and secured by substantially all of Falcon’s assets. The facility is renewable on an annual basis beginning March 2023. In the period between January 1, 2021 and the March 16, 2022 (when the facility ceased to be with BBH), the largest aggregate amount of principal outstanding on the facility was $47.7 million and the aggregate amount of interest paid was $1.9 million. During this period, Westrock drew $92.1 million under this facility and made payments of $73.2 million of principal.
Subordinated Notes Payable to Related Parties
On February 28, 2020, Westrock Beverage, our wholly owned subsidiary, issued $13.3 million of subordinated debt to (i) Wooster Capital, which is an affiliate of Joe T. Ford, a member of our board of directors and (ii) Jo Ellen Ford, who is an affiliate of Wooster Capital and related person of Joe T. Ford and Scott T. Ford, our Chief Executive Officer and member of our board of directors. The proceeds of the subordinated notes payable were used to fund a portion of the purchase price of the acquisition of S&D and to pay related fees and expenses. In the period between January 1, 2021 and the date hereof, the largest aggregate amount of principal outstanding on the subordinated notes was $13.3 million, the aggregate amount of interest paid was $1.0 million and no principal was repaid. Wooster Capital and Jo Ellen Ford each contributed their respective subordinated notes to Westrock at the Closing as partial payment for their respective purchases of Common Shares in the PIPE Financing.
Subordinated Long-Term Debt Payable to Related Parties
During 2021, Rwanda Trading Company also had a subordinated long-term debt balance with Westrock Finance, LLC, a related party through common ownership with Westrock Group, a holder of more than 5% of our outstanding voting securities and affiliate of Scott T. Ford, our Chief Executive Officer and member of our board of directors, with interest payable annually at the end of each year at a rate of 9% per annum. In the period between January 1, 2021 and the date hereof, the largest aggregate amount of principal outstanding on such debt was $4.3 million. On December 3, 2021, we paid in full the $4.3 million principal and accrued and unpaid interest as of that date. Total interest paid during the year ended December 31, 2021 was $0.4 million.

Management Services Agreement
On February 28, 2020, we entered into a Management Services Agreement (the “Management Services Agreement”) with Westrock Group, a holder of more than 5% of our outstanding voting securities and an affiliate of Scott T. Ford, our Chief Executive Officer and member of our board of directors, in connection with our acquisition of S&D. Pursuant to the terms of the Management Services Agreement, Westrock Group agreed to provide specified advisory services to us in connection with the negotiation and consummation of agreements, the day-to-day financial, managerial and operational aspects of our business and acquisition and divestiture strategy in exchange for a cash payment of $2,500,000 on the date of the Management Services Agreement and on each of the three subsequent anniversaries of such date. Under the arrangement between the parties, Westrock Group shares office space, use of corporate aircrafts and administrative services with us and bears a corresponding share of the expense for such items based on usage. For each of the year ended December 31, 2021 and nine months ended September 30, 2022, the aggregate amount of payments made by us to Westrock Group under the Master Services Agreement was $2,500,000.
Capital Raise Agreement
On November 22, 2021, we entered into a Capital Raise Agreement (the “Capital Raise Agreement”) with the BBH Investors, the Stephens Group, LLC, Wooster Capital, Westrock Group, S-G Coffee, LLC (collectively, the “Capital Raise Investors”) and TCW Asset Management Company LLC, in its capacity as the agent for the term loan lenders party to the Prior Term Loan Credit Agreement. The Capital Raise Investors, together with their affiliates, are or were holders at the time of more than 5% of our outstanding voting securities. Pursuant to the terms of the Capital Raise Agreement, the Capital Raise Investors are required to make ‘required investments’ of up to $30 million in the aggregate upon the occurrence of Trigger Events (as defined in the Capital Raise Agreement and including a bankruptcy default or a breach of the financial covenants without a cure). The Capital Raise Agreement was terminated in connection with the Closing, upon the prepayment of the existing term loans of Westrock Beverage.
Certain Other Transactions with Westrock Group
Westrock uses an aircraft that is owned by Westrock Group, a holder of more than 5% of our outstanding voting securities and affiliate of Scott T. Ford, our Chief Executive Officer and member of our board of directors. Westrock Group bills Westrock at cost for its use of the plane. For the fiscal year ended December 31, 2021 and the nine month ended September 30, 2022, the Company paid $219,738 and $515,425, respectively, to Westrock Group for the usage of such plane.
Westrock shares the 100 River Bluff Drive, Suite 210, Little Rock, Arkansas office location with Westrock Group. Westrock reimburses Westrock Group for its allocated portion of the office space, office expenses and lunches provided at that location. In addition, Westrock reimburses Westrock Group for specified health insurance and telephone charges that are paid by Westrock Group on behalf of Westrock. For the year ended December 31, 2021 and the nine months ended September 30, 2022, these reimbursements totaled $499,695 and $444,179, respectively.
Ford Family
Joe T. Ford, the Chairman of our board of directors, is the father of Scott T. Ford, our Chief Executive Officer and a director. Scott T. Ford is the father of William A. Ford, our Group President, Operations.
Sam Ford is Scott T. Ford’s son and Joe T. Ford’s grandson and serves as Executive Vice President —  Business Analysis & Customer Experience of Westrock. For the fiscal year ended December 31, 2021, he was paid annual compensation in the amount of $269,808. For the nine months ended September 30, 2022, he was paid annualized compensation in the amount of $274,616.
Joseph Ford is Scott T. Ford’s son and Joe T. Ford’s grandson was hired on October 31, 2022 and serves as a Senior National Account Manager in the sales function at Westrock.

PIPE Subscription Agreements
Concurrently with the execution of the Transaction Agreement, Riverview entered into Subscription Agreements with (i) R. Brad Martin, a member of Westrock’s board of directors and a beneficial owner of more than 5% of the Common Shares immediately following the Closing, and certain entities affiliated with R. Brad Martin, for the purchase by Mr. Martin and such entities of 2,400,000 Riverview common shares in the aggregate at a purchase price of $10.00 per share, for aggregate gross proceeds of $24 million to Riverview, (ii) HF Direct Investments Pool, LLC, a beneficial owner of more than 5% of the Common Shares immediately following the Closing, for the purchase by such entity of 7,800,00 Riverview common shares at a purchase price of $10.00 per share, for aggregate gross proceeds of $78 million to Riverview, and (iii) three entities affiliated with Southeastern Asset Management, Inc., which are collectively beneficial owners of more than 5% of the Common Shares immediately following the Closing, for the purchase by such entities of 7,800,00 Riverview common shares in the aggregate at a purchase price of $10.00 per share, for aggregate gross proceeds of $78 million to Riverview. At the Closing, such persons and entities purchased their respective committed amounts of Riverview common shares (subject to certain offset rights provided in their Subscription Agreements), which were converted in the Business Combination, on a one to one basis into Common Shares.
Concurrently with the execution of the Transaction Agreement, Westrock entered into Subscription Agreements with (i) Wooster Capital, which is an affiliate of Joe T. Ford, a member of Westrock’s board of directors, pursuant to which Wooster Capital, agreed to purchase 2,150,000 Common Shares for an aggregate purchase price of $21,500,000 and (ii) Jo Ellen Ford, who is an affiliate of Wooster Capital and related person of Joe T. Ford, and Scott T. Ford, our Chief Executive Officer and member of our board of directors, pursuant to which Jo Ellen Ford agreed to purchase 350,000 Common Shares for an aggregate purchase price of $3,500,000. At the Closing, Wooster Capital and Jo Ellen Ford purchased their respective committed amounts of Common Shares and paid part of their respective purchase prices through the contribution of their respective subordinated notes of Westrock Beverage, as described above under “Subordinated Notes Payable to Related Parties”.
PIPE Pre-Funding
Pursuant to the terms of its Subscription Agreement, on July 14, 2022, Wooster Capital, which is an affiliate of Joe T. Ford, a member of our board of directors, pre-funded $11.7 million of its committed PIPE Financing and in exchange thereof was issued the Convertible Note. The Convertible Note had a principal amount of $11.7 million, one year maturity and an interest rate of 8% per annum, which was payable quarterly on the last business day of each quarter. The Convertible Note automatically converted at the Closing into 1,170,000 Common Shares. $114,400 of interest had been paid on the Convertible Note.
Business Combination Related Arrangements
In connection with the Business Combination and in addition to the Subscription Agreements, certain other agreements, with certain Related Parties were entered into pursuant to the Transaction Agreement. The agreements described in this section, or forms of such agreements as they are in effect substantially, are included as exhibits to the registration statement of which this prospectus forms a part, and the following descriptions are qualified by reference thereto. These agreements include:
Sponsor Support Agreement
Concurrently with the execution of the Transaction Agreement, Westrock, Riverview and Riverview Sponsor entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which, Riverview Sponsor agreed take certain actions in support of the Business Combination. The Sponsor Support Agreement terminated upon the Closing.
Registration Rights Agreement
Westrock, all pre-Business Combination Westrock equityholders and Riverview Sponsor entered into the Registration Rights Agreement pursuant to which, among other things, Riverview Sponsor and such

Westrock equityholders, subject to customary exceptions, were granted customary registration rights as of the effective date of the Business Combination.
Pursuant to the terms of the Registration Rights Agreement, Westrock is obligated to use its commercially reasonable efforts to file a registration statement to register the resale of the Common Shares and Series A Preferred Shares held by the parties to the Registration Rights Agreement within 30 days after the consummation of the Business Combination, which Westrock intends to satisfy with the registration statement of which this prospectus forms a part. In addition, pursuant to the terms of the Registration Rights Agreement and subject to customary requirements and conditions, including with regard to the number of demand rights that may be exercised and other requirements, at any time beginning 30 days prior to the expiration of the applicable transfer restrictions under their respective lock-up agreements, each of (i) Riverview Sponsor, (ii) the pre-Business Combination equityholders of Westrock (excluding the BBH Investors) holding at least thirty three percent (33.0%) of the then-outstanding number of registrable securities of Westrock held by stockholders who are party to the Registration Rights Agreement and (iii) the BBH Investors may request that Westrock file a registration statement to register the registrable securities of Westrock held by such stockholders. The Registration Rights Agreement also provides the parties thereto with “piggy-back” registration rights, subject to customary requirements and conditions.
Lock-Up Agreement
Westrock, on the one hand, and Riverview Sponsor and all pre-Business Combination Westrock equityholders, on the other hand, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, among other things, Riverview Sponsor and such Westrock equityholders agreed not to effect any transfer of Common Shares, Series A Preferred Shares and securities exercisable for Common Shares (collectively, the “Lock-Up Shares”) held by Riverview Sponsor or such equityholders as of immediately following the closing of the Business Combination during the applicable lock-up period, subject to customary exceptions. The lock-up period applicable to the Lock-Up Shares held by Riverview Sponsor and such equityholders as of immediately following the closing of the Business Combination is until the earliest of (i) in the case of Riverview Sponsor, August 26, 2023, and in the case of the other equityholders, February 22, 2023, (ii) the date on which the last sale price of Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within any thirty-trading day period commencing January 23, 2023 and (iii) the date on which Westrock completes a subsequent transaction involving a consolidation, merger or similar transaction that results in (a) a change in the majority of the Westrock board of directors or (b) holders of voting securities of Westrock immediately prior to the consummation of such transaction retaining less than 50% of the voting securities of the entity resulting from such transaction.
Investor Rights Agreement
Concurrently with the execution of the Transaction Agreement, Westrock, the WCC Investors, the BBH Investors, and Riverview Sponsor entered into the Investor Rights Agreement, which among other things, (i) provides each of the WCC Investors, the BBH Investors and Riverview Sponsor to designate up to two directors for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock, subject to the satisfaction of specified ownership thresholds, (ii) provides that upon the occurrence of (a) any event of default for a failure to make payment when due under the principal credit facility of Westrock or (b) the failure of Westrock to redeem all Series A Preferred Shares that the holders thereof have elected for redemption is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to the Investor Rights Agreement, Westrock may not take specified actions, which would require lender consent under Westrock’s credit facility, without the consent of the BBH Investors, and (iii) imposes customary standstill restrictions on the WCC Investors, the BBH Investors and Riverview Sponsor. See the section titled “Investor Rights Agreement” for additional details.
BBH Letter Agreement
Concurrently with the execution of the Transaction Agreement, Westrock entered into a letter agreement with the BBH Investors which provided, among other things, that Westrock would pay all documented out-of-pocket and reasonable legal expenses of the BBH Investors associated with the negotiation, preparation, execution and delivery of the definitive documentation related to the Series A Preferred Shares. In connection with the Closing and pursuant to such letter agreement, Westrock paid $1,250,129 for such reimbursements.
Policies and Procedures for Related Party Transactions
We maintain a policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to Westrock and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings.
Proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, are provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures set forth in the policy.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of the Common Shares as of December 12, 2022 by:
•
each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Shares;

•
each of the Company’s current named executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The ownership percentages set forth in the table below are based on 75,402,825 Common Shares and 23,587,952 Series A Preferred Shares issued and outstanding as of December 12, 2022 and unless otherwise noted below, does not reflect record or beneficial ownership of the equity incentive awards that are subject to vesting conditions that have not yet been satisfied, as such securities are not exercisable or convertible within 60 days of December 12, 2022. However, shares that a person has the right to acquire within 60 days of December 12, 2022, including upon exercise of the Warrants and/or equity incentive awards, are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Shares.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Westrock Coffee Company, 100 River Bluff Drive, Suite 210, Little Rock, Arkansas 72202.
Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Total Voting Power(1)
Officers and Directors
Scott T. Ford(2)	23,163,104	23.4%
T. Christopher Pledger	261,658	0.3%
William A. Ford	128,032	0.1%
Robert P. McKinney	19,673	0.0%
Blake Schuhmacher	11,558	0.0%
Joe T. Ford(3)	3,796,676	3.8%
R. Patrick Kruczek	—	—
Hugh McColl, III	—	—
R. Brad Martin(4)	13,909,000	14.1%
Mark Edmunds	25,000	0.0%
Josie C. Natori	2,623	0.0%
Leslie Starr Keating	30,000	0.0%
Oluwatoyin Umesiri	—	—
Jeffrey H. Fox(5)	226,219	0.2%
All directors and executive officers of Westrock as a group (14 individuals)	41,573,543	42.0%

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Total Voting Power(1)
5% Holders
Westrock Group, LLC.(6)	23,163,104	23.4%
Entities associated with BBH(7)	19,311,757	19.5%
The Stephens Group, LLC(8)	8,801,566	8.9%
Sowell Westrock, L.P.(9)	6,038,505	6.1%
HF Direct Investments Pool, LLC(10)	8,008,000	8.1%
Southeastern Group(11)	8,008,000	8.1%
R. Brad Martin and entities affiliated with R. Brad Martin(4)	13,909,000	14.1%

*
Less than one percent.

**
Numbers in table and below may not foot due to rounding.

(1)
Includes Series A Preferred Shares on an as-converted basis to Common Shares.

(2)
Consists of Common Shares held by Westrock Group, LLC, over which Mr. Ford may be deemed to exercise voting and investment control. The business address for Westrock Group, LLC is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.

(3)
Consists of 71,700 Common Shares held by Mr. Ford, 107,000 Common Shares held by the Jo Ellen Ford Family Trust, over which Mr. Ford may be deemed to exercise voting and investment control, 3,267,976 Common Shares held by Wooster Capital, over which Mr. Ford may be deemed to exercise voting and investment control, and 350,000 Common Shares held by Jo Ellen Ford, Mr. Ford’s spouse. The business address for the Jo Ellen Ford Family Trust, Wooster Capital and Jo Ellen Ford is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.

(4)
Consists of (i) 1,700,000 Common Shares held by Mr. Martin, (ii) 4,109,000 Common Shares held by Riverview Sponsor, (iii) 200,000 Common Shares held by RBM Acquisition, LLC, (iv) 500,000 Common Shares held by RBM Investments, LLC, and (v) 7,400,000 Private Placement Warrants held by Riverview Sponsor, which may be exercised for a total of 7,400,000 Common Shares, subject to the conditions specified in the Warrant Agreement. Mr. Martin may be deemed to exercise investment voting and investment control over the Common Shares and Warrants held by Riverview Sponsor, RBM Acquisition, LLC, and RBM Investments, LLC. The business address for Riverview Sponsor is 700 Colonial Road, Suite 101, Memphis, TN 38117. The business address for each of RBM Acquisition, LLC, and RBM Investments, LLC is 55 East Main Street, Suite 102, Chattanooga, TN 37408.

(5)
Includes 6,386 Common Shares and 217,228 Series A Preferred Shares held by held by F&F Group Invest 2020-01 LLC, over which Mr. Fox may be deemed to exercise voting and investment control. The business address for F&F Group Invest 2020-01 LLC is One Information Way, Ste. 405, Little Rock, AR 72202.

(6)
Scott T. Ford and Greenbrier Holdings, LLC may be deemed to exercise voting and investment control over the Common Shares held by Westrock Group, LLC. The business address for each of Westrock Group, LLC, Greenbrier Holdings, LLC and Mr. Ford is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.

(7)
Consists of (i) 10,919,673 Common Shares (representing Series A Preferred Shares on an as-converted basis) held by BBH Capital Partners V, L.P., (ii) 220,654 Common Shares (representing Series A Preferred Shares on an as-converted basis) held by BBH Capital Partners V-A, L.P. and (iii) 8,171,430 Common Shares (representing Series A Preferred Shares on an as-converted basis) held by BBH CPV WCC Co-Investment LLC, in each case, over which BBH may be deemed to exercise voting and investment control. The business address for each of these entities and BBH is 140 Broadway, New York, New York 10005.

(8)
Includes 2,785,082 Common Shares (representing Series A Preferred Shares on an as-converted basis) held by SG-Coffee, LLC, over which The Stephens Group, LLC may be deemed to exercise voting and investment control. The Stephens Group is beneficially owned by W.R. Stephens, Jr. and Elizabeth S.

Campbell. The business address for each of The Stephens Group, LLC, SG-Coffee, LLC, W.R. Stephens, Jr. and Elizabeth S. Campbell is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.
(9)
Sowell Westrock GP and James E. Sowell may be deemed to exercise voting and investment control over the Common Shares stock held by Sowell Westrock, L.P. The business address for each of Sowell Westrock, L.P., Sowell Westrock GP and James E. Sowell is 1601 Elm Street, Ste 3500, Dallas, TX 75201.

(10)
HF Capital, LLC may be deemed to exercise voting and investment control over the Common Shares held by HF Direct Investments Pool, LLC. The business address for each of HF Direct Investments Pool, LLC and HF Capital, LLC is 510 Union Avenue, Knoxville, TN 37902.

(11)
Consists of 3,945 Common Shares, 6,977,390 Common Shares, and 1,026,665 Common Shares, held for the benefit of Pyramid Peak Foundation (“Pyramid”), Longleaf Partners Small-Cap Fund (“Longleaf”), and C2W Partners Fund LP (“C2W”), respectively, over which Southeastern Asset Management, Inc. and/or its control persons Mason Hawkins, Staley Cates, or Ross Glotzbach (“Southeastern” and together with Pyramid, Longleaf, and C2W, the “Southeastern Group”) may be deemed to exercise voting and/or investment control. The address of each member of the Southeastern Group is 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

SELLING HOLDERS
This prospectus relates to the possible offer and resale by the Holders of up to 95,937,824 Common Shares, consisting of (i) 20,240,000 Common Shares issued in the PIPE Financing, (ii) up to 7,400,000 Common Shares issuable upon exercise of the Warrants held by Riverview Sponsor, (iii) 40,400,872 Common Shares held by our pre-Business Combination equityholders, (iv) 4,309,000 Common Shares held by entities affiliated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing), and (v) up to 23,587,952 Common Shares issuable upon the conversion of the outstanding Series A Preferred Shares.
Other than the Common Shares issued in the PIPE Financing, the Common Shares included in the tables below are all subject to the lock-up provisions described in “Restrictions on Resale of Securities — Lock-up Provisions”. Subject to the requirements of that lock-up, as applicable, the Holders may from time to time offer and sell any or all of the Common Shares set forth below pursuant to this prospectus. When we refer to the “Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus, in each case so long as we are required to provide such transferees with registration rights under the Registration Rights Agreement or the Subscription Agreement, as applicable.
The following tables are prepared based on information provided to us by the Holders. They set forth the names of the Holders, the aggregate number of Common Shares that the Holders may offer pursuant to this prospectus, and the beneficial ownership of the Holders both before and after the offering. We have based percentage ownership prior to this offering on 75,402,825 Common Shares and 23,587,952 Series A Preferred Shares outstanding, in each case as of December 12, 2022. In listing the Common Shares below and calculating the ownership percentages, we have included Common Shares underlying the outstanding Series A Preferred Shares at the current conversion ratio. In calculating percentages of Common Shares owned by a particular Holder, we have also included Common Shares that a person has the right to acquire within 60 days of December 12, 2022, if any, including upon exercise of the Warrants and/or equity incentive awards, and did not assume the exercise of any other Holder’s Warrants or equity incentive awards. The following tables do not reflect the beneficial ownership of any Common Shares issuable upon exercise of Warrants or incentive equity awards unless such securities are exercisable or convertible within 60 days of December 12, 2022.
We cannot advise you as to whether the Holders will in fact sell any or all of the securities set forth in the tables below. In addition, subject to the lock-up provisions described in “Restrictions on Resale of Securities — Lock-up Provisions,” the Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is Westrock Coffee Company, 100 River Bluff Drive, Suite 210, Little Rock, Arkansas 72202.
Lock-Up
As noted above, from the closing of the Business Combination, all pre-Business Combination equity holders and Riverview Sponsor are subject to a lock-up covering all Common Shares, Series A Preferred Shares and securities exercisable for Common Shares held by such entities and individuals. The term of these lock-ups is summarized below.

Holder	Lock-Up Terms
All pre-Business Combination equityholders of Westrock	100% of holdings are subject to a lock-up until the earliest of (i) February 22, 2023 (i.e. 180 days after the Closing), (ii) the date on which the last sale price of Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within any thirty-trading day period commencing January 23, 2023 (i.e. 150 days after the Closing) and (iii) the date on which Westrock completes a subsequent transaction involving a consolidation, merger or similar transaction that results in (a) a change in the majority of the Westrock board of directors or (b) holders of voting securities of Westrock immediately prior to the consummation of such transaction retaining less than 50% of the voting securities of the entity resulting from such transaction.
Riverview Sponsor	100% of holdings are subject to a lock-up until the earliest of (i) August 26, 2023 (i.e. 365 days after the Closing), (ii) the date on which the last sale price of Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty trading days within any thirty-trading day period commencing January 23, 2023 (i.e. 150 days after the Closing) and (iii) the date on which Westrock completes a subsequent transaction involving a consolidation, merger or similar transaction that results in (a) a change in the majority of the Westrock board of directors or (b) holders of voting securities of Westrock immediately prior to the consummation of such transaction retaining less than 50% of the voting securities of the entity resulting from such transaction.
See “Certain Relationships and Related Party Transactions — Post-Business Combination Arrangements” for more information.
Common Shares (including Common Shares obtained upon conversion of the Series A Preferred Shares)
	Beneficial Ownership Before the Offering		Common Shares to be Registered Hereby		Beneficial Ownership After the Offering
Name of Holders(1)	Number of Common Shares	%	Number of Common Shares	%	Number of Common Shares	%
PIPE Investors – Not Subject to Lock-Up
HF Direct Investments Pool, LLC(2)	7,800,000	7.9%	7,800,000	7.9%	—	0.0%
Longleaf Partners Small-Cap Fund(3)	6,796,159	6.9%	6,796,159	6.9%	—	0.0%
Pyramid Peak Foundation(4)	3,841	0.0%	3,841	0.0%	—	0.0%
C2W Partners Fund LP(5)	1,000,000	1.0%	1,000,000	1.0%	—	0.0%
R. Brad Martin	1,700,000	1.7%	1,700,000	1.7%	—	0.0%
RBM Investments, LLC(6)	500,000	0.5%	500,000	0.5%	—	0.0%
Andrew F. Cates	100,000	0.1%	100,000	0.1%	—	0.0%
Brian Wesley Martin Trust(7)	100,000	0.1%	100,000	0.1%	—	0.0%
Jack Bradley Martin Trust(8)	100,000	0.1%	100,000	0.1%	—	0.0%
Myles Jeffrey Martin Trust(9)	100,000	0.1%	100,000	0.1%	—	0.0%
Stillwater Insurance Company(10)	700,000	0.7%	700,000	0.7%	—	0.0%
NFC Partners, LLC(11)	395,000	0.4%	395,000	0.4%	—	0.0%

	Beneficial Ownership Before the Offering		Common Shares to be Registered Hereby		Beneficial Ownership After the Offering
Name of Holders(1)	Number of Common Shares	%	Number of Common Shares	%	Number of Common Shares	%
WT Holdings, Inc(12)	200,000	0.2%	200,000	0.2%	—	0.0%
Stillwater Property and Casualty Co.(13)	200,000	0.2%	200,000	0.2%	—	0.0%
Sorores Partnership(14)	100,000	0.1%	100,000	0.1%	—	0.0%
Peyton W Manning Revocable Trust(15)	100,000	0.1%	100,000	0.1%	—	0.0%
NFC Wyoming, LLC(16)	100,000	0.1%	100,000	0.1%	—	0.0%
Concert Insurance Company(17)	35,000	0.0%	35,000	0.0%	—	0.0%
Concert Specialty Insurance Company(18)	35,000	0.0%	35,000	0.0%	—	0.0%
Evergreen National Indemnity Company(19)	50,000	0.1%	50,000	0.1%	—	0.0%
James H. Barton Jr.	50,000	0.1%	50,000	0.1%	—	0.0%
Gramercy Indemnity Company(20)	25,000	0.0%	25,000	0.0%	—	0.0%
3M35 Inc(21)	50,000	0.1%	50,000	0.1%	—	0.0%
Pre-Business Combination equityholders of Westrock – Subject to Lock-Up
Westrock Group, LLC(22)	23,163,104	23.4%	23,163,104	23.4%	—	0.0%
The Stephens Group, LLC(23)	8,801,566	8.9%	6,016,484	8.9%	—	0.0%
Sowell Westrock, L.P.(24)	6,038,505	6.1%	6,038,505	6.1%	—	0.0%
Elizabeth McLaughlin(25)	651,421	0.7%	585,846	0.7%	65,575	0.1%
T. Christopher Pledger(26)	261,658	0.3%	215,493	0.3%	46,165	0.0%
Jennifer E. Pledger	80,904	0.1%	80,904	0.1%	—	0.0%
Matthew C. Smith(27)	323,621	0.3%	290,834	0.3%	32,787	0.0%
SG-Coffee, LLC(28)	2,785,082	2.8%	2,785,082	2.8%	—	0.0%
Wooster Capital LLC(29)	3,267,976	3.3%	3,267,976	3.3%	—	0.0%
Meaningful Partners Dedicated Capital Vehicle I LP(30)	504,883	0.5%	504,883	0.5%	—	0.0%
Meaningful Partners Dedicated Capital Vehicle I-QP LP(31)	386,344	0.4%	386,344	0.4%	—	0.0%
F&F Group Invest 2020-01 LLC(32)	223,596	0.2%	223,596	0.2%	—	0.0%
Columbia WCH, LLC(33)	111,404	0.1%	111,404	0.1%	—	0.0%
Demesne Capital, LLC(34)	55,899	0.1%	55,899	0.1%	—	0.0%
William A. Ford	128,032	0.1%	55,899	0.1%	72,133	0.1%
Clarence J. Duvall, Jr.	88,489	0.1%	55,702	0.1%	32,787	0.0%
John Augustine Ebner, Trustee, John Augustine Ebner Revocable Trust dated the 18th day of July, 2017(35)	55,899	0.1%	55,899	0.1%	—	0.0%
Eddie Everett	21,723	0.0%	21,723	0.0%	—	0.0%
Emon A. Mahony Jr. Revocable Trust(36)	100,000	0.1%	100,000	0.1%	—	0.0%
Matthew K. Rose	250,000	0.3%	250,000	0.3%	—	0.0%
Jo Ellen Ford	350,000	0.4%	350,000	0.4%	—	0.0%
BBH Capital Partners V, L.P(37)	10,919,673	11.0%	10,919,673	11.0%	—	0.0%
BBH Capital Partners V-A, L.P.(38)	220,654	0.2%	220,654	0.2%	—	0.0%

	Beneficial Ownership Before the Offering		Common Shares to be Registered Hereby		Beneficial Ownership After the Offering
Name of Holders(1)	Number of Common Shares	%	Number of Common Shares	%	Number of Common Shares	%
BBH CPV WCC Co-Investment LLC(39)	8,171,430	8.3%	8,171,430	8.3%	—	0.0%
Sheldon M. Fox(40)	11,181	0.0%	11,181	0.0%	—	0.0%
Wallace Scott Davis Revocable Trust(41)	22,360	0.0%	22,360	0.0%	—	0.0%
Holly L. Larkin(42)	11,178	0.0%	11,178	0.0%	—	0.0%
John J. Lammers(43)	5,590	0.0%	5,590	0.0%	—	0.0%
Haley Revocable Trust(44)	11,181	0.0%	11,181	0.0%	—	0.0%
Entities affiliated with R. Brad Martin
Riverview Sponsor Partners, LLC – Subject to Lock-Up(45)	11,509,000	11.6%	11,509,000	11.6%	—	0.0%
RBM Acquisition, LLC(46)	200,000	0.2%	200,000	0.2%	—	0.0%

(1)
Percentages calculated based on total Common Shares and Series A Preferred Shares (on an as-converted basis to Common Shares).

(2)
HF Capital, LLC may be deemed to exercise voting and investment control over the Common Shares held by HF Direct Investments Pool, LLC. The business address for each of HF Direct Investments Pool, LLC and HF Capital, LLC is 510 Union Avenue, Knoxville, TN 37902.

(3)
These Common Shares are held in an account managed by Lariat & Co. for the benefit of Longleaf Partners Small-Cap Fund. Southeastern Asset Management, Inc. and/or its control persons Mason Hawkins, Staley Cates, or Ross Glotzbach (collectively, the “Southeastern Control Group”) may be deemed to exercise voting and/or investment control over the Common Shares held for the benefit of Longleaf Partners Small-Cap Fund. The business address of each member of the Southeastern Control Group and Longleaf Partners Small-Cap Fund is 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

(4)
These Common Shares are held in an account managed by Lariat & Co. for the benefit of Pyramid Peak Foundation. The Southeastern Control Group may be deemed to exercise voting and/or investment control over the Common Shares held for the benefit of Pyramid Peak Foundation. The business address of each member of the Southeastern Control Group and Pyramid Peak Foundation is 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

(5)
These Common Shares are held in an account managed by US Bank for the benefit of C2W Partners Fund LP. The Southeastern Control Group may be deemed to exercise voting and/or investment control over the Common Shares held for the benefit of C2W Partners Fund LP. The business address of each member of the Southeastern Control Group and C2W Partners Fund LP is 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

(6)
R. Brad Martin may be deemed to exercise voting and/or investment control over the Common Shares held by RBM Investments, LLC. The business address of RBM Investments, LLC is 55 East Main St., Suite 102, Chattanooga, TN 37408.

(7)
Brian J. Martin, as trustee, may be deemed to exercise voting and/or investment control over the Common Shares held by the Brian Wesley Martin Trust. The business address for each of Brian J. Martin and Brian Wesley Martin Trust is 55 East Main St., Suite 102, Chattanooga, TN 37408.

(8)
Brian J. Martin, as trustee, may be deemed to exercise voting and/or investment control over the Common Shares held by the Jack Bradley Martin Trust. The business address for each of Brian J. Martin and Jack Bradley Martin Trust is 55 East Main St., Suite 102, Chattanooga, TN 37408.

(9)
Brian J. Martin, as trustee, may be deemed to exercise voting and/or investment control over the Common Shares held by the Myles Jeffrey Martin Trust. The business address for each of Brian J. Martin and Myles Jeffrey Martin Trust is 55 East Main St., Suite 102, Chattanooga, TN 37408.

(10)
The business address of Stillwater Insurance Company is 6800 Southpoint Pkwy., Suite 700, Jacksonville, FL 32216.

(11)
Charles K. Slatery may be deemed to exercise voting and/or investment control over the Common Shares held by NFC Partners, LLC. The business address for each of Mr. Slatery and NFC Partners, LLC is 700 Colonial Road, Ste. 101, Memphis, TN 38117.

(12)
Emmel Golden may be deemed to exercise voting and/or investment control over the Common Shares held by WT Holdings, Inc. The business address for each of Emmel Golden and WT Holdings, Inc. is 700 Colonial Road, Ste. 101, Memphis, TN 38117.

(13)
The business address of Stillwater Insurance Property and Casualty Co. is 6800 Southpoint Pkwy., Suite 700, Jacksonville, FL 32216.

(14)
Michael Keeney may be deemed to exercise voting and/or investment control over the Common Shares held by Sorores Partnership. The business address for each of Mr. Keeney and Sorores Partnership is 700 Colonial Road, Ste. 101, Memphis, TN 38117.

(15)
Peyton W. Manning may be deemed to exercise voting and/or investment control over the Common Shares held by the Peyton W Manning Revocable Trust. The business address for each of Mr. Manning and the Peyton W Manning Revocable Trust is 1360 E. 9th Street, Suite 1100, Cleveland, Ohio 44114.

(16)
Charles K. Slatery may be deemed to exercise voting and/or investment control over the Common Shares held by NFC Wyoming, LLC. The business address for each of Mr. Slatery and NFC Wyoming, LLC is 700 Colonial Road, Ste. 101, Memphis, TN 38117.

(17)
The business address of Concert Insurance Company is 1701 Golf Road, Suite 1-1110, Rolling Meadows, IL 60008.

(18)
The business address of Concert Specialty Insurance Company is 1701 Golf Road, Suite 1-1110, Rolling Meadows, IL 60008.

(19)
The business address of Evergreen National Insurance Company is 6150 Oak Tree Blvd., Ste 440, Independence, OH 44131.

(20)
The business address of Gramercy National Insurance Company is 199 Water Street, 16th Floor, New York, NY 10038.

(21)
The business address of 3M35, Inc. is 2300 S. Stratford Rd., Winston-Salem, NC 27103.

(22)
Scott T. Ford and Greenbrier Holdings, LLC may be deemed to exercise voting and investment control over the Common Shares held by Westrock Group, LLC. The business address for each of Westrock Group, LLC, Greenbrier Holdings, LLC and Mr. Ford is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.

(23)
Beneficial ownership columns include 2,785,082 Common Shares (representing Series A Preferred Shares on an as-converted basis) held by SG-Coffee, LLC, over which The Stephens Group, LLC may be deemed to exercise voting and investment control. The Stephens Group is beneficially owned by W.R. Stephens, Jr. and Elizabeth S. Campbell. The business address for each of The Stephens Group, LLC, SG-Coffee, LLC, W.R. Stephens, Jr. and Elizabeth S. Campbell is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.

(24)
Sowell Westrock GP and James E. Sowell may be deemed to exercise voting and investment control over the Common Shares stock held by Sowell Westrock, L.P. The business address for each of Sowell Westrock, L.P., Sowell Westrock GP and James E. Sowell is 1601 Elm Street, Ste 3500, Dallas, TX 75201.

(25)
Includes 237,516 restricted Common Shares held by Elizabeth McLaughlin, which shares shall vest and become unrestricted on February 28, 2023, and are subject to certain forfeiture conditions.

(26)
Includes 118,758 restricted Common Shares held by T. Christopher Pledger, which shares shall vest and become unrestricted on February 28, 2023, and are subject to certain forfeiture conditions.

(27)
Includes 118,758 restricted Common Shares held by Matthew C. Smith, which shares shall vest and become unrestricted on February 28, 2023, and are subject to certain forfeiture conditions.

(28)
Consists of 2,785,082 Series A Preferred Shares held by SG-Coffee, LLC, over which The Stephens Group, LLC may be deemed to exercise voting and investment control. The Stephens Group is beneficially owned by W.R. Stephens, Jr. and Elizabeth S. Campbell. The business address for each of The Stephens

Group, LLC, SG-Coffee, LLC, W.R. Stephens, Jr. and Elizabeth S. Campbell is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.
(29)
Joe T. Ford may be deemed to exercise voting and investment control over the Common Shares held by Wooster Capital LLC. The business address for each of Wooster Capital and Mr. Ford is 100 River Bluff Drive, Suite 210, Little Rock, AR 72202.

(30)
Meaningful Partners GP LLC, Meaningful Partners LLC, Jacob Capps and Amin Maredia may be deemed to exercise voting and investment control over the Series A Preferred Shares held by Meaningful Partners Dedicated Capital Vehicle I LP. The business address for each of Meaningful Partners Dedicated Capital Vehicle I LP, Meaningful Partners GP LLC, Meaningful Partners LLC, Jacob Capps and Amin Maredia is 2041 Rosecrans Ave., Suite 359, El Segundo, CA 90245.

(31)
Meaningful Partners GP LLC, Meaningful Partners LLC, Jacob Capps and Amin Maredia may be deemed to exercise voting and investment control over the Series A Preferred Shares held by Meaningful Partners Dedicated Capital Vehicle I-QP LP. The business address for each of Meaningful Partners Dedicated Capital Vehicle I-QP LP, Meaningful Partners GP LLC, Meaningful Partners LLC, Jacob Capps and Amin Maredia is 2041 Rosecrans Ave., Suite 359, El Segundo, CA 90245.

(32)
Jeffrey F. Fox may be deemed to exercise voting and investment control over the Common Shares and Series A Preferred Shares held by F&F Group Invest 2020-01 LLC. The business address for F&F Group Invest 2020-01 LLC is One Information Way, Ste. 405, Little Rock, AR 72202.

(33)
Michael Neary and Josh W. Kroenke may be deemed to exercise voting and investment control over the Series A Preferred Shares held by Columbia WCH, LLC. The business address for each of the foregoing is Ball Arena, 100 Chopper Circle, Denver, Colorado 80204.

(34)
Sam Ford may be deemed to exercise voting and investment control over the Common Shares held by Demesne Capital, LLC. The business address for each of Demesne Capital, LLC and Mr. Ford is 2117 N. Garfield St., Little Rock, Arkansas 72207.

(35)
John A. Ebner, our former chief financial officer, may be deemed to exercise voting and investment control over the Common Shares and Series A Preferred Shares held by John Augustine Ebner, Trustee, John Augustine Ebner Revocable Trust dated the 18th day of July, 2017. The business address for each of John Augustine Ebner, Trustee, John Augustine Ebner Revocable Trust dated the 18th day of July, 2017 and Mr. Ebner is 15587 Scenic Highway 98, Fairhope, AL 36532.

(36)
Emon A. Mahony, Jr. may be deemed to exercise voting and investment control over the Common Shares held by Emon A. Mahony Jr. Revocable Trust. The business address for each of Emon A. Mahony Jr. Revocable Trust and Mr. Mahony is 106 West Main, Suite 406, El Dorado, AR 71730.

(37)
BBH may be deemed to exercise voting and investment control over the Series A Preferred Shares held by BBH Capital Partners V, L.P. The business address for each of BBH Capital Partners V, L.P. and BBH is 140 Broadway, New York, New York 10005.

(38)
BBH may be deemed to exercise voting and investment control over the Series A Preferred Shares held by BBH Capital Partners V-A, L.P. The business address for each of BBH Capital Partners V-A, L.P. and BBH is 140 Broadway, New York, New York 10005.

(39)
BBH may be deemed to exercise voting and investment control over the Series A Preferred Shares held by BBH CPV WCC Co-Investment LLC. The business address for each of BBH CPV WCC Co-Investment LLC and BBH is 140 Broadway, New York, New York 10005.

(40)
The business address for Sheldon M. Fox is One Information Way, Ste. 405, Little Rock, AR 72202.

(41)
Wallace S. Davis, in his capacity as trustee, may be deemed to exercise voting and investment control over the Common Shares and Series A Preferred Shares held by Wallace Scott Davis Revocable Trust. The business address for each of Wallace Scott Davis Revocable Trust and Mr. Davis is One Information Way, Ste. 405, Little Rock, AR 72202.

(42)
The business address for Holly L. Larkin is One Information Way, Ste. 405, Little Rock, AR 72202.

(43)
The business address for John J. Lammers is One Information Way, Ste. 405, Little Rock, AR 72202.

(44)
John Stuart Haley and Danette Baker Haley, as trustees, may be deemed to exercise voting and investment control over the Common Shares and Series A Preferred Shares held by Haley Revocable Trust. The business address for each of Haley Revocable Trust, Mr. Haley and Ms. Haley is One Information Way, Ste. 405, Little Rock, AR 72202.

(45)
Includes 7,400,000 Common Shares issuable upon exercise of the Warrants held by Riverview Sponsor. R. Brad Martin may be deemed to exercise voting and investment control over the Common Shares and Warrants held by Riverview Sponsor. The business address for Riverview Sponsor is 700 Colonial Road, Suite 101, Memphis, TN 38117.

(46)
R. Brad Martin may be deemed to exercise voting and investment control over the Common Shares held by RBM Acquisition, LLC. The business address for RBM Acquisition, LLC is 55 East Main Street, Suite 102, Chattanooga, TN 37408.

Material Relationships with the Holders
For a description of our relationships with the Holders and their affiliates see the sections entitled “Management,” “Certain Relationships and Related Party Transactions” and “Executive and Director Compensation.”

DESCRIPTION OF SECURITIES
The following description summarizes certain important terms of our capital stock, including the provisions included in our certificate of incorporation, bylaws, the Investor Rights Agreement and Warrant Agreement. This description is not complete and is qualified by reference to the full text of our certificate of incorporation, bylaws, the Investor Rights Agreement and the Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the DGCL.
General
Our authorized capital stock consists of 300,000,000 Common Shares and 50,000,000 shares of preferred stock, of which 24,000,000 are designated Series A Preferred Shares.
As of December 12, 2022, Westrock had approximately 75,402,825 Common Shares and 23,587,952 Series A Preferred Shares issued and outstanding.
Common Stock
Voting
Each holder of Common Shares is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Common Shares vote, as a single class, with holders of Series A Preferred Shares, on an as-converted basis, on all matters submitted to a vote of the stockholders.
Dividends
Subject to preferences that may apply to any outstanding shares of preferred stock, including the Series A Preferred Shares, holders of Common Shares are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.
Liquidation or Dissolution
In the event of our liquidation, dissolution or winding up, holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock, including the Series A Preferred Shares.
Conversion, Transferability and Exchange
The Common Shares are not subject to any conversion or exchange rights. Common Shares (including Common Shares obtained from the conversion of Series A Preferred Shares) held by parties to the Lock-Up Agreements are subject to contractual transfer restrictions. See the section titled “Restrictions on Resale of Securities — Lock-Up Provisions.”
Other Provisions
Other than preemptive rights granted to the BBH Investors pursuant to the Investor Rights Agreement, holders of Common Shares have no preemptive or subscription rights. See the section titled “Investor Rights Agreement” for more information. There are no redemption or sinking fund provisions applicable to Common Shares. All outstanding Common Shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Common Shares are subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Shares and shares of any other series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to issue up to 50,000,000 shares of preferred stock in one or more series without further action by the holders of Common Shares, 24,000,000 shares of which are designated as the Series A Preferred Shares. Our board of directors has the discretion, subject to limitations prescribed by the DGCL, our certificate of incorporation and the Investor Rights Agreement, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of the Series A Preferred Shares are described below.
Series A Preferred Shares
Maturity
Subject to the redemption and conversion rights described below, the Series A Preferred Shares are perpetual securities.
Priority
The Series A Preferred Shares rank, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Westrock: (i) senior to the Common Shares and each other class or series of capital stock of Westrock, the terms of which do not expressly provide that such class or series ranks senior or on parity to the Series A Preferred Shares as to dividend rights or distribution rights upon Westrock’s liquidation, winding up or dissolution (such stock, “Junior Stock”); (ii) on parity with any class or series of Parity Stock; and (iii) junior to each class or series of Senior Stock.
Voting
Each holder of the Series A Preferred Shares is entitled to vote, on an as-converted basis, as a single class with the holders of Common Shares and the holders of any other class or series of capital stock of Westrock then entitled to vote with the Common Shares on all matters submitted to a vote of the holders of Common Shares.
Consent Rights
So long as any Series A Preferred Shares are outstanding, Westrock may not, without the affirmative vote or consent of the holders of record of at least a majority in voting power of the Series A Preferred Shares, voting together as a single, separate class: (a) amend, alter or repeal any provision of the certificate of incorporation, the by-laws or any other such organizational document of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares, (b) amend, alter, or supplement the certificate of incorporation, the by-laws or any other such organizational document of Westrock or any provision thereof, or take any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of Senior Stock or Parity Stock, including with respect to dividend rights or rights upon Westrock’s liquidation, winding-up or dissolution, (c) increase or decrease the authorized number of the Series A Preferred Shares or issue Series A Preferred Shares, Parity Stock or Senior Stock and (d) for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investors owned on August 26, 2022 (i.e. the Closing), consummate any Fundamental Change in which the holders of the Series A Preferred Shares would receive less than $18.50 per share (subject to customary adjustments).
Dividends
Westrock may, subject to customary restrictions, but is not required to, declare or pay any dividends solely on the Series A Preferred Shares (such dividend, the “Preferred Dividend”) on a Dividend Payment Date. “Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that, if any such Dividend Payment Date is not a business day, then the applicable dividend shall be payable on the next business day immediately following such Dividend Payment Date, without any interest. The record date for payment of Preferred Dividends will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of our board of directors) that is not more than sixty (60) nor less than ten (10) days prior to such Dividend Payment Date.

Holders of the Series A Preferred Shares are entitled to receive ratably any dividends that our board of directors declares and pays on the Common Shares, on an as-converted basis, when paid to holders of Common Shares (the “Participating Dividends”). The record date for each Participating Dividend shall be the same as the record date for the corresponding dividend on the Common Shares.
Subject to customary exceptions, so long as any Series A Preferred Shares remain outstanding, unless (x) full dividends on all outstanding Series A Preferred Shares that have been declared have been paid in full, including, in arrearage, or a sum sufficient for the payment of those dividends has been or is set aside by Westrock, (y) no Escalation Event is ongoing and (z) if any Fundamental Change has occurred, the requirement of obtaining the consent of the holders of a majority of the Series A Preferred Shares (voting as a separate class), if applicable, was satisfied with respect to such Fundamental Change, Westrock may not declare any dividend on, or make any distributions relating to, the Common Shares or any other Junior Stock, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock.
For so long as any Series A Preferred Shares remain outstanding, if declared dividends are not paid in full upon the Series A Preferred Shares and any Parity Stock, all dividends declared upon the Series A Preferred Shares and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all unpaid dividends as of the end of the most recent dividend payment period per Series A Preferred Share and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.
Liquidation or Dissolution
The initial liquidation preference of the Series A Preferred Shares is $11.50 per share, plus any declared but unpaid dividends and subject to accretion if the PIK Rate (defined below) is in effect. In the event of our liquidation, dissolution or winding up, holders of the Series A Preferred Shares are entitled to receive, per Series A Preferred Share, the greater of (a) the liquidation preference and (b) the amount such holder would have received had they converted their Series A Preferred Shares into Common Shares immediately prior to such liquidation event.
If, upon the voluntary or involuntary liquidation, winding-up or dissolution of Westrock, the assets of Westrock available for distribution to the holders of the Series A Preferred Shares and holders of Parity Stock are insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series A Preferred Shares and holders of the Parity Stock shall be distributed among and paid to such holders, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.
Conversion, Transferability and Exchange
Holders of Series A Preferred Shares may voluntarily convert their Series A Preferred Shares into a whole number of Common Shares at any time at a rate equal to the quotient of (a) the liquidation preference as of the applicable conversion date, divided by (b) the conversion price as of the applicable conversion date, which is currently $11.50 per Series A Preferred Share, plus cash in lieu of fractional shares. The initial conversion price of $11.50 per Series A Preferred Share is subject to customary adjustments for the issuance of Common Shares as a dividend or distribution to the holders of Common Shares, a subdivision or combination of the Common Shares, reclassification of the Common Shares into a greater or lesser number of Common Shares, certain tender or exchange offers for the Common Shares, and issuances of Common Shares below a specified price.
Subject to the rights described under “Fundamental Change” below, in the event of specified extraordinary transactions, as a result of which Common Shares would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), each Series A Preferred Share outstanding immediately prior to such event will, without the consent of the holders of the Series A Preferred Shares, become convertible into the kind of stock, other securities or other property or assets that such holder would have been entitled to receive if such holder had converted its Series A Preferred Shares into Common Shares immediately prior to such event.

Other than as described above and under “Fundamental Change” below, the Series A Preferred Shares are not convertible at the option of Westrock.
All holders of Series A Preferred Shares are subject to contractual transfer restrictions with respect to their Series A Preferred Shares and any Common Shares into which their Preferred Shares are converted. See the section titled “Restrictions on Resale of Securities — Lock-up Provisions.”
Fundamental Change
For so long as the BBH Investor and its controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investor owned as of August 26, 2022 (i.e. the Closing), the consummation of any Fundamental Change in which the holders of Series A Preferred Shares would receive less than the $18.50 per share (subject to customary adjustments) requires the consent of holders of a majority of the Series A Preferred Shares.
In a Fundamental Change in which the consent of holders of a majority of the Series A Preferred Shares as a separate class is required, the holders of the Series A Preferred Shares will be entitled to receive the greater of (i) the liquidation preference of the Series A Preferred Shares and (ii) the amount such holder would have received had they converted the Series A Preferred Shares into Common Shares immediately prior to such Fundamental Change. In connection with a Fundamental Change in which the consent of holders of a majority of the Series A Preferred Shares as a separate class is not required, the holders of the Series A Preferred Shares will be entitled to receive the greater of (i) $18.50 per Series A Preferred Share (subject to customary adjustments) and (ii) the amount such holder would have received had they converted their Series A Preferred Shares into Common Shares immediately prior to such Fundamental Change.
Westrock is required to pay the above redemption price in cash, provided that, if all or any portion of the consideration delivered to holders of Common Shares in such Fundamental Change consists of securities, Westrock (or its successor) may pay a portion of equal proportion, but only of equal portion, of the redemption in Qualifying Stock, with the fair market value of such Qualifying Stock being determined by our board of directors in good faith using reasonable methodologies. “Qualifying Stock” means securities of Westrock or the acquiring, surviving or resulting entity in such Fundamental Change or the entity controlling any such entity that has voting powers, preferences, privileges and special rights identical to the rights of the Series A Preferred Shares except for such differences that if made to the Series A Preferred Shares would not require the consent of holders of the Series A Preferred Shares voting as a separate class and that is listed on a nationally recognized stock exchange.
Redemption
After February 26, 2028 (i.e. the five and half year anniversary of the Closing), any holder of Series A Preferred Shares may require Westrock to redeem all or any whole number of such holder’s Series A Preferred Shares in cash, subject to applicable law and the terms of any credit agreement or similar arrangement pursuant to which a third-party lender provides debt financing to Westrock or its subsidiaries, at a redemption price per share equal to the greater of (a) the liquidation preference and (b) the product of (i) the number of Common Shares that would have been obtained from converting one Series A Preferred Share on the redemption notice date and (ii) the simple average of the daily volume-weighted average price per Common Share for the ten (10 trading days ending on and including the trading day immediately preceding the redemption notice date.
A Holder may exercise its right to redeem the Series A Preferred Shares by delivering a written notice to Westrock, which notice must certify (x) such holder’s address, (y) the number of Series A Preferred Shares held by such holder and the number of Series A Preferred Shares that such holder has elected to have redeemed and (z) the holder’s desired date of redemption, which must be a business day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent if such notice is sent prior to the five and a half years anniversary of the Closing (i.e. February 26, 2028) and no earlier than sixty (60) days and no later than ninety (90) days otherwise, or such later date as may be required to comply with the requirements of applicable law.
To the extent any redemption is prohibited to be in cash, the liquidation preference on each unredeemed Series A Preferred Share will start accreting daily at a rate of ten percent per annum (the “PIK Rate”). In such case, any holder of Series A Preferred Shares may thereafter put any outstanding Series A Preferred Shares to Westrock only on August 26 of the applicable year, on the above terms, with the PIK Rate increasing by two percent with respect to unredeemed Series A Preferred Shares on each occasion that Westrock cannot satisfy the redemption entirely in cash.
After February 26, 2028 (i.e. the five and half year anniversary of the Closing), Westrock may redeem, ratably, in whole or, from time to time in part, the Preferred Shares of any holder then outstanding at a redemption price in cash, equal to the greater of (i) the liquidation preference and (ii) the product of (x) the number of Common Shares that would have been obtained from converting one Series A Preferred Share on the date Westrock notifies holders of the call (including fractional shares for this purpose) and (y) the simple average of the daily volume weighted average price per Common Share for the ten trading days ending on and including the trading day immediately preceding the date of the exercise of such call by Westrock. The redemption price for the Series A Preferred Shares held by the BBH Investors may not be less than the $18.50 per Series A Preferred Share (subject to adjustments); provided that, Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 (subject to adjustments) and the redemption price otherwise.
Westrock may exercise its right to redeem the Series A Preferred Shares by delivering a written notice to all of the holders, which notice must, among other things, state the date on which the redemption shall occur, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the redemption notice date, the number of Series A Preferred Shares to be redeemed and, if fewer than all the shares of a holder are to be redeemed, the number of such Series A Preferred Shares to be redeemed, and redemption price to be paid on the redemption date.
Sinking Fund
The Series A Preferred Shares are not subject to or entitled to the operation of a retirement or sinking fund.
Other Provisions
The BBH Investors have additional rights and obligations with respect to their Series A Preferred Shares under the Investor Rights Agreement. See the section titled “Investor Rights Agreement.”
Anti-Takeover Effects of Various Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire Westrock by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. Westrock believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
As a Delaware corporation, Westrock is subject to Section 203 of the DGCL regarding corporate takeovers. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless:
•
prior to the date of the transaction, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (a) shares owned by persons who are directors and also officers of the corporation and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

In this context, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status owned, 15% or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the Common Shares held by our stockholders.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203. However, following this offering and subject to compliance with Delaware law, our organizational documents and any contractual restrictions, we could subsequently elect to “opt out” of Section 203 by such an amendment to our certificate of incorporation or bylaws.
Classified Board
Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes, with Class III consisting of four directors and Classes I and II consisting of three directors. The directors designated as Class I directors have terms expiring at the first annual meeting of stockholders following the consummation of the Business Combination, which we expect to hold in 2023. The directors designated as Class II directors have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2024, and the directors designated as Class III directors have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in 2025. Commencing with the first annual meeting of stockholders, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the total voting power of shares of capital stock of Westrock present in person or represented by proxy at the meeting and entitled to vote on the matter, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the total voting power of shares of capital stock of Westrock present in person or represented by proxy at any such meeting. Under the classified board provisions, it may take two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Westrock. Beginning at the first annual meeting of stockholders in 2026, the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. The board of directors will be fully declassified following the annual meeting in 2028 with all directors standing for election for one-year terms.
Removal of Directors
Directors may be removed only for cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors; provided that once the directors are in a class that is elected for a one-year term, such director may be removed with or without cause.

Amendments to Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that it may be amended or altered in any manner provided by the DGCL, provided that specified amendments will require the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Shares outstanding at such time, voting together as a separate class. See the section titled “— Series A Preferred Shares — Consent Rights” above. Our bylaws may be adopted, amended, altered or repealed by stockholders upon the approval of at a majority of the voting power of all of the then-outstanding shares of stock entitled to vote at an election of directors, provided that specified amendments will require the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Shares outstanding at such time, voting together as a separate class. See the section titled “Series A Preferred Shares — Consent Rights” above. Additionally, subject to the rights of the Series A Preferred Shares, our certificate of incorporation and bylaws provide that our bylaws may be adopted, amended, altered or repealed by the board of directors.
Size of Board and Vacancies
Our certificate of incorporation and our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors, provided that the board shall initially consist of ten directors and any increase or decrease to the size of the board shall require the consent of the WCC Investors, BBH Investors and Riverview Sponsor, as described more fully in the section titled “Investor Rights Agreement.” Subject to the rights of the WCC Investors, BBH Investors and Riverview Sponsor, as set forth in the Investor Rights Agreement, any vacancies on our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, whether or not less than a quorum. Subject to the rights of the WCC Investors, BBH Investors and Riverview Sponsor, as set forth in the Investor Rights Agreement, our certificate of incorporation and our bylaws provide that any director appointed to fill a vacancy on our board of directors will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been appointed expires and until such director’s successor shall have been duly elected and qualified. See the section titled “Investor Rights Agreement.”
Special Stockholder Meetings
Our bylaws provide that only the chairman of the board of directors, the chief executive officer or an officer at the request of a majority of the members of the board of directors pursuant to a resolution approved by the board of directors may call special meetings of Westrock stockholders, and stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent
Stockholder action must take place at the annual or a special meeting of Westrock stockholders, provided that, holders of the Series A Preferred Shares may take action or consent to any action with respect to the matters described under the section titled “—  Series A Preferred Shares — Consent Rights” above without a meeting by delivering a consent in writing or by electronic transmission of the holders of the Series A Preferred Shares entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws contain advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, our bylaws require that candidates nominated by stockholders for election as a director disclose their qualifications and make customary representations, including that (a) they are not a party to any undisclosed voting commitment, any voting commitment that could interfere with their ability to fulfill their fiduciary duties as a director of Westrock, should they be elected, or any undisclosed agreement pursuant to which they would receive compensation, reimbursement or indemnification in connection with their service as a director of Westrock, (b) they will be in compliance, should they be elected, with Westrock’s corporate governance guidelines and the Westrock’s conflict of interest, confidentiality and stock ownership and trading policies and (c) they will abide by the procedures for the election of directors in our bylaws.
No Cumulative Voting
The DGCL provides that stockholders will not have the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that our board of directors possesses to issue shares of preferred stock could potentially be used to discourage attempts by third parties to obtain control of Westrock through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue shares of preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of the Common Shares.
Terms of the Preferred Shares
There are terms of the Series A Preferred Shares that may discourage attempts by third parties to obtain control of Westrock through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. These include: (i) the rights of the holders of Series A Preferred Shares to vote as a separate class with respect to amendments to the certificate of incorporation and bylaws of Westrock that would adversely affect the rights, preferences, privileges, voting power or special rights of the Series A Preferred Shares and, for so long as the BBH Investors and their controlled affiliates own at least sixty percent (60%) of the Series A Preferred Shares that the BBH Investors owned on August 26, 2022, any Fundamental Change in which the holders of the Series A Preferred Shares would receive less than $18.50 per share (subject to adjustment), and (ii) the rights of the Series A Preferred Shares in a Fundamental Change to receive at least a specified amount. See the section titled “— Preferred Stock” above for more information.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
Elimination of Liability of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors or officers, as applicable, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), (4) for any transaction from which the director derived an improper personal benefit, or (5) for an officer, in any action by or in right of the corporation. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. While our certificate of incorporation provides directors and officers with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our certificate of incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
Indemnification of Directors, Officers and Employees
Our certificate of incorporation and our bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Westrock, or is or was serving at the request of Westrock as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Westrock, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Westrock and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
We are authorized under our bylaws to purchase and maintain insurance to protect Westrock and any current or former director, officer, employee or agent of Westrock or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Westrock would have the power to indemnify such person against such expense, liability or loss under the DGCL.
We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements provide that we will indemnify each indemnitee to the fullest extent permitted by the DGCL from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with the Company. Additionally, we have agreed to advance to the indemnitee expenses incurred in connection therewith.
The limitation of liability and indemnification provisions in these indemnification agreements and our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and covered officers for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.
Exclusive Forum
Our certificate of incorporation provides that, unless the Westrock board of directors consents in writing to the selection of an alternative forum, the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any state or federal court within the District of Delaware, will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former directors or officers or other employee to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against us or any of our current or former directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine under Delaware law and any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Section 27 of the Exchange Act provides that the district courts of the United States shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. As a result, this forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. This forum selection provision will also not apply to any other claim for which the federal courts have exclusive jurisdiction. In addition, Westrock’s certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Corporate Opportunity Waiver
Our certificate of incorporation provides that Westrock waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to Westrock, any non-employee directors or stockholders or any of their respective affiliates. Without limiting the foregoing, Westrock will renounce, to the fullest extent permitted by law, any interest or expectancy of Westrock, its stockholders and any of their respective affiliates in, or in being notified of or offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of Westrock who is not an employee of Westrock or any of its subsidiaries or (ii) any such director’s affiliates, partners, or other representatives (each of the foregoing, a “Covered Person”), unless such matter, transaction or interest is expressly offered to such director solely in his or her capacity as a director of Westrock. No Covered Person shall have any duty to communicate or offer an Excluded Opportunity to Westrock or any of its affiliates or stockholders, and no Covered Person shall have any liability to Westrock, any of its affiliates or stockholders for breach of any duty, as a director or otherwise, by reason of the fact that such Covered Person pursues or acquires an Excluded Opportunity, directs an Excluded Opportunity to another person or fails to present an Excluded Opportunity, or information regarding an Excluded Opportunity, to Westrock or any of its affiliates or stockholders.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Shares and shares of preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Shares and shares of preferred stock could render more difficult or discourage an attempt to obtain control of Westrock by means of a proxy contest, tender offer, merger or otherwise.
Registration Rights
In connection with the consummation of the Business Combination, we entered into the Registration Rights Agreement, pursuant to which each of the stockholders party thereto are entitled to demand the registration of the sale of certain or all of the Common Shares and Series A Preferred Shares that they beneficially own. See the section titled “Certain Relationships and Related Party Transactions — Registration Rights Agreement” for more information.
Warrants
Public Warrants
Commencing on September 25, 2022 (i.e. 30 days after Closing), each whole Public Warrant entitles the registered holder to purchase one Common Share at a price of $11.50 per share, subject to adjustment as discussed below, provided that Westrock has an effective registration statement under the Securities Act covering the Common Shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or Westrock permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on August 26, 2027 (i.e. the five year anniversary of the Closing), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Westrock is not obligated to deliver any Common Shares pursuant to the exercise for cash of a Public Warrant and has no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to Westrock satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant is exercisable and Westrock is not obligated to issue a Common Share upon exercise of a Public Warrant unless the Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will Westrock be required to net cash settle any Public Warrant.

Westrock is obligated to use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the Warrants, and use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Under the terms of the Warrant Agreement, because a registration statement covering the Common Shares issuable upon exercise of the Warrants was not effective by November 25, 2022 (i.e. 60 business days after Closing), Warrant holders have been permitted since November 28, 2022 (i.e. the 61st business day after Closing), and will be permitted until such time as there is an effective registration statement and during any period when Westrock will have failed to maintain an effective registration statement, to exercise their Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
In addition, if Common Shares are at the time of any exercise of a Public Warrant are not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Westrock may, at its option, require holders of the Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Westrock elects to do so, Westrock will not be required to file or maintain in effect a registration statement, but Westrock will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such Public Warrant for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Public Warrants, multiplied by the excess of the fair market value of the Common Shares over the exercise price of the Public Warrants by (y) the fair market value of the Common Shares. Under the Warrant Agreement, the fair market value of the Common Shares means average reported last sale price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.
Redemption.   Once the Public Warrants become exercisable, Westrock may redeem not less than all of the outstanding Public Warrants:
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in whole and not in part;

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at a price of $0.01 per Warrant;

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upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

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if, and only if, the reported last sale price of the Common Shares for any 20 trading days within a 30-trading day period ending three business days before Westrock sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share.

If and when the Public Warrants become redeemable by Westrock, Westrock may exercise its redemption right even if Westrock is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and Westrock issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Shares may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.
If we call the Public Warrants for redemption as described above, Westrock’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If Westrock’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Public Warrants, multiplied by the excess of the fair market value of the Common Shares (as defined above) over the exercise price of the Public Warrants by (y) the fair market value of the Common Shares.

A holder of a Public Warrant may notify Westrock in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of outstanding Common Shares is increased by a stock dividend payable in Common Shares, or by a split-up of shares of Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Common Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the fair market value (as defined above) will be deemed a stock dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) and (ii) one minus the quotient of (x) the price per Common Share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Shares on account of such Common Shares (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) specified ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Common Share in respect of such event.
If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Common Shares.
Whenever the number of Common Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of Westrock with or into another corporation (other than a consolidation or merger in which Westrock is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Westrock as an entirety or substantially as an entirety in connection with which Westrock is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of

Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.
The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Westrock, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their Public Warrants and receive Common Shares.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, Westrock will, upon exercise, round down to the nearest whole number, the number of Common Shares to be issued to the warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the Common Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until September 25, 2022 (i.e. 30 days after the Closing) (except pursuant to limited exceptions) and they will not be redeemable by Westrock so long as they are held by Riverview Sponsor or its permitted transferees (except as otherwise set forth herein). Riverview Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than Riverview Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by Westrock in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Private Placement Warrants, multiplied by the excess of the fair market value of the Common Shares (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value of the Common Shares. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Transfer Agent and Warrant Agent
The transfer agent and registrar for the Common Shares, Series A Preferred Shares and Warrants is Computershare Trust Company, N.A.
Listing of Common Shares, Series A Preferred Shares and Warrants
The Common Shares and Public Warrants are listed on the Nasdaq Global Market under the symbols “WEST” and “WESTW,” respectively. The Series A Preferred Shares are not currently listed on any stock exchange, automated quotation system or other market and we do not currently intend to list the Series A Preferred Shares on any stock exchange, automated quotation system or other market.

INVESTOR RIGHTS AGREEMENT
This subsection of this prospectus describes the material provisions of the Investor Rights Agreement, but does not purport to describe all of the terms of the Investor Rights Agreement. The following summary is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, which is included as Exhibit 4.2 to the registration statement containing this prospectus.
Concurrently with the signing of the Transaction Agreement, (i) the WCC Investors, (ii) the BBH Investors, and (iii) Riverview Sponsor entered into the Investor Rights Agreement with Westrock, which sets forth certain rights of such equityholders with respect to Westrock, which are described below.
Pursuant to the Investor Rights Agreement, the Westrock board of directors will initially consist of ten directors. The WCC Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class III) for so long as the initial WCC Investors collectively beneficially own at least 10% of the Outstanding Stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the WCC Investors collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock. The BBH Investors have the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) up to two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class II and one director will be for Class III) for so long as the BBH Investors collectively beneficially own at least 10% of the Outstanding Stock and (b) up to one director (which such director will be for Class III so long as the Westrock board of directors is classified), so long as the BBH Investors collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock; provided that, such designated directors must satisfy the independence requirements under the Nasdaq listing standards. Riverview Sponsor has the right to designate for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock (a) two directors (of which, so long as the Westrock board of directors is classified, one director will be for Class I and one director will be for Class II) for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and the PIPE Investors who invested in the Company by purchasing Riverview shares collectively beneficially own at least 10% of the Outstanding Stock and (b) one director (of which, so long as the Westrock board of directors is classified, will be for Class I), for so long as Riverview Sponsor, any controlled affiliate of R. Brad Martin and such PIPE Investors collectively beneficially own at least 5% of the Outstanding Stock but less than 10% of the Outstanding Stock; provided that, such designated directors must satisfy independence requirements under the Nasdaq listing standards. The remaining directors will be designated for inclusion in Westrock’s slate of individuals to be nominated for election to the board of directors of Westrock by the Nominating and Corporate Governance Committee of the Westrock board of directors and must satisfy independence requirements under the Nasdaq listing standards.
If the BBH Investors have the right to nominate at least one director and none of the directors designated by BBH are R. Patrick Kruczek or Matt Salsbury (the “Specified BBH Individuals”), Westrock is required to appoint one Specified BBH Individual not then serving as a director on the Westrock board of directors as a non-voting observer of the Westrock board of directors.
Pursuant to the Investor Rights Agreement, any increase or decrease of the size of the Westrock board of directors above or below ten directors will require the consent of each of the WCC Investors, the BBH Investors and Riverview Sponsor, so long as such investor group has the right to designate at least one director. In the event that a vacancy is created at any time by the death, disqualification, resignation, removal or failure to be elected by Westrock’s stockholders (and no other director has been elected by the stockholders of Westrock to fill such vacancy) of a director designated by the WCC Investors, the BBH Investors or Riverview Sponsor, the applicable designating party will have the right to designate a replacement to fill such vacancy and the Westrock board of directors will use reasonable best efforts to cause such designee to be promptly appointed to the Westrock board of directors to fill such vacancy, subject to applicable law.
The Investor Rights Agreement also provides preemptive rights to the BBH Investors. Subject to customary exceptions, for so long as the BBH Investors have the right to designate at least one director, if

Westrock proposes to issue any Common Shares or equity interests of Westrock (including any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Shares or any class of security of Westrock) (a) in an unregistered offering to third parties or (b) at an offering price or implied offering price (in each case, prior to any underwriters’ discount and any other fees and commissions) for the Common Shares that is less than $10.00 per share (subject to customary adjustments), the BBH Investors have the right to purchase their pro-rata amount of such equity interests on the same terms and conditions and at the same price as being offered in such offering.
The WCC Investors, the BBH Investors and Riverview Sponsor are subject to customary standstill restrictions, including that such investors or any controlled affiliate of the controlling persons of such investors cannot, without Westrock’s prior written consent, (a) make any public announcement, proposal or offer with respect to, or otherwise solicit, seek or offer to effect (i) any business combination, merger, tender offer, exchange offer, sale of all or substantially all assets or similar transaction, (ii) any restructuring, recapitalization, liquidation or similar transaction involving Westrock or any of its subsidiaries, or (iii) any acquisition of any of Westrock’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of Westrock’s loans, debt securities, equity securities or asset; (b) seek to control or change the management or the board of directors of Westrock; (c) call any special meeting of stockholders of Westrock or engage in any written consent of stockholders regarding the foregoing; (d) publicly disclose any intention, plan or arrangement prohibited by the foregoing or take any action that would or would reasonably be expected to require Westrock to make a public announcement regarding the possibility of a transaction or any of the events described in this paragraph, or (e) contest the validity of the standstill restrictions or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of the standstill restrictions. Subject to specified early termination triggers, the standstill restrictions with respect to the WCC Investors, BBH Investors and Riverview Sponsor automatically terminate on the first day after such investor group no longer has the right to designate any directors for nomination pursuant to the Investor Rights Agreement.
The Investor Rights Agreement also provides that if an Escalation Event is ongoing during the period during which the BBH Investors have the right to designate at least one director pursuant to the Investor Rights Agreement, Westrock may not take specified actions, that would require lender consent under the Credit Facility, without the consent of the BBH Investors and must provide the BBH Investors with the same information it provides to the lenders under the Credit Facility and at substantially the same time as it is provided to such lenders.
For so long as the BBH Investors have the right to designate at least one director for nomination pursuant to the Investor Rights Agreement, the BBH Investors and their controlled affiliates may not make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss that results from a decline in the market price of, any shares of Series A Preferred Shares or Common Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Series A Preferred Shares or Common Shares.
The Investor Rights Agreement also provides that Westrock cannot redeem any Series A Preferred Shares held by the BBH Investors if the redemption price for such shares is less than $18.50 per share (subject to adjustments), provided that, Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 per share (subject to adjustments) and the redemption price.
The Investor Rights Agreement also imposes customary confidentiality obligations on the WCC Investors, BBH Investors and Riverview Sponsor.
The Investor Rights Agreement is governed under Delaware law.

DESCRIPTION OF CERTAIN INDEBTEDNESS
This subsection of this prospectus describes the material provisions of the Credit Agreement, but does not purport to describe all of the terms of the Credit Agreement. The following summary is qualified in its entirety by reference to the complete text of the Credit Agreement, which is included as Exhibit 10.2 to the registration statement containing this prospectus.
Credit Facility
On August 29, 2022, in connection with the Business Combination, the Company entered into the Credit Agreement among the Company, Westrock Beverage, as the borrower, Wells Fargo Bank, N.A., as administrative agent, as collateral agent, and as swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The Credit Agreement includes (a) the Revolving Credit Facility in an initial aggregate principal amount of $175.0 million and (b) the Term Loan Facility in an initial aggregate principal amount of $175.0 million. The proceeds from the Revolving Credit Facility and the Term Loan Facility were or will be used for paying off existing indebtedness, working capital and other general corporate purposes. The Revolving Credit Facility and the Term Loan Facility will mature on August 29, 2027. As of September 30, 2022, there are no borrowings outstanding under the Revolving Credit Facility.
Interest Rate and Fees
Borrowings under the Revolving Credit Facility and the Term Loan Facility will bear interest, at the borrower’s option, initially at an annual rate equal to (a) Term SOFR (as defined in the Credit Agreement) plus a credit spread adjustment of 0.10% for loans with an interest period of one month, 0.15% for loans with an interest period of three months and 0.25% for loans with an interest period of six months, as applicable, (the “Adjusted Term SOFR Rate”) plus the applicable margin or (b) the base rate (determined by reference to the greatest of (i) the rate of interest last quoted by The Wall Street Journal in the U.S. as the prime rate in effect, (ii) the NYFRB Rate (as defined in the Credit Agreement) from time to time plus 0.50% and (iii) the Adjusted Term SOFR Rate for a one month interest period plus 1.00%, (the “Base Rate”)) plus the applicable margin. The applicable margin for the Revolving Credit Facility and the Term Loan Facility ranges from 1.50% to 2.50% for Adjusted Term SOFR Rate loans and from 0.50% to 1.50% for Base Rate loans, in each case depending on the total net leverage ratio. As of August 29, 2022, all borrowings under the Term Loan Facility will bear interest at the applicable Adjusted Term SOFR Rate plus the applicable margin.
Commitment fees on the daily unused amount of commitments under the Revolving Credit Facility range from 0.20% to 0.35% depending on the total net leverage ratio.
Security and Guarantees
Our obligations under the Credit Facility are guaranteed by our domestic subsidiaries, subject to specified exceptions. All obligations under the Credit Facility and the related guarantees are secured by a first priority lien on substantially all of our and our guarantors’ tangible and intangible assets, in each case, subject to permitted liens and specified exceptions.
Covenants
The Credit Facility contains customary affirmative and negative covenants, including limitations on indebtedness; limitations on liens; limitations on investments, loans and advances; limitations on mergers, consolidations, sales of assets and acquisitions; limitations on restricted payments; limitations on junior debt restricted payments; limitations on restrictions on subsidiary distributions and negative pledge clauses; and limitations on the holding company of the borrower. In addition, the Credit Facility contains two financial covenants requiring maintenance of a total net leverage ratio not to exceed 4.50 to 1.00, with a stepdown to 4.00 to 1.00 on the 18-month anniversary of the closing date of the Business Combination and an interest coverage ratio of at least 1.50 to 1.00, which will be tested beginning with the fiscal quarter ending September 30, 2022. Westrock was in compliance with these covenants for the quarter ended September 30, 2022.

Events of Default
Events of default under the Credit Facility include, among other things, nonpayment of principal when due; nonpayment of interest, fees or other amounts when due; cross-defaults; covenant defaults; material inaccuracy of representations and warranties; bankruptcy or insolvency events; monetary judgments in an amount agreed; specified ERISA events; or a change of control.
International Debt and Lending Facilities
At September 30, 2022, Westrock International, through its subsidiary Falcon had a $0.7 million promissory note payable with responsAbility SICAV (Lux). Borrowings on the note bear interest at a fixed rate of 9.5% and matures on December 31, 2022. Westrock International, through its subsidiary Rwanda Trading Company, maintains two mortgage-backed lending facilities with a local bank in Rwanda: a short-term trade finance facility with a balance of $9.1 million at September 30, 2022 and a long-term note payable with a balance of $1.9 million at September 30, 2022.
Falcon maintains a working capital trade finance facility with multiple financial institutions that, prior to March 16, 2022, was agented by BBH, a related party of the Company through its equity interests in the Company, and was reported as short-term related party debt on the condensed consolidated balance sheet of the Company as of December 31, 2021, included in this prospectus. On March 16, 2022, Falcon refinanced its working capital trade finance facility, and the facility was transferred to different lenders with the same terms as the previous facility. The new facility is uncommitted, repayable on demand and secured by Falcon’s assets. The facility is renewable on an annual basis beginning in March 2023. On April 29, 2022, the facility size increased from $50 million to $55 million and subsequently, on June 16, 2022, the facility size increased to $62.5 million. At September 30, 2022, there was $49.6 million outstanding under the facility, which is recorded in short-term debt on the condensed consolidated balance sheet of the Company as of September 30, 2022, included in this prospectus. Interest is payable monthly at the U.S. Prime Rate plus 1.50%, subject to a minimum rate of 5.00%. The facility carries an agent fee of 0.25% of total available capital. Availability under the facility is subject to a borrowing base calculation. The credit facility is secured by substantially all liquid assets of Falcon. Falcon’s facility contains certain restrictive financial covenants which require Falcon to maintain certain levels of working capital, debt, and net worth. Falcon was in compliance with these financial covenants as of September 30, 2022.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 19,900,000 Common Shares that may be issued upon exercise of Warrants to purchase Common Shares, including the Public Warrants and the Private Placement Warrants. We are also registering the resale by the Holders or their permitted transferees of up to 95,937,824 Common Shares, consisting of (i) 20,240,000 Common Shares issued in the PIPE Financing, (ii) up to 7,400,000 Common Shares issuable upon exercise of the Warrants held by Riverview Sponsor, (iii) 40,400,872 Common Shares held by our pre-Business Combination equityholders, (iv) 4,309,000 Common Shares held by entities affiliated with R. Brad Martin (excluding Common Shares issued in the PIPE Financing), and (v) up to 23,587,952 Common Shares issuable upon the conversion of the outstanding Series A Preferred Shares. We will not receive any of the proceeds from the sale of the Common Shares by the Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Holders will be the purchase price of the securities less any discounts and commissions borne by the Holders.
The Common Shares beneficially owned by the Holders covered by this prospectus may be offered and sold from time to time by the Holders. The term “Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Holder as a gift, pledge, partnership distribution or other transfer so long as we are required to provide such transferees with registration rights under the Registration Rights Agreement or the Subscription Agreement, as applicable. The Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Holders may sell their Common Shares by one or more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of Nasdaq;

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through trading plans entered into by a Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Shares in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of Common Shares in the course of hedging the positions they assume with Holders. The Holders may also sell Common Shares short and redeliver the shares to close out such short positions. The Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Holder or borrowed from any Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Holders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Holders and any broker-dealers who execute sales for the Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Holders and their affiliates. In addition, we will make copies of this prospectus available to the Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Computershare Trust Company, N.A., the certificate evidencing such Warrant, if any, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Holders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
Restrictions to Sell
Refer to the section titled “Restrictions on Resale of Securities — Lock-up Provisions.”

RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Westrock at the time of, or at any time during the three months preceding, a sale and (ii) Westrock has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Common Shares for at least six months but who are affiliates of Westrock at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of Common Shares then outstanding; or

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if applicable, the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Westrock under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Lock-Up Provisions
Concurrently with the Transaction Agreement, Westrock, on the one hand, and Riverview Sponsor and all pre-Business Combination Westrock equityholders, on the other hand, entered into the Lock-up Agreements, pursuant to which, among other things, Riverview Sponsor and such Westrock equityholders have agreed not to effect any sale or other transfer of the Lock-Up Shares, held by such equityholders as of immediately following the closing of the Business Combination during the applicable lock-up period, subject to customary exceptions.
The lock-up period applicable to the Lock-Up Shares held by Riverview Sponsor will be the earliest to occur of (i) August 26, 2023 (i.e. 365 days after the Closing), (ii) the date that the last sale price of Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-day trading day period commencing January 23, 2023 (i.e. 150 days after the Closing), and (iii) the date on which Westrock completes a subsequent transaction involving a consolidation, merger or similar transaction that results in (x) a change in the majority of the Westrock board of directors or (y) holders of voting securities of Westrock immediately prior to the consummation of such transaction retaining less than fifty percent (50%) of the voting securities of the entity resulting from such transaction.
The lock-up period applicable to the Lock-Up Shares held by Westrock equityholders will be the earliest to occur of (i) February 22, 2023 (i.e. 180 days after the Closing), (ii) the date that the last sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-day trading day period commencing January 23, 2023 (i.e. 150 days after the Closing), and (iii) the date on which Westrock completes a subsequent transaction involving a consolidation, merger or similar transaction that results in (x) a change in the majority of the Westrock board of directors or (y) holders of voting securities of Westrock immediately prior to the consummation of such transaction retaining less than fifty percent (50%) of the voting securities of the entity resulting from such transaction.
The lock-up restrictions are subject to customary exceptions.
In addition, Westrock, Riverview Sponsor and all pre-Business Combination Westrock equityholders entered into the Registration Rights Agreement. The Registration Rights Agreement contains a lock-up provision, which provides that, to the extent that the equityholder party thereto is timely notified in writing by the underwriters managing any underwritten offering, each such equityholder participating in such underwritten offering may not transfer the securities offered hereunder without the prior written consent of Westrock or such underwriters during the period beginning seven days before and ending sixty days (or, in either case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after the pricing date of such underwritten offering, subject to any exceptions permitted by such managing underwriter or underwriters.
Form S-8 Registration Statement
We have filed a registration statement on Form S-8 under the Securities Act to register the Common Shares issued or issuable under our equity incentive plans. The Form S-8 registration statement became effective automatically upon filing on August 29, 2022. The initial registration statement on Form S-8 covered 7,965,757 Common Shares (subject to customary adjustments). Because the offering of such shares is registered, they can be sold in the public market upon issuance, subject to vesting restrictions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON SHARES
The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of our Common Shares applicable to non-U.S. holders (as defined below) who acquire such shares from the Holders and hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on current provisions of the Code, the U.S. Treasury regulations promulgated thereunder, judicial opinions, administrative rulings, published positions of the IRS, and other applicable authorities, each as in effect as of the date hereof. All of these authorities are subject to change and differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.
The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed herein. Accordingly, prospective investors should consult with their own tax advisors regarding the applicability and effect of any U.S. federal, state, local, non-U.S. income or other tax laws or any tax treaty, any changes (or proposed changes) in tax laws or interpretations thereof, and other tax considerations of owning and disposing of our Common Shares.
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our Common Shares that is not, for U.S. federal income tax purposes, an entity or other arrangement treated as a partnership or any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the tax treatment of a person treated as a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners therein considering an investment in our Common Shares should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
This discussion does not apply to holders that are not non-U.S. holders, nor does it address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of such non-U.S. holder’s individual circumstances or that may be applicable to non-U.S. holders subject to special treatment under U.S. federal income tax law (including, for example, insurance companies, tax-exempt organizations, banks or other financial institutions, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, “controlled foreign corporations,” “passive foreign investment companies,” entities or other arrangements treated as partnerships for U.S. federal income tax purposes or other “flow-through” entities or investors therein, non-U.S. holders who acquired our Common Shares pursuant to the exercise of employee stock options or otherwise as compensation, non-U.S. holders liable for any alternative minimum tax, certain former citizens or former long-term residents of the United States, non-U.S. holders that hold our Common Shares as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated transaction, persons required to accelerate the recognition of any item of gross income with respect to our Common Shares as a result of the inclusion of such income on an applicable financial statement, and non-U.S. holders who at any time own or have owned (directly, indirectly, or constructively) 5% or more of our Common Shares (by vote or value)). In addition, this discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to U.S. federal income tax, nor does it address any considerations under any state, local, or non-U.S. tax laws, any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations, or practices adopted in connection with any such agreement).
THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON SHARES CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING WITH RESPECT TO THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. INCOME AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN APPLICABLE LAW.
Distributions Generally
In general, any distributions we make to a non-U.S. holder with respect to its shares of Common Shares that constitute dividends for U.S. federal income tax purposes will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States). A distribution with respect to our Common Shares will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. It is possible that distributions that we make with respect to our Common Shares will exceed our current and accumulated earnings and profits. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s adjusted tax basis in the Common Shares, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of the non-U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of the Common Shares and will be treated as described under “— Dispositions of Our Common Shares” below.
Dividends that are effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base of such non-U.S. holder within the United States) generally will not be subject to U.S. federal withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, unless an applicable income tax treaty provides otherwise, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a “United States person” as defined in the Code. A non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.
Dispositions of Our Common Shares
In general, a non-U.S. holder will not be subject to U.S. federal income tax or, subject to the discussion below under the heading “— Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other taxable disposition of the non-U.S. holder’s Common Shares unless:
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the gain is effectively connected with a trade or business conducted by the non-U.S. holder within the United States (or, if an income tax treaty applies, is attributable to a permanent establishment or a fixed base of such non-U.S. holder within the United States);

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the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe we currently are not, and do not anticipate becoming, a USRPHC.

Unless an applicable income tax treaty provides otherwise, any gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates in the same manner as if the non-U.S. holder were a “United States person” as defined in the Code. A non-U.S. holder that is a corporation for U.S. federal income tax purposes, may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.
An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our Common Shares will be subject to U.S. federal income tax at a rate of 30% (unless the non-U.S. holder is eligible for a lower rate specified by an applicable income tax treaty) on the gain recognized on such sale or other taxable disposition, which gain may be offset by certain U.S. source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder, the portion thereof that is a dividend and the tax withheld with respect to such dividends, if any. These reporting requirements apply regardless of whether any withholding was reduced or eliminated by an applicable tax treaty or whether such distributions constitute dividends. Copies of any such information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.
U.S. federal backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder certifies its non-U.S. status by providing a properly executed applicable IRS Form W-8 or otherwise establishes an exemption.
Under U.S. Treasury regulations, the payment of proceeds from the sale or other disposition of our Common Shares by a non-U.S. holder effected through a U.S. broker or at the U.S. offices of a foreign broker generally will be subject to information reporting and backup withholding unless the beneficial owner certifies under penalties of perjury that, among other things, it is a non-U.S. holder or otherwise establishes an exemption. Subject to certain exceptions, information reporting and backup withholding generally are not required with respect to the payment of any proceeds from the sale or other disposition of our Common Shares by a non-U.S. holder effected outside of the United States through a non-U.S. office of a broker. Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult such non-U.S. holder’s tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, if any. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

LEGAL MATTERS
Wachtell, Lipton, Rosen & Katz has passed upon the validity of the Common Shares offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS
The financial statements of Westrock Coffee Holdings, LLC as of December 31, 2021 and 2020 and for the years then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Riverview for the period from February 4, 2021 (inception) through December 31, 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Riverview Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus and registration statement, and have been included in this prospectus and registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at westrockcoffee.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
Page No.
Westrock Coffee Company Unaudited Condensed Consolidated Financial Statements, for the Three- and Nine-Month Period Ended September 30, 2022
Condensed Consolidated Balance Sheets (unaudited)	F-2
Condensed Consolidated Statements of Operations (unaudited)	F-3
Condensed Consolidated Statements of Comprehensive Income (Loss) (unaudited)	F-4
Condensed Consolidated Statements of Shareholders’ Equity (Deficit) (unaudited)	F-5
Condensed Consolidated Statements of Cash Flows (unaudited)	F-7
Notes to Unaudited Condensed Consolidated Financial Statements	F-9
Westrock Coffee Holdings, LLC Audited Consolidated Financial Statements, Years Ended December 31, 2021 and 2020
Report of Independent Registered Public Accounting Firm	F-34
Consolidated Balance Sheets	F-35
Consolidated Statements of Operations	F-36
Consolidated Statements of Comprehensive Loss	F-37
Consolidated Statements of Shareholders’ Deficit	F-38
Consolidated Statements of Cash Flows	F-39
Notes to Consolidated Financial Statements	F-40
Riverview Acquisition Corp. Unaudited Financial Statements, for the Three- and Six-Month Period Ended June 30, 2022
Condensed Balance Sheet as of June 30, 2022 (Unaudited) and December 31, 2021	F-73
Condensed Statements of Operations for the three and six months ended June 30, 2022, for the three months ended June 30, 2021 and for the period from February 4, 2021 (inception) through June 30, 2021 (Unaudited)
F-74
Condensed Statements of Changes in Stockholders’ Equity (Deficit) for the three and six months ended June 30, 2022, for the three months ended June 30, 2021 and the period from
February 4, 2021 (inception) through June 30, 2021 (Unaudited)
F-75
Condensed Statement of Cash Flows for the six months ended June 30, 2022 and for the period from February 4, 2021 (inception) through June 30, 2021 (Unaudited)	F-76
Notes to Condensed Financial Statements (Unaudited)	F-77
Riverview Acquisition Corp. Audited Financial Statements, for the Period Ended December 31, 2021
Report of Independent Registered Public Accounting Firm	F-94
Balance Sheet as of December 31, 2021	F-95
Statement of Operations for the Period from February 4, 2021 (Inception) through December 31, 2021	F-96
Statement of Changes in Stockholders’ Deficit for the Period from February 4, 2021 (Inception) through December 31, 2021	F-97
Statement of Cash Flows for the Period from February 4, 2021 (Inception) through December 31, 2021	F-98
Notes to Financial Statements	F-99

WESTROCK COFFEE COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands, except par value)	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$90,984	$19,344
Restricted cash	4,562	3,526
Accounts receivable, net of allowance for credit losses of $2,747 and $3,749, respectively	98,380	85,795
Inventories	162,245	109,166
Derivative assets	13,696	13,765
Prepaid expenses and other current assets	10,238	6,410
Total current assets	380,105	238,006
Property, plant and equipment, net	134,131	127,613
Goodwill	97,053	97,053
Intangible assets, net	120,949	125,914
Other long-term assets	17,850	4,434
Total Assets	$750,088	$593,020
LIABILITIES, CONVERTIBLE PREFERRED SHARES, REDEEMABLE UNITS, AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$12,011	$8,735
Short-term debt	61,806	4,510
Short-term related party debt	—	34,199
Accounts payable	110,651	80,405
Derivative liabilities	5,357	14,021
Accrued expenses and other current liabilities	36,569	26,370
Total current liabilities	226,394	168,240
Long-term debt, net	164,671	277,064
Subordinated related party debt	—	13,300
Deferred income taxes	16,326	25,515
Warrant liabilities	32,333	—
Other long-term liabilities	11,217	3,028
Total liabilities	450,941	487,147
Commitments and contingencies (Note 19)
Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,588 shares issued and outstanding, $11.50 liquidation value	273,620	—
Series A Redeemable Common Equivalent Preferred Units: $0.00 par value, 222,150 units authorized, no units and 222,150 units issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	264,729
Series B Redeemable Common Equivalent Preferred Units: $0.00 par value, 17,000 units authorized, no units and 17,000 units issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	17,142
Shareholders’ Equity (Deficit)(1)
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 73,034 shares issued and outstanding at September 30, 2022; $0.00 par value, 39,389 shares authorized, 34,523 shares issued and outstanding at December 31, 2021	730	345
Additional paid-in-capital	316,537	60,628
Accumulated deficit	(296,442)	(251,725)
Accumulated other comprehensive income	1,923	12,018
Total shareholders’ equity (deficit) attributable to Westrock Coffee Company	22,748	(178,734)
Noncontrolling interest	2,779	2,736
Total shareholders’ equity (deficit)	25,527	(175,998)
Total Liabilities, Convertible Preferred Shares, Redeemable Units and Shareholders’ Equity (Deficit)	$750,088	$593,020

(1)
Retroactively restated for de-SPAC merger transaction as described in Note 4.

See accompanying notes to condensed consolidated financial statements.

WESTROCK COFFEE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands, except per share data)	2022	2021	2022	2021
Net sales	$230,308	$181,277	$640,149	$507,752
Costs of sales	189,169	142,993	521,681	401,980
Gross profit	41,139	38,284	118,468	105,772
Selling, general and administrative expense	31,223	32,803	101,332	96,309
Acquisition, restructuring and integration expense	3,959	1,829	8,746	3,772
Loss (gain) on disposal of property, plant and equipment	459	(390)	748	(147)
Total operating expenses	35,641	34,242	110,826	99,934
Income from operations	5,498	4,042	7,642	5,838
Other (income) expense
Interest expense	13,404	8,614	30,265	24,283
Change in fair value of warrant liabilities	5,215	—	5,215	—
Other, net	325	114	(785)	(124)
Loss before income taxes	(13,446)	(4,686)	(27,053)	(18,321)
Income tax benefit	(428)	(796)	(3,511)	(2,239)
Net loss	$(13,018)	$(3,890)	$(23,542)	$(16,082)
Net (loss) income attributable to non-controlling interest	(22)	97	43	433
Net loss attributable to shareholders	(12,996)	(3,987)	(23,585)	(16,515)
Loss on extinguishment of Redeemable Common Equivalent Preferred Units, net	(2,870)	—	(2,870)	—
Common equivalent preferred dividends	(4,380)	—	(4,380)	—
Accumulating preferred dividends	—	(6,109)	(13,882)	(17,957)
Net loss attributable to common shareholders	$(20,246)	$(10,096)	$(44,717)	$(34,472)
Loss per common share(1):
Basic	$(0.41)	$(0.29)	$(1.12)	$(1.00)
Diluted	$(0.41)	$(0.29)	$(1.12)	$(1.00)
Weighted-average number of shares outstanding(1):
Basic	49,795	34,523	39,819	34,455
Diluted	49,795	34,523	39,819	34,455

(1)
Retroactively restated for de-SPAC merger transaction as described in Note 4.

See accompanying notes to condensed consolidated financial statements.

WESTROCK COFFEE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2022	2021	2022	2021
Net loss	$(13,018)	$(3,890)	$(23,542)	$(16,082)
Other comprehensive income (loss), net of tax:
Unrealized (loss) gain on derivative instruments	(2,802)	2,372	(10,087)	5,882
Foreign currency translation adjustment	1	67	(8)	2
Total other comprehensive (loss) income	(2,801)	2,439	(10,095)	5,884
Comprehensive loss	(15,819)	(1,451)	(33,637)	(10,198)
Comprehensive (loss) income attributable to non-controlling interests	(22)	97	43	433
Comprehensive loss attributable to shareholders	(15,797)	(1,548)	(33,680)	(10,631)
Loss on extinguishment of Redeemable Common Equivalent Preferred Units, net	(2,870)	—	(2,870)	—
Common equivalent preferred dividends	(4,380)	—	(4,380)	—
Accumulating preferred dividends	—	(6,109)	(13,882)	(17,957)
Comprehensive loss attributable to common shareholders	$(23,047)	$(7,657)	$(54,812)	$(28,588)
See accompanying notes to condensed consolidated financial statements.

WESTROCK COFFEE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)(1)
(Unaudited)
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Non-Controlling Interest	Total Equity (Deficit)
(Thousands)	Shares	Amount
Balance at June 30, 2021	34,523	$345	$60,017	$(229,946)	$7,265	$2,433	$(159,886)
Net income (loss)	—	—	—	(3,987)	—	97	(3,890)
Other comprehensive income (loss)	—	—	—	—	2,439	—	2,439
Equity-based compensation	—	—	306	—	—	—	306
Accumulating preferred dividends	—	—	—	(6,109)	—	—	(6,109)
Balance at September 30, 2021	34,523	$345	$60,323	$(240,042)	$9,704	$2,530	$(167,140)
Balance at June 30, 2022	34,856	$348	$60,627	$(276,196)	$4,724	$2,801	$(207,696)
Net income (loss)	—	—	—	(12,996)	—	(22)	(13,018)
Issuance of common shares upon closing of de-SPAC merger transaction, net of issuance costs, net of $2,469 of taxes (see Note 4)	12,868	129	805	—	—	—	934
Issuance of common shares related to PIPE financing	20,590	206	205,694	—	—	—	205,900
Issuance of common shares related to conversion of debt to equity (see Note 11)	2,500	25	24,975	—	—	—	25,000
Issuance of common shares related to conversion of Common Equivalent Preferred Units (see Note 4)	2,220	22	23,731	—	—	—	23,753
Common Equivalent Preferred Unit dividends ($0.02 per unit)	—	—	—	(4,380)	—	—	(4,380)
Loss on extinguishment of Common Equivalent Preferred Units	—	—	—	(2,870)	—	—	(2,870)
Other comprehensive income (loss)	—	—	—	—	(2,801)	—	(2,801)
Equity-based compensation	—	—	705	—	—	—	705
Balance at September 30, 2022	73,034	$730	$316,537	$(296,442)	$1,923	$2,779	$25,527
Balance at December 31, 2020	34,202	$342	$59,570	$(205,570)	$3,820	$2,097	$(139,741)
Net income (loss)	—	—	—	(16,515)	—	433	(16,082)
Other comprehensive income	—	—	—	—	5,884	—	5,884
Equity-based compensation	321	3	915	—	—	—	918
Net unit settlement	—	—	(162)	—	—	—	(162)
Accumulating preferred dividends	—	—	—	(17,957)	—	—	(17,957)
Balance at September 30, 2021	34,523	$345	$60,323	$(240,042)	$9,704	$2,530	$(167,140)
Balance at December 31, 2021	34,523	$345	$60,628	$(251,725)	$12,018	$2,736	$(175,998)
Net income (loss)	—	—	—	(23,585)	—	43	(23,542)
Issuance of common shares upon closing of de-SPAC merger transaction, net of issuance costs, net of $2,469 of taxes (see Note 4)	12,868	129	805	—	—	—	934
Issuance of common shares related to PIPE financing	20,590	206	205,694	—	—	—	205,900
See accompanying notes to condensed consolidated financial statements.

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Non-Controlling Interest	Total Equity (Deficit)
(Thousands)	Shares	Amount
Issuance of common shares related to conversion of debt to equity (see Note 11)	2,500	25	24,975	—	—	—	25,000
Issuance of common shares related to conversion of Common Equivalent Preferred Units (see Note 4)	2,220	22	23,731	—	—	—	23,753
Common Equivalent Preferred Unit dividends ($0.02 per unit)	—	—	—	(4,380)	—	—	(4,380)
Loss on extinguishment of Common Equivalent Preferred units	—	—	—	(2,870)	—	—	(2,870)
Other comprehensive income	—	—	—	—	(10,095)	—	(10,095)
Equity-based compensation	333	3	1,181	—	—	—	1,184
Net unit settlement	—	—	(477)	—	—	—	(477)
Accumulating preferred dividends	—	—	—	(13,882)	—	—	(13,882)
Balance at September 30, 2022	73,034	$730	$316,537	$(296,442)	$1,923	$2,779	$25,527

(1)
Retroactively restated for de-SPAC merger transaction as described in Note 4.

See accompanying notes to condensed consolidated financial statements.

WESTROCK COFFEE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
(Thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(23,542)	$(16,082)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,782	18,386
Equity-based compensation	1,184	918
Paid-in-kind interest added to debt principal	295	1,452
Provision for credit losses	1,286	119
Amortization of deferred financing fees included in interest expense	1,350	1,361
Write-off of unamortized deferred financing fees	4,296	—
Loss on debt extinguishment	1,580	—
Loss (gain) on disposal of property, plant and equipment	748	(147)
Mark-to-market adjustments	793	(1,979)
Change in fair value of warrant liabilities	5,215	—
Foreign currency transactions	355	190
Deferred income tax (benefit) expense	(3,511)	(2,239)
Change in operating assets and liabilities:
Accounts receivable	(13,891)	(16,622)
Inventories	(61,180)	(20,548)
Derivative assets and liabilities	(14,661)	8,512
Prepaid expense and other assets	(14,944)	(1,301)
Accounts payable	29,834	16,931
Accrued liabilities and other	7,477	2,867
Net cash used in operating activities	(59,534)	(8,182)
Cash flows from investing activities:
Additions to property, plant and equipment	(22,966)	(12,545)
Additions to intangible assets	(135)	(244)
Proceeds from sale of property, plant and equipment	3,300	1,060
Net cash used in investing activities	(19,801)	(11,729)
Cash flows from financing activities:
Payments on debt	(407,384)	(74,881)
Proceeds from debt	319,100	90,980
Proceeds from related party debt	11,700	—
Debt extinguishment costs	(1,580)	—
Payment of debt issuance costs	(6,007)	(597)
Proceeds from de-SPAC merger and PIPE financing	255,737	—
Payment of common equity issuance costs	(24,220)	—
Payment of preferred equity issuance costs	(1,250)	—
Net proceeds from repurchase agreements	10,951	—
Common equivalent preferred dividends	(4,380)	—
Net unit settlement	(477)	(162)
Net cash provided by financing activities	152,190	15,340
Effect of exchange rate changes on cash	(179)	113
Net increase (decrease) in cash and cash equivalents and restricted cash	72,676	(4,458)
Cash and cash equivalents and restricted cash at beginning of period	22,870	18,652
Cash and cash equivalents and restricted cash at end of period	$95,546	$14,194
See accompanying notes to condensed consolidated financial statements.

	Nine Months Ended September 30,
(Thousands)	2022	2021
Supplemental non-cash investing and financing activities:
Property, plant and equipment acquired but not yet paid	$596	$—
Accumulating preferred dividends	$13,882	$17,957
Exchange of Redeemable Common Equivalent Preferred Units for Series A Convertible Preferred Shares	$271,539	$—
Exchange of Redeemable Common Equivalent Preferred Units for common shares	$24,214	$—
Related party debt exchanged for common shares	$25,000	$—
Loss on extinguishment of Common Equivalent Preferred Units	$2,870	$—
The total cash and cash equivalents and restricted cash is as follows:
(Thousands)	September 30, 2022	September 30, 2021
Cash and cash equivalents	$90,984	$12,596
Restricted cash	4,562	1,598
Total	$95,546	$14,194
See accompanying notes to condensed consolidated financial statements.

WESTROCK COFFEE COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1.   Organization and Description of Business
Westrock Coffee Company, a Delaware corporation (the “Company,” “Westrock,” “we,” “us,” or “our”), is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world.
The Company has an 85% ownership interest in Falcon Coffees Limited, which operates our trading business and is reported within our Sustainable Sourcing & Traceability segment. Equity interests not owned by us are reflected as non-controlling interests. In the Condensed Consolidated Statements of Operations, we allocate net income (loss) attributable to non-controlling interest to arrive at net income (loss) attributable to common shareholders based on their proportionate share.
The Company operates seven manufacturing facilities, three of which are located in Concord, North Carolina, two in North Little Rock, Arkansas, one in Kigali, Rwanda, and one in Johor Bahru, Malaysia.
On August 26, 2022 (the “Closing Date”), pursuant to the terms of the Transaction Agreement, dated April 4, 2022, by and among the Company, Riverview Acquisition Corp., a special purpose acquisition vehicle and a Delaware corporation (“Riverview”), Origin Merger Sub I, Inc. (“Merger Sub I”), and Origin Merger Sub II, LLC (“Merger Sub II”) (as amended, modified or supplemented, the “Transaction Agreement”), the Company completed its de-SPAC merger transaction with Riverview (the “Transaction”). In connection with the closing of the Transaction (the “Closing”), the Company converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”) and changed its corporate name from “Westrock Coffee Holdings, LLC” (the “Converting Company”) to “Westrock Coffee Company.” Pursuant to the Transaction Agreement, Merger Sub I merged with and into Riverview, with Riverview surviving the merger as a direct wholly owned subsidiary of Westrock (such merger, the “SPAC Merger”) and immediately following the consummation of the SPAC Merger, Riverview merged with and into Merger Sub II, with Merger Sub II surviving the merger as a direct wholly owned subsidiary of Westrock (the “LLC Merger”, and together with the SPAC Merger, the “Mergers”). See Note 4 for additional disclosures related to the Transaction.
Note 2.   Basis of Presentation and Consolidation
The accompanying Condensed Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) using the U.S. dollar as the reporting currency. They do not include all the information and footnotes required by GAAP for complete financial statements. The Condensed Consolidated Financial Statements include the activities of the Company and its wholly owned and/or controlled subsidiaries. All intercompany balances and transactions have been eliminated. The Condensed Consolidated Balance Sheet as of December 31, 2021 was derived from the audited financial statements, but does not include all disclosures required by GAAP.
The interim financial information is unaudited but, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair statement of results for the interim periods have been included. Operating results from any interim period are not necessarily indicative of the results that may be expected for the full fiscal year. The Condensed Consolidated Financial Statements and related notes should be read in conjunction with the audited December 31, 2021 consolidated financial statements and notes thereto included elsewhere in this prospectus. Accordingly, certain significant accounting policies and other disclosures normally provided have been omitted from the accompanying Condensed Consolidated Financial Statements and related notes since such items are disclosed in our audited financial statements.

Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. On an ongoing basis, we evaluate our estimates, including those related to the allowance for credit losses, useful lives of property, equipment, incremental borrowing rates for lease liability measurement, fair values of forward purchase and sales contracts, green coffee associated with forward contracts, and warrant liabilities, share-based compensation, contingencies, and income taxes, among others. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from our estimates.
Note 3.   Summary of Significant Accounting Policies
Accounts Receivable and Allowance for Credit Losses
Accounts receivable consists principally of amounts billed and currently due from customers and are generally unsecured and due within 30 to 60 days. A portion of our accounts receivable is not expected to be collected due to non-payment, bankruptcies and deductions. Our accounting policy for the allowance for credit losses requires us to reserve an amount based on the evaluation of the aging of accounts receivable, detailed analysis of high-risk customers’ accounts, and the overall market and economic conditions of our customers. This evaluation considers the customer demographic, such as large commercial customers as compared to small businesses or individual customers. We consider our accounts receivable delinquent or past due based on payment terms established with each customer. Accounts receivable are written off when the account is determined to be uncollectible.
Activity in the allowance for credit losses was as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2022	2021	2022	2021
Balance at beginning of period	$2,392	$3,666	$3,749	$3,977
Charged to selling, general and administrative expense	364	19	1,286	119
Write-offs	(9)	(119)	(2,288)	(530)
Total	$2,747	$3,566	$2,747	$3,566
Inventories
Green coffee associated with our forward contracts is recorded at net realizable value, which approximates market price, within our Sustainable Sourcing & Traceability segment, consistent with our forward purchase contracts recorded at fair value in accordance with Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”). Green coffee is a commodity with quoted market prices in active markets, may be sold without significant further processing, has predictable and insignificant disposal costs and is available for immediate delivery. We estimate the fair value of green coffee based on the quoted market price at the end of each reporting period, with changes in fair value being reported as a component of costs of sales in our Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2022, we recognized $0.6 million and $8.1 million, respectively, of unrealized losses on green coffee inventory associated with our forward sales and purchase contracts. For the three and nine months ended September 30, 2021, we recognized $3.3 million and $5.9 million, respectively, of unrealized gains on green coffee inventory associated with our forward sales and purchase contracts.
Warrant Liabilities
We account for warrants assumed in connection with the Transaction (see Note 4) in accordance with the guidance contained in ASC 815, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.
The Company remeasures the fair value of the Public Warrants (as defined in Note 4) based on the quoted market price of the Public Warrants. The Private Warrants (as defined in Note 4) are valued using a binomial lattice valuation model. For the three and nine months ended September 30, 2022, the Company recognized $5.2 million of losses related to the change in fair value of warrant liabilities.
Recently issued accounting pronouncements
Update ASU 2016-02 — Leases (Topic 842) and Update ASU 2018-10 — Codification Improvements to Topic 842, Leases
Effective January 1, 2022, we account for leases in accordance with ASC 842, Leases (“ASC 842”). The standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.
We adopted ASC 842 using a modified retrospective transition approach as permitted by the amendments of ASU 2018-11 Leases (Topic 842): Target Improvements, which provides an alternative modified retrospective transition method. As a result, we were not required to adjust our comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption (i.e., January 1, 2022). We have elected to adopt the package of transition practical expedients and, therefore, have not reassessed (i) whether existing or expired contracts contain a lease, (ii) lease classification for existing or expired leases, or (iii) the accounting for initial direct costs that were previously capitalized.
We determine if an arrangement is a lease at contract inception. A lease exists when a contract conveys to the customer the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: (i) there is an identified asset in the contract that is land or a depreciable asset, and (ii) the customer has a right to control the use of the identified asset. We enter into lease contracts for manufacturing and production facilities, warehouse facilities, vehicles and machinery and equipment. Upon adoption, we recognized $13.0 million of ROU assets and lease liabilities on our Condensed Consolidated Balance Sheets. See Note 10 for additional disclosures related to leases.
ROU assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred, less any lease incentives received. The lease liabilities are initially measured at the present value of the unpaid lease payments at the lease commencement date. Lease expense, for operating leases, is recognized on a straight-line basis over the lease term.
Key estimates and judgements include the following:
(i)
Discount rate — ASC 842 requires a lessee to discount its unpaid lease payments using the rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As we generally do not know the rate implicit in our leases, we use our incremental borrowing rate, based on the information available at the lease commencement date, in determining the present value of our lease payments. Our incremental borrowing rate for a lease is the rate of interest we would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

(ii)
Lease term — The lease term for all of our leases includes the noncancellable period of the lease plus any additional periods covered by either a lessee option to extend (or not to terminate) the lease that is reasonably certain to be exercised.

Variable lease payments associated with our leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are included in both costs of sales and selling, general and administrative expense in our Condensed Consolidated Statements of Operations.
We monitor for events or changes in circumstances that require a reassessment of a lease. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the associated ROU asset, unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset is recorded in the Condensed Consolidated Statements of Operations.
We have elected not to recognize ROU assets and lease liabilities for all short-term leases that have a lease term of 12 months or less. We recognize the lease payments associated with our short-term leases as an expense on a straight-line basis over the lease term. Furthermore, we have elected to combine lease and non-lease components for all contracts. Non-lease components primarily relate to maintenance services related to the leased asset.
Note 4.   De-SPAC Merger Transaction
On the Closing Date, the Company completed the Transaction with Riverview (“Closing”). At Closing, the Company issued 12,868,151 shares of common stock of the Company (“Common Shares”) to public and class B shareholders of Riverview, receiving $49.8 million of the cash held in the trust account of Riverview, which is net of $17.1 million of Riverview transaction expenses offset against proceeds received by the Company at Closing. The 12,868,151 shares include 1,910,000 shares issued to PIPE investors who elected to satisfy their PIPE commitments through the purchase of shares of Class A common stock of Riverview (“Riverview Class A Shares”) on the public market, pursuant to the terms of their respective subscription agreements.
Substantially concurrently with the Closing, the Company received $205.9 million in cash proceeds (which amount excludes contribution to the Company of certain related party notes as described in Note 11) from common stock PIPE investments (the “PIPE Financing”), issued 20,590,000 Common Shares to the PIPE investors (which share amount excludes the conversion of the related party notes as described in Note 11), and entered into a credit agreement that includes (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of $175.0 million and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of $175.0 million. See Note 11 for additional disclosures regarding the new credit agreement.
Pursuant to the Transaction Agreement, (a) each issued and outstanding common unit of the Converting Company was automatically converted into 0.1049203474320 Common Shares, (b) each issued and outstanding common equivalent preferred unit of the Converting Company (the “Westrock Preferred Unit ”) for which the holder had not elected to convert such unit into shares of Series A convertible preferred stock of Westrock (the “Westrock Series A Preferred Shares”) (see Note 12), automatically converted into 0.1086138208640 Common Shares if such Westrock Preferred Unit was designated a Series A common equivalent preferred unit of the Converting Company (the “Westrock Series A Preferred Units”) or 0.1049203474320 Common Shares if such Westrock Preferred Unit was designated a Series B common equivalent preferred unit of the Converting Company (the “Westrock Series B Preferred Units”) and (c) each outstanding Westrock Preferred Unit, for which the holder thereof had made an election to convert such unit into Westrock Series A Preferred Shares, converted into 0.1086138208740 Westrock Series A Preferred Shares if such Westrock Preferred Unit was a Westrock Series A Preferred Unit or 0.0919280171940 Westrock Series A Preferred Shares if such Westrock Preferred Unit was a Westrock Series B Preferred Unit. In connection with the Closing, holders of Westrock Preferred Units were paid a cash dividend totaling $4.4 million, which is equal to the accreted liquidation preference of the Westrock Preferred Units from June 30, 2022 through the Closing Date.
As a result, we issued 34,855,535 Common Shares to common unitholders, 2,220,305 Common Shares to holders of Westrock Preferred Units who elected to convert their Westrock Preferred Units into Common Shares, and 23,587,952 Westrock Series A Preferred Shares to holders who elected to convert their Westrock Preferred Units into Westrock Series A Preferred Shares. The Company realized a net loss on extinguishment of the Westrock Preferred Units of $2.9 million, including the payment of approximately $1.3 million of issuance costs, which have been recorded within accumulated deficit on our Condensed Consolidated Balance Sheets and adjusts earnings attributable to common shareholders in computing basic and diluted earnings per share.
In addition, at Closing, (i) each outstanding share of class B common stock of Riverview (the “Riverview Class B Shares” together with the Riverview Class A Shares, the “Riverview Shares”) (other than the Riverview Class B Shares held as treasury stock, which were automatically cancelled and extinguished at Closing), automatically converted into one Riverview Class A Share, (ii) each outstanding Riverview Class A Share (including the Riverview Class A Shares resulting from the conversion of Riverview Class B Shares at Closing but excluding any Riverview Class A Shares held as treasury stock, which were automatically cancelled and extinguished at Closing) were exchanged for one Common Share, (iii) each outstanding warrant to purchase Riverview Class A Shares (the “Riverview Warrants”) was, by its terms, automatically converted into a comparable warrant to purchase Common Shares (the “Westrock Warrants”) on the terms and subject to the conditions set forth in the warrant agreement for the Riverview Warrants and the amended and restated warrant agreement for the Westrock Warrants, (iv) each Riverview Share held immediately prior to Closing by Riverview as treasury stock was automatically canceled and extinguished and (v) each share of capital stock of Merger Sub I issued and outstanding immediately prior to Closing was automatically canceled and extinguished and converted into one share of common stock, par value $0.01, of the surviving corporation in the SPAC Merger. In connection with obtaining the approval of the Mergers by Riverview’s stockholders, Riverview provided an opportunity for its stockholders to redeem all or a portion of their outstanding Riverview Class A Shares.
The Transaction is a capital transaction in substance and not a business combination under ASC 805, Business Combinations (“ASC 805”). As a result, Westrock is treated as the accounting acquirer and Riverview is treated as the acquired company for financial reporting purposes per ASC 805. Accordingly, for accounting purposes, the Transaction is treated similar to an equity contribution in exchange for the issuance of Common Shares.
Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Westrock, and the net assets of Riverview have been stated at historical cost, with no goodwill or other intangible assets recorded. The equity and net loss per unit attributable to common equityholders of the Company, prior to the Closing, have been retroactively restated as shares reflecting the common unit conversion ratio discussed above.
Proceeds from the Transaction and the $175.0 million term loan facility were used to pay off and terminate our then existing term loan and asset-based lending agreements, and to pay expenses related to the Transaction and the new credit agreement.
The Company and Riverview incurred $24.2 million and $17.1 million, respectively, of expenses related to the Transaction. These expenses consist of underwriting fees, professional services (legal, accounting, advisory, etc.) and other direct expenses associated with the Transaction. Costs incurred by Westrock were initially capitalized as incurred in the other assets on the Condensed Consolidated Balance Sheets. At Closing, $24.2 million of transaction costs incurred by the Company related to the issuance of shares were recognized in additional paid-in capital as a reduction of proceeds. The $17.1 million of expenses incurred by Riverview were either paid by Riverview prior to Closing or netted against proceeds received by the Company at Closing. There were no deferred transaction costs recorded in the Condensed Consolidated Balance Sheets as of September 30, 2022 and December 31, 2021.
Common Stock Warrants
The Company assumed 12,500,000 publicly traded Riverview Warrants (“Public Warrants”) and 7,400,000 private placement Riverview Warrants (“Private Warrants”), which were originally issued by Riverview in connection with its initial public offering and, as a result of the assumption by the Company, became Westrock Warrants. The Public Warrants assumed by Westrock are referred to as the Westrock Public Warrants and the Private Warrants assumed by Westrock are referred to as the Westrock Private Warrants. The Westrock Warrants are included in warrant liabilities on the Company’s Condensed Consolidated Balance

Sheet. The Westrock Warrants entitle the holder to purchase one share of Common Share at an exercise price of $11.50 per share.
The Westrock Warrants will become exercisable upon the effectiveness of our Registration Statement on Form S-1 (File No. 333-267509) (“Warrant Registration Statement”) registering the Common Shares issuable upon the exercise of the Westrock Warrants. The Westrock Warrants may only be exercised for a whole number of shares, and will expire on August 26, 2027 (i.e., five years following the Closing), or earlier upon redemption or liquidations. Once the Westrock Public Warrants become exercisable, Westrock may redeem the outstanding Westrock Public Warrants (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported last sale price of the Common Shares for any 20 trading days within a 30-trading day period ending three business days before Westrock sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share. If the Warrant Registration Statement is not effective by November 25, 2022 (i.e., 60 business days after Closing), warrant holders may, until such time as there is an effective registration statement and during any period when Westrock will have failed to maintain an effective registration statement, exercise its Westrock Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, or another exemption.
If and when the Public Warrants become redeemable by Westrock, Westrock may exercise its redemption right even if Westrock is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Westrock Private Warrants, which became transferable, assignable and salable on September 26, 2022 (i.e., 30 days after the Closing), are currently held by the Riverview Sponsor, and are generally identical to the Westrock Public Warrants, except they will not be redeemable by Westrock so long as they are held by the Riverview Sponsor or its permitted transferees. The Riverview Sponsor, or its permitted transferees, have the option to exercise the Westrock Private Warrants on a cashless basis. If the Westrock Private Warrants are held by holders other than the Riverview Sponsor or its permitted transferees, the Westrock Private Warrants will be redeemable by Westrock and exercisable by the holders on the same basis as the Westrock Public Warrants.
Note 5.   Revenue
Revenue from Contracts with Customers (ASC 606)
We measure revenue based on the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Our principal source of revenue is from the procurement, trade, manufacture, and distribution of coffee, tea, flavors, extracts and ingredients to customers in the United States, Europe, and Asia.
The transaction price of a contract, net of discounts and expected returns, is allocated to each distinct performance obligation based on the relative standalone selling price of the obligation and is recognized as revenue when the performance obligation is satisfied. The standalone selling price is the estimated price we would charge for the good or service in a separate transaction with similar customers in similar circumstances. Identifying distinct performance obligations and determining the standalone selling price for each performance obligation within a contract requires management judgment.
Substantially all our client contracts require that we be compensated for services performed to date. This is upon shipment of goods or upon delivery to the customer, depending on contractual terms. Shipping and handling costs paid by the customer to us are included in revenue and costs incurred by us for shipping and handling activities that are performed after a customer obtains control of the product are accounted for as fulfillment costs. In addition, we exclude from net revenue and cost of sales taxes assessed by governmental authorities on revenue-producing transactions. Although we occasionally accept returns of products from our customers, historically returns have not been material.
At times, the Company may enter into agreements in which its Sustainable Sourcing & Traceability segment will sell inventory to a third party, from whom the Company’s Beverage Solutions segment has an obligation to repurchase. Such transactions are accounted for as financing transactions in accordance with ASC 606. At September 30, 2022, the Company has $11.0 million of such repurchase agreement obligations, collateralized by the corresponding inventory, that are recorded within accrued expenses and other current liabilities on the Condensed Consolidated Balance Sheets. Net cash flows associated with these repurchase agreements are reported as financing activities in the Condensed Consolidated Statements of Cash Flows.
Revenue from Forward Contracts (ASC 815)
A portion of the Company’s revenues relate to the physical delivery and settlement of forward sales contracts for green coffee that are accounted for under ASC 815. These forward sales contracts meet the definition of a derivative under ASC 815 as they have an underlying, notional amount, no initial net investment and can be net settled since the commodity is readily converted to cash. The Company does not apply the normal purchase and normal sale exception under ASC 815 to these contracts.
Revenues from forward sales contracts are recognized for the contractually stated amount when the contracts are settled. Settlement generally occurs upon shipment or delivery of the product when title and risks and rewards of ownership transfers to the customer. Prior to settlement, these forward sales contracts are recognized at fair value with the unrealized gains or losses recorded within costs of sales in our Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2022, we recorded a nominal amount and $7.3 million of net unrealized gains, respectively, within costs of sales. For the three and nine months ended September 30, 2021, we recorded $3.3 million and $3.9 million of net unrealized losses, respectively, within costs of sales.
For the three and nine months ended September 30, 2022, the Company recognized $56.6 million and $147.0 million in revenues under ASC 815, respectively, and for the three and nine months ended September 30, 2021, the Company recognized $42.3 million and $106.2 million in revenues under ASC 815, respectively, which are reported within the Company’s Sustainable Sourcing & Traceability segment.
Contract Estimates
The nature of the Company’s contracts give rise to variable consideration including cash discounts, volume-based rebates, point of sale promotions, and other promotional discounts to certain customers. For all promotional programs and discounts, the Company estimates the rebate or discount that will be granted to the customer and records an accrual upon invoicing. These estimated rebates or discounts are included in the transaction price of the Company’s contracts with customers as a reduction to net revenues and are included as accrued sales incentives in accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets. Accrued sales incentives were $1.3 million and $1.9 million at September 30, 2022 and December 31, 2021.
We do not disclose the value of unsatisfied performance obligations for contracts (i) with an original expected length of one year or less or (ii) for which the Company recognizes revenue at the amount in which it has the right to invoice as the product is delivered.
Contract Balances
Contract balances relate primarily to advances received from the Company’s customers before revenue is recognized. The Company does not have any material contract liabilities as of September 30, 2022 or December 31, 2021. Receivables from contracts with customers are included in accounts receivable, net on the Company’s Condensed Consolidated Balance Sheets. At September 30, 2022 and December 31, 2021, accounts receivable, net included $101.0 million and $89.0 million in receivables from contracts with customers, respectively.
Contract acquisition costs for obtaining contracts that are deemed recoverable are capitalized as contract costs. Such costs result from the payment of sales incentives and are amortized over the contract life. As of September 30, 2022 and December 31, 2021, no costs were capitalized as all arrangements were less than a year.

Disaggregated Revenue
In general, the Company’s business segmentation is aligned according to the nature and economic characteristics of its products and customer relationships and provides meaningful disaggregation of each business segment’s results of operations.
Further disaggregation of revenues from sales to external customers by type are presented below:
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2022	2021	2022	2021
Coffee & tea	$146,618	$111,900	$408,914	$323,509
Flavors, extracts & ingredients	26,385	25,077	81,448	72,412
Other	483	1,861	2,350	4,585
Green coffee	56,822	42,439	147,437	107,246
Net sales	$230,308	$181,277	$640,149	$507,752
Note 6.   Inventories
The following table summarizes inventories as of September 30, 2022 and December 31, 2021:
(Thousands)	September 30, 2022	December 31, 2021
Raw materials	$68,959	$45,079
Finished goods	21,854	14,895
Green coffee	71,432	49,192
Total inventories	$162,245	$109,166
Green coffee inventories represent green coffee held for re-sale. At September 30, 2022 and December 31, 2021, all green coffee held for resale was included within our Sustainable Sourcing & Traceability segment.
Note 7.   Property, Plant and Equipment, Net
The following table summarizes property, plant and equipment, net:
(Thousands)	Depreciable Lives	September 30, 2022	December 31, 2021
Land		$9,092	$9,150
Buildings	10 – 40 years	44,274	43,895
Leasehold improvements(1)		923	613
Plant equipment	3 – 15 years	90,912	88,155
Vehicles and transportation equipment	3 – 5 years	753	876
IT systems	3 – 7 years	2,475	2,453
Furniture and fixtures	3 – 10 years	2,890	2,746
Customer beverage equipment(2)	3 – 5 years	21,879	24,341
Lease right-of-use assets(3)		10	—
Construction in progress and equipment deposits		23,775	8,025
		196,983	180,254
Less: accumulated depreciation		(62,852)	(52,641)
Property, plant and equipment, net		$134,131	$127,613

(1)
Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease life.

(2)
Customer beverage equipment consists of brewers held on site at customer locations.

(3)
Lease right-of-use assets are amortized over the shorter of the useful life of the asset or the lease term.

Depreciation expense for the three and nine months ended September 30, 2022 was $4.1 million and $12.7 million, respectively, and depreciation expense for the three and nine months ended September 30, 2021 was $4.4 million and $13.4 million, respectively. Assets classified as construction in progress and equipment deposits are not depreciated, as they are not ready for production use. All assets classified as construction in progress and equipment deposits at September 30, 2022 are expected to be in production use.
Note 8.   Goodwill
The following table reflects the carrying amount of goodwill:
(Thousands)	Beverage Solutions	Total
Goodwill	$173,936	$173,936
Accumulated impairment loss	(76,883)	(76,883)
Balance at September 30, 2022, net	$97,053	$97,053
Note 9.   Intangible Assets, Net
The following table summarizes intangible assets, net as of September 30, 2022 and December 31, 2021:
	September 30, 2022
(Thousands)	Cost	Accumulated Amortization	Net
Customer relationships	$137,500	$(17,036)	$120,464
Favorable lease asset	220	(112)	108
Software	890	(513)	377
Intangible assets, net	$138,610	$(17,661)	$120,949
	December 31, 2021
(Thousands)	Cost	Accumulated Amortization	Net
Customer relationships	$137,500	$(12,091)	$125,409
Favorable lease asset	220	(79)	141
Software	758	(394)	364
Intangible assets, net	$138,478	$(12,564)	$125,914
Amortization expense of intangible assets was $1.7 million and $5.0 million for the three and nine months ended September 30, 2022, respectively, and amortization expense of intangible assets was $1.7 million and $5.0 million for the three and nine months ended September 30, 2021, respectively. As of September 30, 2022, the weighted average useful life for definite-lived intangibles is approximately 20 years.
Note 10.   Leases
We have operating leases for manufacturing and production facilities, warehouse facilities, vehicles and machinery and equipment. The remaining non-cancelable terms on our leases range from 1 year to 22 years, some of which may include options to extend the leases generally between 1 and 10 years, and some of which may include options to terminate the leases within 1 year. We do not have any leases with material residual value guarantees or restrictive covenants.

The following table summarizes the amount of right-of-use lease assets and lease liabilities included in each respective line item on the Company’s Condensed Consolidated Balance Sheets:
(Thousands)	Balance Sheet Location	September 30, 2022
Right-of-use operating lease assets	Other long-term assets	$10,886
Operating lease liabilities – current	Accrued expenses and other current liabilities	2,488
Operating lease liabilities – noncurrent	Other long-term liabilities	8,515
Depending on the nature of the lease, lease costs are classified within costs of sales or selling, general and administrative expense on the Company’s Condensed Consolidated Statements of Operations. The components of lease costs are as follows:
(Thousands)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Operating lease cost	$878	$1,720
Short-term lease cost	219	443
Total	$1,097	$2,163
The following table presents information about the Company’s weighted average discount rate and remaining lease term:
September 30, 2022
Weighted-average discount rate	8.5%
Weighted-average remaining lease term	5.0 years
Supplemental cash flow information about the Company’s leases is as follows:
(Thousands)	Nine Months Ended September 30, 2022
Operating cash flows from operating leases	$844
Finance lease assets are recorded in property, plant and equipment, net with the corresponding lease liabilities included in accrued expenses and other current liabilities and long-term debt, net on the Condensed Consolidated Balance Sheets. There were no material finance leases as of September 30, 2022.
Future minimum lease payments under non-cancellable operating leases as of September 30, 2022 are as follows:
(Thousands)
Remainder of 2022	$842
2023	3,283
2024	2,828
2025	2,048
2026	1,435
Thereafter	3,125
Total future minimum lease payments	13,561
Less: imputed interest	(2,558)
Present value of minimum lease payments	$11,003
Disclosures related to periods prior to adoption of ASC 842
Rent expense for operating lease agreements under the previous lease guidance was $1.0 million and $3.2 million for the three and nine months ended September 30, 2021, respectively.

As previously reported in our audited Consolidated Financial Statements for year ended December 31, 2021, the minimum future lease payments under the previous lease guidance as of December 31, 2021 were as follows:
(Thousands)
2022	$4,334
2023	4,332
2024	4,174
2025	3,286
2026	2,377
Thereafter	4,373
Total	$22,876
Note 11.   Debt
Our long-term debt was as follows:
(Thousands)	September 30, 2022	December 31, 2021
Term loan facility	$175,000	$—
Prior term loan facility	—	235,668
Prior ABL facility	—	51,890
International trade finance lines	61,806	4,510
International notes payable	4,617	3,126
Other loans	7	25
Total debt	241,430	295,219
Unamortized debt costs	(2,942)	(4,910)
Current maturities of long-term debt	(12,011)	(8,735)
Short-term debt	(61,806)	(4,510)
Long-term debt, net	$164,671	$277,064
Credit Agreement
On August 29, 2022, the Company entered into a credit agreement (the “Credit Agreement”) among the Company, Westrock Beverage Solutions, LLC, as the borrower (the “Borrower”), Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The Credit Agreement includes (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of $175.0 million (the “Revolving Credit Facility”) and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of $175.0 million (the “Term Loan Facility”). Proceeds from the Term Loan Facility were used for paying off existing indebtedness. The Revolving Credit Facility and the Term Loan Facility will mature on August 29, 2027. All obligations under the Credit Agreement are guaranteed by the Company and each of the Borrower’s domestic subsidiaries, which comprise our Beverage Solutions segment, and are secured by substantially all of the Company’s assets.
Borrowings under the Revolving Credit Facility and the Term Loan Facility will bear interest, at the Borrower’s option, initially at an annual rate equal to (i) Term SOFR plus a credit spread adjustment of 0.10% for loans with an interest period of one month, 0.15% for loans with an interest period of three months and 0.25% for loans with an interest period of six months, as applicable, (the “Adjusted Term SOFR Rate”) or (ii) the base rate (determined by reference to the greatest of (i) the rate of interest last quoted by The Wall Street Journal in the U.S. as the prime rate in effect, (ii) the NYFRB Rate from time to time plus 0.50% and (iii) the Adjusted Term SOFR Rate for a one month interest period plus 1.00%, (the “Base Rate”)), in each case plus the Applicable Margin. The Applicable Margin ranges from 1.50% to 2.50% for

Adjusted Term SOFR loans and from 0.50% to 1.50% for Base Rate loans, in each case depending on the total net leverage ratio. Commitment fees on the daily unused amount of commitments under the Revolving Credit Facility range from 0.20% to 0.35% depending on the total net leverage ratio. At September 30, 2022, the Revolving Credit Facility was undrawn (other than the standby letters of credit outstanding described below) and the interest rate applicable to our Term Loan Facility was 5.7%.
The Term Loan Facility requires quarterly principal payments during the first three years of approximately $2.2 million (1.25% of the original principal balance beginning December 31, 2022). Quarterly payments increase to approximately $3.3 million and $4.4 million (1.875% and 2.5% of the original principal balance) during the fourth and fifth years, respectively.
We incurred $6.0 million of financing fees in connection with the Credit Agreement. $3.0 million of the fees were allocated to the Term Loan Facility and are being amortized utilizing the frozen effective yield method based on the interest rate in place at the issuance of the Term Loan Facility. $3.0 million of the fees were allocated to the Revolving Credit Facility, are reported within other long-term assets on the Condensed Consolidated Balance Sheets and are being amortized ratably over the term of the Revolving Credit Facility.
We had $2.6 million of standby letters of credit outstanding at September 30, 2022.
The Credit Agreement contains two financial covenants requiring maintenance of a total net leverage ratio not to exceed 4.50 to 1.00, with a stepdown to 4.00 to 1.00 on the 18-month anniversary of the closing date of Credit Agreement (with an option to increase to 4.50 to 1.00 following certain permitted acquisitions), and an interest coverage ratio of at least 1.50 to 1.00 (the “Financial Covenants”). As of September 30, 2022, the Company was in compliance with the Financial Covenants.
Prior Term Loan Facility
On February 28, 2020, Westrock Beverage Solutions, LLC, as borrower, borrowed $240.0 million of term loans from various financial institutions pursuant to a loan and security agreement (the “Prior Term Loan Agreement”) (such term loans, the “Prior Term Loan Facility”). In connection with the Closing, all outstanding Prior Term Loan Facility balances were repaid, and the associated Prior Term Loan Agreement was terminated. The Company paid a $1.6 million early termination fee, and wrote off $4.0 million of unamortized deferred financing fees associated with the termination of the Prior Term Loan Facility, which are recorded within interest expense on the Condensed Consolidated Statement of Operations.
Prior ABL Facility
On February 28, 2020, Westrock Beverage Solutions, LLC, as borrower, entered into a loan and security agreement with Bank of America as administrative agent (the “Prior ABL Credit Agreement”) that created an asset-based loan of $90.0 million (the “Prior ABL Facility”). In connection with the Closing, all outstanding Prior ABL Facility balances were repaid, and the associated Prior ABL Credit Agreement was terminated. Upon termination, we wrote off $0.3 million of the $1.3 million unamortized deferred financing fees associated with the Prior ABL Facility, which are recorded within interest expense on the Condensed Consolidated Statement of Operations. The remaining unamortized deferred financing fees were allocated to the new Revolving Credit Facility and will be amortized over the life of the Revolving Credit Facility. Outstanding letters of credit under the Prior ABL Facility were replaced by letters of credit under the Credit Agreement.
International Debt and Lending Facilities
At September 30, 2022, Westrock Coffee International, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Company, through its subsidiary Falcon Coffees Limited (“Falcon”) had a $0.7 million promissory note payable with responsAbility SICAV (Lux). Proceeds from the note are restricted for the sole purpose of financing Falcon’s trading activities. Borrowings on the note bear interest at a fixed rate of 9.5% and mature on December 31, 2022. Westrock Coffee International, LLC, through its subsidiary Rwanda Trading Company, maintains two mortgage-backed lending facilities with a local bank in Rwanda: a short-term trade finance facility with a balance of $9.1 million at September 30, 2022 and a long-term note payable with a balance of $1.9 million at September 30, 2022. The short-term trade finance facility and the long-term note payable bear interest at a rate of 6.5% and 7.0%, respectively.
Falcon maintains a working capital trade finance facility with multiple financial institutions, which prior to March 16, 2022, was agented by Brown Brothers Harriman (“BBH”), a related party of the Company through its equity interests in the Company, and was reported as short-term related party debt on the Condensed Consolidated Balance Sheets. On March 16, 2022, Falcon refinanced its working capital trade finance facility, and the facility was transferred to different lenders with the same terms as the previous facility. At the time of refinance, there was $49.3 million outstanding under the facility. The new facility is uncommitted, repayable on demand and secured by Falcon’s assets. The facility is renewable on an annual basis beginning in March 2023. On April 29, 2022, the facility size increased from $50 million to $55 million and subsequently, on June 16, 2022, the facility size increased to $62.5 million. At September 30, 2022, there was $49.6 million outstanding under the facility, which is recorded in short-term debt in the Condensed Consolidated Balance Sheets. Interest is payable monthly at the U.S. Prime Rate plus 1.50%, subject to a minimum rate of 5.00%. The facility carries an agent fee of 0.25% of total available capital. Availability under the facility is subject to a borrowing base calculation. The credit facility is secured by substantially all liquid assets of Falcon. Falcon’s facility contains certain restrictive financial covenants which require Falcon to maintain certain levels of working capital, debt, and net worth. Falcon was in compliance with these financial covenants as of September 30, 2022.
Subordinated Related Party Debt
On February 28, 2020, we issued $13.3 million of subordinated debt (the “Subordinated Notes”) to Wooster Capital, LLC (“Wooster”) and Jo Ellen Ford, related parties of the Company through their equity ownership and relation with Joe Ford, the chairman of our board of directors. The Subordinated Notes provided for maturity on the earlier of (i) six months after the Prior Term Loan Facility due in 2025 was paid in full or (ii) 10 years from the date of issuance (February 2030). Interest was payable quarterly at the end of each calendar quarter at a rate of 6% per annum.
Substantially concurrently with the Closing and pursuant to the terms of their respective subscription agreements with the Company, Wooster and Jo Ellen Ford contributed their respective Subordinated Notes to the Company and in exchange for such contribution, the Company issued Common Shares, par value $0.01 per share, to Wooster and Jo Ellen Ford. The Company issued a total of 1,330,000 Common Shares in exchange for the contribution of the Subordinated Notes, which were subsequently extinguished.
In connection with the Transaction, on July 14, 2022, pursuant to the terms of the subscription agreement entered into between the Company and Wooster, in which Wooster agreed to subscribe for and purchase, and the Company agreed to issue and sell to Wooster, prior to and substantially concurrently with the Closing, an aggregate of 2,150,000 Common Shares at a purchase price of $10.00 per share, for aggregate gross proceeds of $21,500,000 to the Company, Wooster pre-funded $11.7 million of its commitment (the “Wooster Pre-fund”) and in exchange thereof was issued a subordinated convertible note by the Company (the “Convertible Note”). The Convertible Note had a principal amount of $11.7 million, a maturity of one year and an interest rate of 8% per annum which was payable quarterly on the last business day of each quarter. On August 26, 2022, in connection with the Closing, the Convertible Note automatically converted, in accordance with its terms, into 1,170,000 Common Shares.
Note 12.   Series A Preferred Shares
In connection with the Transaction, the Company issued 23,587,952 Westrock Series A Preferred Shares, which rank senior to the Common Shares with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Westrock. Each holder of Westrock Series A Preferred Shares is entitled to vote, on an as-converted basis, as a single class with the holders of Common Shares and the holders of any other class or series of capital stock of Westrock then entitled to vote with the Common Shares on all matters submitted to a vote of the holders of Common Shares.
The initial liquidation preference of Westrock Series A Preferred Shares is $11.50 per share, plus any declared but unpaid dividends and subject to accretion under certain circumstances. In the event of our liquidation, dissolution or winding up, holders of Westrock Series A Preferred Shares are entitled to receive, per Westrock Series A Preferred Share, the greater of (a) the liquidation preference and (b) the amount such holder would have received had they converted their Westrock Series A Preferred Shares into Common Shares immediately prior to such liquidation event.
Holders of Westrock Series A Preferred Shares may voluntarily convert their Westrock Series A Preferred Shares into a whole number of Common Shares at any time at a rate equal to the quotient of (a) the liquidation preference as of the applicable conversion date, divided by (b) the conversion price as of the applicable conversion date, which is currently $11.50 per Westrock Series A Preferred Share, plus cash in lieu of fractional shares. The initial conversion price of $11.50 per Westrock Series A Preferred Share is subject to customary adjustments for the issuance of Common Shares as a dividend or distribution to the holders of Common Shares, a subdivision or combination of the Common Shares, reclassification of the Common Shares into a greater or lesser number of Common Shares, certain tender or exchange offers for the Common Shares, and issuances of Common Shares below a specified price.
After February 26, 2028 (i.e., the five and a half year anniversary of the Closing), any holder of Westrock Series A Preferred Shares may require Westrock to redeem all or any whole number of such holder’s Westrock Series A Preferred Shares in cash, subject to applicable law and the terms of any credit agreement or similar arrangement pursuant to which a third-party lender provides debt financing to Westrock or its subsidiaries, at a redemption price per share equal to the greater of (a) the liquidation preference and (b) the product of (i) the number of Common Shares that would have been obtained from converting one Westrock Series A Preferred Share on the redemption notice date and (ii) the simple average of the daily volume weighted average price per Common Share for the ten trading days ending on and including the trading day immediately preceding the redemption notice date.
At any time after February 26, 2028 (i.e., the five and a half year anniversary of the date of Closing), Westrock may redeem, ratably, in whole or, from time to time in part, the Westrock Series A Preferred Shares of any holder then outstanding at the redemption price in cash, equal to the greater of (i) the liquidation preference and (ii) the product of (x) the number of Common Shares that would have been obtained from converting one Westrock Series A Preferred Share on the date of the exercise of such call is notified by Westrock (including fractional shares for this purpose) and (y) the simple average of the daily volume weighted average price per Common Share for the ten trading days ending on and including the trading day immediately preceding the date of the exercise of such call by Westrock. The redemption price for the Westrock Series A Preferred Shares held by controlled affiliates of Brown Brothers Harriman & Co. (“BBH Investors”) may not be less than the $18.50 per Westrock Series A Preferred Share (subject to adjustments); provided that, Westrock may redeem such shares in such a case if it pays an incremental price per share on the redemption date to the BBH Investors equal to the difference between $18.50 (subject to adjustments) and the redemption price otherwise.
Upon issuance, the Westrock Series A Preferred Shares were recorded on our Condensed Consolidated Balance Sheets at fair value. Subsequently, the Company will accrete changes in the redemption value from the date of issuance to the earliest redemption date (i.e., the five and a half year anniversary of the date of Closing) using the effective interest rate method. The accretion will be recorded as a deemed dividend, which adjusts retained earnings (or in the absence of retained earnings, additional paid-in capital) and earnings attributable to common shareholders in computing basic and diluted earnings per share. However, at no time will the Westrock Series A Preferred Shares be reported at a value less than its initial carrying value. At September 30, 2022 the redemption value of the Westrock Series A Preferred Shares was less than its initial carrying value, as a result, no accretion was recorded for the three months ended September 30, 2022.
Note 13.   Derivatives
We record all derivatives, whether designated in a hedging relationship or not, at fair value on the Condensed Consolidated Balance Sheets. We use various types of derivative instruments including, but not limited to, forward contracts, futures contracts, and options contracts for certain commodities. Forward and futures contracts are agreements to buy or sell a quantity of a commodity at a predetermined future date, and at a predetermined rate or price. Forward contracts are traded over the counter whereas future contracts are traded on an exchange. Option contracts are agreements to facilitate a potential transaction involving the commodity at a preset price and date.

The accounting for gains and losses that result from changes in the fair values of derivative instruments depends on whether the derivatives have been designated and qualify as hedging instruments and the types of hedging relationships. Derivatives can be designated as fair value hedges, cash flow hedges or hedges of net investments in foreign operations. The changes in the fair values of derivatives that have not been designated and for which hedge accounting is not applied, are recorded in the same line item in our Condensed Consolidated Statements of Operations as the changes in the fair value of the hedged items attributable to the risk being hedged. The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income (“AOCI”) and are reclassified into the line item in the Condensed Consolidated Statements of Operations in which the hedged items are recorded in the same period the hedged items affect earnings.
For derivatives that will be accounted for as hedging instruments, we formally designate and document, at inception, the financial instrument as a hedge of a specific underlying exposure, the risk management objective and the strategy for undertaking the hedge transaction. In addition, we formally assess both at the inception and at least quarterly thereafter, whether the financial instruments used in hedging transactions are highly effective at offsetting changes in either the fair values or cash flows of the related underlying exposures.
We use cash flow hedges to minimize the variability in cash flows of assets or liabilities or forecasted transactions caused by fluctuations in commodity prices. The changes in fair values of hedges that are determined to be ineffective are immediately reclassified from AOCI into earnings. We did not discontinue any cash flow hedging relationships during the nine months ended September 30, 2022 or 2021.
Within our Beverage Solutions segment, we have entered into coffee futures and options contracts to hedge our exposure to price fluctuations on green coffee associated with certain price-to-be-fixed purchase contracts, which generally range from three to twelve months in length. These derivative instruments have been designated and qualified as a part of our commodity cash flow hedging program. The objective of this hedging program is to reduce the variability of cash flows associated with future purchases of green coffee.
The notional amount for the coffee futures contracts that were designated and qualified for our commodity cash flow hedging program was 11.4 million pounds and 7.9 million pounds as of September 30, 2022 and December 31, 2021, respectively. During the three and nine months ended September 30, 2022, the Company purchased coffee futures contracts and coffee options contracts under our cash flow hedging program with aggregate notional amounts of 8.8 million pounds and 57.0 million pounds, respectively. During the three and nine months ended September 30, 2021, the Company purchased coffee futures contracts and coffee options contracts under our cash flow hedging program with aggregate notional amounts of 26.5 million pounds and 75.1 million pounds, respectively.
Approximately $4.3 million and $11.1 million of net realized gains, representing the effective portion of the cash flow hedge, were subsequently reclassified from AOCI to earnings and recognized in costs of sales in the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2022, respectively. Approximately $1.7 million and $3.6 million of net realized gains, representing the effective portion of the cash flow hedge, were subsequently reclassified from AOCI to earnings and recognized in costs of sales in the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2021, respectively. As of September 30, 2022, the estimated amount of net losses reported in AOCI that is expected to be reclassified to the Condensed Consolidated Statements of Operations within the next twelve months is $1.6 million.
Within our Sustainable Sourcing & Traceability segment, the Company’s forward sales and forward purchase contracts are for physical delivery of green coffee in a future period. While the Company considers these contracts to be effective economic hedges, the Company does not designate or account for forward sales or forward purchase contracts as hedges as defined under current accounting standards. See Note 5 for a description of the treatment of realized and unrealized gains and losses on forward sales and forward purchase contracts.

The fair value of our derivative assets and liabilities included in the Condensed Consolidated Balance Sheets are set forth below:
(Thousands)	Balance Sheet Location	September 30, 2022	December 31, 2021
Derivative assets designated as cash flow hedging instruments:
Coffee futures contracts(1)	Derivative assets	$—	$172
Coffee options	Derivative assets	303	—
Total		$303	$172
Derivative assets not designated as cash flow hedging instruments:
Forward purchase and sales contracts	Derivative assets	$13,393	$13,593
Total		13,393	13,593
Total derivative assets		$13,696	$13,765
Derivative liabilities designated as cash flow hedging instruments:
Coffee futures contracts(1)	Derivative liabilities	$703	$—
Coffee options	Derivative liabilities	—	—
Total		$703	$—
Derivative liabilities not designated as cash flow hedging instruments:
Forward purchase and sales contracts	Derivative liabilities	$4,654	$14,021
Total		4,654	14,021
Total derivative liabilities		$5,357	$14,021

(1)
The fair value of coffee futures excludes amounts related to margin accounts.

The following table presents the pre-tax net gains and losses for our derivative instruments:
	Statement of Operations Location	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)		2022	2021	2022	2021
Derivative assets designated as cash flow hedging instruments:
Net realized gains (losses) on coffee derivatives	Costs of sales	$4,267	$1,680	$11,098	$3,580
Derivative assets and liabilities not designated as cash flow hedging instruments:
Net unrealized gains (losses) on forward sales and purchase contracts	Costs of sales	$29	$(3,329)	$7,266	$(3,910)
Note 14.   Fair Value Measurements
ASC 820, Fair Value Measurements, defines fair value at the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value. These levels are:
•
Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

•
Level 2 — Valuation is based upon inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (i.e. interest rate and yield curves observable at commonly quoted intervals, default rates, etc.). Observable inputs include quoted prices for similar instruments in active and non-active markets. Level 2 includes those financial instruments that are valued with industry standard valuation models that incorporate inputs that are observable in the marketplace throughout the full term of the instrument or can otherwise be derived from or supported by observable market data in the marketplace. Level 2 inputs may also include insignificant adjustments to market observable inputs.

•
Level 3 — Valuation is based upon one or more unobservable inputs that are significant in establishing a fair value estimate. These unobservable inputs are used to the extent relevant observable inputs are not available and are developed based on the best information available. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table summarizes the fair value of financial instruments at September 30, 2022:
	September 30, 2022
(Thousands)	Level 1	Level 2	Level 3	Total
Assets:
Green coffee associated with forward contracts	$—	$51,323	$—	$51,323
Coffee futures contracts	—	—	—	—
Forward purchase and sales contracts	—	13,393	—	13,393
Coffee options	303	—	—	303
Total	$303	$64,716	$—	$65,019
Liabilities:
Coffee futures contracts	$703	$—	$—	$703
Forward purchase and sales contracts	—	4,654	—	4,654
Coffee options	—	—	—	—
Westrock Public Warrants	18,125	—	—	18,125
Westrock Private Warrants	—	—	14,208	14,208
Total	$18,828	$4,654	$14,208	$37,690
The following table presents the change in the fair value of Level 3 Westrock Private Warrant liabilities:
(Thousands)	Westrock Private Warrants
Fair value as of January 1, 2022	$—
Assumption of warrants	11,618
Change in fair value	2,590
Fair value as of September 30, 2022	$14,208

The following table summarizes the fair value of financial instruments at December 31, 2021:
	December 31, 2021
(Thousands)	Level 1	Level 2	Level 3	Total
Assets:
Green coffee associated with forward contracts	$—	$47,845	$—	$47,845
Coffee futures contracts	172	—	—	172
Forward purchase and sales contracts	—	13,593	—	13,593
Coffee options	—	—	—	—
Total	$172	$61,438	$—	$61,610
Liabilities:
Forward purchase and sales contracts	$—	$14,021	$—	$14,021
Total	$—	$14,021	$—	$14,021
Coffee futures contracts and coffee options are valued based on quoted market prices. The estimated fair value for green coffee inventories associated with forward contracts and forward sales and purchase contracts are based on exchange-quoted prices, adjusted for differences in origin, quantity, quality, and future delivery period, as the exchange quoted prices represent standardized terms for the commodity. These adjustments are generally determined using broker or dealer quotes or based upon observable market transactions. As a result, green coffee associated with forward contracts and forward sales and purchase contracts are classified within Level 2 of the fair value hierarchy.
Westrock Public Warrants are valued based on their quoted market price of $1.45 per warrant as of September 30, 2022. Westrock Private Warrants price of $1.92 per warrant are valued using a binomial lattice valuation model, which is considered to be a Level 3 fair value measurement. The primary unobservable inputs were as follows:
September 30, 2022
Stock price	$10.33
Exercise price	11.50
Expected term (years)	5.00
Expected volatility	16.50%
Risk-free rate of return	4.03%
Dividend yield	0.00%
Financial instruments consist primarily of cash, accounts receivable, accounts payable, and long-term debt. The carrying amount of cash, accounts receivable and accounts payable was estimated by management to approximate fair value due to the relatively short period of time to maturity for those instruments. On August 29, 2022, the Company entered into the Credit Agreement, which includes the Term Loan Facility and the Revolving Credit Facility. The Term Loan Facility and the Revolving Credit Facility are carried on the Condensed Consolidated Balance Sheets at amortized cost. In November 2021, we amended our Prior Term Loan Agreement and our Prior ABL Credit Agreement, which comprised our material long-term debt obligations at December 31, 2021. As there was no re-pricing of those obligations in connection with the amendments, the carrying amount of these obligations was estimated by management to approximate fair value as of December 31, 2021. The Prior Term Loan Facility and the Prior ABL Facility were carried on the Condensed Consolidated Balance Sheets at amortized cost. The fair value of the Term Loan Facility, Revolving Credit Facility, Prior Term Loan Facility and the Prior ABL Facility was determined based on Level 2 inputs under the fair value hierarchy.
Non-financial assets and liabilities, including property, plant and equipment, goodwill, and intangible assets are measured at fair value on a non-recurring basis. No events occurred during the three or nine months ended September 30, 2022 and 2021, requiring these non-financial assets and liabilities to be subsequently recognized at fair value.

Note 15.   Accumulated Other Comprehensive Income
Changes in accumulated other comprehensive loss, net of tax by component is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2022	2021	2022	2021
Cash flow hedge changes in fair value gain (loss):
Balance at beginning of period	$4,474	$7,091	$11,759	$3,581
Other comprehensive income (loss) before reclassifications	555	4,824	(2,245)	11,369
Amounts reclassified from accumulated comprehensive income	(4,267)	(1,680)	(11,098)	(3,580)
Tax effect	910	(772)	3,256	(1,907)
Net other comprehensive income	1,672	9,463	1,672	9,463
Less: Other comprehensive income attributable to noncontrolling interests	—	—	—	—
Balance at end of period	1,672	9,463	1,672	9,463
Foreign currency translation gain
Balance at beginning of period	250	174	259	239
Other comprehensive income (loss) before reclassifications	1	67	(8)	2
Amounts reclassified from accumulated comprehensive income	—	—	—	—
Tax effect	—	—	—	—
Net other comprehensive income	251	241	251	241
Less: Other comprehensive income attributable to noncontrolling interests	—	—	—	—
Balance at end of period	251	241	251	241
Accumulated other comprehensive income at end of period	$1,923	$9,704	$1,923	$9,704
Note 16.   Equity-Based Compensation
In August 2022, the Company’s Board of Directors adopted the Westrock Coffee Company 2022 Equity Incentive Plan (“2022 Equity Plan”), which is administered by the Compensation Committee of the Board of Directors. Awards issuable under the 2022 Equity Plan include restricted stock, restricted stock units, incentive stock options, “non-qualified” stock options, stock appreciation rights and performance shares.
Restricted Stock Unit Awards
During the quarter ended September 30, 2022, the Company granted 1.1 million restricted stock units (“RSUs”) to employees, which had a grant date fair value of $12.8 million. We calculate the grant date fair value of non-vested RSUs using the closing price of the Company’s Common Shares on the day of the grant. The RSUs are amortized on a straight-line basis to expense over the vesting period, which is generally three years. As of September 30, 2022, there were 3.5 million shares available for future issuance under the 2022 Equity Plan.

The following table sets forth the number of unvested RSUs and the weighted-average fair value of these awards at the date of grant.
	Units	Average Fair Market Value
Outstanding at December 31, 2021	—	$—
Granted	1,109,000	$11.51
Forfeited	(4,000)	$11.51
Vested	—	$—
Outstanding at September 30, 2022	1,105,000	$11.51
Furthermore, in August 2022, in connection with the Transaction, unit option awards issued under the Company’s 2020 Unit Option Incentive Plan, were equitably converted in accordance with the terms of the 2020 Unit Option Incentive Plan and the Transaction Agreement. Each outstanding option to purchase units of Westrock Coffee Holdings, LLC, whether vested or unvested, was converted into an option to purchase Common Shares based on an exchange ratio (the “Exchange Ratio”) defined in the Transaction Agreement. The per unit exercise price of unit options was converted to a per share exercise price based on the Exchange Ratio, and with respect to performance-based options, such options converted into performance-based options to purchase Common Shares that vest once the simple average of the daily volume weighted average price per share of Common Shares for 10 trading days in any consecutive 30-day period is $18.50 per share. These changes were deemed to be Type I modifications under ASC 718, Compensation — Stock Compensation; however, these modifications did not result in any additional compensation expense to be recognized by the Company.
Note 17.   Earnings per Share
Prior to the Conversion, the Company’s ownership interests consisted of two classes of equity units, referred to as Common Units and Common Equivalent Preferred Units (“CEP Units”), which have been retroactively restated as shares reflecting the conversion ratios discussed in Note 4.
Our Series A Preferred Shares and RSUs issued under our 2022 Equity Incentive Plan are considered participating securities as they receive non-forfeitable rights to dividends at the same rate as Common Shares. As participating securities, we include these instruments in the computation of earnings per share under the two-class method described in ASC 260, Earnings per Share.
Prior to the Conversion, the dilutive effect of CEP Units is calculated by using the “if-converted” method. This assumes an add-back of dividends on the CEP Units to net income attributable to unitholders as if the securities were converted to common shares at the beginning of the reporting period (or at the time of issuance, if later), and the resulting common shares are included in the number of weighted-average units outstanding.
The dilutive effect of time-based option awards and RSUs is calculated using the treasury stock method, while performance-based awards are treated as contingently issuable.
We have excluded from the computation of diluted shares the effect of Warrants, time-based options awards and RSUs because their inclusion would have an anti-dilutive effect due to our reported net loss. We had 19.9 million warrants, 1.6 million time-based options awards, and 1.1 million RSUs outstanding at September 30, 2022, and 15.3 million, 9.1 million and 222.2 million unit options, restricted Common Units, and CEP Units outstanding, respectively, at September 30, 2021, which if converted into common shares would yield 1.6 million, 1.0 million, and 23.3 million common shares, respectively.

The following table sets forth the computation of basic and diluted earnings per share under the two-class method.
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands, except per unit data)	2022	2021	2022	2021
Basic Earnings per Common Share
Numerator:
Net loss attributable to common shareholders	$(20,246)	$(10,096)	$(44,717)	$(34,472)
Denominator:
Basic weighted-average common shares outstanding	49,795	34,523	39,819	34,455
Basic Loss per common share	$(0.41)	$(0.29)	$(1.12)	$(1.00)
Diluted Earnings per Common Share
Numerator:
Net loss attributable to common shareholders	$(20,246)	$(10,096)	$(44,717)	$(34,472)
Impact of non-participating securities	—	—	—	—
Net loss attributable to common shareholders – diluted	$(20,246)	$(10,096)	$(44,717)	$(34,472)
Denominator:
Basic weighted-average common shares outstanding	49,795	34,523	39,819	34,455
Impact of dilutive non-participating securities	—	—	—	—
Impact of if-converted securities	—	—	—	—
Weighted-average shares for dilutive earnings per common share	49,795	34,523	39,819	34,455
Dilutive loss per common share	$(0.41)	$(0.29)	$(1.12)	$(1.00)
Note 18.   Segment Information
Management, including our chief executive officer, who is our chief operating decision maker, manages our business in two operating segments.
Beverage Solutions:   Through this segment, we combine our product innovation and customer insights to provide value-added beverage solutions, including coffee, tea, juices, flavors, extracts and ingredients. We provide products in a variety of packaging, including branded and private label coffee in bags, fractional packs, and single serve cups, as well as extract solutions to be used in products such as cold brew and ready-to-drink offerings. Currently we serve customers in the United States, Europe and Asia, through the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries.
Sustainable Sourcing & Traceability:   Through this segment, we utilize our proprietary technology and digitally traceable supply chain to directly impact and improve the lives of our farming partners, tangible economic empowerment and an emphasis on environmental accountability and farmer literacy. Revenues primarily relate to the physical delivery and settlement of forward sales contracts for green coffee.
Management evaluates the performance of each segment using Adjusted EBITDA, which is a segment performance measure we define as net income determined in accordance with GAAP, before interest expense, provision for income taxes, depreciation and amortization, equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, transaction and integrations costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc. (“S&D”), impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write-off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented).

Selected financial data related to our segments is presented below:
	Three Months Ended September 30, 2022
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues	Total of Reportable Segments
Net sales	$173,486	$62,809	$(5,987)	$230,308
Adjusted EBITDA	15,885	2,028	n/a	17,913
Less:
Interest expense				13,404
Income tax benefit				(428)
Depreciation and amortization				5,816
Acquisition, restructuring and integration expense				3,959
Change in fair value of warrants				5,215
Management and consulting fees (S&D Coffee, Inc. acquisition)				834
Equity-based compensation				705
Mark-to-market adjustments				543
Loss on disposal of property, plant and equipment				459
Other				424
Net loss				$(13,018)
Total assets	638,160	111,928	n/a	750,088
	Three Months Ended September 30, 2021
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues	Total of Reportable Segments
Net sales	$138,838	$47,529	$(5,090)	$181,277
Adjusted EBITDA	11,462	2,017	n/a	13,479
Less:
Interest expense				8,614
Income tax benefit				(796)
Depreciation and amortization				6,072
Acquisition, restructuring and integration expense				1,829
Management and consulting fees (S&D Coffee, Inc. acquisition)				1,591
Equity-based compensation				306
Mark-to-market adjustments				(4)
Gain on disposal of property, plant and equipment				(390)
Other				147
Net loss				$(3,890)
Total assets	497,219	85,275	n/a	582,494

	Nine Months Ended September 30, 2022
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues	Total of Reportable Segments
Net sales	$492,712	$169,041	$(21,604)	$640,149
Adjusted EBITDA	38,776	3,824	n/a	42,600
Less:
Interest expense				30,265
Income tax benefit				(3,511)
Depreciation and amortization				17,782
Acquisition, restructuring and integration expense				8,746
Change in fair value of warrants				5,215
Management and consulting fees (S&D Coffee, Inc. acquisition)				3,035
Equity-based compensation				1,184
Mark-to-market adjustments				793
Loss on disposal of property, plant and equipment				748
Other				1,885
Net loss				$(23,542)
Total assets	638,160	111,928	n/a	750,088
	Nine Months Ended September 30, 2021
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues	Total of Reportable Segments
Net sales	$400,506	$121,550	$(14,304)	$507,752
Adjusted EBITDA	29,924	3,047	n/a	32,971
Less:
Interest expense				24,283
Income tax benefit				(2,239)
Depreciation and amortization				18,386
Acquisition, restructuring and integration expense				3,772
Management and consulting fees (S&D Coffee, Inc. acquisition)				4,791
Equity-based compensation				918
Mark-to-market adjustments				(1,979)
Gain on disposal of property, plant and equipment				(147)
Other				1,268
Net loss				$(16,082)
Total assets	497,219	85,275	n/a	582,494

The following table presents net sales information by geographic area. Net sales are attributed to countries based on the customer invoice location.
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2022	2021	2022	2021
United States	$181,789	$146,642	$515,742	$423,524
All other countries	48,519	34,635	124,407	84,228
Net sales	$230,308	$181,277	$640,149	$507,752
Note 19.   Commitments and Contingencies
We are subject to various claims and legal proceedings with respect to matters such as governmental regulations, and other actions arising out of the ordinary course of business. Management believes that the resolution of these matters will not have a material adverse effect on our financial position, results of operations, or cash flow.
We have future purchase obligations of $284.6 million as of September 30, 2022 that consist of commitments for the purchase of inventory over the next 12 months. These obligations represent the minimum contractual obligations expected under the normal course of business.
Note 20.   Related Party Transactions
The Company transacts with certain entities or persons that have ownership in the Company, and/or for which our co-founder and Chief Executive Officer Scott Ford, our co-founder and Chairman, Joe Ford, or close family members of the Fords, have ownership interests in. As such, these persons and entities are deemed related parties.
In connection with the acquisition of S&D on February 28, 2020, certain affiliates of BBH were issued equity of the Company at which time BBH became a related party.
The consolidated financial statements reflect the following transactions with related parties:
(Thousands)	September 30, 2022	December 31, 2021
Short-term related party debt:
Brown Brothers Harriman(1)	$—	$34,199
Subordinated related party debt:
Wooster Capital(2)	—	9,800
Jo Ellen Ford(1)	—	3,500
Total	$—	$13,300
	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2022	2021	2022	2021
Interest expense, net:
Brown Brothers Harriman(1)	—	358	541	936
Wooster Capital(2)	207	152	503	449
Jo Ellen Ford(1)	33	54	139	160
Westrock Finance, LLC(2)	—	98	—	290
Total	$240	$662	$1,183	$1,835

(1)
Related through common ownership

(2)
Related through common ownership and management

In connection with the acquisition of S&D in February 2020, the Company entered into a Management Services Agreement with Westrock Group, LLC (“Westrock Group”), which expires February 2023. Under the terms of the agreement Westrock Group will be paid $10.0 million in return for financial, managerial, operational, and strategic services. The associated expense is recorded within selling, general and administrative expense in our Condensed Consolidated Statements of Operations. The Company recognized $0.8 million and $2.5 million of such expenses during the three and nine months ended, respectively, for both September 30, 2022 and 2021. In addition, the Company reimburses Westrock Group for the usage of a corporate aircraft, and its portion of shared office space. For the three and nine months ended September 30, 2022, the Company incurred expenses of $0.3 million and $1.0 million, respectively, for such items, which are recorded in selling, general and administrative expenses on our Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2021, the Company incurred expenses of $0.2 million and $0.5 million, respectively, for such items. At September 30, 2022 and December 31, 2021, we had payables to Westrock Group of $0.1 million and $0.2 million, respectively, reported within accrued expenses and other current liabilities on our Condensed Consolidated Balance Sheets.
Note 21.   Subsequent Events
On November 14, 2022, Westrock Beverage Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, acquired one hundred percent (100%) of the equity securities of Kohana Coffee, LLC (“Kohana Coffee”), a Texas limited liability company. Kohana Coffee is an extract and ready-to-drink focused business, based in Richmond, California, serving customers in the retail and CPG industries. Aggregate consideration paid for Kohana Coffee included 1,852,608 shares of common stock of the Company, par value $0.01 per share, and approximately $15.5 million in cash, subject to customary adjustments.
We expect the business combination to be accounted for using the acquisition method of accounting under ASC 805. However, due to the timing of the acquisition subsequent to our September 30, 2022 reporting date, the initial accounting, including the allocation of purchase price and related supplemental pro forma information, is incomplete as of the filing date. As a result, applicable disclosures related to the acquisition of Kohana Coffee are not included herein.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Westrock Coffee Company
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Westrock Coffee Holdings, LLC and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, of comprehensive loss, of shareholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Note 3 to the consolidated financial statements, the Company changed the manner in which it accounts for goodwill in 2020.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 11, 2022, except for the revenue by geographic location in Note 18, as to which the date is July 15, 2022, and except for the effects of the common unit conversion discussed in Note 2, as to which the date is November 18, 2022
We have served as the Company’s auditor since 2020.

WESTROCK COFFEE HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(Thousands, except unit values)	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$19,344	$16,890
Restricted cash	3,526	1,762
Accounts receivable, net of allowance for credit losses of $3,749 at December 31, 2021 and $3,977 at December 31, 2020	85,795	66,154
Inventories	109,166	84,377
Derivative assets, net	13,765	12,263
Prepaid expenses and other current assets	6,410	5,760
Total current assets	238,006	187,206
Property, plant and equipment, net	127,613	126,274
Goodwill	97,053	97,053
Intangible assets, net	125,914	132,339
Other long-term assets	4,434	5,268
Total Assets	$593,020	$548,140
LIABILITIES, REDEEMABLE UNITS, AND SHAREHOLDERS’ DEFICIT
Current maturities of long-term debt	$8,735	$6,108
Short-term debt	4,510	6,447
Short-term related party debt	34,199	26,316
Accounts payable	80,405	63,517
Derivative liabilities, net	14,021	3,397
Accrued expenses and other current liabilities	26,370	23,509
Total current liabilities	168,240	129,294
Long-term debt, net	277,064	271,263
Subordinated related party debt	13,300	17,580
Deferred income taxes	25,515	26,312
Other long-term liabilities	3,028	2,769
Total liabilities	487,147	447,218
Commitments and contingencies (Note 19)
Series A Redeemable Common Equivalent Preferred Units: $0 par value, 222,150,000 units authorized, issued and outstanding	264,729	240,663
Series B Redeemable Common Equivalent Preferred Units: $0 par value, 17,000,000 units authorized, issued and outstanding	17,142	—
Shareholders’ Deficit(1)
Common shares: $0.01 par value 39,389,219 units authorized; 34,523,284 shares and 34,202,287 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	345	342
Additional paid-in capital	60,628	59,570
Accumulated deficit	(251,725)	(205,570)
Accumulated other comprehensive income	12,018	3,820
Total shareholders’ deficit attributable to Westrock Coffee Holdings, LLC	(178,734)	(141,838)
Noncontrolling interest	2,736	2,097
Total shareholders’ deficit	(175,998)	(139,741)
Total Liabilities, Redeemable Units and Shareholders’ Deficit	$593,020	$548,140

(1)
Retroactively restated for de-SPAC merger transaction as described in Note 2.

The accompanying notes are an integral part of these consolidated financial statements.

WESTROCK COFFEE HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands, except per unit data)	Year Ended December 31, 2021	Year Ended December 31, 2020
Revenues, net:
Product revenues	$551,013	$424,906
Forward contract and other revenues	147,131	125,940
Total revenues, net	698,144	550,846
Costs of sales:
Product costs of sales	423,314	330,310
Forward contract and other costs of sales	129,407	113,334
Total costs of sales	552,721	443,644
Gross profit	145,423	107,202
Selling, general and administrative expense	128,506	115,648
Acquisition, restructuring and integration expense	8,835	22,355
Impairment charges	—	82,083
Loss on disposal of property, plant and equipment	243	7,750
Total operating expenses	137,584	227,836
Income (loss) from operations	7,839	(120,634)
Other (income) expense, net	(34)	547
Interest expense	32,549	25,229
Loss before income taxes	(24,676)	(146,410)
Income tax benefit	(3,368)	(17,545)
Net loss	$(21,308)	$(128,865)
Net income attributable to noncontrolling interest	639	306
Net loss attributable to shareholders	(21,947)	(129,171)
Accumulating preferred dividends	(24,208)	(18,513)
Net loss attributable to common shareholders	$(46,155)	$(147,684)
(Loss) earnings per common share(1):
Basic	$(1.34)	$(4.32)
Diluted	$(1.34)	$(4.32)
Weighted-average number of shares outstanding(1)
Basic	34,472	34,202
Diluted	34,472	34,202

(1)
Retroactively restated for de-SPAC merger transaction as described in Note 2.

The accompanying notes are an integral part of these consolidated financial statements.

WESTROCK COFFEE HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Net loss	$(21,308)	$(128,865)
Other comprehensive income, net of tax:
Unrealized gain on derivative instruments	8,178	3,581
Foreign currency translation adjustment	20	239
Total other comprehensive income	8,198	3,820
Comprehensive loss	(13,110)	(125,045)
Comprehensive income attributable to noncontrolling interests	639	306
Comprehensive loss attributable to shareholders	(13,749)	(125,351)
Accumulating preferred dividends	(24,208)	(18,513)
Comprehensive loss attributable to common shareholders	$(37,957)	$(143,864)
The accompanying notes are an integral part of these consolidated financial statements.

WESTROCK COFFEE HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT(1)
	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Non- Controlling Interest	Total Deficit
(Thousands)	Shares	Amount
Balance at December 31, 2019	34,202	$342	$58,017	$(64,512)	$—	$1,791	$(4,362)
Change in accounting principle (Note 3)	—	—	—	6,626	—	—	6,626
2020 Activity:
Net income (loss)	—	—	—	(129,171)	—	306	(128,865)
Other comprehensive income	—	—	—	—	3,820	—	3,820
Equity-based compensation	—	—	1,553	—	—	—	1,553
Accumulating preferred dividends	—	—	—	(18,513)	—	—	(18,513)
Balance at December 31, 2020	34,202	$342	$59,570	$(205,570)	$3,820	$2,097	$(139,741)
2021 Activity:
Net income (loss)	—	—	—	(21,947)	—	639	(21,308)
Other comprehensive income	—	—	—	—	8,198	—	8,198
Equity-based compensation	321	3	1,220	—	—	—	1,223
Net unit settlement	—	—	(162)	—	—	—	(162)
Accumulating preferred dividends	—	—	—	(24,208)	—	—	(24,208)
Balance at December 31, 2021	34,523	$345	$60,628	$(251,725)	$12,018	$2,736	$(175,998)

(1)
Retroactively restated for de-SPAC merger transaction as described in Note 2.

The accompanying notes are an integral part of these consolidated financial statements.

WESTROCK COFFEE HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Cash flows from operating activities:
Net loss	$(21,308)	$(128,865)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,501	23,838
Impairment charges	—	82,083
Equity-based compensation	1,223	1,553
Paid-in-Kind interest added to debt principal	1,777	790
Allowance for credit losses	439	4,452
Amortization of deferred financing fees included in interest expense	1,840	1,266
Inventory write-offs	—	5,432
Loss on disposal of property, plant and equipment	243	7,750
Mark-to-market adjustments	(3,585)	(217)
Foreign currency transactions	492	498
Change in deferred income taxes	(3,433)	(18,256)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(20,102)	965
Inventories	(16,543)	16,869
Derivative assets and liabilities	14,860	1,463
Prepaid expense and other assets	(401)	(351)
Accounts payable	18,724	(32,146)
Accrued liabilities and other	3,150	19,426
Net cash provided by (used in) operating activities	2,877	(13,450)
Cash flows from investing activities:
Additions to property and equipment	(25,115)	(19,472)
Additions to intangible assets	(321)	—
Proceeds from sale of property and equipment	2,789	987
Acquisition of S&D Coffee Inc., net of cash acquired	—	(393,337)
Net cash used in investing activities	(22,647)	(411,822)
Cash flows from financing activities:
Payments on debt	(111,313)	(122,018)
Proceeds from debt	119,740	352,968
Payment of debt issuance costs	(1,426)	(8,229)
Principal payments on capital leases	—	(2,292)
Net unit settlement	(162)	—
Proceeds from the issuance of common equivalent preferred units	17,000	222,150
Net cash provided by financing activities	23,839	442,579
Effect of exchange rate changes on cash	149	(38)
Net increase in cash and cash equivalents and restricted cash	4,218	17,269
Cash and cash equivalents and restricted cash at beginning of period	18,652	1,383
Cash and cash equivalents and restricted cash at end of period	$22,870	$18,652
Supplemental non-cash investing and financing activities:
Property, plant and equipment acquired but not yet paid	$184	$2,020
Accumulating preferred dividends	$24,208	$18,513
Supplemental cash flow information:
Cash paid for interest	$28,496	$20,789
Cash paid for income taxes, net	$1,409	$98
The accompanying notes are an integral part of these consolidated financial statements.

Note 1. Organization and Description of Business
Westrock Coffee Holdings, LLC (the “Company,” “Westrock,” “we,” “us,” or “our), a Delaware limited liability company is a leading integrated coffee, tea, flavors and extracts and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial accounts, and hospitality industries around the world.
The Company operates seven manufacturing facilities, three of which are located in Concord, North Carolina, two in North Little Rock, Arkansas, one in Kigali, Rwanda, and one in Johor Bahru, Malaysia.
Prior to February 28, 2020, the Westrock business was operated under a holding company, Westrock Coffee Company, LLC, an Arkansas limited liability company (“Legacy Westrock”). On January 29, 2020, in connection with the pending acquisition of S&D Coffee, Inc. the Company formed Westrock Coffee Company, a Delaware limited liability company (“WCC”) as a subsidiary of the Company. On February 28, 2020, the Company engaged in a group corporate reorganization in which the owners of Legacy Westrock contributed their equity interests to the Company in exchange for equity in the Company and new unitholders contributed cash to the Company in exchange for equity in the Company. As part of this reorganization, the ownership of Westrock Coffee Roasting LLC, a legacy operating subsidiary, was transferred to WCC, Legacy Westrock was merged into Westrock Coffee Roasting, LLC, and ownership of Westrock Coffee International, LLC, the Company’s other legacy operating subsidiary that is the parent entity of our international operations, was transferred to the Company. Following these reorganization transactions, the Company became the ultimate parent of the Company’s subsidiaries and WCC acquired S&D Coffee Inc. (“S&D”) (see Note 5) and entered into new debt arrangements (see Note 13).
Based on an assessment of the ownership and control of the Company both prior to and after the reorganization, the reorganization was accounted for as a transaction under common control. As a result, the assets and liabilities of the transferred entities were recognized at their carrying amounts at the date of transfer. In addition, the reorganization has been treated with retrospective application as of the beginning of the reporting period.
Note 2. Basis of Presentation and Consolidation
The Consolidated Financial Statements include the activities of the Company and its wholly owned and/or controlled subsidiaries. All material intercompany balances and transactions have been eliminated. The Consolidated Financial Statements include the results of S&D from the date of acquisition (see Note 5).
The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) using the U.S. dollar as the reporting currency.
Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported financial position, results of operations, or cash flows.
Going Concern
In accordance with Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about and Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its obligations as they become due within one year after the date that the financial statements are available to be issued. As of the date of the issuance of these financial statements, the Company believes that its projected cash flow from operations, existing cash ($19.0 million as of February 28, 2022) and available borrowings from its asset-based lending facility will be sufficient to fund operations for at least the next twelve months. The Company is dependent on its ability to generate cash flows from operations to finance its operations, service its debt requirements, maintain compliance with its covenants, and to fund capital requirements. If the Company is not able to generate sufficient cash flows from operations or is not able to maintain compliance with its financial covenants (see Note 13), management will use its best efforts to raise additional capital or negotiate with its lenders to modify its covenants. As management’s ability to raise capital or amend its financial covenants cannot be assured, management has committed to delay growth capital expenditures and/or reduce operating expenses, as necessary, in order to have adequate liquidity and to remain in compliance with its debt covenants. The accompanying Consolidated Financial Statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business.
Common Unit Conversion
On August 26, 2022 (the “Closing Date”), pursuant to the terms of the Transaction Agreement, dated April 4, 2022, by and among the Company, Riverview Acquisition Corp., a special purpose acquisition vehicle and a Delaware corporation (“Riverview”), Origin Merger Sub I, Inc. (“Merger Sub I”), and Origin Merger Sub II, LLC (“Merger Sub II”) (as amended, modified or supplemented, the “Transaction Agreement”), the Company completed its de-SPAC merger transaction with Riverview (the “Transaction”). In connection with the closing of the Transaction (the “Closing”), the Company converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”) and changed its corporate name from “Westrock Coffee Holdings, LLC” (the “Converting Company”) to “Westrock Coffee Company” (the “Converted Company”).
Pursuant to the Transaction Agreement, (a) each issued and outstanding common unit of the Converting Company (“Common Units”) was automatically converted into 0.1049203474320 shares of common stock, par value $0.01 per share, of the Converted Company (each such share, a “Common Share”), (b) each issued and outstanding common equivalent preferred unit (see Note 6) of the Converting Company (the “Common Equivalent Preferred Units”) for which the holder had not elected to convert such unit into shares of Series A convertible preferred stock, par value $0.01 per share, of the Converted Company (the “Series A Preferred Shares”), automatically converted into 0.1086138208640 Common Shares if such Common Equivalent Preferred Unit was designated a Series A Common Equivalent Preferred Unit or 0.1049203474320 Common Shares if such Preferred Unit was designated a Series B Common Equivalent Preferred Unit and (c) each outstanding Common Equivalent Preferred Unit for which the holder thereof had made an election to convert such unit into Series A Preferred Shares, converted into 0.1086138208740 Series A Preferred Shares if such Common Equivalent Preferred Unit was designated a Series A Common Equivalent Preferred Unit or 0.0919280171940 Series A Preferred Shares if such Common Equivalent Preferred Unit was designated a Series B Common Equivalent Preferred Unit.
For the periods prior to the Closing, the number of outstanding units, weighted average number of outstanding units, loss per common unit, equity-based compensation and other financial amounts previously expressed on the basis of Common Units have been retroactively restated on the basis of Common Shares reflecting the common unit conversion ratio, as described above.
Note 3. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements, in accordance with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the consolidated financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying consolidated financial statements.
Change in Accounting Principle
In 2021, the Company elected to change its accounting principle for goodwill by unwinding its previous election of applying the private company alternative accounting for the subsequent measurement of goodwill and apply Accounting Standards Codification (“ASC”) 350-20, Intangibles — Goodwill and Other. The private company alternative permits companies to amortize goodwill and to test goodwill for an impairment at an enterprise level. The Company applied ASC 350 retrospectively beginning January 1, 2020, which resulted in the Company unwinding the accumulated amortization of goodwill recognized through January 1, 2020 of $6.6 million. Accordingly, this change resulted in an increase in goodwill and a decrease in accumulated deficit of $6.6 million as of January 1, 2020. The impact to the Consolidated Statement of Operations for the year ended December 31, 2020 was the reversal of $14.6 million of goodwill amortization previously recognized in selling, general and administrative expenses and the recognition of a goodwill impairment charge of $76.9 million (see Notes 3 and Note 10), the net of which resulted in a $62.2 million and $63.2 million increase to loss before income taxes and net loss, respectively.
Cash and Cash Equivalents
Cash and cash equivalents include all highly liquid investments with original maturities not exceeding three months at the time of purchase. The fair values of our cash and cash equivalents approximate the amounts shown on our Consolidated Balance Sheets due to their short-term nature.
Restricted Cash
Restricted cash represents cash maintained in margin accounts in accordance with futures market and broker regulations. In accordance with the Company’s accounting a policy, the Company does not offset the value of its derivative assets by the amount of cash held in margin accounts (see Note 20).
The total cash and cash equivalents and restricted cash presented on the Consolidated Statements of Cash flows is as follows:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Cash and cash equivalents	$19,344	$16,890
Restricted cash	3,526	1,762
Total	$22,870	$18,652
Accounts Receivable and Allowance for Credit Losses
Accounts receivable consists principally of amounts billed and currently due from customers and are generally unsecured and due within 30 to 60 days. A portion of our accounts receivable is not expected to be collected due to non-payment, bankruptcies and deductions. Our accounting policy for the allowance for credit losses requires us to reserve an amount based on the evaluation of the aging of accounts receivable, detailed analysis of high-risk customers’ accounts, and the overall market and economic conditions of our customers. This evaluation considers the customer demographic, such as large commercial customers as compared to small businesses or individual customers. We consider our accounts receivable delinquent or past due based on payment terms established with each customer. Accounts receivable are written off when the account is determined to be uncollectible.
Activity in the allowance for credit losses was as follows:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Balance at beginning of period	$3,977	$606
Charged to selling, general and administrative expense	439	4,452
Write-offs and adjustments	(667)	(1,081)
Total	$3,749	$3,977
Inventories
Inventories are stated at the lower of cost, determined on the first-in, first-out method (“FIFO”), or net realizable value. Finished goods and work-in-process include the inventory costs of raw materials, direct labor and manufacturing overhead costs.
Green coffee associated with our forward contracts is recorded at market price within our Sustainable Sourcing & Traceability segment (Note 18), consistent with our forward purchase contracts recorded at fair value in accordance with ASC 815 Derivatives and Hedging (“ASC 815”). Green coffee is a commodity with quoted market prices in active markets and may be sold without significant further processing. We estimate the fair value of green coffee based on the quoted market price at the end of each reporting period, with changes in fair value being reported as a component of forward contract and other cost of sales in our Consolidated Statements of Operations.
As a result of the closure of the acquired S&D Direct-Store-Delivery business in June 2020, as described in Intangible Assets below, we wrote-off $5.4 million of inventory during the year ended December 31, 2020.
Property, Plant and Equipment
Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is allocated between cost of sales and selling, general and administrative expenses and is determined using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the remaining life of the lease or useful life of the asset, whichever is shorter. Maintenance and repairs are charged to operating expense when incurred.
As part of normal business operations, we identify long-lived assets that are no longer productive and dispose of them. Gains and losses on disposals of assets are presented separately in our Consolidated Statements of Operations as part of operating expenses. We recognized a loss on disposal of property, plant and equipment of $7.8 million for the year ended December 31, 2020, of which, approximately $5.8 million related to the equipment associated with the acquired S&D Direct-Store-Delivery business in June 2020, as described in Intangible Assets below.
Goodwill
Goodwill represents the excess purchase price of acquired businesses over the fair value of the net assets acquired. Goodwill is reviewed for impairment at least annually. In accordance with ASC 350, we evaluate goodwill for impairment between annual impairment tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Application of the goodwill impairment test requires significant judgment, including the identification of reporting units; assignment of assets and liabilities to reporting units; and assignment of goodwill to reporting units. Unless circumstances otherwise dictate, the annual impairment test is performed as of October 1.
We estimate the fair value of our reporting units using a combination of an income approach based on the present value of estimated future cash flows, and a market approach based on market data of comparable businesses and acquisitions multiples paid in recent transactions. We evaluate the appropriateness of each valuation methodology in determining the weighting applied to each in the determination of the concluded fair value. If the carrying value of a reporting unit’s net assets is less than its fair value, no indication of impairment exists. If the carrying amount of the reporting unit is greater than the fair value of the reporting unit, an impairment loss must be recognized for the excess and recorded in the Consolidated Statements of Operations not to exceed the carrying value of goodwill.
During the year ended December 31, 2020, due to the negative economic impacts that COVID-19 had on our business, we determined it was more-likely-than-not that the estimated fair value of our goodwill reporting units was less than its carrying value. Accordingly, we performed a quantitative assessment to determine whether a goodwill impairment existed during the second quarter of 2020. The discounted cash flow model reflects our assumptions regarding revenue growth rates, including estimated implications of COVID-19 to our revenues, cost structure, economic and market trends and other expectations around the anticipated operating results of our business. We discounted the estimated cash flows for the entity using rates that represent a market participant’s weighted average cost of capital commensurate with the underlying business operations. The market approach develops an indication of fair value by calculating average market pricing multiples of revenues and EBITDA for selected peer publicly-traded companies, as well as multiples for relevant transactions that have taken place. As a result of changes in consumer behaviors caused by mitigation strategies enacted to combat the spread of COVID-19, we experienced a decrease in the demand for our products, which resulted in an impairment charge of $76.9 million in our Beverage Solutions segment in the second quarter of 2020.
Fair value determinations of the business require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for the purposes of the quantitative goodwill impairment test proves to be an accurate prediction of future results. Key assumptions include our expected revenue and expense growth rates, levels of capital expenditures, and cost of capital. In determining these assumptions, we considered our ability to execute on our plans, future economic conditions, interest rates, and other market data. Many factors are outside the control of management, and these assumptions and estimates may change in future periods. Small changes in these assumptions or estimates could materially affect our cash flow projections; and therefore, could affect the likelihood and amount of potential impairment in future periods. Accordingly, if our current cash flow assumptions are not realized, it is possible that an impairment charge may be recorded in the future.
For the years ended December 31, 2021 and 2020, no impairment charges were recognized as a result of our annual impairment test completed during the fourth quarter of each year.
Impairment of Property, Plant and Equipment
We review our property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset group may not be recoverable from future, undiscounted net cash flows expected to be generated by the asset group, which are consistent with the Company’s goodwill reporting units. If the asset group is not fully recoverable, an impairment loss would be recognized for the difference between the carrying value of the asset group and its estimated fair value. We reviewed property, plant and equipment for impairment in connection with our interim goodwill impairment analysis during the second quarter of 2020. For the years ended December 31, 2021 and 2020, there were no events or changes in circumstances indicating that the carrying amount of any of our asset groups were not recoverable from future undiscounted cash flows we expect the asset groups to generate, and no impairment losses were recognized.
Intangible Assets
As of December 31, 2021, our intangible assets subject to amortization, net of accumulated amortization were $125.9 million. Intangible assets are amortized on a straight-line basis over their remaining useful lives. The useful life for the customer relationship intangible assets acquired in our acquisitions was determined to be the expected remaining life of those relationships on a basis that reflects the pattern of realization. Other intangible assets are amortized over their expected recovery periods.
Finite-lived intangible assets are tested for impairment with the applicable asset group and evaluated for impairment along with property, plant and equipment. For the years ended December 31, 2021 and 2020, no impairment losses were recognized related to intangible assets subject to amortization.
Following the acquisition of S&D, and due to the implications of COVID-19 and its related impacts to our distribution operations, we assessed the acquired S&D Direct-Store-Delivery (“DSD”) distribution business and determined to close the DSD distribution business in June 2020. As a result of exiting the business and loss of projected revenues that supported the acquired S&D trademark, we fully impaired the associated acquired trademark and recorded a non-cash impairment charge of $5.2 million for the year ended December 31, 2020.
Debt Costs
Debt financing fees consist primarily of loan origination fees and restructuring fees incurred in connection with our asset-based lending facility, term loan, and international entity borrowings (see Note 13). Fees related to the issuance of long-term debt are capitalized and amortized to interest expense over the term of the debt using the straight-line method, which approximates the effective interest method. The unamortized amount is presented as a reduction of long-term debt on the Consolidated Balance Sheets. Fees related to the ABL Facility refinancing are amortized using the straight-line method and are included in other long-term assets, net in the accompanying Consolidated Balance Sheets. Amortization of deferred debt issuance costs are included in interest expense in the Consolidated Statements of Operations.
Derivatives
We use derivative financial instruments to manage our exposure to movements in certain commodity prices, primarily green coffee. All derivative instruments are valued at fair value in the Consolidated Balance Sheets. We do not use derivative instruments for speculative purposes.

For coffee-related derivative instruments designated as cash flow hedges, the change in fair value of the derivative is reported as accumulated other comprehensive income (loss) (“AOCI”) and subsequently reclassified into product costs of sales in the period or periods when the hedged transaction affects earnings. Due to the high degree of effectiveness between the hedging instruments and the underlying exposures being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair values of the cash flows of the underlying exposures being hedged. The changes in fair values of derivatives that were not designated and/or did not qualify as hedging instruments are immediately recognized in earnings. See Note 20.
Revenue Recognition
The Company’s revenues consist of products and services which are accounted for under ASC 606, Revenue from Contracts with Customers, (“ASC 606”) and from commodity contracts that are accounted for under ASC 815 (see Note 4). We recognize revenue, net of sales returns, when ownership passes to customers for products manufactured in our own plants and/or by third parties on our behalf, and when prices to our customers are fixed or determinable and collection is reasonably assured. This may be upon shipment of goods or upon delivery to the customer, depending on contractual terms. Shipping and handling costs paid by the customer to us are included in revenue. Although we occasionally accept returns of products from our customers, historically returns have not been material.
Sales Incentives
We participate in various incentive programs with our customers, including volume-based incentives, contractual rebates and promotional allowances. Volume incentives are based on our customers achieving volume targets for a period of time. Volume incentives and contractual rebates are deducted from revenue and accrued as the incentives are earned and are based on management’s estimate of the total the customer is expected to earn and claim. Promotional allowances are accrued at the time of revenue recognition and are deducted from revenue based on either the volume shipped, or the volume sold at the retailer location, depending on the terms of the allowance. We regularly review customer sales forecasts to ensure volume targets will be met and adjust incentive accruals and revenues accordingly.
Cost of Sales
We record costs associated with the manufacturing of our products in cost of sales. Shipping and handling costs incurred to store, prepare, and move products between production facilities or from production facilities to branch locations or storage facilities are recorded in cost of sales. Shipping and handling costs incurred to deliver products from our locations to the end-user consumer of those products are recorded in selling, general and administrative expense on our Consolidated Statements of Operations. All other costs incurred in shipment of products from our production facilities to customer locations are reflected in cost of sales. Shipping and handling costs included in selling, general and administrative expense were $19.9 million and $15.9 million, for the years ended December 31, 2021 and 2020, respectively. Finished goods inventory costs include the cost of direct labor and materials and the applicable share of overhead expense chargeable to production.
Selling, General and Administrative Expense
We record all other expenses not charged to production as selling, general and administrative expenses, except those meeting the definition of acquisition, restructuring and integration expenses. Advertising costs are expensed at the commencement of an advertising campaign and are recognized as a component of selling, general and administrative expenses. For the years ended December 31, 2021 and 2020, advertising expenses were approximately $2.9 million and $2.7 million, respectively.
Equity-Based Compensation
We have determined that our equity-based awards, which include options and restricted stock awards, qualify as equity classified awards, which are measured based on the fair value of the award on the date of the grant. See Note 7.

Foreign Currency Translation
The functional currency of our Rwandan subsidiary is the Rwandan Franc. All other international subsidiaries of the Company use the U.S. Dollar as their functional currency. The assets and liabilities of non-U.S. active operations are translated to U.S. dollars at the exchange rates in effect at the balance sheet dates. Revenues and expenses are translated using average monthly exchange rates prevailing during the period. The resulting gains or losses are recorded in accumulated other comprehensive income.
Income Taxes
We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amount of assets and liabilities and their respective tax bases, using currently enacted income tax rates. The Company’s foreign subsidiaries file income tax returns and are subject to tax provisions in their respective foreign tax jurisdictions.
A valuation allowance is established to reduce deferred income tax assets if, on the basis of available evidence, it is more likely than not that all or a portion of any deferred tax assets will not be realized. The consideration of available evidence requires significant management judgment including an assessment of the future periods in which the deferred tax assets and liabilities are expected to be realized and projections of future taxable income. Specifically, in assessing the need for a valuation allowance, we consider the reversal of taxable temporary differences, future taxable income, the ability to carryback certain attributes and tax-planning strategies. The ultimate realization of the deferred tax assets, including net operating losses, is dependent upon the generation of future taxable income during the periods prior to their expiration. If our estimates and assumptions about future taxable income are not appropriate, the value of our deferred tax assets may not be recoverable, which may result in an increase to our valuation allowance that will impact current earnings. We re-evaluate our need for a valuation allowance on a quarterly basis.
We account for uncertain tax positions using a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, based on the technical merits. The second step requires management to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. We re-evaluate these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision.
We recognize interest and penalties related to unrecognized tax benefits within the income tax benefit line in the accompanying Consolidated Statements of Operations, and we include accrued interest and penalties within other long-term liabilities in the accompanying Consolidated Balance Sheets.
Business Combinations
The Company accounts for business combinations under the acquisition method of accounting. The purchase price of each business acquired is allocated to the tangible and intangible assets acquired and the liabilities assumed based on information regarding their respective fair values on the date of acquisition. Any excess of the purchase price over the fair value of the separately identifiable assets acquired and the liabilities assumed is allocated to goodwill. The fair value of the acquired assets and liabilities are estimated using the income, market and/or cost approach. The income approach utilizes the present value of estimated future cash flows that a business or asset can be expected to generate, while under the market approach, the fair value of an asset or business reflects the price at which comparable assets are purchased under similar circumstances. Inherent in our preparation of cash flow projections are significant assumptions and estimates derived from a review of operating results, business plans, expected growth rates, capital expenditure plans, cost of capital and tax rates. We also make certain forecasts about future economic conditions, interest rates and other market data. Many of the factors used in assessing fair value are outside the control of management. Small changes in these assumptions or estimates could materially affect the estimated fair value. Additional information, which existed as of the acquisition date but unknown to the

Company at that time, may become known during the remainder of the measurement period, a period not to exceed twelve months from the acquisition date. Adjustments in the purchase price allocation may require a recasting of the amounts allocated to goodwill and intangible assets. If such an adjustment is required, the Company will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment, including the effect on earnings of any amounts it would have recorded in previous periods if the accounting had been completed at the acquisition date. The results of operations of businesses acquired are included in the Company’s Consolidated Financial Statements from their dates of acquisition.
Noncontrolling Interest
The Company has an 85% ownership interest in Falcon Coffees Limited, which operates our trading business. Equity interests not owned by us are reflected as noncontrolling interests. In the Consolidated Statements of Operations, we allocate net loss attributable to non-controlling interest to arrive at net loss attributable to unitholders based on their proportionate share.
Acquisition, Restructuring and Integration Expense
The Company expenses non-capitalizable acquisition, restructuring and integration expenses in the period in which they are incurred, and services are received. Acquisition costs represent incremental transaction pursuit and unsuccessful pursuit costs, including professional services (legal, accounting, advisory, etc.), finder’s fees and other direct expenses associated with an acquisition. Restructuring and integration costs include direct costs related to restructuring activities, and costs necessary to integrate an acquired business, including professional services, systems and data conversions, severance and retention bonuses to employees of an acquired business.
Restructuring Plans
The Company accounts for exit or disposal of activities in accordance with ASC 420, Exit or Disposal Cost Obligations (“ASC 420”). The Company defines a business restructuring as an exit or disposal activity that includes but is not limited to a program which is planned and controlled by management and materially changes either the scope of a business or the manner in which that business is conducted. Business restructuring charges may include (i) one-time termination benefits related to employee separations, (ii) contract termination costs and (iii) other related costs associated with exit or disposal activities.
A liability is recognized and measured at its fair value for one-time termination benefits once the plan of termination is communicated to affected employees and it meets all of the following criteria: (i) management commits to a plan of termination, (ii) the plan identifies the number of employees to be terminated and their job classifications or functions, locations and the expected completion date, (iii) the plan establishes the terms of the benefit arrangement and (iv) it is unlikely that significant changes to the plan will be made or the plan will be withdrawn. Contract termination costs include costs to terminate a contract or costs that will continue to be incurred under the contract without benefit to the Company. A liability is recognized and measured at its fair value when the Company either terminates the contract or ceases using the rights conveyed by the contract.
During the year ended December 31, 2020, as a result of the closure of the acquired DSD business, we recognized $13.9 million of pre-tax restructuring charges, consisting of $5.6 million of lease termination expenses and $8.3 million of employee termination costs, which are reported in acquisition, restructuring and integration expense in the Consolidated Financial Statements. During the year ended December 31, 2021, the Company incurred $2.0 million of restructuring costs, which are recorded withing acquisition, restructuring and integration expense on the Consolidated Statement of Operations. As of December 31, 2021, we had no restructuring liabilities outstanding.
Recently issued accounting pronouncements
Update ASU 2016-02 — Leases (Topic 842) and Update ASU 2018-10 — Codification Improvements to Topic 842, Leases
In February 2016, the FASB issued Update 2016-02 that requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Similarly, lessors are required to classify leases as sales-type, finance or operating with classification affecting the pattern of income recognition. Classification for both lessees and lessors is based on an assessment of whether risks and rewards as well as substantive control have been transferred through a lease contract. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. We adopted ASU 2016-02 on January 1, 2022 and expect a gross-up on our Consolidated Balance Sheet as a result of recognizing lease liabilities and right-of-use assets of approximately $17 million. The Company does not anticipate material changes to the recognition of operating lease expense in its Consolidated Statements of Operations.
Update ASU 2020-06 — Debt-Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
In August 2020, the FASB issued ASU 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. ASU 2020-06 (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (“EPS”) for convertible instruments by using the if-converted method.
In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted. We adopted ASU 2020-06 effective January 1, 2021. Adoption of the new standard did not have a material impact on our Consolidated Financial Statements.
Update ASU 2020-04 — Reference Rate Reform (Topic 848) and Update ASU 2021-01 — Reference Rate Reform (Topic 848): Scope
In March 2020, the FASB issued guidance which provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference London Inter-Bank Offered Rate (“LIBOR”) or any other reference rates expected to be discontinued because of reference rate reform. This guidance is effective as of March 12, 2020 through December 31, 2022 and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Company has not adopted any of the optional expedients or exceptions through December 31, 2021 but will continue to evaluate the possible adoption of any such expedients or exceptions during the effective period as circumstances evolve.
Update ASU 2021-08 — Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
In October 2021, the FASB issued ASU No. 2021-08, which requires an entity to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606, Revenue from Contracts with Customers, instead of at fair value on the acquisition date as previously required by ASC 805. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for acquired revenue contracts and revenue contracts not acquired in a business combination. The updated guidance is effective for public companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company has not yet adopted ASU 2021-08; however, we do not believe that this standard will have a material impact on our consolidated financial statements.
Note 4. Revenue
Revenue from Contracts with Customers (ASC 606)
We measure revenue based on the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. Our principal source of revenue is from the procurement, trade, manufacture, and distribution of coffee, tea and extracts to customers in the United States, Europe, and Asia.
The transaction price of a contract, net of discounts and expected returns, is allocated to each distinct performance obligation based on the relative standalone selling price of the obligation and is recognized as revenue when the performance obligation is satisfied. The standalone selling price is the estimated price we would charge for the good or service in a separate transaction with similar customers in similar circumstances. Identifying distinct performance obligations and determining the standalone selling price for each performance obligation within a contract requires management judgment.
Substantially all our client contracts require that we be compensated for services performed to date. This is upon shipment of goods or upon delivery to the customer, depending on contractual terms. Shipping and handling costs paid by the customer to us are included in revenue and costs incurred by us for shipping and handling activities that are performed after a customer obtains control of the product are accounted for as fulfillment costs. In addition, we exclude from net revenue and cost of sales taxes assessed by governmental authorities on revenue-producing transactions. Although we occasionally accept returns of products from our customers, historically returns have not been material.
Revenue from Forward Contracts (ASC 815)
A portion of the Company’s revenues consist of sales from commodity contracts that are accounted for under ASC 815. Sales from commodity contracts primarily relate to forward sales of green coffee which are accounted for as derivatives at fair value under ASC 815. These forward sales meet the definition of a derivative under ASC 815 as they have an underlying, notional amount, no initial net investment and can be net settled since the commodity is readily converted to cash. The Company does not apply the normal purchase and normal sale exception under ASC 815 to these contracts.
Revenues from commodity contracts are recognized in revenues for the contractually stated amount when the contracts are settled. Settlement generally occurs upon shipment or delivery of the product when title and risks and rewards of ownership transfers to the customer. Prior to settlement, these forward sales contracts are recognized at fair value with the unrealized gains or losses recorded within forward contract and other cost of sales on our Consolidated Statements of Operations. For the years ended December 31, 2021 and 2020, we recorded $4.8 million of net unrealized losses and $2.2 million of net unrealized gains, respectively, within forward contract and other costs of sales.
For the years ended December 31, 2021 and 2020, the Company recognized $145.6 million and $123.8 million in revenues under ASC 815, respectively, and are reported within the Company’s Sustainable Sourcing & Traceability segment.
Contract Estimates
The nature of the Company’s contracts give rise to variable consideration including cash discounts, volume-based rebates, point of sale promotions, and other promotional discounts to certain customers. For all promotional programs and discounts, the Company estimates the rebate or discount that will be granted to the customer and records an accrual upon invoicing. These estimated rebates or discounts are included in the transaction price of the Company’s contracts with customers as a reduction to net revenues and are included as accrued sales incentives in accrued expenses and other current liabilities in the

Consolidated Balance Sheets. Accrued sales incentives were $1.9 million at December 31, 2021 and $3.1 million at December 31, 2020.
We do not disclose the value of unsatisfied performance obligations for contracts (i) with an original expected length of one year or less or (ii) for which the Company recognizes revenue at the amount in which it has the right to invoice as the product is delivered.
Contract Balances
Contract balances relate primarily to advances received from the Company’s customers before revenue is recognized. The Company does not have any material contract liabilities as of December 31, 2021 or 2020. Receivables from contracts with customers are included in accounts receivable, net on the Company’s Consolidated Balance Sheets. At December 31, 2021 and 2020, accounts receivable, net included $89.0 million and $69.5 million in receivables from contracts with customers, respectively.
Contract acquisition costs for obtaining contracts that are deemed recoverable are capitalized as contract costs. Such costs result from the payment of sales incentives and are amortized over the contract life. As of December 31, 2021 and 2020, no costs were capitalized as all arrangements were less than a year.
Contract assets, primarily deferred promotional incentives paid to customers, totaled $0.5 million at December 31, 2021 and $1.3 million at December 31, 2020, and were included in prepaid expenses and other current assets on our Consolidated Balance Sheets. Deferred promotional incentives are amortized straight-line over the contract life. Amortization of deferred contract costs for the year ended December 31, 2021 was $0.3 million and $1.3 million for the year ended December 31, 2020, and are included in revenues in our Consolidated Statements of Operations.
Concentration of Customers
For the year ended December 31, 2021 no customers accounted for more than 10% of our consolidated net revenues. For the year ended December 31, 2020, one customer, which is reported within our Beverage Solutions segment (see Note 18) accounted for approximately 10% of our net revenues.
Disaggregated Revenue
In general, the Company’s business segmentation is aligned according to the nature and economic characteristics of its products and customer relationships and provides meaningful disaggregation of each business segment’s results of operations.
Further disaggregation of product revenues recognized under ASC 606 to external customers by product type and geographic area based on customer location is as follows:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Coffee & tea	$445,466	$344,919
Flavors, extracts & ingredients	98,850	72,460
Other	6,697	7,527
Total product revenues	$551,013	$424,906
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
United States	$547,201	$421,670
All other countries	3,812	3,236
Total product revenues	$551,013	$424,906
Note 5. Acquisitions
S&D Acquisition
On February 28, 2020, the Company (via its subsidiary WCC) acquired 100% of the issued and outstanding shares of capital stock of S&D in exchange for $401.6 million in cash. The acquisition was financed with the issuances of Common Equivalent Preferred Units (see Note 6), a $240.0 million term loan, and a $25.0 million draw from an asset-based lending facility (see Note 13). The acquisition allowed the Company to expand our blue-chip customer base and product capabilities, creating an integrated coffee, tea, and extract company serving retailers, restaurants, convenience stores, and the hospitality industry.
The total consideration paid in the S&D acquisition is summarized below:
(Thousands)
Cash paid to Cott Corporation	$397,878
Cash paid on behalf of sellers for sellers’ transaction expenses	5,241
Post-close working capital adjustments	(1,500)
Total Consideration	$401,619
The table below summarizes the purchase price allocation of the assets acquired, and liabilities assumed:
(Thousands)	Acquired Value
Cash and cash equivalents	$8,282
Accounts receivable	57,818
Inventory	67,297
Prepaid expenses and other current assets	1,810
Property, plant and equipment	92,369
Goodwill	159,320
Intangible assets	142,920
Other assets	3,319
Accounts payable and accrued liabilities	(87,216)
Long-term debt	(147)
Deferred tax liabilities	(42,168)
Other long-term liabilities	(1,985)
Total	$401,619
The assets and liabilities acquired in the S&D acquisition are recorded at their estimated fair values per valuations.
The cost of the acquisition in excess of the fair market value of the tangible and intangible assets acquired less liabilities assumed represents acquired goodwill, which is not deductible for tax purposes. The acquisition provides the Company with an expanded presence and manufacturing and distribution synergies, which provide the basis for the goodwill recognition. Additionally, the existence of an assembled workforce was not considered an identifiable asset below, and any value attributed to it was subsumed into the valuation of goodwill.
Intangible Assets
In our determination of the fair value of intangible assets, we consider, among other factors, the best use of acquired assets, analysis of historical financial performance and estimates of future performance of the acquired business’ products. The estimated fair values of identified intangible assets are calculated considering both market participant expectations, using an income approach, as well as estimates and assumptions provided by Westrock management and management of the acquired business. Assumptions include, but are not limited to, expected revenue growth, weighted-average terminal growth rates, risk adjusted discount rate and royalty rate.
The estimated fair value of customer relationships represents future after-tax discounted cash flows that will be derived from sales to existing customers of the acquired business as of the date of acquisition.

The estimated fair value of the trademark represents the future projected cost savings associated with the premium and brand image obtained as a result of owning the trademark as opposed to obtaining the benefit of the trademark through a royalty or rental fee.
The following table sets forth the components of identified intangible assets associated with the S&D acquisition and their estimated weighted average useful lives:
(Thousands)	Estimated Fair Market Value	Estimated Useful Life
Customer relationships	$137,500	20 years
Trademark (Note 3)	5,200	Indefinite
Favorable lease asset	220	5 years
Total	$142,920
S&D, which is reported within our Beverage Solutions segment (see Note 18), contributed revenue of $349.2 million and operating loss of $1.3 million, excluding $14.3 million acquisition, restructuring and integration costs, and $95.0 million of impairment charges, inventory write-offs and losses on disposal of property, plant and equipment, from the date of acquisition through December 31, 2020.
The following table presents the unaudited pro forma summary of our financial results as if S&D acquisition had occurred on January 1, 2020. The pro forma results include additional depreciation and amortization resulting from purchase accounting adjustments and interest expense associated with debt used to fund the acquisition. The pro forma results do not include any synergies or other benefits of the acquisition. The pro forma results are not indicative of future results of operations, or results that might have been achieved had the acquisition been consummated on January 1, 2020.
(Thousands, except per unit amounts)	Year Ended December 31, 2020
Revenue	$647,935
Net loss attributable to common shareholders	(138,896)
Net loss per common shareholder	(4.06)
Note 6. Ownership
Prior to the Closing Date of the Transaction described in Note 2, the Company’s ownership interests consist of two classes of equity, referred to as Common Units and Common Equivalent Preferred Units (“CEP Units” and the holders of such units, the “CEP Unitholders”) collectively, the “Company Units”. On December 1, 2021, the Company closed on a $17.0 million capital raise from its existing equityholders and in connection therewith, the existing CEP Units were renamed as Series A CEP Units (but otherwise have the same rights, preferences and privileges as before) and the Company authorized the creation of a new series of CEP Units, the “Series B CEP Units”. Participating equityholders received Series B CEP Units, at a price of $1.00 per unit. The Series B CEP Units have the same terms as, and are in parity with, the existing Series A CEP Units, except with respect to the issuance date on which the respective CEP Unit Liquidation Preference begins accruing.
Each Common Unit has one vote on all matters on which the holders of the Common Units are entitled to vote. Each CEP Unit votes on an as-converted basis with the Common Units and accordingly has one vote on all matters on which the holders of the Common Units are entitled to vote.
Common Equivalent Preferred Units
At inception, each CEP Unit has a liquidation preference of $1.00 per unit, increased by an amount accruing at the rate of 10% per annum, compounding annually, based on its CEP Unit Liquidation Preference as of the time of such accrual, and reduced by the cumulative amount of any cash dividends or distributions, if any, made by the Company in respect of such CEP Unit (the “CEP Unit Liquidation Preference”).

During the year ended December 31, 2021, the Series A CEP Units accrued $24.1 million of liquidation preference and the Series B CEP Units accrued $0.1 million of liquidation preference. For the year ended December 31, 2020, the Series A CEP Units accrued $18.5 million of liquidation preference. As of December 31, 2021, no distributions have been made to CEP unitholders.
CEP Unitholders are entitled to receive annual cash dividends, in parity with each other, out of any assets legally available, and only when, as and if declared by the Board of Directors of the Company (the “Board”), in an amount equal to the greater of (i) a fixed rate from and including the date of issuance of such CEP Units equal to ten percent (10%) per annum of the CEP Unit Liquidation Preference for each outstanding CEP Unit then held by them, rounded to the nearest cent (the “Preferred Yield”) and (ii) the as-converted dividend on the Common Units (the “Common Dividends”), if any in respect of each outstanding CEP Unit then held by them. The Board may, in its sole discretion and solely out of any assets legally available thereof, declare and pay dividends in cash to the holders of CEP Units (“CEP Dividends”) up to the amount of the Preferred Yield without making any Common Dividends or other distributions to holders of Common Units. The Board may, however, declare and pay Common Dividends prior to paying CEP Dividends provided that CEP Unitholders shall participate, on an as-converted basis and in parity with the Common Units, in any such Common Dividends, which amount of Common Dividends shall be treated as payment of (or, if applicable, in excess of) the Preferred Yield.
Each CEP Unitholder may at any time, at its option, convert all (but not less than all) of its CEP Units into Common Units on a 1:1 basis. CEP Units will automatically be converted into the same number of Common Units upon a liquidation, dissolution or winding up of the Company if the liquidation proceeds to be received by CEP Unitholders, on an as-converted basis, would exceed the CEP Unit Liquidation Preference. In addition, subject to certain conditions, after 7 years, each of the Company and new investors who were issued CEP Units in connection with the S&D transaction have the right to put/call the CEP Units at the greater of the CEP Unit Liquidation Preference or fair market value of such CEP Units (or if such CEP Units have been converted into Common Units, at fair market value of such Common Units).
As a result of redemption rights being within the control of the CEP Unitholder, at inception the CEP Units were recorded at the amount contributed within mezzanine equity on the Consolidated Balance Sheets.
As described above in Note 2, the number of outstanding units, weighted average number of outstanding units, loss per common unit, equity-based compensation and other financial amounts previously expressed on the basis on Common Units have been retroactively restated on the basis of Common Shares.
Note 7. Equity-Based Compensation
During 2020, the Company implemented an equity compensation program, which was designed to attract and retain key employees while also aligning employees’ interests with the interests of our equityholders. Options are granted to employees under the 2020 Unit Option Incentive Plan. When the options and restricted common equity described in this Note 7 were granted, they represented options to acquire Common Units, and restricted Common Units of the Company. The below presentation reflects retroactive restatement to present the options as options to acquire Common Shares. See Note 2.
Compensation expense for all equity-based compensation awards is based on the grant date fair value estimate. The Company recognizes these compensation costs using graded vesting attribution over the requisite service period of the award. As equity-based compensation expense recognized is based on awards ultimately expected to vest such expense is reduced for estimated forfeitures. Income tax benefits related to the tax deductions for share-based awards are recognized only upon settlement of the related share-based awards.
Options
We account for our employee options under the fair value method using the Black Scholes valuation model. During the year ended December 31, 2021 we granted approximately 1.0 million options to employees, which had a fair value of approximately $0.5 million as of the grant date. One-half of the options granted vest over four years of continuous service by the employee, and one-half of the options vest upon the realization of cash proceeds on all CEP Units issued on February 28, 2020 equal to 2.0x of the cost of such units (“MOIC-vesting units”), provided that the recipient is either still working for the Company at the date of such realization event or that the performance goals are achieved within one year following a qualified termination of the recipient’s employment. All option grants have an exercise price equal to, or greater than, the fair market value of the Company’s common equity on the grant date, and generally have a ten-year term prior to expiration. The fair value of the option grants is amortized to expense over the vesting period, which is generally four years. Management expects to fulfill any options exercised by issuance of new common equity interests. Management includes an estimate of forfeitures annually based upon its expectation that some options will not vest due to a break in employment or service by the recipient prior to vesting.
The Company recognizes expense related to the options using graded vesting attribution and recognized approximately $0.5 million and $0.4 million of expense for the years ended December 31, 2021 and 2020, respectively, which is included in selling, general and administrative expenses on our Consolidated Statements of Operations. The total compensation cost of nonvested options, not yet recognized, is approximately $0.6 million, which is to be recognized over the next four years.
	Options	Average Price	Average Life
Options
Options outstanding at December 31, 2020	2,531,203	$0.48
Options granted	970,513	$0.48	10 years
Options forfeited	(301,645)	$0.48	10 years
Options exercised	—
Outstanding at December 31, 2021	3,200,071	$0.48
Exercisable at December 31, 2021	288,531
The aggregate intrinsic value of unvested options was $0.1 million at December 31, 2021, based on the estimated per share value of the Common Shares as of that date.
Restricted Common Shares
On February 28, 2020, the Company granted 1,425,095 restricted Common Shares (“RCSs”), to three key executive employees which vest subject to continued employment. Such RCSs carry the same rights and limitations as the Common Shares under the organizational documents of the Company, except that the RSCs are subject to vesting and forfeiture. The RCSs vest in three installments on each anniversary of the grant date. RSC expense is based on the fair value of the common equity on the date of grant and is amortized over the vesting period, which is generally three years. The value of the RSCs was calculated using a combination of historic equity and implied asset volatility of 40%, a risk-free rate of 1.14%, and a marketability discount of 30%.
The Company recognized approximately $0.8 million and $1.2 million in expense for the RSCs in the years ended December 31, 2021 and 2020, respectively, which is included in selling, general and administrative expense on our Consolidated Statements of Operations. Total compensation expense of nonvested RSCs not yet recognized is approximately $0.4 million, which is to be recognized over the next two years.
	Common Shares	Average Fair Market Value
Restricted Common Shares
Shares outstanding at December 31, 2020	1,425,095	$1.62
Shares granted	—	$—
Shares forfeited	—	$—
Shares vested	(475,032)	$1.05
Shares outstanding at December 31, 2021	950,063	$1.62
The aggregate intrinsic value of unvested RSCs was approximately $3.2 million on December 31, 2021, which is based on the estimated per share value of common equity as of such date using the Black Scholes valuation model.

Note 8. Inventories
The following table summarizes inventories as of December 31, 2021 and 2020:
(Thousands)	December 31, 2021	December 31, 2020
Raw materials	$45,079	$39,838
Finished goods	14,895	14,577
Green coffee	49,192	29,962
Total inventories	$109,166	$84,377
Green coffee inventories represents green coffee held for re-sale. At December 31, 2021 and 2020, all green coffee held for resale was included within our Sustainable Sourcing & Traceability segment.
Note 9. Property, Plant and Equipment, Net
The following table summarizes property, plant and equipment, net as of December 31, 2021 and 2020:
(Thousands)	Depreciable Lives	December 31, 2021	December 31, 2020
Land		$9,150	$8,010
Buildings	10 – 40 years	43,895	35,028
Leasehold improvements(1)		613	399
Plant equipment	3 – 15 years	88,155	74,363
Vehicles and transportation equipment	3 – 5 years	876	910
IT systems	3 – 7 years	2,453	2,195
Furniture and fixtures	3 – 10 years	2,746	2,318
Customer beverage equipment(2)	3 – 5 years	24,341	26,507
Construction in progress and equipment deposits		8,025	13,372
		180,254	163,102
Less: accumulated depreciation		(52,641)	(36,828)
Property, plant and equipment, net		$127,613	$126,274

(1)
Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease life.

(2)
Customer beverage equipment consists of brewers held on site at customer locations.

Depreciation expense for the years ended December 31, 2021 and 2020 was $18.8 million and $18.2 million, respectively. Assets classified as Construction in progress are not depreciated, as they are not ready for production use. All assets classified as construction in progress on December 31, 2021 are expected to be in production use.

Note 10. Goodwill
Changes in the carrying amount of goodwill occurring during the years ended December 31, 2021 and 2020 were as follows:
(Thousands)	Beverage Solutions	Total
Balance at December 31, 2019
Goodwill	$14,616	$14,616
Changes during the period:
Acquisitions	159,320	159,320
Impairments (Note 3)	(76,883)	(76,883)
Balance at December 31, 2020, net	97,053	97,053
Goodwill	173,936	173,936
Accumulated impairment loss	(76,883)	(76,883)
Balance at December 31, 2021, net	$97,053	$97,053
Note 11. Intangible Assets, Net
The following table summarizes intangible assets, net as of December 31, 2021 and 2020:
	December 31, 2021
(Thousands)	Cost	Accumulated Amortization	Net
Customer relationships	$137,500	$(12,091)	$125,409
Favorable lease asset	220	(79)	141
Software	758	(394)	364
Intangible assets, net	$138,478	$(12,564)	$125,914
	December 31, 2020
(Thousands)	Cost	Accumulated Amortization	Net
Customer relationships	$137,500	$(5,496)	$132,004
Favorable lease asset	220	(36)	184
Software	436	(285)	151
Intangible assets, net	$138,156	$(5,817)	$132,339
Amortization expense of intangible assets was $6.7 million and $5.6 million for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the weighted average useful life for definite-lived intangibles is approximately 20 years.
The estimated amortization expense for intangible assets subject to amortization over the next five years is:
(Thousands)
2022	$6,808
2023	6,712
2024	6,681
2025	6,616
2026	6,606
Thereafter	92,491
Total	$125,914

Note 12. Accrued Expense and Other Current Liabilities
The following table summarizes accrued liabilities as of December 31, 2021 and 2020:
(Thousands)	December 31, 2021	December 31, 2020
Accrued compensation and sales commissions	$8,731	$6,678
Accrued interest	2,905	2,382
Payroll, sales, and other taxes	1,666	4,088
Accrued sales incentives	1,921	3,111
Self-insurance liabilities	710	1,461
Accrued management fees	1,111	278
Other accrued liabilities	9,326	5,511
Total accrued liabilities	$26,370	$23,509
Note 13. Debt
Our long-term debt as of December 31, 2021 and 2020 was as follows:
(Thousands)	December 31, 2021	December 31, 2020
Term loan	$235,668	$238,990
ABL facility	51,890	39,757
International trade finance lines	4,510	6,447
International notes payable	3,126	3,321
Other loans	25	103
Total debt	295,219	288,618
Unamortized debt costs	(4,910)	(4,800)
Current maturities of long-term debt	(8,735)	(6,108)
Short-term debt	(4,510)	(6,447)
Long-term debt, net	$277,064	$271,263
The debt payments required in each of the next five years and thereafter are as follows:
(Thousands)
2022	$13,245
2023	8,473
2024	11,444
2025	262,057
2026	—
Thereafter	—
Total	$295,219
Term Loan due in 2025
On February 28, 2020, Westrock Coffee Company, LLC, as borrower, borrowed $240.0 million of term loans from various financial institutions pursuant to a loan and security agreement (the “Term Loan Agreement”) that terminates on February 28, 2025 (such term loans, the “Term Loan”). The Term Loan, which is secured by substantially all the assets of WCC, accrues interest quarterly, at the borrower’s option, at the LIBOR or Prime rate plus an Applicable Margin, as such terms are defined in the Term Loan Agreement, that corresponds to our total leverage ratio at the end of each quarter. All outstanding loans currently accrue interest at the LIBOR Rate, and the interest rate on such Term Loans was 9.75% at December 31, 2021.

The outstanding Term Loan also carries a Payment-in-Kind (“PIK”) interest rate of 0.75% through June 30, 2021, with a step down to 0.25% thereafter that accrues to the outstanding balance quarterly as long as the Run-Rate EBITDA, as such term is defined in the Term Loan Agreement, is under certain defined thresholds. For the years ended December 31, 2021 and 2020, $1.8 million and $0.8 million of PIK interest was accrued, respectively.
Principal payments on the Term Loan are due quarterly, in the amount of 0.25% of the original principal beginning June 30, 2020, 0.625% of the original principal beginning June 30, 2021, 0.9375% of the original principal beginning June 30, 2023, and 1.25% of the original principal balance beginning June 30, 2024 through maturity.
We incurred $5.6 million of financing fees in connection with the issuance of the Term Loan. The financing fees are being amortized using the straight-line method, which is approximate to the effective interest method, over a period of five years, which represents the term to maturity of the Term Loan.
On February 5, 2021 and February 26, 2021, we amended the Term Loan Agreement to include, among other things: (i) a waiver to provide interim period financial statements within the timeframe originally provided; (ii) the definitions of Applicable Margin, EBITDA, Liquidity, PIK Interest, Run Rate EBITDA; (iii) increased qualified cash that may be netted against debt for certain covenant calculations from $10 million to $15 million; (iv) added requirements to deliver a calculation of liquidity, cash flow forecast, sales report, and variance analysis with management commentary weekly; (v) increased the number of Lender Meetings from two times per Fiscal Year to no more than one time each month until December 31, 2021; (vi) included a cap on maximum Capital Expenditures until June 30, 2021; (vii) amended applicable periods and application ratios for Fixed Charge Coverage Ratio and Total Leverage Ratio (applied retrospectively to the December 31, 2020 calculations); and (viii) added a minimum Liquidity financial covenant until the quarter ending September 30, 2021.
On November 22, 2021, the Company entered into Amendment No. 5 to the Term Loan Agreement (the “Fifth Term Loan Amendment”), which (i) delayed the application of our Fixed Charge Coverage Ratio until the quarter ended September 30, 2022, amended the limits of our Total Leverage Ratio, Maximum Capital Expenditures covenant and the Minimum Liquidity covenant; (ii) reduced the PIK interest rate to 0.25%; and (iii) required a capital call agreement that can be called if the Company is not in compliance with the applicable covenants at June 30, 2022. Proceeds from any capital call will be required to be used to pay down debt.
US Asset-Based Lending Facility
On February 28, 2020, Westrock Coffee Company, LLC, as borrower, entered into a credit agreement with Bank of America as Administrative Agent that created an asset-based loan of $90.0 million (the “ABL Facility”). The ABL Credit Agreement has subsequently been amended by Amendment No. 1, dated September 30, 2020. Proceeds from the ABL Facility may be used for lawful corporate purposes, including working capital. The ABL Facility terminates on the earlier of (i) February 28, 2025 and (ii) ninety-one days prior to the maturity of the Term Loan. Depending on the loan type, interest accrues, at the borrower’s option, at the LIBOR or Base Rate plus an Applicable Margin, as such terms are defined in the loan and security agreement governing the ABL Facility. The Applicable Margin ranges from 1.50% to 3.00% for LIBOR Rate loans, and 0.50% to 2.00% for Base Rate loans.
We incurred related financing fees of $2.6 million which were capitalized and reported within other long-term assets on our Consolidated Balance Sheets and are being amortized using the straight-line method over the duration of the amended ABL Facility.
As of December 31, 2021, our total availability under the ABL Facility was $35.4 million, which was based on our borrowing base (accounts receivables and inventory as of November 30, 2021). As of December 31, 2021, we had $51.9 million of outstanding borrowings under the ABL Facility and $2.7 million of letters of credit. The ABL Facility carries a commitment fee on any of the unused commitment of 0.375% per annum. The weighted average effective interest rate on our outstanding borrowings was 4.1% at December 31, 2021.

Covenant Compliance
The respective loan and security agreements, as amended, governing the ABL Facility and the Term Loan each contain a number of covenants and restrictions, including covenants that limit our and certain of our subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create or incur liens on assets securing indebtedness, (iv) merge or consolidate with another company or sell all or substantially all of our assets taken as a whole, (v) enter into transactions with affiliates, and (vi) sell assets. The covenants and restrictions are substantially similar across both credit facilities. As of December 31, 2021, and the date of these financial statements, we were in compliance with covenants under both the Term Loan and ABL Facility.
International Debt and Lending Facilities
At December 31, 2021, Westrock Coffee International, LLC, through its subsidiary Falcon Coffees Limited (“Falcon”) had a $2.5 million promissory note payable with responsAbility SICAV (Lux), split into three tranches. Proceeds from the note are restricted for the sole purpose of financing Falcon’s trading activities. The note was amended in January 2022 to adjust the maturity of certain tranches, and to re-set interest rates. Borrowings on the note bear interest at a fixed rate of 10.25% for the $0.9 million tranche maturing on June 30, 2022, and 9.5% on the tranches of $0.9 million and $0.7 million maturing on September 30, 2022 and December 31, 2022, respectively. Westrock Coffee International, LLC, through its subsidiary Rwanda Trading Company, maintains two mortgage-backed lending facilities with a local bank in Rwanda: a short-term trade finance facility with a balance of $4.5 million at December 31, 2021 and a long-term note payable with a balance of $0.6 million at December 31, 2021.
Related Party Debt
Falcon maintains a working capital trade finance facility with multiple financial institutions agented by Brown Brothers Harriman (“BBH”), a related party through common ownership. The facility was originally scheduled to mature December 31, 2021, but has been amended to extend the maturity to March 31, 2022 while the Company finalizes its refinancing of this arrangement. At December 31, 2021, there was $34.2 million outstanding under the facility, which is recorded in short-term related party borrowing in the Consolidated Financial Statements. Interest is payable monthly at the U.S. Prime Rate plus 1.50%, subject to a minimum rate of 5.00%. The facility carries an agent fee of 0.25% of total available capital. Availability under the facility is subject to a borrowing base calculation. The credit facility is secured by substantially all liquid assets of Falcon. Falcon’s facility with BBH contains certain restrictive financial covenants which require Falcon to maintain certain levels of working capital, debt, and net worth. Falcon was in compliance with these financial covenants as of December 31, 2021.
On February 28, 2020, we issued $13.3 million of subordinated debt (the “Subordinated Notes”) to Wooster Capital, LLC (“Wooster”) and Jo Ellen Ford. The Subordinated Notes will mature on the earlier of i) six months after the Term Loan due in 2025 is paid in full or ii) 10 years from the date of issuance (February 2030). Interest is payable quarterly at the end of each calendar quarter at a rate of 6% per annum. The proceeds of the Subordinated Notes were used to fund a portion of the purchase price of the acquisition of S&D and to pay related fees and expenses.
Note 14. Leases
We have operating leases for manufacturing and production facilities, branch distribution and warehouse facilities, vehicles and machinery and equipment. Some of our lease agreements have renewal options, tenant improvement allowances, rent holidays and rent escalation clauses, which are not included in the below table. The remaining terms on our leases range from 1 year to 22 years, some of which may include options to extend the leases generally between 1 and 10 years, and some of which may include options to terminate the leases within 1 year.

Maturities of lease obligations as of December 31, 2021 were as follows:
(Thousands)
2022	$4,334
2023	4,332
2024	4,174
2025	3,286
2026	2,377
Thereafter	4,373
Total	$22,876
Rent expense for the years ended December 31, 2021 and 2020 was $4.4 million and $5.7 million, respectively.
Note 15. Accumulated Other Comprehensive Loss
Changes in accumulated other comprehensive loss, net of tax by component is as follows for the years ended December 31, 2021 and 2020:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Cash flow hedge changes in fair value gain (loss):
Balance at beginning of period	$3,581	$—
Other comprehensive income (loss) before reclassifications	18,010	6,490
Amounts reclassified from accumulated comprehensive income	(7,197)	(1,746)
Tax effect	(2,635)	(1,163)
Net other comprehensive income (loss)	11,759	3,581
Less: Other comprehensive income (loss) attributable to noncontrolling interests	—	—
Balance at end of period	11,759	3,581
Foreign currency translation gain (loss)
Balance at beginning of period	239	—
Other comprehensive income (loss) before reclassifications	20	239
Amounts reclassified from accumulated comprehensive income	—	—
Tax effect	—	—
Net other comprehensive income (loss)	259	239
Less: Other comprehensive income (loss) attributable to noncontrolling interests	—	—
Balance at end of period	259	239
Accumulated other comprehensive income (loss) at end of period	$12,018	$3,820
Note 16. Income Taxes
Prior to the reorganization described in Note 1, the Company was taxed as a “flow-through” entity for U.S. income tax purposes. In lieu of corporate income taxes, the owners were taxed on their proportionate shares of the Company’s taxable income. The reorganization on February 28, 2020 results in the Company becoming taxable at the entity level as part of a consolidated corporate structure from that date forward. The “flow-through” entity had liabilities in excess of the tax basis of its assets at the time of the reorganization and therefore the partners recognized gain of $36.7 million. The Company received a step-up in the tax basis of its assets equal to this gain. The foreign entities included in these financials are subject to income taxes in their local jurisdictions.
U.S. and international components of income (loss) before income taxes is as follows:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
U.S.	(28,573)	(147,196)
International	3,897	786
Loss before income taxes	$(24,676)	$(146,410)
Income tax expense (benefit) consisted of the following:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Current expense (benefit)
Federal	$—	$—
State	179	201
Foreign	(99)	510
Total current	80	711
Deferred expense (benefit)
Federal	(4,617)	(15,230)
State	(901)	(3,003)
Foreign	2,070	(23)
Total deferred	(3,448)	(18,256)
Income tax expense (benefit)	$(3,368)	$(17,545)
A reconciliation of income tax expense benefit to the federal statutory rate is as follows:
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Income tax expense (benefit) at US statutory income tax rate	$(5,182)	$(30,746)
State income tax expense (benefit), net of federal benefit	(773)	(2,844)
Foreign rate differential	(304)	(179)
Goodwill impairment	—	16,624
Global intangible low-taxed income (“GILTI”) inclusion	1,095	22
Transaction costs	260	507
Other permanent differences	78	136
Step-up on C Corp conversion	—	(1,578)
Change in valuation allowance	632	513
Provision to return adjustments	(166)	—
Effect of change in foreign tax rates	1,181	—
Other	(189)	—
Income tax benefit	$(3,368)	$(17,545)
Effective tax rate	13.6%	12.0%

Deferred income tax assets and liabilities were recognized on temporary differences between the financial and tax basis of existing assets and liabilities as follows:
(Thousands)	December 31, 2021	December 31, 2020
Deferred tax assets
Liabilities and reserves	$3,501	$3,471
Interest limitation	8,884	4,906
Net operating losses	8,850	8,049
Transaction expenses	79	187
Inventories	—	630
Other	711	789
Total	22,025	18,032
Valuation allowance	(1,145)	(513)
Total deferred tax assets, net	$20,880	$17,519
Deferred tax liabilities
Property, plant and equipment	$(10,581)	$(10,501)
Intangible assets	(29,221)	(30,699)
Derivatives	(4,451)	(2,426)
Inventories	(2,035)	—
Other	(107)	(205)
Total	(46,395)	(43,831)
Net deferred tax liability	$(25,515)	$(26,312)
We establish a valuation allowance to reduce deferred tax assets if, based on the weight of the available evidence, both positive and negative, for each respective tax jurisdiction, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In the US, the only source of income we considered was the reversal of taxable temporary differences. The reversals of the taxable temporary differences provided sufficient income in the US and no valuation allowance was recorded. The valuation allowance of $1.1 million and $0.5 million was recorded against certain foreign net operating losses as of December 31, 2021 and 2020, respectively. Activity in the valuation allowance is as follows:
(Thousands)	December 31, 2021	December 31, 2020
Beginning balance	$513	$—
Additions	632	513
Reductions	—	—
Ending Balance	$1,145	$513
As of December 31, 2021, the Company had federal net operating loss carryforwards of approximately $30.0 million which do not expire. As of December 31, 2021, the Company had post-apportionment state net operating loss carryforwards of approximately $38.6 million which begin to expire in 2031, and state tax credits of $0.1 million which begin to expire in 2023. As of December 31, 2021, the Company had foreign net operating loss carryforwards of approximately $4.1 million which begin to expire in 2026.
As of December 31, 2021 and 2020, the Company’s reserve for uncertain tax positions was $0.1 million and includes potential interest and penalties, which are recorded as a component of income tax expense (benefit). The Company does not expect any significant changes to unrecognized tax benefits within the next twelve months.
As a result of the U.S. Tax Cuts and Jobs Act of 2017, or the Tax Act, our accumulated foreign earnings have been subjected to U.S. tax. Moreover, all future foreign earnings will be subject to a new territorial tax system and dividends received deduction regime in the U.S. As of December 31, 2021, undistributed earnings of certain foreign subsidiaries of approximately $10.5 million are intended to be permanently reinvested outside the U.S. Accordingly, no provision for foreign withholding tax or state income taxes associated with a distribution of these earnings has been made. Determination of the amount of the unrecognized deferred tax liability on these unremitted earnings is not practicable.
We are subject to taxation in the United States and various states and foreign jurisdictions, including the United Kingdom. As of December 31, 2021, we have no tax years under examination by the IRS, and there are currently no state or foreign income tax examinations in process. The Company is subject to United States federal income tax examinations for years after 2017 and to state and foreign income tax examinations for years after 2016.
Note 17. Earnings per Share
The dilutive effect of CEP Units (see Note 6) is calculated by using the “if-converted” method. This assumes an add-back of dividends on the preferred units to net income attributable to shareholders as if the securities were converted to Common Shares at the beginning of the reporting period (or at the time of issuance, if later), and the resulting Common Shares are included in the number of weighted-average shares outstanding.
The dilutive effect of time-based option awards and RSCs is calculated using the treasury stock method, while MOIC vesting units are treated as contingently issuable. See Note 7.
We have excluded from the computation of diluted shares the effect of options, RSCs, and CEP Units because their inclusion would have an anti-dilutive effect due to our reported loss. We had 3.2 million options, 1.0 million RSCs, and 239.2 million CEP Units outstanding at December 31, 2021, and 2.5 million, 1.4 million and 222.2 million of options, RSCs, and CEP Units outstanding, respectively, at December 31, 2020.
(Thousands, except per share data)	Year Ended December 31, 2021	Year Ended December 31, 2020
Diluted Earnings per Common Shares
Numerator:
Net loss attributable to common shareholders – basic	$(46,155)	$(147,684)
PIK dividends on preferred units	—	—
Impact of if-converted securities	—	—
Net loss attributable to common shareholders – dilutive	$(46,155)	$(147,684)
Denominator:
Weighted-average common shares outstanding – basic	34,472	34,202
Impact of if-converted securities	—	—
Effect of other dilutive securities	—	—
Weighted-average common shares outstanding – dilutive	34,472	34,202
Dilutive loss per common share	$(1.34)	$(4.32)
Note 18. Segment Information
Beginning in the fourth quarter of 2021, management, including our chief executive officer, who is our chief operating decision maker, manages our business in two operating segments.
Beverage Solutions:   Reflects sales of our value-added beverage solutions, including coffee, tea, juices, flavors, extracts and ingredients. We provide products in a variety of packaging, including branded and private label coffee in bags, fractional packs, and single serve cups, as well as extract solutions to be used in products such as cold brew and ready-to-drink offerings. Currently we serve customers in the United States, Europe and Asia, through foodservice (limited and quick-serve restaurants and food distributors), retail, hospitality, as well as convenience stores distribution channels.
Sustainable Sourcing & Traceability:   Through this segment, we utilize our proprietary technology and digitally traceable supply chain to directly impact and improve the lives of our farming partners, tangible economic empowerment and an emphasis on environmental accountability and farmer literacy. Revenues primarily consist of sales from commodity contracts related to forward sales of green coffee.
Management evaluates the performance of each segment using Adjusted EBITDA, which is a segment performance measure we define as net income determined in accordance with GAAP, before interest expense, provision for income taxes, depreciation and amortization, equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, transaction and integrations costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee & Tea, impairment charges, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, and other similar or infrequent items (although we may not have had such charges in the periods presented).
Selected financial data related to our segments is presented below:
	Year Ended December 31, 2021
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues	Total of Reportable Segments
Revenues	$551,013	$170,035	$(22,904)	$698,144
Adjusted EBITDA	41,468	5,706	n/a	47,174
Less:
Interest expense, net				32,549
Income tax benefit				(3,368)
Depreciation and amortization				25,501
Acquisition, restructuring and integration expense				8,835
Management and consulting fees				6,382
Equity-based compensation				1,223
Mark-to-market adjustments				(3,585)
Loss on disposal of property, plant and equipment				243
Other				702
Net loss				$(21,308)
Capital expenditures	$22,665	$614	n/a	$23,279
Total assets	510,751	82,269	n/a	593,020

	Year Ended December 31, 2020
(Thousands)	Beverage Solutions	Sustainable Sourcing & Traceability	Intersegment Revenues	Total of Reportable Segments
Revenues	$424,906	$150,577	$(24,637)	$550,846
Adjusted EBITDA	28,802	4,793	n/a	33,595
Less:
Interest expense, net				25,229
Income tax benefit				(17,545)
Depreciation and amortization				23,838
Acquisition, restructuring and integration expense				22,355
Management and consulting fees				5,317
Equity-based compensation				1,553
Impairment charges				82,083
Inventory write-offs				5,432
Mark-to-market adjustments				(217)
Loss on disposal of property, plant and equipment				7,750
Other				6,665
Net loss				$(128,865)
Capital expenditures	$19,019	$528	n/a	$19,547
Total assets	488,577	59,563	n/a	548,140
Approximately 97% of our long-lived assets were located in the United States as of December 31, 2021.
The following table presents revenue information by geographic area:
	Year Ended December 31,
(Thousands)	2021	2020
Revenues:(1)
United States	$583,011	$445,210
All other countries	115,133	105,636
Total	$698,144	$550,846

(1)
Revenues are attributed to countries based on the invoice location of the customer.

Note 19. Commitments and Contingencies
We are subject to various claims and legal proceedings with respect to matters such as governmental regulations, and other actions arising out of the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on our financial position, results of operations, or cash flow.
We had $2.7 million in standby letters of credit outstanding as of December 31, 2021.
We have future purchase obligations of $276.7 million as of December 31, 2021 that consist of commitments for the purchase of inventory over the next 12 months. These obligations represent the minimum contractual obligations expected under the normal course of business.
Note 20. Derivatives
We record all derivatives, whether designated in a hedging relationship or not, at fair value on the Consolidated Balance Sheets. We use various types of derivative instruments including, but not limited to, forward contracts, futures contracts, and options contracts for certain commodities. Forward and futures contracts are agreements to buy or sell a quantity of a commodity at a predetermined future date, and at a predetermined rate or price. Forward contracts are traded over the counter whereas future contracts are traded on an exchange. Option contracts are agreements to facilitate a potential transaction involving the commodity at a preset price and date.
The accounting for gains and losses that result from changes in the fair values of derivative instruments depends on whether the derivatives have been designated and qualify as hedging instruments and the types of hedging relationships. Derivatives can be designated as fair value hedges, cash flow hedges or hedges of net investments in foreign operations. The changes in the fair values of derivatives that have been designated and qualify for fair value hedge accounting are recorded in the same line item in our Consolidated Statements of Operations as the changes in the fair value of the hedged items attributable to the risk being hedged. The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in AOCI and are reclassified into the line item in the Consolidated Statements of Operations in which the hedged items are recorded in the same period the hedged items affect earnings.
For derivatives that will be accounted for as hedging instruments, we formally designate and document, at inception, the financial instrument as a hedge of a specific underlying exposure, the risk management objective and the strategy for undertaking the hedge transaction. In addition, we formally assess both at the inception and at least quarterly thereafter, whether the financial instruments used in hedging transactions are highly effective at offsetting changes in either the fair values or cash flows of the related underlying exposures.
We use cash flow hedges to minimize the variability in cash flows of assets or liabilities or forecasted transactions caused by fluctuations in commodity prices. The changes in fair values of hedges that are determined to be ineffective are immediately reclassified from AOCI into earnings. We did not discontinue any cash flow hedging relationships during the years ended December 31, 2021 or 2020.
Within our Beverage Solutions segment, we have entered into coffee futures contracts to hedge our exposure to price fluctuations on green coffee associated with certain price-to-be-fixed purchase contracts, which generally range from three to twelve months in length. These derivative instruments have been designated and qualified as a part of our commodity cash flow hedging program effective February 28, 2020. The objective of this hedging program is to reduce the variability of cash flows associated with future purchases of green coffee.
The notional amount for the coffee futures contracts that were designated and qualified for our commodity cash flow hedging program was 7.9 million pounds and 10.6 million pounds as of December 31, 2021 and 2020, respectively. During the years ended December 31, 2021 and 2020, the Company purchased coffee futures contracts and coffee options contracts under our cash flow hedging program with aggregate notional amount of 105.5 million pounds and 145.2 million pounds, respectively.
Approximately $7.2 million and $1.7 million of net realized gains, representing the effective portion of the cash-flow hedge, were subsequently reclassified from AOCI to earnings and recognized in cost of sales in the Consolidated Statements of Operations for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the estimated amount of net gains reported in AOCI that is expected to be reclassified to the Consolidated Statements of Operations within the next twelve months is $14.4 million.
Within our Sustainable Sourcing & Traceability segment, the Company’s forward sales and forward purchase contracts are for physical delivery of green coffee in a future period. While the Company considers these contracts to be effective economic hedges, the Company does not designate or account for forward sales or forward purchase contracts as hedges as defined under current accounting standards. See Note 4 for a description of the treatment of realized and unrealized gains and losses on forward sales and forward purchase contracts.

The fair value of our derivative assets and liabilities included in the Consolidated Balance Sheets are set forth below:
(Thousands)	Balance Sheet Location	December 31, 2021	December 31, 2020
Derivative assets designated as cash flow hedging instruments:
Coffee futures contracts(1)	Derivative assets	$172	$2,091
Coffee options	Derivative assets	—	646
Total		$172	$2,737
Derivative assets not designated as cash flow hedging instruments:
Forward sales contracts	Derivative assets	$13,593	$9,526
Total		13,593	9,526
Total derivative assets		$13,765	$12,263
Derivative liabilities not designated as cash flow hedging instruments:
Forward purchase contracts	Derivative liabilities	$14,021	$3,397
Total derivative liabilities		$14,021	$3,397

(1)
The fair value of coffee futures excludes amounts related to margin accounts (see Note 3).

The following table presents the pre-tax net gains and losses for our derivative instruments:
(Thousands)	Statement of Operations Location	Year Ended December 31, 2021	Year Ended December 31, 2020
Derivative assets designated as cash flow hedging instruments:
Net unrealized gains on coffee derivatives	Product costs of sales	$7,197	$1,746
Derivative assets and liabilities not designated as cash flow hedging instruments:
Net unrealized gains (losses) on forward sales and purchase contracts	Forward contract and other costs of sales	$(4,799)	$2,176
Note 21. Retirement Plan
The Company has a 401(k) savings plan (the “Company 401(k) Plan”) available to all US-based employees who are at least 21 years old. New employees are eligible to become participants in the Company 401(k) Plan on the first day of each quarter. The Company may make contributions to eligible participants under the Company 401(k) Plan at the discretion of its Board.
In conjunction with the S&D acquisition, the Company also has a S&D Coffee, Inc 401(k) Employee Savings and Investment Plan (the “S&D 401(k) Plan”) available to all S&D employees who are at least 18 years old. New employees are eligible to become participants in the S&D 401(k) Plan on the first day of each quarter. Under the S&D 401(k) Plan, employees can contribute up to 80% of their salary or wages during the applicable year and the Company makes safe harbor contributions of 100% of the first 1% of such gross salary or wages deferred by a participant plus 50% of additional salary or wages deferred by a participant above 1%, up to a maximum of 6%. The Company may also elect to make additional contributions at the discretion of its Board.
Total contributions made by the Company under the Company 401(k) Plan and S&D 401(k) Plan were approximately $1.3 million and $1.6 million for the years ended December 31, 2021 and 2020, respectively.

Note 22. Fair Value Measurements
ASC 820, Fair Value Measurements, defines fair value at the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs.
The Company groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value. These levels are:
•
Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

•
Level 2 — Valuation is based upon inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (i.e. interest rate and yield curves observable at commonly quoted intervals, default rates, etc.). Observable inputs include quoted prices for similar instruments in active and non-active markets. Level 2 includes those financial instruments that are valued with industry standard valuation models that incorporate inputs that are observable in the marketplace throughout the full term of the instrument or can otherwise be derived from or supported by observable market data in the marketplace. Level 2 inputs may also include insignificant adjustments to market observable inputs.

•
Level 3 — Valuation is based upon one or more unobservable inputs that are significant in establishing a fair value estimate. These unobservable inputs are used to the extent relevant observable inputs are not available and are developed based on the best information available. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table summarizes the fair value of financial instruments at December 31, 2021:
	Year Ended December 31, 2021
(Thousands)	Level 1	Level 2	Level 3	Total
Assets:
Green coffee associated with forward contracts	$—	$47,845	$—	$47,845
Coffee futures contracts	172	—	—	172
Forward sales contracts	—	13,593	—	13,593
Coffee options	—	—	—	—
Total	$172	$61,438	$—	$61,610
Liabilities:
Forward purchase contracts	$—	$14,021	$—	$14,021
Total	$—	$14,021	$—	$14,021

The following table summarizes the fair value of financial instruments at December 31, 2020:
	Year Ended December 31, 2020
(Thousands)	Level 1	Level 2	Level 3	Total
Assets:
Green coffee associated with forward contracts	$—	$26,212	$—	$26,212
Coffee futures contracts	2,091	—	—	2,091
Forward sales contracts	—	9,526	—	9,526
Coffee options	646	—	—	646
Total	$2,737	$35,738	$—	$38,475
Liabilities:
Forward purchase contracts	$—	$3,397	$—	$3,397
Total	$—	$3,397	$—	$3,397
Coffee futures contracts and coffee options are valued based on quoted market prices. The estimated fair value for green coffee inventories associated with forward contracts and forward sales and purchase contracts are based on exchange-quoted prices, adjusted for differences in origin, quantity, quality, and future delivery period, as the exchange quoted prices represent standardized terms for the commodity. These adjustments are generally determined using broker or dealer quotes or based upon observable market transactions. As a result, green coffee associated with forward contracts and forward sales and purchase contracts are classified within Level 2 of the fair value hierarchy.
Financial instruments consist primarily of cash, accounts receivable, accounts payable, and long-term debt. The carrying amount of cash, accounts receivable and accounts payable was estimated by management to approximate fair value due to the relatively short period of time to maturity for those instruments. In November 2021, we amended our Term Loan Agreement and our ABL Facility, which comprise our material long-term debt obligations. As there was no re-pricing of those obligations in connection with the amendments, the carrying amount of these obligations was estimated by management to approximate fair value as of December 31, 2021. The Term Loan Agreement and ABL Facility are carried on the Consolidated Balance Sheet at amortized costs. The fair value of the Term Loan Agreement and ABL Faciality was determined based on Level 2 inputs under the fair value hierarchy. Due to the LIBOR-based nature of the Term Loan and ABL Facility, and because the obligations were outstanding for less than 12 months, the carrying amount of these obligations was estimated by management to approximate fair value as of December 31, 2020.
Non-financial assets and liabilities, including property, plant and equipment, goodwill, and intangible assets are measured at fair value on a non-recurring basis. No events occurred during the year ended December 31, 2021, requiring these non-financial assets and liabilities to be subsequently recognized at fair value. During the year ended December 31, 2020, we determined that goodwill and certain intangible assets required subsequent recognition at fair value (see Note 3). The fair value of goodwill and certain intangible assets was determined based on Level 3 inputs under the fair value hierarchy.
Note 23. Related Party Transactions
The company transacts with certain entities or persons that have ownership in the Company, and/or for which our co-founder and Chief Executive Officer Scott Ford, our co-founder and Chairman, Joe Ford, or close family members of the Fords, have ownership interests in. As such, these persons and entities are deemed related parties.
In connection with the acquisition of S&D on February 28, 2020, certain affiliates of Brown Brothers Harriman (“BBH”) were issued Common Equivalent Preferred Units, at which time BBH was deemed to be a related party.

The consolidated financial statements reflect the following transactions with related parties:
(Thousands)	December 31, 2021	December 31, 2020
Short-term related party debt:
Brown Brothers Harriman(1)	$34,199	$26,316
Subordinated related party debt:
Wooster Capital(2)	9,800	9,800
Jo Ellen Ford(2)	3,500	3,500
Westrock Finance, LLC(2)	—	4,280
Total	$13,300	$17,580
(Thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Selling, general and administrative expense
Westrock Group, LLC(1)	$3,333	$2,778
Interest expense, net:
Brown Brothers Harriman(1)	1,393	1,509
Wooster Capital(2)	599	498
Jo Ellen Ford(2)	214	178
Westrock Finance, LLC(2)	423	460
Total	$2,629	$2,645

(1)
Related through common ownership and management

(2)
Related through common ownership

In connection with the acquisition of S&D, the Company entered into a Management Services Agreement with Westrock Group, LLC (“Westrock Group”), which expires February 2023. Under the terms of the agreement Westrock Group will be paid $10.0 million in return for financial, managerial, operational, and strategic services. The associated expense is recorded within Selling, general and administrative expense in our Consolidated Statements of Operations. In addition, the Company reimburses Westrock Group for the usage of a corporate aircraft, and its portion of shared office space. For the years ended December 31, 2021 and 2020, the Company incurred expenses of $0.8 million and $1.5 million, respectively, for such items, which are recorded in selling, general and administrative expenses on our Consolidated Statements of Operations. At December 31, 2020, we had payables to Westrock Group of $0.2 million reported within accrued expenses and other current liabilities on our Consolidated Balance Sheets. Refer to Note 13 for discussion of terms of related party debt arrangements.
Note 24. Subsequent Events
The Company has evaluated subsequent events through March 11, 2022, the date the financial statements were initially available to be issued.
On February 28, 2022 Falcon amended its working capital trade finance facility to extend the maturity of the facility to March 31, 2022 (see Note 13).
Events Subsequent to Original Issuance of Financial Statements (Unaudited)
On November 14, 2022, Westrock Beverage Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, acquired one hundred percent (100%) of the equity securities of Kohana Coffee, LLC (“Kohana Coffee”), a Texas limited liability company. Kohana Coffee is an extract and ready-to-drink focused business, based in Richmond, California, serving customers in the retail and CPG industries. Aggregate consideration paid for Kohana Coffee included 1,852,608 shares of common stock of the Company, par value $0.01 per share, and approximately $15.5 million in cash, subject to customary adjustments.

As described in Note 2, on August 26, 2022, the Company closed on its previously announced merger with Riverview. At Closing, the Company issued 12,868,151 Common Shares to public and class B shareholders of Riverview, receiving $49.8 million of the cash held in the trust account of Riverview, which is net of $17.1 million of Riverview transaction expenses offset against proceeds received by the Company at Closing. The 12,868,151 shares include 1,910,000 shares issued to PIPE investors who elected to satisfy their PIPE commitments through the purchase of shares of Class A common stock of Riverview on the public market, pursuant to the terms of their respective subscription agreements.
Substantially concurrently with the Closing, the Company received $205.9 million in cash proceeds (which amount excludes contribution to the Company of certain related party notes as described in Note 13) from common stock PIPE investments (the “PIPE Financing”), issued 20,590,000 Common Shares to the PIPE investors (which share amount excludes the conversion of the related party notes as described in Note 13 and the conversion of the Convertible Note described below), and entered into a credit agreement that includes (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of $175.0 million and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of $175.0 million.
Pursuant to the terms of the subscription agreement entered into by the Company and Wooster, pursuant to which Wooster has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to Wooster, an aggregate of 2,150,000 shares of common stock of the Company at a price of $10.00 per share, for aggregate gross proceeds of $21,500,000, on July 14, 2022, Wooster pre-funded $11.7 million of its commitment (the “Wooster Pre-fund”) and in exchange thereof was issued a subordinated convertible note by the Company (the “Convertible Note”). The Convertible Note has a principal amount of $11.7 million, will mature one year from the date of issuance (July 13, 2023), has an interest rate of 8% per annum which is payable quarterly on the last business day of each quarter, and will automatically convert at the closing of the Transaction into a number of shares of common stock of the New Company equal to the quotient of the principal amount of the Convertible Note then outstanding divided by $10.00. Any interest payment that is due and payable after December 31, 2022 on the Convertible Note is payable in kind and will be made by capitalizing such interest and increasing the principal amount of the Convertible Note by an amount equal to such interest. On August 26, 2022, in connection with the closing of the merger with Riverview, the Convertible Note, along with the related party notes as described in Note 13, were converted into Common Shares, resulting in the issuance of 2,500,000 Common Shares.
On March 16, 2022, Falcon refinanced its working capital trade finance facility. The facility was transferred to different lenders with the same terms as the previous facility. The new facility is uncommitted, repayable on demand and secured by Falcon’s assets. The facility is renewable on an annual basis beginning in March 2023.
On July 13, 2022, the Company entered into Amendment No. 6 to the Term Loan Agreement (the “Sixth Term Loan Amendment”) in order to permit Wooster Pre-fund. The Sixth Term Loan Amendment included the following modifications: (i) permitting the incurrence of subordinated debt from Wooster in the form of the Convertible Note; (ii) extending the PIK interest period to December 31, 2022; (iii) amending the definitions of EBITDA, Fixed Charge Coverage Ratio and Total Debt (which excludes the Convertible Note); and (iv) amending the level of the Minimum Liquidity covenant that the Company is required to comply with. The definition of EBITDA was modified to increase the cap on add-backs for the quarter ended June 30, 2022 and the quarter ended September 30, 2022 from 15% of EBITDA to 20% of EBITDA. The Wooster Pre-fund, together with the Sixth Term Loan Amendment, allowed the Company to meet increased capital expenditure and working capital needs of the business and to remain in compliance with its financial covenants as of June 30, 2022.
As described in Note 2, the Company is dependent on its ability to generate cash flows from operations to finance its operations, service its debt requirements, maintain compliance with its covenants, and to fund capital requirements. If the Company is not able to generate sufficient cash flows from operations or is not able to maintain compliance with its financial covenants management will use its best efforts to raise additional capital or negotiate with its lenders to modify its covenants. As management’s ability to raise capital or amend its financial covenants cannot be assured, management has committed to either delay growth capital expenditures and/or reduce operating expenses, as necessary, or invoke the Capital Raise Agreement in order to have adequate liquidity and to remain in compliance with its debt covenants. The Capital

Raise Agreement was entered into on November 22, 2021 in connection with the Fifth Term Loan Amendment (see Note 13) with affiliates of BBH, the Stephens Group, LLC, Wooster, Westrock Group, LLC, S-G Coffee, LLC (collectively, the “Capital Raise Investors”) and TCW Asset Management Company LLC, in its capacity as the agent for the term loan lenders party to the Fifth Term Loan Amendment. The Capital Raise Investors, together with their affiliates, are or were holders at the time of more than 5% of the Company’s outstanding voting securities. Pursuant to the terms of the Capital Raise Agreement, the Capital Raise Investors are required to make ‘required investments’ upon the occurrence of Trigger Events (as defined in the Capital Raise Agreement and including a bankruptcy default or a breach of the financial covenants without a cure). The Capital Raise Agreement is expected to terminate in connection with the closing of the Transaction and upon the extinguishment of the existing term loans of Westrock Coffee Company LLC, a wholly owned subsidiary of Westrock. If necessary, the Company will call on the remaining $20 million available under the Capital Raise Agreement, which will be required to be used to pay down debt, in order for the Company to maintain future compliance with the applicable covenants for at least the next twelve months from the date of reissuance of these financial statements.
On July 13, 2022, the Company entered into Amendment No. 4 to the ABL Credit Agreement, which included the following modifications: (i) permitting the incurrence of the 2022 Wooster Debt and (ii) amending the definitions of EBITDA, Fixed Charge Coverage Ratio and Total Debt (which excludes the 2022 Wooster Debt). The definition of EBITDA was modified to increase the cap on add-backs for the quarter ended June 30, 2022 and the quarter ended September 30, 2022 from 15% of EBITDA to 20% of EBITDA.

RIVERVIEW ACQUISITION CORP.
CONDENSED BALANCE SHEETS
	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$796,388	$1,121,737
Prepaid expenses	371,272	352,171
Total Current Assets	1,167,660	1,473,908
Other long-term assets	28,267	197,861
Marketable securities held in Trust Account	250,257,574	250,035,732
TOTAL ASSETS	$251,453,501	$251,707,501
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$189,859	$307,505
Income tax payable	34,787	—
Total Current Liabilities	224,646	307,505
Deferred legal fee	1,781,233	337,023
Warrant liabilities	19,334,140	10,562,976
Deferred underwriting fee payable	8,750,000	8,750,000
Total Liabilities	30,090,019	19,957,504
Commitments
Class A common stock, $0.001 par value; 85,000,000 shares authorized; 25,000,000 shares subject to possible redemption at redemption value	250,122,787	250,000,000
Stockholders’ Deficit
Preferred stock, $0.001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value; 85,000,000 shares authorized; 0 issued and outstanding (excluding 25,000,000 shares subject to possible redemption)	—	—
Class B common stock, $0.001 par value; 15,000,000 shares authorized; 6,250,000 shares issued and outstanding(1)	6,250	6,250
Additional paid-in capital	—	—
Accumulated deficit	(28,765,555)	(18,256,253)
Total Stockholders’ Deficit	(28,759,305)	(18,250,003)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$251,453,501	$251,707,501

(1)
Excluded an aggregate of 937,500 shares forfeited as of December 31, 2021 (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

RIVERVIEW ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,	For the Period from February 4, 2021 (Inception) through June 30,
	2022	2021	2022	2021
Operating and formation costs	$1,051,247	$(63)	$1,984,187	$8,413
Income (Loss) from operations	(1,051,247)	63	(1,984,187)	(8,413)
Other income (expense):
Interest earned on marketable securities held in Trust Account	316,380	—	403,623	—
Unrealized loss on marketable securities held in Trust Account	(12,860)	—	—	—
Change in fair value of warrant liabilities	(9,776,426)	—	(8,771,164)	—
Total other loss	(9,472,906)	—	(8,367,541)	—
Income (Loss) before provision for income taxes	(10,524,153)	63	(10,351,728)	(8,413)
Provision for income taxes	(34,787)	—	(34,787)	—
Net income (loss)	$(10,558,940)	$63	$(10,386,515)	$(8,413)
Basic and diluted weighted average shares outstanding, Class A common stock	25,000,000	—	25,000,000	—
Basic and diluted net loss per share, Class A common stock	$(0.34)	$—	$(0.33)	$—
Basic and diluted weighted average shares outstanding, Class B common stock(1)	6,250,000	6,250,000	6,250,000	6,250,000
Basic and diluted net loss per share, Class B common stock	$(0.34)	$—	$(0.33)	$—

(1)
Excluded an aggregate of 937,500 shares forfeited as of December 31, 2021 (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

RIVERVIEW ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
THREE AND SIX MONTHS ENDED JUNE 30, 2022
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	6,250,000	$6,250	$—	$(18,256,253)	$(18,250,003)
Net income	—	—	—	—	—	172,425	172,425
Balance – March 31, 2022	—	$—	6,250,000	$6,250	$—	$(18,083,828)	$(18,077,578)
Accretion of Class A common stock subject to possible redemption	—	—	—	—	—	(122,787)	(122,787)
Net loss	—	—	—	—	—	(10,558,940)	(10,558,940)
Balance – June 30, 2022	—	$—	6,250,000	$6,250	$—	$(28,765,555)	$(28,759,305)
FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND
FOR THE PERIOD FROM FEBRUARY 4, 2021 (INCEPTION) THROUGH JUNE 30, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – February 4, 2021 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	7,187,500	7,188	17,812	—	25,000
Net loss	—	—	—	—	—	(8,476)	(8,476)
Balance – March 31, 2021	—	$—	7,187,500	$7,188	$17,812	$(8,476)	$16,524
Net income	—	—	—	—	—	63	63
Balance – June 30, 2021	—	$—	7,187,500	$7,188	$17,812	$(8,413)	$16,587
The accompanying notes are an integral part of the unaudited condensed financial statements.

RIVERVIEW ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended June 30, 2022	For the Period from February 4, 2021 (Inception) through June 30, 2021
Cash Flows from Operating Activities:
Net loss	$(10,386,515)	$(8,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants liabilities	8,771,164	—
Interest earned on marketable securities held in Trust Account	(403,623)	—
Changes in operating assets and liabilities:
Prepaid expenses	(19,101)	—
Accrued expenses	(117,646)	—
Deferred legal fees	1,444,210	—
Income tax payable	34,787	—
Other long-term assets	169,594	—
Net cash used in operating activities	(507,130)	(8,413)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	181,781	—
Net cash provided by investing activities	181,781	—
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from promissory note – related party	—	117,491
Payment of offering costs	—	(122,491)
Net cash provided by financing activities	—	20,000
Net Change in Cash	(325,349)	11,587
Cash – Beginning of period	1,121,737	—
Cash – End of period	$796,388	$11,587
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$72,500
The accompanying notes are an integral part of the unaudited condensed financial statements.

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Riverview Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 4, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2022, the Company had not yet commenced any operations. All activity for the period February 4, 2021 (inception) through June 30, 2022 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on August 5, 2021. On August 10, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,400,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Riverview Sponsor Partners, LLC (the “Sponsor”), generating gross proceeds of $7,400,000, which is described in Note 4.
Following the closing of the Initial Public Offering on August 10, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
Transaction costs amounted to $14,262,365, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $512,365 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering, and the Anchor Investors (as defined in Note 3) will agree to vote any Founder Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 18 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Anchor Investors will not be entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a stockholder vote to amend the Amended and Restated Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the Business Combination within the Combination Period).
The Company will have until February 10, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share except for any claims by any third party who executed a waiver of any and all rights to seek access to the Trust Account, regardless of whether such waiver is enforceable, and except for claims arising from the Company’s obligation to indemnify the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of June 30, 2022, the Company had cash of $796,388 not held in the Trust Account and available for working capital purposes. Management expects to incur significant costs in pursuit of its acquisition

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
plans. The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business and to consummate a business combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans (as defined in Note 5) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs, obtain approval for an extension of the deadline or complete a Business Combination by February 10, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be unable to continue as a going concern. The Company intends to complete a Business Combination before the mandatory liquidation date or obtain approval for an extension.
Risks and Uncertainties
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result, various nations, including the United States, have imposed economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and the related sanctions on the world economy, and the specific impacts on the Company’s financial position, results of operations and its ability to identify and complete an initial business combination are not determinable as of the date of these condensed financial statements.
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments,

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2022. The interim results for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Reclassifications
Certain reclassifications of deferred legal fees have been made to the historical financial statements to conform to the current period’s presentation. Such reclassifications have no effect on net income (loss) as previously reported.

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.
Marketable Securities Held in Trust Account
At June 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in Money Market Funds and U.S. Treasury Bills, respectively. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2022 and December 31, 2021, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
At June 30, 2022 and December 31, 2021, the Class A common stock reflected in the condensed balance sheets are reconciled in the following table:
Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(11,375,000)
Class A common stock issuance costs	(13,084,631)
Plus:
Accretion of carrying value to redemption value	24,459,631
Class A common stock subject to possible redemption, December 31, 2021	$250,000,000
Plus:
Accretion of carrying value to redemption value	122,787
Class A common stock subject to possible redemption, June 30, 2022	$250,122,787

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statements of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounted to $14,262,365, of which $13,600,399 were charged to stockholders’ deficit upon the completion of the Initial Public Offering and $661,966 were expensed to the statements of operations as transaction costs. In addition, offering costs related to the Founder Shares issued to the anchor investors amounted to $8,762,500, of which $8,140,989 were charged to stockholders’ deficit upon the completion of the Initial Public Offering and $621,511 were expensed to the statements of operations and included in transaction costs.
Warrant Liabilities
The Company accounts for the Public Warrants (as defined in Note 3) and the Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Warrants for periods where no observable traded price was available are valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it.
ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate applied to year to date income in interim periods under ASC 740-270-30-5. Our effective tax rate was 0.33% and 0% for the three months ended June 30, 2022 and 2021, respectively, and 0.34% and 0% for the six months ended June 30, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended March 31, 2022 and 2021, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net income (Loss) per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement associated with the redeemable Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.
The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants exceeded the fair value per common share. The warrants are exercisable to purchase 19,900,000 shares of Class A common stock in the aggregate. As of June 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021		Six Months Ended June 30, 2022		For the Period from February 4, 2021 (Inception) through June 30, 2021
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net loss per common stock
Numerator:
Allocation of net loss, as adjusted	$(8,447,152)	$(2,111,788)	$—	63	$(8,309,212)	$(2,077,303)	$—	$(8,413)
Denominator:
Basic and diluted weighted average shares outstanding	25,000,000	6,250,000	—	6,250,000	25,000,000	6,250,000	—	6,250,000
Basic and diluted net loss per common stock	$(0.34)	$(0.34)	$—	—	$(0.33)	$(0.33)	$—	$—

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for the warrant liabilities (see Note 9).
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
The Company granted the underwriters a 45-day option at the Initial Public Offering date to purchase up to 3,750,000 additional Units to cover over-allotments. The over-allotment option was evaluated under ASC 480 “Distinguishing Liabilities from Equity.” The Company concluded that the underlying transaction (Units which include redeemable shares and warrants) of the over-allotment option embodies an obligation to repurchase the issuer’s equity shares. Accordingly, the option was fair valued and recorded as a liability at issuance date. The over-allotment option expired on September 24, 2021 and as a result 937,500 Founder Shares were forfeited, and the over-allotment option liability was derecognized in the statements of operations in the amount of $105,743.
Recent Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit will consist of one share of the Company’s Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Certain qualified institutional buyers or institutional accredited investors which are not affiliated with any member of the Company’s management (the “Anchor Investors”) purchased up to 2,490,000 Units in the Initial Public Offering at the offering price of $10.00 per Unit. There can be no assurance as to the amount of such Units the Anchor Investors will retain, if any, prior to or upon the consummation of a Business Combination (see Note 5 for sale of founder shares to Anchor investors).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 7,400,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,400,000, in a private placement. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. The excess amount of the purchase price over the fair value of the Private Placement Warrants of $6,882,000 was charged to stockholders’ deficit, and thus $518,000 was charged to additional paid-in capital. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On February 18, 2021, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On April 7, 2021, the Company effected a stock dividend of 1,437,500 Founder Shares, resulting in 7,187,500 Founder Shares outstanding. The Founder Shares included an aggregate of up to 937,500 shares that were subject to forfeiture by the Sponsor. As a result of the underwriters’ election to not exercise their over-allotment option by September 24, 2021, 937,500 Founder Shares were forfeited resulting in an aggregate of 6,250,000 Founders Shares outstanding.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
In connection with the closing of the Initial Public Offering, the Sponsor sold up to 125,000 Founder Shares to each Anchor Investor at their original purchase price of $0.004. The Company estimated the aggregate fair value of the Founder Shares attributable to the Anchor Investors to be $8,762,500, or $7.01 per share. The fair value of the Founder Shares were valued using a binomial/lattice model. The excess of the fair value of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost was allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs related to the Founder Shares amounted to $8,762,500, of which $8,140,989 were charged to stockholders’ deficit upon the completion of the Initial Public Offering and $621,511 were expensed to the statements of operations and included in transaction costs.

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Administrative Services Agreement
The Company entered into an agreement, commencing on August 5, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor or an affiliate of the Sponsor a total of up to $5,000 per month for secretarial and administrative services. For the three and six months ended June 30, 2022, the Company incurred $15,000 and $30,000 in fees for these services. For the period from February 4, 2021 (inception) through June 30, 2021, the Company did not incur any fees for these services. At June 30, 2022 and December 31, 2021, there were $5,000 included in accrued expenses for these services.
Promissory Note — Related Party
On February 18, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2021 or the consummation of the Initial Public Offering. As of August 10, 2021, there was $181,341 outstanding under the Note, which was subsequently repaid on August 23, 2021.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2022 and December 31, 2021, there are no Working Capital Loans outstanding.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration and Stockholder Rights
Pursuant to a registration rights agreement entered into on August 10, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of Working Capital Loans) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of our Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Warrant Amendments
The warrant agreement provides that the terms of the warrants may be amended without the consent of any stockholder or warrant holder to cure any ambiguity or correct any defective provision but otherwise requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, the Company may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least a 65% of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of Class A common stock purchasable upon exercise of a warrant. There have been no amendments to the warrant agreement as of June 30, 2022 and December 31, 2021.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriters elected not to exercise the over-allotment option to purchase an additional 937,500 Units at a price of $10.00 per Unit. The over-allotment option expired on September 24, 2021.
The underwriters were paid an underwriting fee of $5,000,000 on the day of the IPO. The underwriters are also entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Attorney’s Fees
Pursuant to an agreement between the Company and its attorneys, certain fees have been deferred and will become payable only if the Company consummates a Business Combination. If a Business Combination does not occur, the Company will not be required to pay these contingent fees. As of June 30, 2022 and December 31, 2021, the amount of these deferred legal fees was approximately $1,781,000 and $337,000, respectively. There can be no assurances that the Company will complete a Business Combination.
Demand Letters
We received two private demand letters from purported shareholders in connection with the proposed de-SPAC transaction between Riverview and Westrock Coffee Holdings, LLC, a Delaware limited liability company (“Westrock”). The demand letters seek certain supplemental disclosures and threaten to assert claims under the federal securities laws against Riverview and Westrock, if the disclosures are not made.
Litigation
On August 2, 2022, a purported stockholder of the Company filed a complaint in the Chancery Court of Shelby County, Tennessee, captioned Garfield v. R. Brad Martin, et. al., Case No. CH-22-1097, alleging claims that the Company’s public disclosures concerning the proposed de-SPAC transaction omit allegedly material information that the Complaint asserts was required to be disclosed. The Complaint names the Company, each of its current directors, Messrs. R. Brad Martin, Charles Slatery, Leslie Starr Keating, Mark Edmunds, and Willie Gregory, and Westrock as defendants and alleges, among other things, claims for purported violations of the Tennessee Securities Act of 1980 and fraudulent and negligent

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
misrepresentation and concealment under Tennessee law. The deadline for the Company to respond to the Complaint has not yet passed. The Company believes that the allegations in the Complaint and demand letters are without merit.
Transaction Agreement
On April 4, 2022, the Company entered into a Transaction Agreement, by and among Riverview, Westrock, Origin Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Westrock (“Merger Sub I”) and Origin Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Westrock (“Merger Sub II,” together with Merger Sub I, the “Merger Subs”) (as may be amended and/or restated from time to time, the “Transaction Agreement”). The Mergers were unanimously approved by the Company’s Board of Directors and Westrock’s Board of Managers.
Subscription Agreement
Riverview and Westrock have entered into Subscription Agreements (collectively, the “PIPE Subscription Agreements”), each dated as of April 4, 2022, with certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, Riverview and Westrock have, respectively, agreed to issue and sell, in private placements to close immediately prior to the Closing, an aggregate of 22,150,000 shares of Riverview Class A Common Stock and 2,850,000 Westrock Common Shares for a purchase price of $10.00 per share (the “PIPE Financing”).
Sponsor Support Agreement
Riverview, Westrock and the Sponsor, concurrently with the execution and delivery of the Transaction Agreement, have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, to vote (or execute and return an action by written consent), or cause to be voted at the Riverview Stockholders’ Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its shares of Riverview Common Stock in favor of (A) the approval and adoption of the Transaction Agreement and approval of the Mergers and all other transactions contemplated by the Transaction Agreement, (B) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Riverview under the Transaction Agreement or that would reasonably be expected to result in the failure of the Mergers from being consummated and (C) each of the proposals and any other matters necessary or reasonably requested by Riverview for consummation of the Mergers and the other transactions contemplated by the Transaction Agreement.
Financial Advisory Services Agreement
On June 1, 2022, the Company entered into an agreement with a vendor to provide financial advisory services in connection with a potential Business Combination. The agreement calls for the Company to pay a fee upon the closing of a business combination. The agreement further specifies that the fee will be $3,750,000, adjustable for any changes in the agreed deferred underwriting fees such that the total to the vendor does not exceed $6,000,000. The fees are payable upon the consummation of a successful Business Combination.
NOTE 7. WARRANT LIABILITIES
At June 30, 2022 and December 31, 2021, there are 12,500,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders equals or exceeds $18.00 per share (as adjusted for share sub-division, share capitalizations, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
At June 30, 2022, there are 7,400,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8. STOCKHOLDERS’ DEFICIT
Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.001 par value preferred stock. At June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 85,000,000 shares of Class A common stock with a par value of $0.001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 25,000,000 shares of Class A common stock issued and outstanding which are subject to possible redemption and are presented as temporary equity.
Class B Common Stock — The Company is authorized to issue up to 15,000,000 shares of Class B, $0.001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 6,250,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of our Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares of common stock issued and outstanding upon the completion of the Initial Public Offering, plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our a Business Combination.
NOTE 9. FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	June 30, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$250,257,574	$250,035,732
Liabilities:
Warrant liability – Public Warrants	1	$12,092,500	$6,629,871
Warrant liability – Private Placement Warrants	3	$7,241,640	$3,933,105
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the statements of operations.
The Private Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units on August 10, 2021, the close price of the Public Warrant price will be used as the fair value as of each relevant date.
The following table provides quantitative information regarding Level 3 fair value measurements:
	June 30, 2022 Private Warrants	December 31, 2021 Private Warrants
Stock price	$9.93	$9.74
Exercise price	$11.50	$11.50
Expected term (in years)	5.0	5.0
Volatility	13.6%	10.7%
Risk-free rate	2.98%	1.25%
Dividend yield	0.0%	0.00%

RIVERVIEW ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2022
(Unaudited)
The following table presents the changes in the fair value of Level 3 warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2022	$3,933,105	$—	$3,933,105
Change in valuation inputs or other assumptions	3,308,535	—	3,308,535
Fair value as of June 30, 2022	$7,241,640	$—	$7,241,640
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. During the year ended December 31, 2021, the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement as the Public Warrants were separately listed and traded. There were no transfers to/from Levels 1, 2 and 3 for the three and six months ended June 30, 2022.
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any other subsequent events, other than noted below, that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Riverview Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Riverview Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 4, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from February 4, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor from 2021 to 2022.
New York, NY
March 29, 2022

RIVERVIEW ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2021
ASSETS
Current Assets:
Cash	$1,121,737
Prepaid expenses	352,171
Total current assets	1,473,908
Other Long-Term Assets	197,861
Marketable securities held in Trust Account	250,035,732
Total Assets	$251,707,501
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$644,528
Total current liabilities	644,528
Warrant liabilities	10,562,976
Deferred underwriting fee payable	8,750,000
Total Liabilities	$19,957,504
Commitments
Class A common stock, $0.001 par value; 85,000,000 shares authorized; 25,000,000 shares subject to possible redemption at redemption value	$250,000,000
Stockholders’ Deficit
Preferred stock, $0.001 par value; 1,000,000 shares authorized, none issued and outstanding	—
Class A common stock, $0.001 par value; 85,000,000 shares authorized; 0 issued and outstanding (excluding 25,000,000 shares subject to possible redemption)	—
Class B common stock, $0.001 par value; 15,000,000 shares authorized; 6,250,000 shares issued and outstanding(1)	6,250
Additional paid-in capital	—
Accumulated deficit	(18,256,253)
Total Stockholders’ Deficit	(18,250,003)
Total Liabilities and Stockholders’ Deficit	$251,707,501

(1)
Excluded an aggregate of 937,500 shares forfeited as of December 31, 2021 (see Note 5).

The accompanying notes are an integral part of the financial statements.

RIVERVIEW ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 4, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Operating and formation costs	$885,394
Loss from operations	(885,394)
Other income (expense):
Interest earned on marketable securities held in Trust Account	35,768
Unrealized loss on marketable securities held in Trust Account	(36)
Change in fair value of warrant liabilities	7,694,024
Change in fair value of over-allotment liability	105,743
Transaction costs	(1,283,477)
Other income, net	6,552,022
Net income	$5,666,628
Basic and diluted weighted average shares outstanding, Class A common stock	11,392,405
Basic and diluted net income per share, Class A common stock	$0.32
Basic and diluted weighted average shares outstanding, Class B common stock(1)	6,250,000
Basic and diluted net income per share, Class B common stock	$0.32

(1)
Excluded an aggregate of 937,500 shares forfeited as of December 31, 2021 (see Note 5).

The accompanying notes are an integral part of the financial statements.

RIVERVIEW ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM FEBRUARY 4, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – February 4, 2021 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	7,187,500	7,188	17,812	—	25,000
Cash paid in excess of fair value of private placement warrants	—	—	—	—	518,000	—	518,000
Accretion of Class A common stock to redemption amount	—	—	—	—	(536,750)	(23,922,881)	(24,459,631)
Forfeiture of Founder Shares	—	—	(937,500)	(938)	938	—	—
Net income	—	—	—	—	—	5,666,628	5,666,628
Balance – December 31, 2021	—	$—	6,250,000	$6,250	$—	$(18,256,253)	$(18,250,003)
The accompanying notes are an integral part of the financial statements.

RIVERVIEW ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 4, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Cash Flows from Operating Activities:
Net income	$5,666,628
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrants liabilities	(7,694,024)
Change in fair value of over-allotment liability	(105,743)
Unrealized loss on marketable securities held in Trust Account	36
Interest earned on marketable securities held in Trust Account	(35,768)
Transaction costs	1,283,477
Changes in operating assets and liabilities:
Prepaid expenses and other current assets
Accrued expenses	644,528
Prepaid expenses	(352,171)
Other Long-Term Assets	(197,861)
Net cash used in operating activities	(790,898)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(250,000,000)
Net cash used in investing activities	(250,000,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	245,000,000
Proceeds from sale of Private Placements Warrants	7,400,000
Proceeds from promissory note – related party	181,341
Repayment of promissory note – related party	(181,341)
Payment of offering costs	(512,365)
Net cash provided by financing activities	251,912,635
Net Change in Cash	1,121,737
Cash – Beginning of period	—
Cash – End of period	$1,121,737
Non-Cash investing and financing activities:
Initial value of warrant Liabilities	$18,257,000
Deferred underwriting fee payable	$8,750,000
Forfeiture of Founders Shares	$(938)
The accompanying notes are an integral part of the financial statements.

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Riverview Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 4, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not yet commenced any operations. All activity for the period February 4, 2021 (inception) through December 31, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on August 5, 2021. On August 10, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,400,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Riverview Sponsor Partners, LLC (the “Sponsor”), generating gross proceeds of $7,400,000, which is described in Note 4.
Following the closing of the Initial Public Offering on August 10, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
Transaction costs amounted to $14,262,365, consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $512,365 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering, and the Anchor Investors (as defined below in Note 3) will agree to vote any Founder Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 18 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Anchor Investors will not be entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a shareholder vote to amend the Amended and Restated Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the Business Combination within the Combination Period).
The Company will have until February 10, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share except for any claims by any third party who executed a waiver of any and all rights to seek access to the Trust Account, regardless of whether such waiver is enforceable, and except for claims arising from the Company’s obligation to indemnify the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of December 31, 2021, the Company had cash of $1,121,737 not held in the Trust Account and available for working capital purposes. Management expects to incur significant costs in pursuit of its acquisition plans. The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business and to consummate a business combination. Moreover, the Company

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
may need to obtain additional financing or draw on the Working Capital Loans (as defined below) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs, obtain approval for an extension of the deadline or complete a Business Combination by February 10, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be unable to continue as a going concern. The Company intends to complete a Business Combination before the mandatory liquidation date or obtain approval for an extension.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the assumptions used in the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021.
Marketable Securities Held in Trust Account
At December 31, 2021, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021, Class A common

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
At December 31, 2021, the Class A common stock reflected in the balance sheet are reconciled in the following table:
Gross proceeds	$250,000,000
Less:
Proceeds allocated to Public Warrants	(11,375,000)
Class A common stock issuance costs	13,084,631
Plus:
Accretion of carrying value to redemption value	24,459,631
Class A common stock subject to possible redemption	$250,000,000
Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounted to $14,262,365, of which $13,600,399 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $661,966 were expensed to the statement of operations as transaction costs. In addition, offering costs related to the Founder Shares issued to the anchor investors amounted to $8,762,500, of which $8,140,989 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $621,511 were expensed to the statement of operations and included in transaction costs.
Warrant Liabilities
The Company accounts for the Public Warrants (as defined in Note 3) and the Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statement of operations. The Warrants for periods where no observable traded price was available are valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net income (Loss) per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement associated with the redeemable Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.
The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants exceeded the fair value per common share. The warrants are exercisable to purchase 19,900,000 shares of Class A common stock in the aggregate. As of December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.
The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):
	For the Period from February 4, 2021 (Inception) through December 31, 2021
	Class A	Class B
Basic and diluted net income per common stock
Numerator:
Allocation of net income, as adjusted	$3,659,168	$2,007,460
Denominator:
Basic and diluted weighted average shares outstanding	11,392,405	6,250,000
Basic and diluted net income per common stock	$0.32	$0.32
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
Fair value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature, except for the warrant liabilities (see Note 10).
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
The Company granted the underwriters a 45-day option at the Initial Public Offering date to purchase up to 3,750,000 additional Units to cover over-allotments. The over-allotment option was evaluated under ASC 480 “Distinguishing Liabilities from Equity.” The Company concluded that the underlying transaction (Units which include redeemable shares and warrants) of the over-allotment option embodies an obligation to repurchase the issuer’s equity shares. Accordingly, the option was fair valued and recorded as a liability at issuance date. The over-allotment option expired on September 24, 2021 and as a result 937,500 Founder Shares were forfeited, and the over-allotment option liability was derecognized in the statement of operations in the amount of $105,743.
Recent Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a purchase price of $10.00 per Unit. Each Unit will consist of one share of the Company’s Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).
Certain qualified institutional buyers or institutional accredited investors which are not affiliated with any member of the Company’s management (the “Anchor Investors”) purchased 2,490,000 Units in the Initial Public Offering at the offering price of $10.00 per Unit. There can be no assurance as to the amount of such Units the Anchor Investors will retain, if any, prior to or upon the consummation of a Business Combination (see Note 5 for sale of founder shares to Anchor investors).

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 7,400,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,400,000, in a private placement. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. The excess amount of the purchase price over the fair value of the Private Placement Warrants of $6,882,000 was charged to shareholders’ equity, and thus $518,000 was charged to additional paid-in capital. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On February 18, 2021, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On April 7, 2021, the Company effected a stock dividend of 1,437,500 Founder Shares, resulting in 7,187,500 Founder Shares outstanding. The Founder Shares included an aggregate of up to 937,500 shares that were subject to forfeiture by the Sponsor. As a result of the underwriters’ election to not exercise their over-allotment option by September 24, 2021, 937,500 Founder Shares were forfeited resulting in an aggregate of 6,250,000 Founders Shares outstanding.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
In connection with the closing of the Initial Public Offering, the Sponsor sold 125,000 Founder Shares to each Anchor Investor at their original purchase price of $10.00. The Company estimated the aggregate fair value of the Founder Shares attributable to the Anchor Investors to be $8,762,500, or $7.01 per share. The fair value of the Founder Shares were valued using a binomial/lattice model. The excess of the fair value of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost was allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs related to the Founder Shares amounted to $8,762,500, of which $8,140,989 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $621,511 were expensed to the statement of operations and included in transaction costs.
Administrative Support Agreement
The Company entered into an agreement, commencing on August 5, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor or an affiliate of the Sponsor a total of up to $5,000 per month for secretarial and administrative services. For the period from February 4, 2021 (inception) through December 31, 2021, the Company incurred $25,000 in fees for

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
these services, respectively. At December 31, 2021, a total of $5,000 of such fees, is included in accrued expenses in the accompanying balance sheet.
Promissory Note — Related Party
On February 18, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2021 or the consummation of the Initial Public Offering. As of August 10, 2021, there was $181,341 outstanding under the Note, which was subsequently repaid on August 23, 2021.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021, there are no Working Capital Loans outstanding.
NOTE 6. COMMITMENTS
Registration and Stockholders Rights
Pursuant to a registration rights agreement entered into on August 10, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of Working Capital Loans) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of our Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Warrant Amendments
The warrant agreement provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity or correct any defective provision but otherwise requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, the

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
Company may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least a 65% of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of Class A common stock purchasable upon exercise of a warrant. There have been no amendments to the warrant agreement as of December 31, 2021.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriters elected not to exercise the over-allotment option to purchase an additional 3,750,000 Units at a price of $10.00 per Unit. The over-allotment option expired on September 24, 2021.
The underwriters were paid an underwriting fee of $5,000,000 on the day of the IPO. The underwriters are also entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. WARRANT LIABILITIES
At December 31, 2021, there are 12,500,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders equals or exceeds $18.00 per share (as adjusted for share sub-division, share capitalizations, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
At December 31, 2021, there are 7,400,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.001 par value preferred stock. At December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 85,000,000 shares of Class A common stock with a par value of $0.001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2021, there were 25,000,000 shares of Class A common stock issued and outstanding which are subject to possible redemption and are presented as temporary equity.
Class B Common Stock — The Company is authorized to issue up to 15,000,000 shares of Class B, $0.001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2021, there were 6,250,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of our Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares of common stock issued and outstanding upon the completion of the Initial Public Offering, plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our a Business Combination.
NOTE 9. INCOME TAX
The Company’s net deferred tax assets at December 31, 2021 is as follows:
December 31, 2021
Deferred tax assets
Net operating loss carryforward	$31,111
Startup/Organization Expenses	149,455
Unrealized gain/loss – Trust	(2,137)
Total deferred tax assets	178,429
Valuation Allowance	(178,429)
Deferred tax assets, net	$—

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
The income tax provision for the period from February 4, 2021 (inception) through December 31, 2021 consists of the following:
December 31, 2021
Federal
Current	$—
Deferred	(178,429)
State and Local
Current	—
Deferred	—
Change in valuation allowance	178,429
Income tax provision	$—
As of December 31, 2021, the Company had $148,147 of U.S. federal net operating loss carryovers available to offset future taxable income. The net operating losses generated do not expire.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from February 4, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $178,429.
A reconciliation of the federal income tax rate to the Company’s effective tax rate for the period from February 4, 2021 (inception) through December 31, 2021 is as follows:
December 31, 2021
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrants	(28.5)%
Change in fair value of over-allotment liability	(0.4)%
Transaction costs	4.8%
Meals and entertainment	0.0%
Valuation allowance	3.1%
Income tax provision	0.0%
The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to the recording of full valuation allowances on deferred tax assets and permanent differences.
The Company files income tax returns in the U.S. federal jurisdiction. The Company’s tax returns for the year ended December 31, 2021 remain open and subject to examination. The Company considers Tennessee to be a significant state tax jurisdiction.

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 10. FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$250,035,732
Liabilities:
Warrant liability – Public Warrants	1	$6,629,871
Warrant liability – Private Placement Warrants	3	$3,933,105
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the statement of operations.
The Private Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units on August 10, 2021, the close price of the Public Warrant price will be used as the fair value as of each relevant date.
The following table provides the key inputs into the binomial lattice model:
August 10, 2021 (Initial Measurement) Public and Private Warrants
Stock price	$9.44
Exercise price	$11.50
Expected term (in years)	5.0
Volatility	16.9%
Risk-free rate	0.87%
Dividend yield	0.0%
December 31, 2021 Private Warrants
Stock price	$9.74
Exercise price	$11.50
Expected term (in years)	5.0
Volatility	10.7%
Risk-free rate	1.25%
Dividend yield	0.00%

RIVERVIEW ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
The following table presents the changes in the fair value of Level 3 warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of February 4, 2021 (inception)	$—	$—	$—
Initial measurement on August 10, 2021	6,882,000	11,375,000	18,257,000
Change in valuation inputs or other assumptions	(2,948,895)	(3,000,000)	(5,948,895)
Transfer to level 1	—	(8,375,000)	(8,375,000)
Fair value as of December 31, 2021	$3,933,105	$—	$3,933,105
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. During the year ended December 31, 2021, the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement as the Public Warrants were separately listed and traded.
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.